UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

ROCKET COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

NOTICE OF ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Rocket Companies, Inc. holders of Class A common stock:
This notice of action by written consent and the accompanying information statement (the “Information Statement”) is being furnished by the board of directors of Rocket Companies, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to the holders of record at the close of business on April 29, 2025 (the “Mailing Record Date”) of the outstanding shares of our Class A common stock, par value $0.00001 (“Class A Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
On March 9, 2025, the Company entered into a Transaction Agreement (as it may be amended from time to time, including the Amendment No. 1 dated April 7, 2025, the “Transaction Agreement”), by and among the Company, Rock Holdings Inc., a Michigan corporation (“RHI”), its principal stockholder, Eclipse Sub, Inc., a Michigan corporation and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), Rocket GP, LLC, a Michigan limited liability company and directly wholly owned subsidiary of the Company (“Merger Sub 2”), Mr. Daniel Gilbert, its founder and Chairman, and RHI II, LLC, a Michigan limited liability company and direct wholly owned subsidiary of RHI (“RHI II”), to effectuate the Up-C Collapse (as defined herein). The purpose of the Information Statement is to inform the Company’s stockholders that, in connection with the Transaction Agreement, on March 9, 2025, RHI, holder of the Company’s Class D common stock, par value $0.00001 per share (the “Class D Common Stock”), with an aggregate voting power of 79% on all matters submitted to a vote of stockholders, executed and delivered to the Company a written consent (the “Written Consent”) in lieu of a special meeting of stockholders approving and adopting the Charter Amendment (as defined below) and approving the issuance (the “Share Issuance”) of the Company’s Class L common stock, par value $0.00001 per share (the “Class L Common Stock”) in connection with the Mergers and the DG Exchange (each, as defined below). This Information Statement is not being furnished in relation to the Company’s previously announced acquisition of Redfin Corporation (“Redfin”) or the Company’s previously announced acquisition of Mr. Cooper Group Inc. (“Mr. Cooper”).
The transactions that the Company has agreed to effect under the Transaction Agreement will simplify the Company’s organizational and capital structure, collapse its current “Up-C” structure, provide that each class of common stock will be entitled to one vote per share, and reduce its classes of common stock from four to two (all transactions pursuant to, or related to, the Transaction Agreement, collectively, the “Up-C Collapse”). The Company believes that the Up-C Collapse and the resulting simplification of its organizational structure, and providing that all shares of common stock of the Company will be entitled to one vote per share, will provide various benefits to the Company and its stockholders, including, among other things, by improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity.
Following the Up-C Collapse, the public stockholders will continue to hold Class A Common Stock. As part of the Up-C Collapse, (a) each RHI shareholder, in consideration for its voting common shares of RHI, par value $0.01 (the “RHI Shares”), will receive a number of newly issued shares of the Class L Common Stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D Common Stock owned by RHI to the number of all outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L Common Stock per each RHI Share, and (b) Mr. Gilbert, in consideration for his Class D Common Stock and paired Holdings LP Units (as defined below), will receive a number of newly issued shares of the Company’s Class L Common Stock equivalent to one share of Class L Common Stock for each share of Class D Common Stock held by Mr. Gilbert. The shares of Class L Common Stock will be entitled to one vote per share on all matters submitted to a vote of stockholders and will have economic rights equivalent to the economic rights of the Company’s Class A Common Stock (including rights to dividends and distributions upon liquidation by the Company). As a result, Mr. Gilbert and the other RHI shareholders will no longer have economic rights through their Holdings LP Units and will instead participate, together with the public stockholders of the Company, directly in the economics of the Company through their ownership of common stock. Subject to certain limited exceptions as provided in the Company’s certificate of incorporation, Mr. Gilbert and the other RHI shareholders will be prohibited from transferring or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the closing of the Up-C Collapse (the “Closing Date”) and (b) 50% of the shares of Class L Common Stock prior to the second anniversary of the Closing Date (all such periods together, the “Lock-Up Periods”). Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period. Additionally, the Company’s certificate of incorporation following the Up-C Collapse will provide that, at any time when the aggregate voting power of the outstanding Class L Common Stock would be equal to or greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each share of Class L Common Stock will be reduced such that the aggregate voting power of all such Class L Common Stock is equal to 79%. Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L Common Stock (i) may be converted at any time, at the option of the holder, into one share of Class A Common Stock and (ii) will automatically convert into one share of Class A Common Stock immediately prior to any transfer of such share, except for certain permitted transfers that will be described in the Company’s certificate of incorporation. In addition, upon the later to occur of (A) the expiration or waiver of the applicable Lock-Up Period and (B) the date that the outstanding shares of Class L Common Stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of our common stock, all shares of Class L Common Stock will automatically convert to newly issued shares of Class A Common Stock.
In connection with the Up-C Collapse, the Company’s board of directors authorized and declared a special cash dividend of $0.80 per share to the holders of the Company’s Class A Common Stock (the “Special Dividend”). The Special Dividend, which represents cash received from tax distributions paid to the Company by Holdings LLC (as defined below), was paid on April 3, 2025 to holders of the Class A Common Stock of record as of the close of business on March 20, 2025. The Special Dividend was paid prior to the Up-C Collapse so that no such dividend will be payable with respect to the shares of Class L Common Stock that Mr. Gilbert and the other RHI shareholders will receive in the Up-C Collapse, as those stockholders previously received the economic benefit of such distribution on account of their Holdings LLC Units (as defined below).
Following the Up-C Collapse, the Company expects Mr. Gilbert to directly hold more than a majority of the combined voting power on all matters submitted to a vote of stockholders. As a result, the Company expects to continue to remain a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) rules.
The Company’s board of directors has carefully considered the terms of the Transaction Agreement. The Company’s board of directors has (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into the Transaction Agreement, (b) approved the execution, delivery and performance by the Company of the Transaction Agreement and the consummation of the Up-C Collapse contemplated thereby, including the Mergers and the DG Exchange, on the terms and conditions set forth in the Transaction Agreement, (c) approved and declared advisable the Charter Amendment and the Share Issuance and recommended that the stockholders of the Company approve and adopt the Charter Amendment and approve the Share Issuance, and (d) approved the filing of a certificate retiring the shares of Class D Common Stock and the Restated Charter (as defined below) following the consummation of the Up-C Collapse. The audit committee of the Company’s board of directors (the “Audit Committee”) has also approved the Transaction Agreement, the Transaction Agreement Amendment, the DG Exchange, the Tax Receivable Agreement Amendment, the Exchange Agreement Termination and the Letter Agreement (each as defined below) in accordance with the Company’s Related Person Transactions Policy.
We are mailing this notice of action by written consent and the accompanying Information Statement to our holders of Class A Common Stock on or about May 6, 2025. The Information Statement is being provided to you for your information to comply with the requirements of the Exchange Act. However, no action is requested or required on your part in connection with the accompanying Information Statement and no stockholder meeting will be held in connection with the accompanying Information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. A number of conditions must be satisfied before the parties may complete the Up-C Collapse, including a requirement under the Exchange Act that at least 20 business days will have elapsed since the Company mailed this Information Statement to its stockholders. The Company expects that the Up-C Collapse will be completed in June 2025.
We encourage you to read the entire document carefully, including the information incorporated herein by reference.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this Information Statement or has determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

By order of the Board of Directors of the Company,
Dan Gilbert
Founder and Chairman of the Board of Directors
Varun Krishna
Chief Executive Officer and Member of the Board of Directors
May 1, 2025

INFORMATION STATEMENT
THE ACTION DESCRIBED IN THIS INFORMATION STATEMENT HAS BEEN APPROVED BY THE HOLDER OF A MAJORITY OF THE VOTES ENTITLED TO BE CAST ON THE MATTERS DESCRIBED HEREIN. THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.
About this Information Statement — Summary of Action
Notice is hereby given that, on March 9, 2025, RHI, holder of Class D Common Stock of the Company with an aggregate voting power of 79% on all matters submitted to a vote of stockholders, executed and delivered the Written Consent to the Company, in lieu of a meeting of stockholders, approving and adopting the Charter Amendment and approving the Share Issuance. Accordingly, the approval and adoption of the Charter Amendment and the approval of the Share Issuance by the Company’s stockholders were effected in accordance with the Company’s certificate of incorporation, the General Corporation Law of the State of Delaware (the “DGCL”) and the NYSE rules. No further approval of the Company’s stockholders is required to approve the Transaction Agreement or the Up-C Collapse. As a result, we have not solicited and will not be soliciting your vote for the actions approved by the Written Consent and do not intend to call a meeting of stockholders for the purpose of voting on the approval of the Transaction Agreement or the Up-C Collapse.
A copy of the Transaction Agreement is attached hereto as Annex A and a copy of Amendment No. 1 to the Transaction Agreement, dated April 7, 2025 (the “Transaction Agreement Amendment”) is attached hereto as Annex B.
No action is required by you.   Pursuant to Rule 14c-2 promulgated under the Exchange Act, this Information Statement is being furnished to the holders of record of our Class A Common Stock at the close of business on the Mailing Record Date. As of the Mailing Record Date, the Company had           shares of Class A Common Stock issued and outstanding.
This Information Statement is dated May 1, 2025 and is first being mailed to the Company’s stockholders on or about May 6, 2025.
A number of conditions must be satisfied before the parties may complete the Up-C Collapse, including a requirement under the Exchange Act that at least 20 business days will have elapsed since the Company mailed this Information Statement to its stockholders. The Company expects that the Up-C Collapse will be completed in June 2025.
The Company is not aware of any substantial interest, direct or indirect, by stockholders or otherwise, that is in opposition to the action being taken.
The entire cost of furnishing this Information Statement will be borne by the Company.
The Company’s principal executive offices are located at 1050 Woodward Avenue, Detroit, Michigan, 48226 and the Company’s telephone number is (313) 373-7990.
No Appraisal Rights
The Company’s stockholders do not have dissenters’ or appraisal rights under applicable law with respect to the Up-C Collapse.

ADDITIONAL INFORMATION
You may request copies of this Information Statement, without charge, upon written or oral request to the Company’s principal executive office:
Investor Relations
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
You may obtain copies of documents filed by the Company with the SEC free of charge through the SEC’s website at sec.gov or by accessing the Company’s website at ir.rocketcompanies.com/financials/sec-filings/. We are not incorporating the contents of the websites of the SEC, the Company or any other entity into this Information Statement.
In addition, if you have questions about the Up-C Collapse or this Information Statement or would like additional copies of this Information Statement, contact the Company at (313) 373-7990. You will not be charged for any of these documents that you request.

i

Certain schedules and exhibits from certain Annexes have been omitted. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon its request.

ii

QUESTIONS & ANSWERS
The following are answers to certain questions that you may have regarding the Transaction Agreement and the Up-C Collapse. You should read and consider carefully the remainder of this document, including the section titled “Risk Factors,” because the information in this section does not provide all of the information that might be important to you. Additional important information is also contained in the documents incorporated by reference into this Information Statement. Please read the sections titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”
Q:
Why am I receiving these materials?

A:
The purpose of this Information Statement is to inform you that on March 9, 2025, RHI, in lieu of a special meeting of stockholders, executed and delivered to the Company the Written Consent approving and adopting the Charter Amendment and approving the Share Issuance. This Information Statement is not being furnished in relation to the Company’s previously announced acquisition of Redfin or the Company’s previously announced acquisition of Mr. Cooper.

This Information Statement is first being mailed to the Company’s stockholders on or about May 6, 2025. A number of conditions must be satisfied before the parties may complete the Up-C Collapse, including a requirement under the Exchange Act that at least 20 business days will have elapsed since the Company mailed this Information Statement to its stockholders. The Company expects that the Up-C Collapse will be completed in June 2025.
Q:
What does the Transaction Agreement provide?

A:
On March 9, 2025, the Company, RHI, Merger Sub 1, Merger Sub 2, Mr. Gilbert and RHI II entered into the Transaction Agreement in order to effect a series of transactions that will simplify the Company’s organizational and capital structure, collapse its current “Up-C” structure, provide that each class of common stock of the Company will be entitled to one vote per share, and reduce its classes of common stock from four to two. The Company believes that the Up-C Collapse and the resulting simplification of its organizational structure, and providing that all shares of common stock of the Company will be entitled to one vote per share, will provide various benefits to the Company and its stockholders, including, among other things, by improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity. The Transaction Agreement provides that, among other things, on the terms and subject to the conditions therein:

•
RHI will effect an internal reorganization pursuant to which RHI will contribute all assets and liabilities of RHI (other than its Holdings LLC Units, its shares of Class D Common Stock and equity interests in each of Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and Woodward Insurance LLC) to RHI II (as defined below) and distribute the interests in RHI II to the holders of RHI Shares;

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the Company will effect an internal reorganization pursuant to which the separate existence of Holdings LLC will cease and Holdings LP (as defined below) will continue as the surviving entity and each issued and outstanding Holdings LLC Unit will be exchanged for a number of fully paid and nonassessable partnership units of Holdings LP (“Holdings LP Units”);

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the Company will amend its certificate of incorporation to authorize the new Class L Common Stock;

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the Company will acquire RHI through a series of two mergers (collectively, the “Mergers”), pursuant to which (a) Merger Sub 1 will be merged with and into RHI, with RHI as the surviving entity, with each holder of RHI Shares receiving a number of shares of Class L Common Stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D Common Stock owned by RHI to the number of all outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L Common Stock per each RHI Share, and (b) RHI will then be merged with and into Merger Sub 2, with Merger Sub 2 as the surviving entity;

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the Company and RHI II will enter into the Indemnity Agreement (as defined below), pursuant to which, among other things, RHI II will indemnify the Company for RHI’s liabilities that are not related to the Company’s business;

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the Company and Mr. Gilbert will enter into the Letter Agreement (as defined below) for the purpose of preserving certain of the information rights and other rights provided for in the Exchange Agreement; and

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the Exchange Agreement and the RHI Shareholders Agreement (each as defined below) will be terminated and the Tax Receivable Agreement and the A&R Holdings LP Agreement (each as defined below) will be amended.

Q:
Who will receive the Special Dividend and when will it be paid?

A:
In connection with the Up-C Collapse, the Company’s board of directors authorized and declared the Special Dividend of $0.80 per share to the holders of the Company’s Class A Common Stock. The Special Dividend, which represents cash received from tax distributions paid to the Company by Holdings LLC, was paid on April 3, 2025 to holders of the Class A Common Stock of record as of the close of business on March 20, 2025. The Special Dividend was paid prior to the Up-C Collapse so that no such dividend will be payable with respect to the shares of Class L Common Stock that Mr. Gilbert and the other RHI shareholders will receive in the Up-C Collapse, as those stockholders previously received the economic benefit of such distribution on account of their Holdings LLC Units.

Q:
What are the effects of the Up-C Collapse?

A:
Under its existing organizational structure, the Company is a holding company and its principal asset is its ownership of common limited liability company interests (the “Holdings LLC Units”) of Rocket, LLC, a Michigan limited liability company and the principal operating subsidiary of the Company (“Holdings LLC”). The Company is also the sole managing member of Holdings LLC. The Company’s public stockholders hold all of the Class A Common Stock, which are entitled to one vote per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by the Company). RHI and Mr. Gilbert hold (a) Class D Common Stock, which are entitled to ten votes per share on all matters submitted to a vote of stockholders, but have no economic rights, and (b) an equal number of Holdings LLC Units, which have economic rights (including rights to dividends and distributions upon liquidation by Holdings LLC), but have no voting rights. The Company’s certificate of incorporation provides that, at any time when the aggregate voting power of the securities beneficially owned by RHI (the “RHI Securities”) would be equal to or greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each RHI Security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%.

Following the Up-C Collapse, the public stockholders will continue to hold Class A Common Stock. As part of the Up-C Collapse, (a) each RHI shareholder, in consideration for its RHI Shares, will receive a number of newly issued shares of the Class L Common Stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D Common Stock owned by RHI to the number of all outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L Common Stock per each RHI Share, and (b) Mr. Gilbert, in consideration for his Class D Common Stock and paired Holdings LP Units, will receive a number of newly issued shares of the Company’s Class L Common Stock equivalent to one share of Class L Common Stock for each share of Class D Common Stock held by Mr. Gilbert. The shares of Class L Common Stock will be entitled to one vote per share on all matters submitted to a vote of stockholders and will have economic rights (including rights to dividends and distributions upon liquidation by the Company). As a result, Mr. Gilbert and the other RHI shareholders will no longer have economic rights through their Holdings LP Units and will instead participate, together with the public stockholders of the Company, directly in the economics of the Company through their ownership of common stock. Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders will be prohibited from transferring or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the closing of the Up-C Collapse (the “Closing Date”) and (b) 50% of the shares of

Class L Common Stock prior to the second anniversary of the Closing Date (all such periods together, the “Lock-Up Periods”). Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period. Additionally, at any time when the aggregate voting power of the outstanding Class L Common Stock would be equal to or greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each share of Class L Common Stock will be reduced such that the aggregate voting power of all Class L Common Stock is equal to 79%. Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L Common Stock (i) may be converted at any time, at the option of the holder, into one share of Class A Common Stock and (ii) will automatically convert into one share of Class A Common Stock immediately prior to any transfer of such share except for certain permitted transfers that will be described in the Company’s certificate of incorporation. In addition, upon the later to occur of (a) the expiration or waiver of the applicable Lock-Up Period and (b) the date that the outstanding shares of Class L Common Stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of our common stock, all shares of Class L Common Stock will automatically convert to newly issued shares of Class A Common Stock.
Q:
What effect will the Up-C Collapse have on Mr. Gilbert’s ownership interests in the Company?

A:
Following the Up-C Collapse, the Company expects Mr. Gilbert to directly hold more than a majority of the combined voting power on all matters submitted to a vote of stockholders. As a result, the Company expects to continue to remain a “controlled company” within the meaning of the NYSE rules.

Other than the receipt of the shares of Class L Common Stock, Mr. Gilbert will receive no additional consideration or other compensation of any kind in connection with the Up-C Collapse.
Prior to the DG Exchange Effective Time (as defined below), the Tax Receivable Agreement will be amended to provide that the terms of the Tax Receivable Agreement will not apply to any exchanges, including, for the avoidance of doubt, the DG Exchange, that occur, or are deemed to occur, on or following the date of the Transaction Agreement and the Exchange Agreement will be terminated, with such termination being retroactively effective as of March 9, 2025. The Up-C Collapse will not result in any early termination payments under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement will continue to be made with respect to exchanges that occurred before the date of the Transaction Agreement and no changes will be made to the methodology for calculating payments under the Tax Receivable Agreement with respect to such exchanges.
The Registration Rights Agreement (as defined below) will not be affected by the Up-C Collapse, and Mr. Gilbert will retain his registration rights under that agreement.
Q:
Why am I not being asked to vote on the Up-C Collapse?

A:
On March 9, 2025, RHI, holder of Class D Common Stock of the Company with an aggregate voting power of 79% on all matters submitted to a vote of stockholders, executed and delivered the Written Consent to the Company, in lieu of a meeting of stockholders, approving and adopting the Charter Amendment and approving the Share Issuance. No further approval of the Company’s stockholders is required to approve the Transaction Agreement or the Up-C Collapse. As a result, we have not solicited and will not be soliciting your vote for the actions approved by the Written Consent and do not intend to call a meeting of stockholders for the purpose of voting on the approval of the Transaction Agreement or the Up-C Collapse.

Q:
Why are you pursuing this Up-C Collapse?

A:
The Company believes that the Up-C Collapse will provide various benefits to the Company and its stockholders, including, among other things, by improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity. For more information, see the section titled “Description of the Up-C Collapse — The Company’s Reasons for the Up-C Collapse; Approval of the Company’s Board of Directors; Action by Written Consent” beginning on page 39.

Q:
What effect will the Up-C Collapse have on the Company’s classes of common stock?

A:
Class A Common Stock:   Following the Up-C Collapse, the public stockholders will continue to hold Class A Common Stock, which are entitled to one vote per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by the Company). The Up-C Collapse does not require any amendments to the terms of the Class A Common Stock.

Class B Common Stock:   As of the Mailing Record Date, there were no shares of Class B common stock, par value $0.00001 (“Class B Common Stock”) issued and outstanding. In connection with the Up-C Collapse, the Company will amend and restate its certificate of incorporation to eliminate the Class B Common Stock.
Class C Common Stock:   As of the Mailing Record Date, there were no shares of Class C common stock, par value $0.00001 (“Class C Common Stock”) issued and outstanding. In connection with the Up-C Collapse, the Company will amend and restate its certificate of incorporation to eliminate the Class C Common Stock.
Class D Common Stock:   As of the Mailing Record Date, there were 1,848,879,483 shares of Class D Common Stock issued and outstanding and two holders of record of our Class D Common Stock. As a result of the Mergers and the DG Exchange, all outstanding shares of Class D Common Stock will be surrendered to the Company and subsequently retired by the Company. In connection with the Up-C Collapse and following the consummation of the Mergers and the DG Exchange, the Company will restate its certificate of incorporation to eliminate all references to the Class D Common Stock.
Class L Common Stock:   As consideration in the Mergers and the DG Exchange, the Company expects to issue an aggregate of 1,848,879,483 shares of Class L Common Stock, consisting of 924,439,742 shares of Class L Common Stock that are designated series L-1 Class L Common Stock (“Series L-1 Common Stock”) and 924,439,741 shares of Class L Common Stock that are designated series L-2 Class L Common Stock (“Series L-2 Common Stock”) to Mr. Gilbert and the other RHI shareholders. The shares of Class L Common Stock will be entitled to one vote per share on all matters submitted to a vote of stockholders and will have economic rights (including rights to dividends and distributions upon liquidation by the Company).
For a comparison of the differences between the rights of the holders of the Company’s common stock prior to and after giving effect to the Up-C Collapse, see the section titled “Comparative Rights of Holders of Common Stock Prior To And After the Up-C Collapse.”
Q:
What is the lock-up on the Class L Common Stock?

A:
Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders will be prohibited from transferring or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the Closing Date and (b) 50% of the shares of Class L Common Stock prior to the second anniversary of the Closing Date. For more information, see the section titled “Description of the Company’s Capital Stock — Common Stock — Lock-Up” beginning on page 85. Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period.

Q:
What is the voting power of the Class L Common Stock?

A:
The shares of Class L Common Stock will be entitled to one vote per share on all matters submitted to a vote of stockholders. Following the Up-C Collapse, at any time when the aggregate voting power of the outstanding Class L Common Stock is equal to or greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each share of Class L Common Stock will be reduced such that the aggregate voting power of all such Class L Common Stock is equal to 79%. For more information, see the section titled “Description of the Company’s Capital Stock —  Common Stock — Voting” beginning on page 85.

Q:
Can the Class L Common Stock convert to Class A Common Stock?

A:
Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L Common Stock (a) may be converted at any time, at the option of the holder, into one share of Class A Common Stock and (b) will automatically convert immediately prior to any transfer of such share except for certain permitted transfers that will be described in the Company’s certificate of incorporation. In addition, upon the later to occur of (a) the expiration or waiver of the applicable Lock-Up Period and (b) the date that the outstanding shares of Class L Common Stock no longer represent at least 79% of the total voting power of issued and outstanding shares of the issued and outstanding shares of our common stock, all shares of Class L Common Stock will automatically convert to newly issued shares of Class A Common Stock. For more information, see the section titled “Description of the Company’s Capital Stock — Common Stock — Lock-Up” beginning on page 85.

Q:
When do you expect the Up-C Collapse to be completed?

A:
A number of conditions must be satisfied before the parties may complete the Up-C Collapse, including a requirement that at least 20 business days will have elapsed since the Company mailed this Information Statement to its stockholders. The Company is mailing this Information Statement to holders of its Class A Common Stock on or about May 6, 2025. The Company expects that the Up-C Collapse will be completed in June 2025. For more information about these conditions, see the section titled “The Transaction Agreement — Conditions to Closing” beginning on page 53.

Q:
Has the Company’s board of directors voted in favor of the Up-C Collapse?

A:
Yes. The Company’s board of directors has carefully considered the terms of the Transaction Agreement. The Company’s board of directors has (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into the Transaction Agreement, (b) approved the execution, delivery and performance by the Company of the Transaction Agreement and the consummation of the Up-C Collapse contemplated thereby, including the Mergers and the DG Exchange, on the terms and conditions set forth in the Transaction Agreement, (c) approved and declared advisable the Charter Amendment and the Share Issuance and recommended that the stockholders of the Company approve and adopt the Charter Amendment and approve the Share Issuance, and (d) approved the filing of a certificate retiring the shares of Class D Common Stock and the Restated Charter following the consummation of the Up-C Collapse. The Audit Committee has also approved the Transaction Agreement, the Transaction Agreement Amendment, the DG Exchange, the Tax Receivable Agreement Amendment, the Exchange Agreement Termination and the Letter Agreement in accordance with the Company’s Related Person Transactions Policy.

Q:
What will happen to RHI as a result of the Up-C Collapse?

A:
RHI will initially effect an internal reorganization pursuant to which RHI will contribute all assets and liabilities of RHI (other than its Holdings LLC Units, its shares of Class D Common Stock and equity interests in each of Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and Woodward Insurance LLC) to RHI II and distribute the interests in RHI II to the holders of RHI Shares. The parties will then effect the Mergers pursuant to which (i) at the First Merger Effective Time, Merger Sub 1 will be merged with and into RHI, with RHI as the surviving entity in the First Merger and becoming a direct wholly owned subsidiary of the Company, converting each RHI Share into a number of shares of Class L Common Stock equal to the ratio of the number of shares of Class D Common Stock owned by RHI to the number of all outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L Common Stock per each RHI Share, and (ii) at the Second Merger Effective Time, RHI will be merged with and into Merger Sub 2, with Merger Sub 2 as the surviving entity in the Second Merger and remaining a direct wholly owned subsidiary of the Company. As a result of the Up-C Collapse, RHI’s equityholders, directors and officers will cease to own RHI Shares.

Q:
How will the Up-C Collapse impact the Company’s acquisition of Redfin?

A:
On March 9, 2025, the Company announced that it entered into an Agreement and Plan of Merger (the “Redfin Agreement”) pursuant to which the Company agreed to acquire Redfin (the “Redfin Acquisition”). The consummation of the Up-C Collapse is a condition to closing of the Redfin Acquisition.

Q:
How will the Up-C Collapse impact the Company’s acquisition of Mr. Cooper?

A:
On March 31, 2025, the Company announced that it entered into an Agreement and Plan of Merger (the “Mr. Cooper Agreement”) pursuant to which the Company agreed to acquire Mr. Cooper (the “Mr. Cooper Acquisition,” and together with the Redfin Acquisition, the “Acquisitions”). The consummation of the Up-C Collapse is a condition to closing of the Mr. Cooper Acquisition.

Q:
Will the management or the business of the Company or any of its subsidiaries change as a result of the Up-C Collapse?

A:
No. Our management and business will not change as a result of the Up-C Collapse.

Q:
Will the Company’s existing equity awards or the 2020 Omnibus Incentive Plan change as a result of the Up-C Collapse?

A:
No. Our existing equity awards and our 2020 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) will not change as a result of the Up-C Collapse.

Q:
What will the Company’s CUSIP numbers be after the Up-C Collapse?

A:
The CUSIP number of the Class A Common Stock, which is 77311W101, will not change as a result of the Up-C Collapse. The CUSIP number for the Class L Common Stock will be 77311W200.

Q:
What are the expected U.S. federal income tax consequences to U.S. holders of the Company’s common stock as a result of the Up-C Collapse?

A:
The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code as amended (the “Code”). The Special Dividend will be taxed as a dividend to the extent of the Company’s current or accumulated earnings and profits as determined under the Code (“E&P”). It is possible that the Special Dividend will exceed the Company’s current and accumulated E&P and as a result, the portion in excess of the Company’s current and accumulated E&P will be treated as a return of basis or, if in excess of basis, as a capital gain. For more information, see the section titled “Material U.S. Federal Income Tax Considerations” beginning on page 99.

Q:
Are the Company’s stockholders entitled to appraisal rights?

A:
No. The Company’s stockholders do not have any right to receive an appraisal of the value of their shares of the Company’s common stock in connection with the Up-C Collapse. For a further description of appraisal rights, please read the section titled “Description of The Up-C Collapse — No Dissenters’ or Appraisal Rights” beginning on page 45.

Q:
What is householding and how does it affect me?

A:
In order to reduce expenses, the Company is taking advantage of certain SEC rules, commonly known as householding, that permit the Company to send a single Information Statement to multiple stockholders of record who share an address, unless the Company has received contrary instructions from one or more of the stockholders. A stockholder of record at a shared address may call the Company at 313-373-7990 or write to Investor Relations, Rocket Companies, Inc., 1050 Woodward Avenue, Detroit, Michigan to: (i) request additional copies of the Information Statement; (ii) notify the Company that such stockholder of record wishes to receive a separate Information Statement in the future; or

(iii) notify the Company that such stockholder of record wishes to receive a single Information Statement in the future. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement and, if applicable, copies of such additional materials to a stockholder that previously elected to receive a single copy of materials with one or more other stockholders.
If you are a beneficial owner of our Class A Common Stock, you may revoke your consent to householding by notifying your broker, bank or other nominee.
Q:
What do I need to do now?

A:
The Company urges you to read carefully and consider the information contained in this Information Statement, including the Annexes, and to consider how the Up-C Collapse will affect you as a stockholder of the Company.

Q:
Whom do I call if I have further questions about the Up-C Collapse?

A:
The Company’s stockholders who have questions about the Up-C Collapse, or those who desire additional copies of this Information Statement, should contact:

Investor Relations
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
ir@rocket.com

SUMMARY OF THE UP-C COLLAPSE
This summary highlights selected information included in this Information Statement and does not contain all of the information that may be important to you. To fully understand the Transaction Agreement and the Up-C Collapse contemplated thereby and for a more complete description of the terms of the Transaction Agreement, you should read carefully this entire Information Statement, including the Annexes, as well as the documents incorporated by reference into this Information Statement, and the other documents to which you are referred. In addition, this Information Statement incorporates by reference important business and financial information about the Company into this document, as further described in the section titled “Where You Can Find More Information” beginning on page 108. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section titled “Where You Can Find More Information” beginning on page 108.
Overview
On March 9, 2025, the Company, RHI, Merger Sub 1, Merger Sub 2, Mr. Gilbert and RHI II entered into the Transaction Agreement in order to effect a series of transactions that will simplify the Company’s organizational and capital structure, collapse its current “Up-C” structure, provide that each class of common stock of the Company will be entitled to one vote per share, and reduce its classes of common stock from four to two. The Company believes that the Up-C Collapse and the resulting simplification of its organizational structure, and providing that all shares of common stock of the Company will be entitled to one vote per share, will provide various benefits to the Company and its stockholders, including, among other things, by improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity.
Under its existing organizational structure, the Company is a holding company and its principal asset is its ownership of Holdings LLC Units. The Company is also the sole managing member of Holdings LLC. The Company’s public stockholders hold all of the issued and outstanding shares of Class A Common Stock, which are entitled to one vote per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by the Company). RHI and Mr. Gilbert hold (a) all of the issued and outstanding shares of the Company’s Class D Common Stock, which are entitled to ten votes per share on all matters submitted to a vote of stockholders, but have no economic rights, and (b) an equal number of Holdings LLC Units, which have economic rights (including rights to dividends and distributions upon liquidation by Holdings LLC), but have no voting rights. The Company’s certificate of incorporation provides that, at any time when the aggregate voting power of the outstanding RHI Securities would be equal to or greater than 79% of the total voting power of the issued and outstanding shares of our common stock, the number of votes per share of each RHI Security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%.
Following the Up-C Collapse, the public stockholders will continue to hold the issued and outstanding Class A Common Stock. As part of the Up-C Collapse, (a) each RHI shareholder, in consideration for its RHI Shares, will receive a number of newly issued shares of the Class L Common Stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D Common Stock owned by RHI to the number of all outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L Common Stock per each RHI Share, and (b) Mr. Gilbert, in consideration for his Class D Common Stock and paired Holdings LP Units, will receive a number of newly issued shares of the Company’s Class L Common Stock equivalent to one share of Class L Common Stock for each share of Class D Common Stock held by Mr. Gilbert. The shares of Class L Common Stock will be entitled to one vote per share on all matters submitted to a vote of stockholders and will have economic rights (including rights to dividends and distributions upon liquidation by the Company). As a result, Mr. Gilbert and the other RHI shareholders will no longer have economic rights through their Holdings LP Units and will instead participate, together with the public stockholders of the Company, directly in the economics of the Company through their ownership of common stock. Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders will be prohibited from transferring or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the Closing Date and (b) 50% of the shares of Class L Common Stock prior to the second anniversary of the Closing Date. Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period. Additionally, the Company’s certificate of incorporation following the Up-C Collapse will provide that, at any time when the aggregate voting power of the outstanding Class L Common Stock would be equal to or greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each share of Class L Common Stock will be reduced such that the aggregate voting power of all such Class L Common Stock is equal to 79%. Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L Common Stock (i) may be converted at any time, at the option of the holder, into one share of Class A Common Stock and (ii) will automatically convert into one share of Class A Common Stock immediately prior to any transfer of such share except for certain permitted transfers that will be described in the Company’s certificate of incorporation. In addition, upon the later to occur of (A) the expiration or waiver of the applicable Lock-Up Period and (B) the date that the outstanding shares of Class L Common Stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of our common stock, all shares of Class L Common Stock will automatically convert to newly issued shares of Class A Common Stock.
In connection with the Up-C Collapse, the Company’s board of directors authorized and declared the Special Dividend of $0.80 per share to the holders of the Company’s Class A Common Stock. The Special Dividend, which represents cash received from tax distributions paid to the Company by Holdings LLC, was paid on April 3, 2025 to holders of the Class A Common Stock of record as of the close of business on March 20, 2025. The Special Dividend was paid prior to the Up-C Collapse so that no such dividend will be payable with respect to the shares of Class L Common Stock that Mr. Gilbert and the other RHI shareholders will receive in the Up-C Collapse, as those stockholders previously received the economic benefit of such distribution on account of their Holdings LLC Units.
The Up-C Collapse will be effected pursuant to the terms of the Transaction Agreement, which has been approved by the Company’s board of directors and, pursuant to the Company’s Related Person Transactions policy, the Audit Committee.
Following the Up-C Collapse, the Company expects Mr. Gilbert to directly hold more than a majority of the combined voting power on all matters submitted to a vote of stockholders. As a result, the Company expects to continue to remain a “controlled company” within the meaning of the NYSE rules, as Mr. Gilbert will continue to hold more than a majority of the combined voting power of the Company’s common stock.
This Information Statement constitutes notice to you from the Company that the Charter Amendment and the Share Issuance have been approved by RHI, holder of Class D Common Stock of the Company with an aggregate voting power of 79% on all matters submitted to a vote of stockholders, by the Written Consent in lieu of a special meeting in accordance with the certificate of incorporation, the DGCL and the NYSE rules.
A copy of each of the Transaction Agreement, the Transaction Agreement Amendment, form of Tax Receivable Agreement Amendment, form of Indemnity Agreement, form of A&R LP Agreement (as defined below), form of Second A&R LP Agreement (as defined below), form of the Charters (as defined below), form of Joinder to the Tax Receivable Agreement (as defined below) and form of Letter Agreement are attached as Annex A, Annex B, Annex C, Annex D, Annex E, Annex F, Annex G, Annex H, Annex I and Annex J, respectively. You are encouraged to read each of these documents carefully.
Information about the Parties (page 31)
Rocket Companies, Inc.
We are a Detroit-based financial technology company with a platform of mortgage, real estate and personal finance businesses — Rocket Mortgage, Rocket Homes, Rocket Close, Rocket Money and Rocket Loans. Our proprietary technology platform is designed to deliver a seamless, AI-driven homeownership experience, integrating home search, mortgage origination, title and closing, and personal financial management. We believe our widely recognized “Rocket” brand is synonymous with simple, fast and trusted digital experiences.
Since our inception in 1985, we have demonstrated a consistent ability to develop and scale technology-driven solutions that enhance client experiences, automate operations and extend our capabilities to our partners. Our flagship business, Rocket Mortgage, is an industry leader, having provided over $1.8 trillion in home loans since inception.
Our culture is rooted in foundational principles, or “ISMs,” which serve as a guiding framework for decision-making across the organization. Created by our founder and chairman, Dan Gilbert, these principles reinforce our commitment to prioritizing team members and clients, encapsulated in the philosophy: “Love our team members. Love our clients.”
We believe artificial intelligence (“AI”) is transforming the homeownership journey through advancements in technology in knowledge, engineering, machine learning, automation and personalization. With our extensive data assets and technology infrastructure, we are well-positioned to drive AI adoption across the real estate and mortgage industries. Our principal executive offices are located at 1050 Woodward Avenue, Detroit, Michigan 48226.
Our Class A common stock is listed on the NYSE under the ticker symbol “RKT.”
Rock Holdings Inc.
RHI, our principal stockholder, is currently the controlling majority stockholder of several other businesses. Mr. Gilbert, the Company’s founder and Chairman, is the majority stockholder of RHI and serves as the chairman of RHI’s board of directors. RHI’s principal executive offices are located at 1090 Woodward Avenue, Detroit, MI 48226.
In connection with the Up-C Collapse, RHI will effect an internal reorganization pursuant to which it will (i) contribute to RHI II, and RHI II will assume, all of the assets and liabilities of RHI (other than its Holdings LLC Units, its shares of Class D Common Stock and equity interests in each of Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and Woodward Insurance LLC) and (ii) distribute its interests in RHI II to RHI’s equityholders.
From time to time, RHI has authorized equity compensation plans. Immediately prior to the consummation of the Up-C Collapse, there will be no equity securities authorized under any such equity compensation plan.
There is no established public trading market for RHI Shares. As of the Mailing Record Date, there were approximately 50 record holders of RHI Shares. For more information about RHI, see the section titled “Information About the Parties” beginning on page 31.
Eclipse Sub, Inc.
Merger Sub 1 is a Michigan corporation and is currently a direct wholly owned subsidiary of the Company. Merger Sub 1 was incorporated on March 5, 2025, solely for the purpose of effecting the First Merger. Merger Sub 1 has not carried on any activities and will not carry on any activities other than in connection with the First Merger. Merger Sub 1’s principal executive offices are located at 1050 Woodward Avenue, Detroit, MI 48226.
Rocket GP, LLC
Merger Sub 2 is a Michigan limited liability company and is currently a direct wholly owned subsidiary of the Company. Merger Sub 2 was formed on March 5, 2025, for the purpose of effecting the Second Merger and serving as the sole managing member of Holdings LLC before the Pre-Closing Conversion (as defined below) and as the general partner of Holdings LP following the Pre-Closing Conversion. Merger Sub 2 has not carried on any activities and will not carry on any activities other than in connection with the Second Merger. Merger Sub 2’s principal executive offices are located at 1050 Woodward Avenue, Detroit, MI 48226.
Daniel Gilbert
Mr. Gilbert is our founder and Chairman. He is a citizen of the United States. His business address is 1050 Woodward Avenue, Detroit, MI 48226.

RHI II, LLC
RHI II is a Michigan limited liability company and is currently a wholly owned subsidiary of RHI. RHI II was formed on January 10, 2025, solely in connection with the Up-C Collapse. RHI II has not carried on any activities other than in connection with the Up-C Collapse. RHI II’s principal executive offices are located at 1074 Woodward Avenue, Detroit, MI 48226.
The Up-C Collapse and the Transaction Agreement (pages 33 and 46)
The terms and conditions of the Up-C Collapse are contained in the Transaction Agreement and the Transaction Agreement Amendment, which are attached to this document as Annex A and Annex B, respectively, and each of which is incorporated by reference herein in its entirety. You are encouraged to read the Transaction Agreement carefully, as it is the legal document that governs the Up-C Collapse.
The Transaction Agreement provides that, on the terms and subject to the conditions set forth in the Transaction Agreement:
•
The Company agreed to pay the Special Dividend of $0.80 per share to the holders of record of the Class A Common Stock with a record date as of the close of business on March 20, 2025, and such payment was made on April 3, 2025;

•
RHI will effect an internal reorganization, pursuant to which RHI will contribute all assets and liabilities of RHI (other than its Holdings LLC Units, its shares of Class D Common Stock and equity interests in each of Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and Woodward Insurance LLC) to RHI II and distribute the interests in RHI II to the holders of RHI Shares (the “Pre-Closing Reorganization”);

•
The Company will effect an internal reorganization pursuant to which (i) the Company will form Rocket LP, LLC as a Michigan limited liability company and a direct wholly owned subsidiary of the Company (“Rocket Sub”) and will contribute two percent (2%) of the total outstanding Holdings LLC Units to Rocket Sub, (ii) the Company, as the sole managing member of Holdings LLC, will cause Holdings LLC to form Eclipse Merger Limited Partnership as a Michigan limited partnership and wholly owned subsidiary of Holdings LLC (“Holdings LP”), (iii) the Company will contribute its Holdings LLC Units to Merger Sub 2, following which Merger Sub 2 will become the sole managing member of Holdings LLC and (iv) Holdings LLC will merge with and into Holdings LP, following which (x) the separate existence of Holdings LLC will cease and Holdings LP will continue as the surviving entity and will be named “Rocket Limited Partnership,” (y) Merger Sub 2 will be appointed as the general partner of Holdings LP and (z) each issued and outstanding Holdings LLC Unit will be exchanged for a number of fully paid and nonassessable partnership units of Holdings LP (the “Holdings LP Units”) (collectively, the “Pre-Closing Conversion”);

•
The Company will, in accordance with the terms of the Transaction Agreement, amend and restate its Amended and Restated Certificate of Incorporation, dated as of August 5, 2020, to, among other things, on the Closing Date, provide for a new class of Class L Common Stock and eliminate all references to the Class B Common Stock and Class C Common Stock, and file a certificate of retirement and the Restated Charter to eliminate all references to the Class D Common Stock;

•
The Company, RHI, Mr. Gilbert and Holdings LP will terminate the Exchange Agreement, dated as of August 5, 2020, by and among the Company, RHI, Mr. Gilbert and Holdings LP (as successor in interest to Holdings LLC) (the “Exchange Agreement”), with such termination being retroactively effective as of March 9, 2025 (the “Exchange Agreement Termination”);

•
The Company and Mr. Gilbert will enter into a letter agreement for the purpose of preserving certain of the information rights and other rights provided for in the Exchange Agreement (the “Letter Agreement”) in the form attached hereto as Annex J;

•
Mr. Gilbert will terminate the Rock Acquisition Corporation Shareholders Agreement, dated as of October 31, 2002, by and among RHI and its stockholders, as amended by the First Amendment to Rock Holdings Inc. Shareholders Agreement, dated as of March 1, 2018 (the “RHI Shareholders Agreement”) in accordance with the terms therein;

•
RHI II and the Company will enter into the Indemnity Agreement, pursuant to which, among other things, RHI II will indemnify the Company for liabilities of RHI that are not related to the Company’s business and certain other matters;

•
Prior to the First Merger, RHI will use reasonable best efforts to cause the employees of Rocket Community Fund, LLC or other service providers who are not exclusively dedicated to initiatives of Rocket to transfer to RHI II or another entity outside of the Acquired RHI Group;

•
Merger Sub 1 will merge with and into RHI (the “First Merger” and the time at which the First Merger becomes effective, the “First Merger Effective Time”), with RHI as the surviving entity in the First Merger and becoming a direct wholly owned subsidiary of the Company, in accordance with the applicable provisions of the Michigan Business Corporation Act (the “MBCA”). In the First Merger, each RHI Share will be exchanged for the right to receive a number of fully paid and nonassessable shares of Class L Common Stock. As a result, RHI’s equityholders, directors and officers will cease to own RHI Shares;

•
Thereafter, RHI will merge with and into Merger Sub 2 (the “Second Merger” and the time at which the Second Merger becomes effective, the “Second Merger Effective Time”), with Merger Sub 2 as the surviving entity in the Second Merger and remaining a direct wholly owned subsidiary of the Company, in accordance with the applicable provisions of the MBCA and the Michigan Limited Liability Company Act (the “MLLCA”). In the Second Merger, each RHI Share will be converted into a substantially equivalent equity interest in Merger Sub 2;

•
Following the Second Merger (the “DG Exchange Effective Time”), (i) Mr. Gilbert will contribute and transfer to the Company his Holdings LP Units and shares of Class D Common Stock held by Mr. Gilbert for the issuance to Mr. Gilbert of a number of fully paid and nonassessable shares of Class L Common Stock on a one-to-one basis (the “DG Exchange”) and (ii) the Company will contribute the Holdings LP Units received in the DG Exchange to Merger Sub 2;

•
The Company, RHI and Mr. Gilbert will enter into an amendment to the Tax Receivable Agreement, dated as of August 5, 2020, by and among those parties (the “Tax Receivable Agreement”), in the form attached hereto as Annex C, to provide that the terms of the Tax Receivable Agreement will not apply to any exchanges, including for the avoidance of doubt, the DG Exchange, that occur on or following the date of the Transaction Agreement (the “Tax Receivable Agreement Amendment”); and

•
The Company will cause Merger Sub 2, as the general partner of Holdings LP, to take all action necessary to enter into an amendment and restatement to the Amended and Restated Limited Partnership Agreement of Holdings LP (the “A&R LP Agreement”), in the form attached hereto as Annex F (the “Second A&R LP Agreement”), to remove provisions that are no longer relevant following the Up-C Collapse given that Holdings LP will become our wholly owned subsidiary.

The Up-C Collapse does not require any amendments to the terms of the Class A Common Stock. Following the Up-C Collapse, the Company will only have two classes of common stock (Class A Common Stock and Class L Common Stock), as opposed to the four classes (Class A Common Stock, Class B Common Stock, Class C Common and Class D Common Stock) that are authorized today. Differences in the rights of the holders of Class A Common Stock and Class L Common Stock following the Up-C Collapse to the rights of the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock, and Class D Common Stock prior to the Up-C Collapse are described under the section titled “Comparative Rights of Holders of Common Stock Prior To And After the Up-C Collapse.” The Up-C Collapse will not affect any of the Company’s existing equity awards or the Omnibus Incentive Plan.

The following illustrates the Company’s corporate structure immediately after giving effect to the Up-C Collapse:

Public
Gilbert
Class L Common Stock
• 62.38% voting power
• 73.00% economic interest
Class A Common Stock
Class A Common Stock
• 21% voting power
• 7.55% economic interest
Other Former RHI Stockholders
Class L Common Stock
• 16.62% voting power
• 19.45% economic interest
Rocket Companies, Inc.
Rocket GP, LLC (Formerly RHI)
Rocket LP, LLC
General Partner
General Partnership Interests
Limited Partnership Interests
Rocket Limited Partnership
100%
Subsidiaries of Holdings

Lock-Up Periods (page 85)
Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders will be prohibited from transferring or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the Closing Date and (b) 50% of the shares of Class L Common Stock prior to the second anniversary of the Closing Date. Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period. For more information, see the section titled “Description of the Company’s Capital Stock — Common Stock — Lock-Up” beginning on page 85.
The Company’s board of directors will have the ability to waive the Lock-Up Periods with respect to specific stockholders if the board of directors determines that doing so would be in the best interests of the Company’s stockholders. To the extent that the board of directors elects to waive the Lock-Up Period with respect to a holder of shares of Class L Common Stock, such holder would have the opportunity to convert their shares of Class L Common Stock into Class A Common Stock and sell such shares prior to the expiration of the applicable Lock-Up Period.
Voting Limitation (page 85)
The Company’s certificate of incorporation following the Up-C Collapse will provide that, at any time when the aggregate voting power of the outstanding Class L Common Stock would be equal to or greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each share of Class L Common Stock will be reduced such that the aggregate voting power of all such Class L Common Stock is equal to 79%.
Class L Common Stock Conversion to Class A Common Stock (page 85)
Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L Common Stock (a) may be converted at any time, at the option of the holder, into one share of Class A Common

Stock and (b) will automatically convert into one share of Class A Common Stock immediately prior to any transfer of such share except for certain permitted transfers that will be described in the Company’s certificate of incorporation.
In addition, upon the later to occur of (a) the expiration or waiver of the applicable Lock-Up Period and (b) the date that the outstanding shares of Class L Common Stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of our common stock, all shares of Class L Common Stock will automatically convert to newly issued shares of Class A Common Stock. For more information, see the section titled “Description of the Company’s Capital Stock — Common Stock — Lock-Up” beginning on page 85.
The Company’s Reasons for the Up-C Collapse; Approval of the Company’s Board of Directors; Action by Written Consent (page 39)
The Company believes that the Up-C Collapse will provide various benefits to the Company and its stockholders, including, among other things, by improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity.
The Company’s board of directors has carefully considered the terms of the Transaction Agreement. The Company’s board of directors has (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into the Transaction Agreement, (b) approved the execution, delivery and performance by the Company of the Transaction Agreement and the consummation of the Up-C Collapse contemplated thereby, including the Mergers and the DG Exchange, on the terms and conditions set forth in the Transaction Agreement, (c) approved and declared advisable the Charter Amendment and the Share Issuance and recommended that the stockholders of the Company approve and adopt the Charter Amendment and approve the Share Issuance, and (d) approved the filing of a certificate retiring the shares of Class D Common Stock and the Restated Charter following the consummation of the Up-C Collapse. The Audit Committee has also approved the Transaction Agreement, the Transaction Agreement Amendment, the DG Exchange, the Tax Receivable Agreement Amendment, the Exchange Agreement Termination and the Letter Agreement in accordance with the Company’s Related Person Transactions Policy.
On March 9, 2025, RHI, holder of Class D Common Stock of the Company with an aggregate voting power of 79% on all matters submitted to a vote of stockholders, executed and delivered the Written Consent to the Company, in lieu of a meeting of stockholders, approving and adopting the Charter Amendment and approving the Share Issuance. Accordingly, the approval and adoption of the Charter Amendment and the approval of the Share Issuance, by the Company’s stockholders were effected in accordance with the Company’s certificate of incorporation, the DGCL and the NYSE rules. No further approval of the Company’s stockholders is required to approve the Transaction Agreement or the Up-C Collapse. As a result, the Company has not solicited and will not be soliciting a vote of its stockholders for the actions approved by the Written Consent and does not intend to call a meeting of stockholders for the purpose of voting on the approval of the Transaction Agreement or the Up-C Collapse. If the Transaction Agreement is terminated in accordance with its terms, the Written Consent will be of no further force and effect.
Regulatory Matters (page 40)
In connection with the Up-C Collapse, the Company and RHI intend to make all required filings under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, as well as any required filings or applications with the NYSE. Additionally, the Company and RHI intend to make all required filings to domestic and international self-regulatory organizations, mortgage industry regulators and securities industry regulators. For more information, see “Description of the Up-C Collapse — Regulatory Matters” beginning on page 40.
Conditions to Closing (page 53)
The completion of the Up-C Collapse is subject to certain closing conditions, including (i) the adoption of the Charter Amendment by the requisite approval of the Company’s stockholders (which was satisfied by the execution of the Written Consent), (ii) the absence of any governmental injunction or order prohibiting the consummation of any Merger or the DG Exchange contemplated by the Transaction Agreement, (iii) at least 20 business days elapsing since the Company mailed this Information Statement to its stockholders, (iv) the absence of any change in applicable law or fact that will cause the Mergers, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (v) the accuracy of each party’s respective representations and warranties, generally subject to materiality qualifiers, (vi) the performance by the parties of their respective obligations under the Transaction Agreement in all material respects and (vii) the completion of the internal reorganization by RHI.
Termination (page 54)
The Company, RHI and Mr. Gilbert may terminate the Transaction Agreement and abandon the Up-C Collapse at any time prior to the First Merger Effective Time (as defined below) by mutual written consent of the Company, RHI and Mr. Gilbert.
The Transaction Agreement may be terminated and the Up-C Collapse may be abandoned by either the Company, RHI or Mr. Gilbert if:
•
the Up-C Collapse has not been consummated by December 9, 2025 (the “Termination Date”); or

•
any order permanently restraining, enjoining or otherwise prohibiting any Merger or the DG Exchange has become final and non-appealable.

The Transaction Agreement may be terminated by RHI or Mr. Gilbert if the Company, Merger Sub 1 or Merger Sub 2 breaches or fails to perform any representation, warranty, covenant or agreement contained in the Transaction Agreement or any such representation or warranty of the Company, Merger Sub 1 or Merger Sub 2 has become untrue such that certain conditions to the obligations of RHI and Mr. Gilbert to close would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of 30 days after written notice thereof is given by RHI or Mr. Gilbert to the Company and the Termination Date.
The Transaction Agreement may be terminated by the Company if RHI or Mr. Gilbert breaches or fails to perform any representation, warranty, covenant or agreement contained in the Transaction Agreement, or any such representation or warranty of RHI or Mr. Gilbert has become untrue such that certain conditions to the obligations of the Company to close would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of 30 days after written notice thereof is given by the Company to RHI or Mr. Gilbert, as applicable, and the Termination Date.
For more information, see the section titled “The Transaction Agreement — Termination” beginning on page 54.
Interests of Directors and Executive Officers of the Company in the Up-C Collapse (page 40)
Mr. Gilbert is the principal stockholder of RHI. Jennifer Gilbert is a director of the Company, a director of RHI and the wife of Mr. Gilbert. In connection with the First Merger, the Company expects Mr. and Ms. Gilbert will receive an aggregate of 1,458,793,025 shares of Class L Common Stock as consideration for their voting common shares of RHI. A portion of the aggregate Class L Common Stock will be held in Mr. Gilbert’s name and a portion will be held in Ms. Gilbert’s name. In addition, in connection with the DG Exchange, the Company expects Mr. Gilbert will receive 1,101,822 shares of Class L Common Stock in exchange for the contribution to the Company of the Holdings LP Units and shares of Class D Common Stock held directly by Mr. Gilbert. Prior to the DG Exchange Effective Time, the Tax Receivable Agreement will be amended to provide that the terms of the Tax Receivable Agreement will not apply to any exchanges, including, for the avoidance of doubt, the DG Exchange, that occur, or are deemed to occur, on or following the date of the Transaction Agreement. The Up-C Collapse will not result in any early termination payments under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement will continue to be made with respect to exchanges that occurred before the date of the Transaction Agreement. Other than the receipt of the shares of Class L Common Stock, Mr. Gilbert and Ms. Gilbert will receive no additional consideration or other compensation of any kind in connection with the Up-C Collapse.

William Emerson is a director and an executive officer of the Company, and a shareholder of RHI. In addition, our director Matt Rizik and our executive officers Brian Brown, Heather Lovier and Bill Banfield are shareholders of RHI. In connection with the First Merger, the Company expects they will receive an aggregate of 49,568,252 shares of Class L Common Stock as consideration for their aggregate voting common shares of RHI (including common shares of RHI issued upon the accelerated vesting of certain RHI restricted stock units).
The directors and executive officers of the Company who held shares of Class A Common Stock as of the close of business on March 20, 2025 were entitled to receive the Special Dividend due to their ownership of shares of Class A Common Stock.
The members of the Audit Committee and the Company’s board of directors were aware of and considered these interests, among other matters, when they approved the Transaction Agreement and the Up-C Collapse, as applicable. These interests are described in more detail in the section titled “Description of the Up-C Collapse — Interests of Directors and Executive Officers of the Company in the Up-C Collapse” beginning on page 40.
The Up-C Collapse will have no effect on the Company’s existing equity awards or the Omnibus Incentive Plan. No other director or executive officer of the Company is entitled to any payments or benefits in connection with the Up-C Collapse, including, without limitation, any payments or benefits that otherwise would be reportable pursuant to Item 402(t) of Regulation S-K.
The Charter Amendment and the Restated Charter (page 41)
On the Closing Date, prior to the First Merger Effective Time, the Company will file an amended and restated certificate of incorporation in the form attached hereto as Annex G (the “Charter Amendment”) with the Delaware Secretary of State to authorize the issuance, and provide the terms of, a new class of Class L Common Stock, to eliminate the Class B Common Stock and the Class C Common Stock and to update the corporate opportunity waiver so that it applies to RHI II Parties (as defined below) instead of RHI Parties (as defined below). In addition, the Charter Amendment will include a provision stating that any shares of Class D Common Stock that are acquired by the Company will be retired and will not be reissued. The references to the Class D Common Stock will be included in the Charter Amendment solely because the Charter Amendment will be filed and effective for a period of time before the currently outstanding shares of Class D Common Stock will be exchanged, and thus the references to the Class D Common Stock in the Charter Amendment are necessary solely to effect the transactions contemplated by the Up-C Collapse.
On the Closing Date, following the DG Exchange Effective Time, the Company will file a certificate of retirement with the Delaware Secretary of State stating, among other things, that all shares of Class D Common Stock may not be reissued and have been retired, and therefore, in accordance with Section 243 of the DGCL, all references to the Class D Common Stock in the Charter Amendment will be deemed to be eliminated.
On the Closing Date, following the filing of the certificate of retirement discussed in the immediately prior paragraph, the Company will file a restated certificate of incorporation in the form attached hereto as Annex H (the “Restated Charter,” together with the Charter Amendment, the “Charters”) with the Delaware Secretary of State. The Restated Charter will integrate the effectiveness of the certificate of retirement by removing all references to the retired Class D Common Stock from the certificate of incorporation, but it will not amend any provision of the Charter Amendment. Therefore, pursuant to Section 245 of the DGCL, the Restated Charter may be adopted and filed by the Company without a stockholder vote. For more information about our certificate of incorporation after giving effect to the Charters, see the section titled “Description of the Company’s Capital Stock” beginning on page 84 and the section titled “Comparative Rights of Holders of Common Stock Prior To And After the Up-C Collapse” beginning on page 91.
Indemnity Agreement (page 41)
At the First Merger Effective Time, RHI II and the Company will enter into the Indemnity Agreement pursuant to which, among other things, RHI II will indemnify the Company for liabilities of RHI that are not related to the Company’s business and certain other matters. The Indemnity Agreement is attached hereto as Annex D. For more information, see the section titled “Description of The Up-C Collapse — Indemnity Agreement” beginning on page 41.
Exchange Agreement (page 41)
The Exchange Agreement will be terminated in connection with the Up-C Collapse and will be of no further force and effect following the Up-C Collapse, and such termination will be retroactively effective as of March 9, 2025. For more information, see the section titled “Description of the Up-C Collapse — Exchange Agreement” beginning on page 41.
Letter Agreement (page 42)
In connection with the termination of the Exchange Agreement, the Company and Mr. Gilbert will enter into the Letter Agreement for the purpose of preserving certain of the information rights and other rights provided for in the Exchange Agreement. For more information, see the section titled “Description of the Up-C Collapse — Letter Agreement” beginning on page 42.
Tax Receivable Agreement Amendment (page 42)
As discussed below under “Description of the Up-C Collapse — Tax Receivable Agreement Amendment,” following the consummation of the Up-C Collapse, because no Holdings LP Units will be held by any party other than the Company and its subsidiaries, there will be no future exchanges of Holdings LP Units (along with the corresponding shares of our Class D Common Stock or Class C Common Stock) for cash or shares of our Class B Common Stock or Class A Common Stock, as applicable, that generate future tax assets for the Company. The Tax Receivable Agreement will be amended to provide that the terms of the Tax Receivable Agreement will not apply to any exchanges, including, for the avoidance of doubt, the DG Exchange, that occur, or are deemed to occur, on or following the date of the Transaction Agreement. The Up-C Collapse will not result in any early termination payments under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement will continue to be made with respect to exchanges that occurred before the date of the Transaction Agreement and no changes will be made to the methodology for calculating payments under the Tax Receivable Agreement with respect to such exchanges. The Tax Receivable Agreement Amendment is attached hereto as Annex C. For more information, see the section titled “Description of the Up-C Collapse — Tax Receivable Agreement Amendment” beginning on page 42.
Second A&R LP Agreement (page 43)
Immediately following the DG Exchange Effective Time, the Company will cause Merger Sub 2, as the general partner of Holdings LP, to take all action necessary to amend and restate the A&R LP Agreement to give effect to the Second A&R LP Agreement. The Second A&R LP Agreement will remove provisions that are no longer relevant following the Up-C Collapse given that Holdings LP will become our wholly owned subsidiary. The A&R LP Agreement and the Second A&R LP Agreement are attached hereto as Annex E and Annex F, respectively. For more information, see the section titled “Description of the Up-C Collapse — Second A&R LP Agreement” beginning on page 43.
Registration Rights Agreement (page 44)
Prior to the consummation of our initial public offering (“IPO”), on August 5, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with RHI, Mr. Gilbert and certain of his affiliates (each, a “Registration Party”), pursuant to which each Registration Party is entitled to demand the registration of the sale of certain or all shares of Class A Common Stock that it beneficially owns.
The Registration Rights Agreement will not be affected by the Up-C Collapse and Mr. Gilbert will retain his registration rights under the Registration Rights Agreement. For more information, see the section titled “Description of the Up-C Collapse — Registration Rights Agreement” beginning on page 44.

Comparative Rights of Holders of Common Stock Prior To and After the Up-C Collapse (page 91)
Differences in the rights of the holders of Class A Common Stock and Class L Common Stock following the Up-C Collapse to the rights of the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock prior to the Up-C Collapse are described under the section titled “Comparative Rights of Holders of Common Stock Prior To And After the Up-C Collapse.” For a description of the Company’s common stock, please read the section titled “Description of the Company’s Capital Stock” beginning on page 84.
Material U.S. Federal Income Tax Consequences (page 99)
The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Special Dividend will be taxed as a dividend to the extent of the Company’s current or accumulated E&P. It is possible that the Special Dividend will exceed the Company’s current and accumulated E&P and as a result, the portion in excess of the Company’s current and accumulated E&P will be treated as a return of basis or, if in excess of basis, as a capital gain. For more information, see the section titled “Material U.S. Federal Income Tax Considerations” beginning on page 99.
Security Ownership of Certain Beneficial Owners and Management (page 103)
As of April 29, 2025, the Company’s directors, executive officers and their affiliates beneficially owned shares representing approximately 80.8% of the voting power of all the issued and outstanding shares of the Company, which includes Class A Common Stock and Class D Common Stock voting together as a single class. For more information, see the section titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 103.
No Dissenters’ or Appraisal Rights (page 45)
The Company’s stockholders do not have dissenters’ or appraisal rights under applicable law with respect to the Up-C Collapse.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement and the documents incorporated by reference contain forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Information Statement and the documents incorporated by reference are forward-looking statements, including statements regarding the Up-C Collapse, the expected timetable for completing the Up-C Collapse and the expected benefits of the Up-C Collapse are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in this Information Statement. Important factors that could cause our results to vary from expectations include, but are not limited to:
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We may not obtain the expected benefits of the Up-C Collapse, and the costs and detriments may significantly exceed any benefits actually obtained.

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Delay in completing the Up-C Collapse could negatively impact the market price of shares of the Class A Common Stock and financial results of our business.

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Members of our management and our board of directors have interests in the Up-C Collapse that are different from, or in addition to, those of holders of shares of Class A Common Stock.

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We are a holding company and our principal asset will be our equity interests in Holdings LP, and accordingly we will be dependent upon distributions from Holdings LP to pay taxes and other expenses.

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We may be required to pay RHI, RHI II and Mr. Gilbert for certain past tax benefits we may utilize, and the amounts we may pay could be significant.

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Our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.

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Our Restated Charter will continue to contain a provision renouncing our interest and expectancy in certain corporate opportunities.

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Our Restated Charter will continue to require exclusive forum in certain courts in the State of Michigan or the State of Delaware or the federal district courts of the United States for certain types of lawsuits, which may have the effect of discouraging lawsuits against our directors and officers.

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Following the Up-C Collapse, we will continue to be controlled by Mr. Gilbert, whose interests may conflict with our interests and the interests of other stockholders. Further, because we are and expect to continue to remain a “controlled company” within the meaning of the NYSE rules, we qualify for and intend to continue to rely on exemptions from certain corporate governance requirements.

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The U.S. federal income tax treatment of distributions on the Class A Common Stock to a holder will depend upon our tax attributes and the holder’s tax basis in our stock, which are not necessarily predictable and can change over time.

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Future sales of the Class A Common Stock, or the perception in the public markets that these sales may occur, following the expiration or waiver of the applicable Lock-Up Period or otherwise, may depress the price of the Class A Common Stock.

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The price of the Class A Common Stock has been, and may in the future be, volatile and your investment in our common stock could suffer a decline in value.

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The board of directors may elect to consent to waivers of the lock-up with respect to proposed transfers by holders of our Class L Common Stock during the Lock-Up Periods, which may lead to the issuance of additional shares of Class A Common Stock prior to the expiration of the applicable Lock-Up Period and could cause the price of the Class A Common Stock to fluctuate or decline.
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Other than the Special Dividend, we may not pay dividends on our common stock in the foreseeable future.

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The unaudited pro forma condensed combined financial information included in this Information Statement is inherently subject to uncertainties and is preliminary, and the Company’s actual financial position and results of operations after the Up-C Collapse may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this Information Statement.

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The Acquisitions are subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete either of the Acquisitions in a timely manner or at all could have adverse effects on the Company.

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We may not achieve the intended benefits of the Redfin Acquisition or the Mr. Cooper Acquisition, and the Redfin Acquisition or the Mr. Cooper Acquisition may disrupt our current plans or operations.

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The success and growth of our business, results of operations, and financial condition will depend upon our ability to adapt to and implement technological changes to meet our business needs and the changing demands of the market and our clients.

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Cyberattacks, security breaches, or a failure to comply with information security laws or regulations could result in serious harm to our reputation and adversely affect our business.

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Issues related to the development, proliferation and use of AI could give rise to legal and/or regulatory action, damage our reputation or otherwise materially harm our business.

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We are, and intend to continue, developing new products and services, and our failure to accurately predict their demand or growth could have an adverse effect on our business.

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We are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances.

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We may be required to repurchase or substitute mortgage loans or mortgage servicing rights (“MSRs”) that we have sold, or indemnify purchasers of our mortgage loans or MSRs.

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We rely upon the accuracy and completeness of information about borrowers and any misrepresented information or fraud could result in significant financial losses and harm to our reputation.

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Loss of our key leadership could result in a material adverse effect on our business.

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Failure of vendors to perform to contractual agreements embedded in our products and services and our failure to effectively oversee vendor operations could adversely affect our business.

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Rocket Loans, as a rapidly growing business, faces a range of interconnected risks and challenges that could have a material adverse effect on its operations.

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Our Rocket Homes business is subject to challenges not faced by traditional real estate brokerages.

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We may be unable to make acquisitions and investments, successfully integrate acquired companies into our business, or our acquisitions and investments may not meet our expectations, any of which could adversely affect our business, financial condition, and results of operations.

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Negative public opinion could damage our brand and reputation, which could adversely affect our business and earnings.

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Our risk management efforts may not be effective at mitigating potential losses resulting in increased costs or business disruption.

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We face intense competition that could adversely affect us.

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Our business is significantly impacted by interest rates. Changes in prevailing interest rates or U.S. monetary policies or other macroeconomic conditions affecting interest rates have and may continue to have a detrimental effect on our business.

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A disruption in the secondary home loan market, including the mortgage-backed security market, could have a detrimental effect on our business.

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We are subject to various legal actions that if decided adversely, or if viewed unfavorably by the public, could be detrimental to our business.

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If we cannot maintain our corporate culture, we could lose the innovation, collaboration and focus on the mission that contribute to our business.

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Our certificate of incorporation contains a provision renouncing our interest and expectancy in certain corporate opportunities.

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Other risks, uncertainties and factors set forth in this Information Statement and the documents incorporated by reference herein, including those set forth under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2024.

Our forward-looking statements made herein are made only as of the date of this Information Statement. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this Information Statement.

RISK FACTORS
Investing in the Class A Common Stock involves risks. The risks described below as well as information in this Information Statement and the documents incorporated by reference herein, including our consolidated financial statements and the notes thereto and the matters addressed under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, should be considered carefully before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also materially affect our business. The occurrence of any of the following risks or additional risks and uncertainties that are currently immaterial or unknown could materially and adversely affect our business, financial condition, liquidity, results of operations, cash flows and prospects. In such an event, the trading price of the Class A Common Stock could decline and you may lose all or part of your investment.
Risks Related to the Up-C Collapse
We may not obtain the expected benefits of the Up-C Collapse, and the costs and detriments may significantly exceed any benefits actually obtained.
We believe that the simplification of our organizational structure, and providing that each class of common stock of the Company will be entitled to one vote per share, will provide various benefits to the Company and its stockholders, including, among other things, by improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity. The expected benefits, however, may not materialize in part or in full, or the detriments may significantly outweigh the benefits that do materialize, due to an overestimation of such expected benefits or underestimation of detriments by management and factors that are unrelated to the Up-C Collapse or outside of our control, such as market conditions, changes in our revenue or expenses that offset such expected benefits or other circumstances that prevent us from taking advantage of the new attributes that we expect the Up-C Collapse will afford us. In addition, we may not fully realize such benefits within the time frame we expect following the consummation of the Up-C Collapse, and may not do so at all, and we may incur costs and detriments of the Up-C Collapse significantly in excess of the actual benefits.
In addition, the Transaction Agreement contains certain termination rights, including, among others, the right of the parties to terminate the Transaction Agreement if the Mergers have not been consummated on or prior to December 9, 2025. If the Transaction Agreement is terminated prior to completion of the Up-C Collapse, or if the parties otherwise abandon the Up-C Collapse, then the Company will have incurred significant transaction costs and the pursuit of the Up-C Collapse will have resulted in the distraction of the Company’s management from ongoing business operations and other opportunities that could have been beneficial to the Company, without realizing the expected benefits of the Up-C Collapse.
Delay in completing the Up-C Collapse could negatively impact the market price of shares of the Class A Common Stock and financial results of our business.
The obligation of the parties to complete the Up-C Collapse is subject to certain closing conditions, including, but not limited to, (i) the adoption of the Charter Amendment by the requisite approval of the Company’s stockholders (which was satisfied by the execution of the Written Consent), (ii) the absence of any governmental injunction or order prohibiting the consummation of any Merger or the DG Exchange contemplated by the Transaction Agreement, (iii) at least 20 business days elapsing since the Company mailed this Information Statement to its stockholders, (iv) the absence of any change in applicable law or fact that will cause the Mergers, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (v) the accuracy of each party’s respective representations and warranties, generally subject to materiality qualifiers, (vi) the performance by the parties of their respective obligations under the Transaction Agreement in all material respects and (vii) the completion of the internal reorganization by RHI.
Any of these factors or others could delay the completion of the Up-C Collapse, which may in turn negatively affect our business and impact the market price of shares of the Class A Common Stock if such delay is not promptly remedied, or cause us to incur significant transaction, opportunity and other costs that may make it more difficult to realize the expected benefits of the Up-C Collapse. In addition, both the Redfin Acquisition and the Mr. Cooper Acquisition are conditioned on the consummation of the Up-C Collapse, and accordingly, a delay in the completion of the Up-C Collapse could result in a delay in the consummation of the Redfin Acquisition or the Mr. Cooper Acquisition.
Members of our management and our board of directors have interests in the Up-C Collapse that are different from, or in addition to, those of holders of shares of Class A Common Stock.
Holders of Class A Common Stock should recognize that members of our management and our board of directors may have interests in the Up-C Collapse that differ from, or are in addition to, their interests as holders of Class A Common Stock. See “Description of the Up-C Collapse — Interests of Directors and Executive Officers of the Company in the Up-C Collapse” for additional details about these interests.
Risks Related to Our Corporate Structure
We are a holding company and our principal asset will be our equity interests in Holdings LP, and accordingly we will be dependent upon distributions from Holdings LP to pay taxes and other expenses.
We are a holding company and our principal asset is our ownership of Holdings LLC and, after the Up-C Collapse, will be our indirect ownership of Holdings LP. We have no independent means of generating revenue. As the sole member of Merger Sub 2, which will be the general partner of Holdings LP, we intend to cause Holdings LP to make distributions to us in amounts sufficient to cover any payments we are obligated to make under the Tax Receivable Agreement for exchanges that have already occurred and other costs or expenses. However, certain laws and regulations may result in restrictions on Holdings LP’s ability to make distributions to us or the ability of Holdings LP’s subsidiaries to make distributions to it. To the extent that we need funds, and Holdings LP or its subsidiaries are restricted from making such distributions, we may not be able to obtain such funds on terms acceptable to us or at all and as a result could suffer an adverse effect on our liquidity and financial condition.
We may be required to pay RHI, RHI II and Mr. Gilbert for certain past tax benefits we may utilize, and the amounts we may pay could be significant.
We are party to a Tax Receivable Agreement with RHI and Mr. Gilbert that provides for the payment by us to RHI and Mr. Gilbert (or their transferees of Holdings LLC Units or other assignees) of 90% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) as a result of: (i) certain increases in our allocable share of the tax basis in Holdings LLC’s assets resulting from (a) the purchases of Holdings LLC Units (along with the corresponding shares of Class D Common Stock or Class C Common Stock) from RHI and Mr. Gilbert (or their transferees of Holdings LLC Units or other assignees) using the net proceeds from our IPO or in any future offering (subject to the terms of the Tax Receivable Agreement Amendment), (b) exchanges by RHI and Mr. Gilbert (or their transferees of Holdings LLC Units or other assignees) of Holdings LLC Units (along with the corresponding shares of Class D Common Stock or Class C Common Stock) for cash or shares of Class B Common Stock or Class A Common Stock, as applicable (subject to the terms of the Tax Receivable Agreement Amendment), or (c) payments under the Tax Receivable Agreement; (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the Tax Receivable Agreement; and (iii) disproportionate allocations (if any) of tax benefits to Holdings LLC as a result of section 704(c) of the Code, as amended, that relate to the reorganization transactions undertaken at the time of our IPO. The Tax Receivable Agreement makes certain simplifying assumptions regarding the determination of the cash savings that we realize or are deemed to realize from the covered tax attributes, which may result in payments pursuant to the Tax Receivable Agreement in excess of those that would result if such assumptions were not made.
The actual tax benefit, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including, among others, the amount and timing of the taxable income we generate in the future and the tax rate then applicable, and the portion of our payments under the Tax Receivable Agreement constituting imputed interest. Future payments under the Tax Receivable Agreement could be substantial. Of the $572.04 million Tax Receivable Agreement liability recorded, we estimate that after the Up-C Collapse, as a result of the amount of the increases in the tax basis in Holdings LLC’s assets from the purchase of Holdings LLC Units (along with the corresponding shares of the Class D Common Stock) in connection with the IPO, the over-allotment option (greenshoe) and the RHI March 2021 paired interest exchange, assuming no material changes in the relevant tax law and that we will have sufficient taxable income to utilize all of the tax attributes covered by the Tax Receivable Agreement when they are first available to be utilized under applicable law, future payments to RHI, RHI II and Mr. Gilbert under the Tax Receivable Agreement would aggregate to approximately $571.92 million over the next 20 years and for yearly payments over that time to range between zero to $132.06 million per year. The payments under the Tax Receivable Agreement are not conditioned upon RHI’s, RHI II’s or Mr. Gilbert’s continued ownership of us.
In addition, RHI, RHI II and Mr. Gilbert (or their transferees or other assignees) will not reimburse us for any payments previously made if any covered tax benefits are subsequently disallowed, except that any excess payments made to RHI, RHI II and Mr. Gilbert (or such holder’s transferees or assignees) will be netted against future payments that would otherwise be made under the Tax Receivable Agreement with RHI, RHI II and Mr. Gilbert, if any, after our determination of such excess. We could make payments to RHI, RHI II and Mr. Gilbert under the Tax Receivable Agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.
As part of RHI’s internal reorganization, RHI will contribute its rights to receive payments under the Tax Receivable Agreement in respect of RHI’s prior exchanges to RHI II, and RHI II will complete a joinder to become a party to the Tax Receivable Agreement (the “Joinder to the Tax Receivable Agreement”). The Tax Receivable Agreement will be amended to provide that the terms of the Tax Receivable Agreement will not apply to any exchanges, including, for the avoidance of doubt, the DG Exchange, that occur, or are deemed to occur, on or following date of the Transaction Agreement. The Tax Receivable Agreement Amendment and Joinder to the Tax Receivable Agreement are attached hereto as Annex C and Annex I, respectively. For more information, see the section titled “Description of The Up-C Collapse — Tax Receivable Agreement Amendment” beginning on page 42.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of our subsidiaries to make distributions to us. Our debt agreements may restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the Tax Receivable Agreement. To the extent that we are unable to make payments under the Tax Receivable Agreement as a result of restrictions in our debt agreements, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.
Our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.
Prior to and following the Up-C Collapse, provisions of our certificate of incorporation and our bylaws may make it more difficult for, or prevent a third party from, acquiring control of us without the approval of our board of directors. Following the Up-C Collapse, these provisions include:
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having a classified board of directors;

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providing that, when Mr. Gilbert and Jennifer Gilbert and their permitted transferees (collectively, the “Gilberts”) beneficially own less than a majority of the combined voting power of the common stock, a director may only be removed with cause by the affirmative vote of 75% of the combined voting power of our common stock eligible to vote in the election of directors, voting together as a single class;

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providing that, when the Gilberts beneficially own less than a majority of the combined voting power of our common stock, vacancies on our board of directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director, will be filled only by our board of directors and not by stockholders;

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providing that, when the Gilberts beneficially own less than a majority of the combined voting power of our common stock, certain amendments to our certificate of incorporation or amendments to our bylaws will require the approval of 75% of the combined voting power of our common stock;

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prohibiting stockholders from calling a special meeting of stockholders;

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authorizing stockholders to act by written consent only until the Gilberts cease to beneficially own a majority of the combined voting power of our common stock;

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establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;

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authorizing “blank check” preferred stock, the terms and issuance of which can be determined by our board of directors without any need for action by stockholders; and

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providing that the decision to transfer our corporate headquarters outside of Detroit, Michigan will require the approval of 75% of the combined voting power of our common stock.

Additionally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, unless the business combination is approved in a prescribed manner. An interested stockholder includes a person, individually or together with any other interested stockholder, who within the last three years has owned 15% of our voting stock. We opted out of Section 203 of the DGCL, but our certificate of incorporation includes, and the Restated Charter will include, a provision that restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder. Such restrictions, however, do not apply to any business combination between RHI, any direct or indirect equityholder of RHI as of immediately prior to the Closing Date, and under the Restated Charter, will not apply to any business combination between RHI II, any direct or indirect equityholder of RHI as of immediately prior to the Closing Date, or, in each case, any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act.
Until the Gilberts cease to beneficially own at least 50% of the voting power of our common stock, the Gilberts will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and certain corporate transactions. Together, these provisions of our certificate of incorporation and bylaws could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for the Class A Common Stock. Furthermore, the existence of the foregoing provisions, as well as the significant amount of Class A Common Stock beneficially owned by the Gilberts, could limit the price that investors might be willing to pay in the future for shares of the Class A Common Stock. They could also deter potential acquirers of us, thereby reducing the likelihood that you could receive a premium for your Class A Common Stock in an acquisition.
Our Restated Charter will continue to contain a provision renouncing our interest and expectancy in certain corporate opportunities.
Our certificate of incorporation contains a provision renouncing our interest and expectancy in certain corporate opportunities by each RHI Party (as defined therein). Our certificate of incorporation provides that neither RHI nor any officer, director, member, partner or employee of RHI (each, an “RHI Party”) has any duty to refrain from engaging in the same or similar business activities or lines of business as us, doing business with any of our clients or suppliers or employing or otherwise engaging or soliciting for employment any of our directors, officers or employees, and none of our directors or officers will be liable to us or to any of our subsidiaries or stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI Party. Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce our right to certain business opportunities, and that each RHI Party has no duty to communicate or offer such business opportunity to us and will not be liable to us or any of our stockholders for breach of any fiduciary or other duty under statutory or common law, as a director, officer or controlling stockholder, or otherwise, by reason of the fact that any such individual pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us. Upon the adoption of the Restated Charter, our certificate of incorporation will provide that the preceding provisions will not apply to the RHI Parties but instead to the RHI II Parties (as defined herein). These provisions of our Restated Charter will create the possibility that a corporate opportunity of ours may be used for the benefit of an RHI II Party.
Our Restated Charter will continue to require exclusive forum in certain courts in the State of Michigan or the State of Delaware or the federal district courts of the United States for certain types of lawsuits, which may have the effect of discouraging lawsuits against our directors and officers.
Our certificate of incorporation requires, and our Restated Charter will require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine has to be brought only in the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware lacks jurisdiction, any other state court of the State of Delaware, or if no state court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), unless we consent in writing to the selection of an alternative forum. The foregoing provision does not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Additionally, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware or Michigan law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions. Further, in the event a court finds either exclusive forum provision contained in our certificate of incorporation to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Following the Up-C Collapse, we will continue to be controlled by Mr. Gilbert, whose interests may conflict with our interests and the interests of other stockholders. Further, because we are and expect to continue to remain a “controlled company” within the meaning of the NYSE rules, we qualify for and intend to continue to rely on exemptions from certain corporate governance requirements.
Following the Up-C Collapse, Mr. Gilbert will hold more than a majority of the combined voting power of our common stock. So long as Mr. Gilbert continues to directly or indirectly own a significant amount of our equity, even if such amount is less than a majority of the combined voting power of our common stock, Mr. Gilbert will continue to be able to substantially influence the outcome of votes on all matters requiring approval by the stockholders, including our ability to enter into certain corporate transactions. The interests of Mr. Gilbert could conflict with or differ from our interests or the interests of our other stockholders. For example, the concentration of ownership held by Mr. Gilbert could delay, defer or prevent a change of control of our Company or impede a merger, takeover or other business combination that may otherwise be favorable for us.
In addition, as long as Mr. Gilbert continues to control a majority of the voting power of our outstanding voting stock, following the Up-C Collapse, we will remain a controlled company within the meaning of the NYSE rules. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:
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a majority of the board of directors consist of independent directors;

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the nominating and corporate governance committee be composed entirely of independent directors; and

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the compensation committee be composed entirely of independent directors.

These requirements will not apply to us as long as we remain a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.
Risks Related to Ownership of the Class A Common Stock
The U.S. federal income tax treatment of distributions on the Class A Common Stock to a holder will depend upon our tax attributes and the holder’s tax basis in our stock, which are not necessarily predictable and can change over time.
Distributions of cash or other property on the Class A Common Stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated E&P, as determined under U.S. federal income tax principles, and generally be taxable to holders of the Class A Common Stock as ordinary dividend income for U.S. federal income tax purposes (to the extent of our current and accumulated E&P). E&P should not be confused with earnings or net income under generally accepted accounting principles. It is possible that the Special Dividend will exceed the Company’s current and accumulated E&P as determined under the Code. To the extent distributions exceed our current and accumulated E&P, the distributions will be treated as a non-taxable return of capital to the extent of the holder’s tax basis in the Class A Common Stock, which will reduce a holder’s tax basis in the Class A Common Stock, and thereafter as capital gain from the sale or exchange of such common stock. Also, if any holder sells the Class A Common Stock, the holder will recognize a gain or loss equal to the difference between the amount realized and the holder’s tax basis in such Class A Common Stock. Consequently, such excess distributions will result in a corresponding increase in the amount of gain, or a corresponding decrease in the amount of loss, recognized by the holder upon the sale of the Class A Common Stock or subsequent distributions with respect to such common stock. Additionally, with regard to U.S. corporate holders of the Class A Common Stock, to the extent that a distribution on the Class A Common Stock exceeds both our current and accumulated E&P and such holder’s tax basis in such shares, such holders would be unable to utilize the corporate dividends-received deduction (to the extent it would otherwise be applicable to such holder) with respect to the gain resulting from such excess distribution. Further, after we initially report the expected tax characterization of distributions we have paid, the actual characterization, which is not determined with finality until after the end of the tax year in which the distribution occurs, could vary from our expectation with the result that holders of the Class A Common Stock could incur different income tax liabilities than initially expected. Investors in the Class A Common Stock are encouraged to consult their tax advisors as to the tax consequences of receiving distributions on the Class A Common Stock that are not treated as dividends for U.S. federal income tax purposes.
Future sales of the Class A Common Stock, or the perception in the public markets that these sales may occur, following the expiration or waiver of the Lock-Up Periods or otherwise, may depress the price of the Class A Common Stock.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could have an adverse effect on our stock price and could impair our ability to raise capital through the sale of additional stock. In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our common stock. Issuing additional shares of Class A Common Stock, Class L Common Stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of the Class A Common Stock or both.

As of April 29, 2025, we had 150,926,360 shares of Class A Common Stock outstanding and 1,848,879,483  shares of Class A Common Stock issuable upon potential exchanges and/or conversions. Of these shares, 1,851,134,386 are “restricted securities,” as that term is defined under Rule 144 of the Securities Act. The holders of these “restricted securities” are entitled to dispose of their shares pursuant to (i) the applicable holding period, volume and other restrictions of Rule 144 or (ii) another exemption from registration under the Securities Act. In addition, following the Up-C Collapse, we expect to have 1,848,879,483 shares of Class L Common Stock outstanding, all of which will be “restricted securities” and subject to certain restrictions on transfer until the expiration of the applicable Lock-Up Period, as well as the other applicable restrictions of Rule 144. Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L Common Stock (a) may be converted at any time, at the option of the holder, into one share of Class A Common Stock and (b) will automatically convert into one share of Class A Common Stock immediately prior to any transfer of such share except for certain permitted transfers that will be described in the Company’s certificate of incorporation. In addition, the Company’s board of directors may waive the lock-up restrictions at any time during the Lock-Up Periods at the request of a holder of Class L Common Stock. Additional sales of our shares of Class A Common Stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of the Class A Common Stock. We have filed registration statements under the Securities Act registering 178,166,346 shares of the Class A Common Stock reserved for issuance under the Omnibus Incentive Plan and our Team Member Stock Purchase Plan. As of April 29, 2025, we had 116,270,178 shares of the Class A Common Stock reserved for issuance under our Omnibus Incentive Plan and our Team Member Stock Purchase Plan. We have entered into a Registration Rights Agreement pursuant to which we have granted demand and piggyback registration rights to RHI, Mr. Gilbert and the affiliates of Mr. Gilbert.
The board of directors may elect to consent to waivers of the lock-up with respect to proposed transfers by holders of our Class L Common Stock during the Lock-Up Periods, which may lead to the issuance of additional shares of the Class A Common Stock prior to the expiration of the applicable Lock-Up Period and could cause the price of the Class A Common Stock to fluctuate or decline.
Following the consummation of the Up-C Collapse and subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders will be prohibited from transferring or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the Closing Date and (b) 50% of the shares of Class L Common Stock prior to the second anniversary of the Closing Date. Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period. The Company’s board of directors will have the ability to waive the Lock-Up Periods with respect to specific stockholders if the board of directors determines that doing so would be in the best interests of the Company’s stockholders. To the extent that the board of directors elects to waive the Lock-Up Period with respect to a holder of shares of Class L Common Stock, such holder would have the opportunity to convert their shares of Class L Common Stock into Class A Common Stock and sell such prior to the expiration of the applicable Lock-Up Period. Immediately prior to such transfer, such shares of Class L Common Stock would automatically convert into shares of Class A Common Stock. If the board of directors elects to waive the applicable Lock-Up Period with respect to any shares of Class L Common Stock, an additional number of shares of Class A Common Stock could be introduced to the public market in a limited period of time, which could result in declines in the price of the Class A Common Stock.
The price of the Class A Common Stock has been, and may in the future be, volatile and your investment in our common stock could suffer a decline in value.
The market price for the Class A Common Stock has been, and may in the future be, volatile and could fluctuate significantly in response to a number of factors, most of which we cannot control. These factors include, among others, intense competition in the markets we serve; failure to accurately predict the demand or growth of new financial products and services that we are developing; fluctuations in quarterly revenue and operating results, as well as differences between our actual financial and operating results and those expected by investors; the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC; announcements relating to litigation; guidance, if any, that we provide to the public, any changes in such guidance or our failure to meet such guidance; the inability to complete proposed acquisitions; the risk that anticipated benefits and synergies of proposed acquisitions may not be fully realized or may take longer to realize than expected; the risk that integration of acquired businesses post-closing may not occur as anticipated or the combined company may not achieve the growth prospects expected from such acquisition; changes in financial estimates or ratings by any securities analysts who follow the Class A Common Stock, our failure to meet such estimates or failure of those analysts to initiate or maintain coverage of the Class A Common Stock; the sustainability of an active trading market for the Class A Common Stock; investor perceptions of the investment opportunity associated with the Class A Common Stock relative to other investment alternatives; the inclusion, exclusion or deletion of the Class A Common Stock from any trading indices; future sales of the Class A Common Stock by our officers, directors and significant stockholders; the effect on our business and results of operations from system failures and disruptions, hurricanes, wars, acts of terrorism, pandemics, other natural disasters or responses to such events; novel and unforeseen market forces and trading strategies by third parties; events or commentary reported in the media, including social media, whether or not accurate or involving us, that may create, amplify and/or rapidly spread negative publicity for us or for the industry or markets in which we operate; short selling of the Class A Common Stock or related derivative securities; and price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole. These broad market and industry factors may seriously harm the market price of the Class A Common Stock, regardless of our operating performance. In the past, stockholders have instituted securities class action litigation following periods of market volatility. We have been, and may in the future be, subject to securities litigation, which may cause us to incur substantial costs and resources and divert the attention of management from our business.
Other than the Special Dividend, we may not pay dividends on our common stock in the foreseeable future.
Other than the Special Dividend, we have no current plans to pay dividends on our Class A Common Stock. The declaration and payment of future dividends to holders of our Class A Common Stock will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements, tax obligations, restrictions in our debt instruments and other factors deemed relevant by our board of directors. As a holding company, our ability to pay dividends depends on our receipt of cash dividends from our subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur.
Risks Related to Financial Information
The unaudited pro forma condensed combined financial information included in this Information Statement is inherently subject to uncertainties and is preliminary, and the Company’s actual financial position and results of operations after the Up-C Collapse may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this Information Statement.
The unaudited pro forma condensed combined financial information included in this Information Statement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Up-C Collapse been completed on the dates indicated. The Company’s actual results and financial position after the Up-C Collapse may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this Information Statement. For more information, see the section of this Information Statement titled “Unaudited Pro Forma Condensed Combined Financial Information.”
Risks Related to the Redfin Acquisition and the Mr. Cooper Acquisition
The Acquisitions are subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete either of the Acquisitions in a timely manner or at all could have adverse effects on the Company.
The completion of each of the Redfin Acquisition and the Mr. Cooper Acquisition is subject to a number of conditions, including, among others: (i) the adoption of the Redfin Agreement or the Mr. Cooper Agreement, as applicable, by the affirmative vote of the holders of a majority of the outstanding shares of Redfin or Mr. Cooper common stock entitled to vote thereon; (ii) the accuracy of the parties’ respective representations and warranties in the Redfin Agreement or the Mr. Cooper Agreement, as applicable, subject to specified materiality and material adverse effect qualifications; (iii) the absence of any law or order issued by any governmental authority preventing the consummation of the Redfin Acquisition or the Mr. Cooper Acquisition, as applicable, and (iv) the consummation of the Up-C Collapse.
If either of the Acquisitions are not completed, our ongoing business, financial condition, financial results and stock price may be materially adversely affected. Without realizing any of the benefits of having completed either of the Acquisitions, the Company will be subject to a number of risks, including the following:
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the market price of our Class A Common Stock could decline to the extent that the current market price reflects a market assumption that either or both of the Acquisitions will be completed;

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if either the Redfin Agreement or the Mr. Cooper Agreement is terminated and our board of directors seeks another business combination, the holders of our Class A Common Stock cannot be certain that we will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms of the Redfin Agreement or the Mr. Cooper Agreement, as applicable;

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time and resources committed by the Company’s, Redfin’s and Mr. Cooper’s management to matters relating to the Acquisitions could otherwise have been devoted to pursuing other beneficial opportunities for their respective companies;

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the Company, Redfin and Mr. Cooper may experience negative reactions from the financial markets or from their respective customers, suppliers, business partners or employees; and

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we may be the target of litigation related to any failure to complete the Redfin Acquisition, the Mr. Cooper Acquisition or related to any enforcement proceeding commenced against the Company, Redfin or Mr. Cooper to perform their respective obligations pursuant to the Redfin Agreement or Mr. Cooper Agreement, as applicable.

We may not achieve the intended benefits of the Redfin Acquisition or the Mr. Cooper Acquisition, and the Redfin Acquisition or the Mr. Cooper Acquisition may disrupt our current plans or operations.
There can be no assurance that we will be able to successfully integrate Redfin or Mr. Cooper’s assets or otherwise realize the expected benefits of the Acquisitions. Difficulties in integrating Redfin or Mr. Cooper into the Company may result in the Company performing differently than expected, in operational challenges or in the failure to realize anticipated synergies and efficiencies in the expected timeframe or at all. The integration of the companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining or attracting business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; increased complexity and cost in consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating geographically separate organizations; unanticipated issues in integrating information technology, communications and other systems; as well as potential unknown liabilities, unforeseen expenses relating to integration or delays associated with the Acquisitions.

INFORMATION ABOUT THE PARTIES
Rocket Companies, Inc.
We are a Detroit-based financial technology company with a platform of mortgage, real estate and personal finance businesses — Rocket Mortgage, Rocket Homes, Rocket Close, Rocket Money and Rocket Loans. Our proprietary technology platform is designed to deliver a seamless, AI-driven homeownership experience, integrating home search, mortgage origination, title and closing, and personal financial management. We believe our widely recognized “Rocket” brand is synonymous with simple, fast and trusted digital experiences.
Since our inception in 1985, we have demonstrated a consistent ability to develop and scale technology-driven solutions that enhance client experiences, automate operations, and extend our capabilities to partners. Our flagship business, Rocket Mortgage, is an industry leader, having provided over $1.8 trillion in home loans since inception.
Our culture is rooted in foundational principles, or “ISMs,” which serve as a guiding framework for decision-making across the organization. Created by our founder and chairman, Dan Gilbert, these principles reinforce our commitment to prioritizing team members and clients, encapsulated in the philosophy: “Love our team members. Love our clients.”
We believe artificial intelligence is transforming the homeownership journey through advancements in knowledge, engineering, machine learning, automation and personalization. With our extensive data assets and technology infrastructure, we are well-positioned to drive AI adoption across the real estate and mortgage industries.
Our principal executive offices are located at 1050 Woodward Avenue, Detroit, Michigan 48226.
Our Class A Common Stock is listed on the NYSE under the ticker symbol “RKT.”
Rock Holdings Inc.
RHI, our principal stockholder, is currently the controlling majority stockholder of several other businesses. Mr. Gilbert, the Company’s founder and Chairman, is the majority stockholder of RHI and serves as the chairman of RHI’s board of directors. RHI’s principal executive offices are located at 1090 Woodward Avenue, Detroit, MI 48226.
In connection with the Up-C Collapse, RHI will effect an internal reorganization pursuant to which it will (i) contribute to RHI II, and RHI II will assume, all of the assets and liabilities of RHI (other than its Holdings LLC Units, its shares of Class D Common Stock and equity interests in each of Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and Woodward Insurance LLC) and (ii) distribute its interests in RHI II to RHI’s equityholders.
From time to time, RHI has authorized equity compensation plans. Immediately prior to the consummation of the Up-C Collapse, there will be no equity securities authorized under any such equity compensation plan.
There is no established public trading market for RHI Shares. As of the Mailing Record Date, there were approximately 50 record holders of RHI Shares.
Eclipse Sub, Inc.
Merger Sub 1 is a Michigan corporation and is currently a direct wholly owned subsidiary of the Company. Merger Sub 1 was incorporated on March 5, 2025, solely for the purpose of effecting the First Merger. Merger Sub 1 has not carried on any activities and will not carry on any activities other than in connection with the First Merger. Merger Sub 1’s principal executive offices are located at 1050 Woodward Avenue, Detroit, MI 48226.
Rocket GP, LLC
Merger Sub 2 is a Michigan limited liability company and is currently a direct wholly owned subsidiary of the Company. Merger Sub 2 was formed on March 5, 2025, for the purpose of effecting the Second Merger and serving as the sole managing member of Holdings LLC before the Pre-Closing Conversion and as the general partner of Holdings LP following the Pre-Closing Conversion. Merger Sub 2 has not carried on any activities and will not carry on any activities other than in connection with the Second Merger. Merger Sub 2’s principal executive offices are located at 1050 Woodward Avenue, Detroit, MI 48226.
Daniel Gilbert
Mr. Gilbert is our founder and Chairman. He is a citizen of the United States. His business address is 1050 Woodward Avenue, Detroit, MI 48226.
RHI II, LLC
RHI II is a Michigan limited liability company and is currently a wholly owned subsidiary of RHI. RHI II was formed on January 10, 2025, solely in connection with the Up-C Collapse. RHI II has not carried on any activities other than in connection with the Up-C Collapse. RHI II’s principal executive offices are located at 1074 Woodward Avenue, Detroit, MI 48226.

DESCRIPTION OF THE UP-C COLLAPSE
This discussion of the Up-C Collapse is qualified in its entirety by reference to the Transaction Agreement and the Transaction Agreement Amendment, which are attached to this Information Statement as Annex A and Annex B, respectively. Each of the Transaction Agreement and the Transaction Agreement Amendment is incorporated by reference herein in its entirety. The discussion of the Tax Receivable Agreement Amendment, the Indemnity Agreement, the A&R LP Agreement, the Second A&R LP Agreement, each of the Charters, the Joinder to the Tax Receivable Agreement and the Letter Agreement, is qualified in its entirety by reference to such document, each of which is attached to this Information Statement as Annex C, Annex D, Annex E, Annex F, Annex G, Annex H, Annex I and Annex J, respectively. The discussion of each of the Exchange Agreement, Tax Receivable Agreement, Current Holdings LLC Agreement and Registration Rights Agreement is qualified in its entirety by reference to such document, each of which is attached as an exhibit to our filings with the SEC. For information on how to access these documents, see “Where You Can Find More Information” and “Documents Incorporated by Reference.”
Overview
On March 9, 2025, the Company, RHI, Merger Sub 1, Merger Sub 2, Mr. Gilbert and RHI II entered into the Transaction Agreement in order to effect a series of transactions that will simplify the Company’s organizational and capital structure, collapse its current “Up-C” structure, provide that each class of common stock of the Company will be entitled to one vote per share, and reduce its classes of common stock from four to two. The Company believes that the Up-C Collapse and the resulting simplification of its organizational structure, and providing that all shares of common stock of the Company will be entitled to one vote per share, will provide various benefits to the Company and its stockholders, including, among other things, by improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity.
Under its existing organizational structure, the Company is a holding company and its principal asset is its ownership of Holdings LLC Units. The Company is also the sole managing member of Holdings LLC. The Company’s public stockholders hold all of the issued and outstanding shares of Class A Common Stock, which are entitled to one vote per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by the Company). RHI and Mr. Gilbert hold (a) all of the issued and outstanding shares of the Company’s Class D Common Stock, which are entitled to ten votes per share on all matters submitted to a vote of stockholders, but have no economic rights, and (b) an equal number of Holdings LLC Units, which have economic rights (including rights to dividends and distributions upon liquidation by Holdings LLC), but have no voting rights. The certificate of incorporation provides that, at any time when the aggregate voting power of the outstanding RHI Securities would be equal to or greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each RHI Security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%.
Following the Up-C Collapse, the public stockholders will continue to hold the issued and outstanding Class A Common Stock. As part of the Up-C Collapse, (a) each RHI shareholder, in consideration for its RHI Shares, will receive a number of newly issued shares of the Company’s Class L Common Stock equal to (1) the number of RHI Shares held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D Common Stock owned by RHI to the number of all outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L Common Stock per each RHI Share, and (b) Mr. Gilbert, in consideration for his Class D Common Stock and paired Holdings LP Units, will receive a number of newly issued shares of the Company’s Class L Common Stock equivalent to one share of Class L Common Stock for each share of Class D Common Stock held by Mr. Gilbert. The shares of Class L Common Stock will be entitled to one vote per share on all matters submitted to a vote of stockholders and will have economic rights (including rights to dividends and distributions upon liquidation by the Company). As a result, Mr. Gilbert and the other RHI shareholders will no longer have economic rights through their Holdings LP Units and will instead participate, together with the public stockholders of the Company, directly in the economics of the Company through their ownership of common stock. Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders will be prohibited from transferring or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the Closing

Date and (b) 50% of the shares of Class L Common Stock prior to the second anniversary of the Closing Date. Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period. The Company’s board of directors will have the ability to waive the Lock-Up Periods with respect to specific stockholders if the board of directors determines that doing so would be in the best interests of the Company’s stockholders. To the extent that the board of directors elects to waive the Lock-Up Period with respect to a holder of shares of Class L Common Stock, such holder would have the opportunity to convert their shares of Class L Common Stock into Class A Common Stock and sell such shares prior to the expiration of the applicable Lock-Up Period. Additionally, the Company’s certificate of incorporation following the Up-C Collapse will provide that, at any time when the aggregate voting power of the outstanding Class L Common Stock would be equal to or greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each share of Class L Common Stock will be reduced such that the aggregate voting power of all Class L Common Stock is equal to 79%. Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L Common Stock (i) may be converted at any time, at the option of the holder, into one share of Class A Common Stock and (ii) will automatically convert into one share of Class A Common Stock immediately prior to any transfer of such share except for certain permitted transfers that will be described in the Company’s certificate of incorporation. In addition, upon the later to occur of (A) the expiration or waiver of the applicable Lock-Up Periods and (B) the date that the outstanding shares of Class L Common Stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of our common stock, all shares of Class L Common Stock will automatically convert to newly issued shares of Class A Common Stock.
In connection with the Up-C Collapse, the Company’s board of directors authorized and declared the Special Dividend of $0.80 per share to the holders of the Company’s Class A Common Stock. The Special Dividend, which represents cash received from tax distributions paid to the Company by Holdings LLC, was paid on April 3, 2025 to holders of the Class A Common Stock of record as of the close of business on March 20, 2025. The Special Dividend was paid prior to the Up-C Collapse so that no such dividend will be payable with respect to the shares of Class L Common Stock that Mr. Gilbert and the other RHI shareholders will receive in the Up-C Collapse, as those stockholders previously received the economic benefit of such distribution on account of their Holdings LLC Units.
The Up-C Collapse will be effected pursuant to the terms of the Transaction Agreement, which has been approved by the Company’s board of directors and, pursuant to the Company’s Related Person Transactions policy, the Audit Committee.
Following the Up-C Collapse, the Company expects Mr. Gilbert to directly hold more than a majority of the combined voting power on all matters submitted to a vote of stockholders. As a result, the Company expects to continue to remain a “controlled company” within the meaning of the NYSE rules, as Mr. Gilbert will continue to hold more than a majority of the combined voting power of the Company’s common stock.
The Up-C Collapse does not require any amendments to the terms of the Class A Common Stock. Differences in the rights of the holders of Class A Common Stock and Class L Common Stock following the Up-C Collapse to the rights of the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock, and Class D Common Stock prior to the Up-C Collapse are described under the section titled “Comparative Rights of Holders of Common Stock Prior To And After the Up-C Collapse.” Following the Up-C Collapse, the Company will only have two classes of common stock, Class A Common Stock and Class L Common Stock, as opposed to the four classes (Class A Common Stock, Class B Common Stock, Class C Common and Class D Common Stock) that are authorized today. The Up-C Collapse will not affect any of the Company’s existing equity awards or the Omnibus Incentive Plan.

The following illustrates the Company’s corporate structure immediately prior to giving effect to the Up-C Collapse:
The following illustrates the Company’s corporate structure immediately after giving effect to the Up-C Collapse:

Consideration to RHI and Mr. Gilbert
As part of the Up-C Collapse, (a) RHI shareholders (including Mr. Gilbert), in consideration for their common shares of RHI (including common shares of RHI issued upon the accelerated vesting of certain RHI restricted stock units), will receive 1,847,777,661 shares of Class L Common Stock in the aggregate, equivalent to the ratio of the number of shares of Class D Common Stock owned by RHI to the number of outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L Common Stock per RHI Share, and (b) Mr. Gilbert, in consideration for the Class D Common Stock and paired Holdings LP Units that he holds directly, will receive 1,101,822 shares of Class L Common Stock per RHI Share, equivalent to one share of Class L Common Stock for each share of Class D Common Stock held by Mr. Gilbert. Differences in the rights of the holders of Class A Common Stock and Class L Common Stock to the rights of the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock are described under the section titled “Comparative Rights of Holders of Common Stock Prior To And After the Up-C Collapse.”
Background of the Up-C Collapse
The Company currently has an “Up-C” (or “umbrella partnership C-corporation”) corporate structure, which was implemented in August 2020 in connection with the IPO. As of the date of this Information Statement, as depicted in the Company’s corporate structure in the section titled “Description of the Up-C Collapse — Overview” beginning on page 33:

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The public stockholders directly own all of the outstanding shares of Class A Common Stock representing 19.57% of the voting power and 100% of the economic interest in the Company;

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Collectively, RHI and Mr. Gilbert directly own all of the outstanding shares of Class D Common Stock representing 79% (in the case of RHI) and 1.43% (in the case of Mr. Gilbert) of the voting power of the Company, respectively, but no economic interest in the Company; and

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The Company owns outstanding Holdings LLC Units representing 7.55% of the economic interest in Holdings LLC, RHI owns outstanding Holdings LLC Units representing 92.40% of the economic interest in Holdings LLC and Mr. Gilbert owns outstanding Holdings LLC Units representing 0.06% of the economic interest in Holdings LLC.

From time to time, the Company’s management and advisors have discussed the possibility of collapsing the Company’s Up-C structure. On January 21, 2025, the Company’s board of directors formally considered a proposal from the Company’s senior management to explore a potential Up-C Collapse. The board of directors reviewed the Company’s Up-C structure and considered the issues attendant in effecting such an Up-C Collapse. The board of directors considered the potential benefits that the Company might receive in connection with undertaking the Up-C Collapse; the potential transaction structure and steps required to accomplish the Up-C Collapse in order to optimally achieve such potential benefits; potential key terms of the Up-C Collapse; and certain other issues relating to a potential Up-C Collapse. The board of directors also discussed how the Up-C Collapse will be designed to (i) ensure that Mr. Gilbert and RHI do not receive a differential benefit in the transaction; (ii) mitigate the market impact of any sales of shares of common stock following the Up-C Collapse; and (iii) ensure public stockholders’ voting rights would not be diluted as a result of the Up-C Collapse. The board of directors instructed the Company’s management to work with its legal and financial advisors to further review a potential Up-C Collapse on the terms discussed. Following this review, on March 6, 2025, the board of directors (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into the Transaction Agreement, (ii) approved the execution, delivery and performance by the Company of the Transaction Agreement and the consummation of the Up-C Collapse contemplated thereby, including the Mergers and the DG Exchange, on the terms and conditions set forth in the Transaction Agreement, (iii) approved and declared advisable the Charter Amendment and the Share Issuance and recommended that the stockholders of the Company approve and adopt the Charter Amendment and approve the Share Issuance, and (iv) approved the filing of a certificate retiring the shares of Class D Common Stock and the Restated Charter following the consummation of the Up-C Collapse.
On April 7, 2025, the Company, RHI and DG entered into the Transaction Agreement Amendment to amend the Transaction Agreement.

As described further in the section titled “— The Company’s Reasons for the Up-C Collapse” beginning on page 37, we believe that the Up-C Collapse will provide various benefits to us and our stockholders, including, among other things, by improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions, creating a clearer corporate profile and enhancing equity liquidity.
The Company’s Reasons for the Up-C Collapse
The Company’s board of directors determined that the new proposed corporate structure is advisable and in the best interests of the Company for the following reasons:
Common Stock as Acquisition Currency
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Increased Ability to Make Certain Acquisitions on a Tax-Deferred Basis.   As a result of the Up-C Collapse, we will have greater flexibility to offer the Company stock as equity consideration to sellers in potential acquisition transactions on a tax deferred basis. While potential sellers will not be able to receive Holdings LP Units or participate in a pass-through structure (with a single layer of tax), our increased ability to offer Company stock as tax-deferred equity consideration in acquisition transactions could allow us to pay less for assets or target companies than we otherwise would or help us to better compete with other potential acquirors. The Company’s increased ability to use its common stock as acquisition currency in potential future acquisition transactions is expected to make the Company more attractive to potential target companies. The Redfin Acquisition and the Mr. Cooper Acquisition, which are conditioned on the consummation of the Up-C Collapse, are examples of the Company’s greater flexibility, following the consummation of the Up-C Collapse, to make acquisitions on a tax-deferred basis.

Clearer Corporate Profile
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Reduction in Overall Complexity and Simplified Financial Reporting.   Notwithstanding that the Up-C structure is a common IPO structure, our existing corporate structure is complex, and we have found that it is not easily understood by potential investors, research analysts, lenders, team members, business partners, and various other constituencies with whom we interact on a regular basis. We believe that the Up-C Collapse substantially simplifies our overall corporate structure by transitioning our capital structure to two classes of outstanding stock. Moreover, we believe that the Up-C Collapse will also help simplify our financial statements and overall financial reporting, in that it will result in the elimination of the redeemable non-controlling interest and an associated increase in our stockholders’ equity due to the consolidation of our Class D Common Stock and Holdings LP Units into our Class L Common Stock. We believe that this simplification will help investors and research analysts more easily understand our financial statements and certain of our financial metrics, such as our earnings and our earnings per share calculations. We believe that this simplification will also cause our financial statements to be more readily comparable to other traditionally structured publicly traded companies.

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Reduction in Certain Administrative Costs of Maintaining Structure.   In our existing corporate structure, each time RHI or Mr. Gilbert elects to exchange its or his Holdings LLC Units (along with the corresponding shares of our Class D Common Stock or Class C Common Stock) for cash or shares of our Class B Common Stock or Class A Common Stock, as applicable, a number of internal administrative processes need to occur in order to process the exchange and to ensure that the Company’s regulatory compliance and reporting obligations are satisfied, including requiring a meeting or consent of the Audit Committee, interacting with the Company’s transfer agent and issuing shares of Class B Common Stock to the exchanging party. In addition, our internal finance, accounting and tax personnel would also be required to calculate and reflect the impact of such exchange on our consolidated financial statements and measure the amount of any “step-up” in tax basis generated by such exchange. These processes and procedures may, among other things: (i) take time from our employees’ other day-to-day responsibilities in connection with operating our business, (ii) lead to increased costs and expenses to the extent outside parties are required to be involved, (iii) potentially complicate the preparation of our consolidated financial statements and (iv) potentially complicate the review and audit of our consolidated financial statements by our outside auditors. Following the Up-C

Collapse, such processes and procedures will not be required (other than with respect to exchanges that occurred before the date of the Transaction Agreement) given that there will be no future exchanges of Holdings LLC Units by RHI or Mr. Gilbert, thereby reducing the administrative costs of maintaining our corporate structure.
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Value of Estimated Net Tax Benefits Has Likely Been Diminished.   Prior to the IPO, our estimates of the future net tax benefits associated with our Up-C structure were based on certain assumptions including the IPO price, the market price of the stock in the period following the IPO, the timing of future exchanges and market price of future exchanges of Holdings LP Units (along with the corresponding shares of our Class D Common Stock or Class C Common Stock) for cash or shares of our Class B Common Stock or Class A Common Stock, as applicable. In particular, exchanges of Holdings LP Units by RHI and Mr. Gilbert (along with the corresponding shares of our Class D Common Stock or Class C Common Stock) for cash or shares of our Class B Common Stock or Class A Common Stock, as applicable, pursuant to the terms of the Exchange Agreement under the current Up-C structure generally would have resulted in certain increases in tax basis related to the assets of Holdings LP. Such increases in tax basis would, in turn, result in an increase in associated depreciation, depletion, and amortization deductions that would have reduced our taxable income. Since the IPO, some of the variables affecting these estimates, including the market price of the stock in the period following the IPO, and the timing of utilization of such future net tax benefits, differed from our pre-IPO assumptions. Upon re-analysis of the estimated net tax benefits with this new information, management determined that the value of these estimated net tax benefits has materially diminished as compared to pre-IPO estimates, while the administrative costs and costs associated with the complexity of the existing corporate structure have remained significant.

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No Future Exchanges and Tax Receivable Agreement Payments Will Be Made Only With Respect to Exchanges That Occur Prior to the Date of the Transaction Agreement.   Following the completion of the Up-C Collapse, all Holdings LP Units will be owned, directly or indirectly, by the Company, and no Holdings LP Units will be owned indirectly by the current holders of the RHI Shares (other than in respect of Class L Common Stock received by such current holders pursuant to the Up-C Collapse) or directly by Mr. Gilbert. As such, there will be no future exchanges of Holdings LP Units by RHI or Mr. Gilbert. Accordingly, no future tax benefits will be created by way of future exchanges, since such exchanges will no longer occur. We believe the lack of future exchanges may also decrease certain administrative costs. Further, pursuant to the Tax Receivable Agreement Amendment, the Company, as the corporate taxpayer, will make payments under the Tax Receivable Agreement only to those holders of Holdings LP Units (or their transferees) who have already effected exchanges of Holdings LP Units (along with the corresponding shares of our Class D Common Stock or Class C Common Stock) for cash or shares of our Class B Common Stock or Class A Common Stock, as applicable, prior to the date of the Transaction Agreement. Parties that have not already effected such exchanges prior to the date of the Transaction Agreement, or parties thereto that have only effected such exchanges with respect to some of their Holdings LP Units and Class D Common Stock, will not be entitled to any future payments under the Tax Receivable Agreement in respect of any Holdings LP Units (along with the corresponding shares of our Class D Common Stock) not exchanged prior to the date of the Transaction Agreement.

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No Future Tax Distributions.   Prior to the completion of the Up-C Collapse, Holdings LLC is treated as a partnership for U.S. federal income tax purposes and, as such, is generally not subject to U.S. federal income tax. Instead, taxable income is allocated to its members, the Company, RHI and Mr. Gilbert. The Current Holdings LLC Agreement provides for cash distributions to the holders of Holdings LLC Units for purposes of funding their tax obligations in respect of the taxable income of Holdings LLC that is allocated to them. Generally, these tax distributions are computed based on Holdings LLC’s estimate of the net taxable income of Holdings LLC allocable to its members multiplied by an assumed tax rate applicable to individuals. Thus, prior to the completion of the Up-C Collapse, the terms of the Current Holdings LLC Agreement require Holdings LLC to make tax distributions that, in the aggregate, likely exceed the sum of (a) the amount of taxes that the Company will pay on Holdings LLC’s net income following the completion of the Up-C Collapse, when the Company will be allocated all of Holdings LLC’s net income and be taxed on such income at the lower tax rate applicable to a corporate taxpayer and (b) payments under the Tax Receivable Agreement. Overall, the Company’s tax expenditures are expected to decrease when compared to the amount of tax distributions that would have been required under the Current Holdings LLC Agreement even after taking into account that additional net income of Holdings LLC allocated to the Company following the completion of the Up-C Collapse is expected to accelerate the Company’s use of the tax benefits for which it is obligated to make payments to RHI under the Tax Receivable Agreement related to prior exchanges. The excess funds that Holdings LLC would have previously used to satisfy its tax distribution obligations will be available for reinvestment in our business.
Enhancing Equity Liquidity
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Potential for Greater Market Capitalization of and Liquidity in our Class A Common Stock Over Time.   Because the existing RHI shareholders’ interests in the Company are held indirectly through RHI, we believe that if RHI shareholders hold interests in the Company directly, this could make it more likely that, following the expiration or waiver of the Lock-Up Periods, such holders would sell the shares of Class A Common Stock underlying their Class L Common Stock into the public trading market, which could result in greater market capitalization for our Class A Common Stock, and improved liquidity, increased daily trading volume and an increase in the public float of our Class A Common Stock in the future. Such changes could then decrease the overall volatility in our stock price and potentially create a more efficient trading market in the Class A Common Stock, which benefits (if realized) would accrue to all holders of the Class A Common Stock.

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Improved Ability to Satisfy Criteria to Join Certain Stock Market Indices.   To satisfy the eligibility criteria of stock market indices, including the S&P 500 and other S&P indices, a company’s stock is required to exceed a certain float-adjusted market capitalization. The Up-C Collapse by itself will not result in the inclusion of the Company in additional stock market indices because shares of Class L Common Stock are not expected to count towards the Company’s float-adjusted market capitalization. However, following the Up-C Collapse, as shares of our Class L Common Stock are converted into shares of our Class A Common Stock, and if such Class A Common Shares are sold into the public trading market or held by non-affiliates following the expiration or waiver of the Lock-Up Periods, the float-adjusted market capitalization of our Class A Common Stock will increase, which could make the Company’s stock eligible for additional stock market indices.

Approval of the Company’s Board of Directors; Action by Written Consent
On March 6, 2025, the Audit Committee reviewed and approved the terms and conditions of the Transaction Agreement, the DG Exchange, the Tax Receivable Agreement Amendment, the Exchange Agreement Termination and the Letter Agreement in accordance with the Company’s Related Person Transactions Policy.
Following the receipt of the Audit Committee’s approvals, the board of directors of the Company, by vote, (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into the Transaction Agreement, (ii) approved the execution, delivery and performance by the Company of the Transaction Agreement and the consummation of the Up-C Collapse, including the Mergers and the DG Exchange, on the terms and conditions set forth in the Transaction Agreement, (iii) approved and declared advisable the Charter Amendment and the Share Issuance and recommended that the stockholders of the Company approve and adopt the Charter Amendment and approve the Share Issuance, and (iv) approved the filing of a certificate retiring the shares of Class D Common Stock and the Restated Charter following the consummation of the Up-C Collapse.
On March 9, 2025, RHI, as the holder of an aggregate voting power of 79% on all matters submitted to a vote of stockholders, in lieu of a special meeting of stockholders, executed and delivered to the Company the Written Consent approving and adopting the Charter Amendment and approving the Share Issuance. No further approval of the stockholders of the Company under the DGCL or NYSE rules is required to approve the Transaction Agreement or the consummation of the Up-C Collapse as contemplated therein. As a result, we have not solicited and will not be soliciting your vote for the actions approved by the Written Consent and do not intend to call a meeting of stockholders for the purpose of voting on the approval of the Transaction Agreement or the Up-C Collapse. If the Transaction Agreement is terminated in accordance with its terms, the Written Consent will be of no further force and effect.
On April 3, 2025, the Audit Committee reviewed and approved the terms and conditions of the Transaction Agreement Amendment in accordance with the Company’s Related Person Transactions Policy. On April 7, 2025, the Company, RHI and DG entered into the Transaction Agreement Amendment to amend and restate the Transaction Agreement.
Federal securities laws state that the Up-C Collapse may not be completed until at least 20 business days after this Information Statement is first mailed or otherwise delivered to our stockholders. We currently expect the Up-C Collapse will be completed in June 2025, or such later date as agreed in writing by the parties to the Transaction Agreement, subject to the satisfaction of the conditions to closing in the Transaction Agreement. However, there can be no assurance that the transactions will be completed on or prior to that time, or at all.
Regulatory Matters
In connection with the Up-C Collapse, the Company and RHI intend to make all required filings under the Securities Act, and the Exchange Act, as well as any required filings or applications with the NYSE. Additionally, the Company and RHI intend to make all required filings to domestic and international self-regulatory organizations, mortgage industry regulators and securities industry regulators.
The Up-Collapse is conditioned on, among other things, at least 20 business days elapsing since the Company mailed this Information Statement to its stockholders. No other material federal or state regulatory requirements must be complied with, or material approvals obtained, in connection with the Up-C Collapse.
The Up-C Collapse is not reportable under the Hart-Scott-Rodino Act (the “HSR Act”), however certain shareholders receiving Class L Common Stock may be required to file such notification with the Federal Trade Commission or the Department of Justice if at the time of closing those shareholders will satisfy the size of transaction (currently $126.4 million) and, if applicable, the size of person jurisdictional tests, and no exemption will apply under the HSR Act.
Interests of Directors and Executive Officers of the Company in the Up-C Collapse
Mr. Gilbert is the principal stockholder of RHI. Jennifer Gilbert is a director of the Company, a director of RHI and the wife of Mr. Gilbert. In connection with the First Merger, the Company expects Mr. and Ms. Gilbert will receive an aggregate of 1,458,793,025 shares of Class L Common Stock as consideration for their voting common shares of RHI. A portion of the aggregate Class L Common Stock will be held in Mr. Gilbert’s name and a portion will be held in Ms. Gilbert’s name. In addition, in connection with the DG Exchange, the Company expects Mr. Gilbert will receive 1,101,822 shares of Class L Common Stock in exchange for the contribution to the Company of the Holdings LP Units and shares of Class D Common Stock held directly by Mr. Gilbert. Prior to the DG Exchange Effective Time, the Tax Receivable Agreement will be amended to provide that the terms of the Tax Receivable Agreement will not apply to any exchanges, including, for the avoidance of doubt, the DG Exchange, that occur, or are deemed to occur, on or following the date of the Transaction Agreement. The Up-C Collapse will not result in any early termination payments under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement will continue to be made with respect to exchanges that occurred before the date of the Transaction Agreement. Other than the receipt of the shares of Class L Common Stock, Mr. Gilbert and Ms. Gilbert will receive no additional consideration or other compensation of any kind in connection with the Up-C Collapse.
William Emerson is a director and an executive officer of the Company, and a shareholder of RHI. In addition, our director Matt Rizik and our executive officers Brian Brown, Heather Lovier and Bill Banfield are shareholders of RHI. In connection with the First Merger, the Company expects they will receive an aggregate of 49,568,252 shares of Class L Common Stock as consideration for their aggregate voting common shares of RHI (including common shares of RHI issued upon the accelerated vesting of certain RHI restricted stock units).
The directors and executive officers of the Company who held shares of Class A Common Stock as of the close of business on March 20, 2025 were entitled to receive the Special Dividend due to their ownership of shares of Class A Common Stock.
The members of the Audit Committee and the Company’s board of directors were aware of and considered these interests, among other matters, when they approved the Transaction Agreement and the Up-C Collapse, as applicable. These interests are described in more detail in the section titled “Description of the Up-C Collapse — Interests of Directors and Executive Officers of the Company in the Up-C Collapse” beginning on page 40.
The Up-C Collapse will have no effect on the Company’s existing equity awards or the Omnibus Incentive Plan. No other director or executive officer of the Company is entitled to any payments or benefits in connection with the Up-C Collapse, including, without limitation, any payments or benefits that otherwise would be reportable pursuant to Item 402(t) of Regulation S-K.
The Charter Amendment and the Restated Charter
On the Closing Date, prior to the First Merger Effective Time, the Company will file the Charter Amendment in the form attached hereto as Annex G with the Delaware Secretary of State to authorize the issuance, and provide the terms of, a new class of Class L Common Stock, to eliminate the Class B Common Stock and the Class C Common Stock and to update the corporate opportunity waiver so that it applies to RHI II Parties instead of RHI Parties. In addition, the Charter Amendment will include a provision stating that any shares of Class D Common Stock that are acquired by the Company will be retired and will not be reissued. The references to the Class D Common Stock will be included in the Charter Amendment solely because the Charter Amendment will be filed and effective for a period of time before the currently outstanding shares of Class D Common Stock will be exchanged, and thus the references to the Class D Common Stock in the Charter Amendment are necessary solely to effect the transactions contemplated by the Up-C Collapse.
On the Closing Date, following the DG Exchange Effective Time, the Company will file a certificate of retirement with the Delaware Secretary of State stating, among other things, that all shares of the Class D Common Stock may not be reissued and have been retired, and therefore, in accordance with Section 243 of the DGCL, all references to the Class D Common Stock in the Charter Amendment will be deemed to be eliminated.
On the Closing Date, following the filing of the certificate of retirement discussed in the immediately prior paragraph, the Company will file the Restated Charter in the form attached hereto as Annex G with the Delaware Secretary of State. The Restated Charter will integrate the effectiveness of the certificate of retirement by removing all references to the retired Class D Common Stock from the certificate of incorporation, but it will not amend any provision of the Charter Amendment. Therefore, pursuant to Section 245 of the DGCL, the Restated Charter may be adopted and filed by the Company without a stockholder vote. For more information about our certificate of incorporation after giving effect to the Charters, see the section titled “Description of the Company’s Capital Stock” beginning on page 84 and the section titled “Comparative Rights of Holders of Common Stock Prior To And After the Up-C Collapse” beginning on page 91.
Indemnity Agreement
At the First Merger Effective Time, RHI II and the Company will enter into the Indemnity Agreement pursuant to which, among other things, RHI II will indemnify the Company for liabilities of RHI that are not related to the Company’s business and certain other matters. The Indemnity Agreement is attached hereto as Annex D.
Exchange Agreement
Pursuant to the Exchange Agreement, each of RHI and Mr. Gilbert (or certain transferees thereof) has the right to exchange its or his Holdings LLC Units (along with corresponding shares of Class D Common

Stock or Class C Common Stock), for, at the Company’s option (as the sole managing member of Holdings LLC), (i) shares of Class B Common Stock or Class A Common Stock, as applicable, on a one-to-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of Class A Common Stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.
The Exchange Agreement will be terminated in connection with the Up-C Collapse and will be of no further force and effect following the Up-C Collapse, and such termination will be retroactively effective as of March 9, 2025, the date of the Transaction Agreement.
Letter Agreement
Under the Exchange Agreement, RHI has certain information rights to the Company’s books and records for as long as it continues to hold 3% of our shares of common stock. Additionally, the Exchange Agreement provides that the Company will not amend the corporate opportunities provision of its charter without RHI’s consent. Since following the Up-C Collapse, RHI will no longer be a stockholder of the Company and the former shareholders of RHI (including Mr. Gilbert, the controlling shareholder in RHI) will hold their interests in the Company directly, in connection with the Exchange Agreement, the Company and Mr. Gilbert will enter into the Letter Agreement for the purpose of preserving such information rights and consent right over amending the corporate opportunities provision in the name of RHI II. The Letter Agreement is attached hereto as Annex J.
Tax Receivable Agreement Amendment
We entered into the Tax Receivable Agreement on August 5, 2020. The Tax Receivable Agreement provides for the payment by us to RHI and Mr. Gilbert (or their transferees of Holdings LLC Units or other assignees) of 90% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) as a result of (i) certain increases in our allocable share of the tax basis in Holdings LLC’s assets resulting from (a) the purchases of Holdings LLC Units (along with the corresponding shares of our Class D Common Stock or Class C Common Stock) from RHI and Mr. Gilbert (or their transferees or other assignees) using the net proceeds from any future offering (subject to the terms of the Tax Receivable Agreement Amendment), (b) exchanges by RHI and Mr. Gilbert (or their transferees or other assignees) of Holdings LLC Units (along with the corresponding shares of our Class D Common Stock or Class C Common Stock) for cash or shares of our Class B Common Stock or Class A Common Stock, as applicable (subject to the terms of the Tax Receivable Agreement Amendment), or (c) payments under the Tax Receivable Agreement; (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the Tax Receivable Agreement and (iii) disproportionate allocations (if any) of tax benefits to Holdings LLC as a result of section 704(c) of the Code that relate to the reorganization transactions entered into at the time of our IPO. The Tax Receivable Agreement makes certain simplifying assumptions regarding the determination of the cash savings that we realize or are deemed to realize from the covered tax attributes, which may result in payments pursuant to the Tax Receivable Agreement in excess of those that would result if such assumptions were not made.
As part of RHI’s internal reorganization, RHI will contribute its rights to receive payments under the Tax Receivable Agreement in respect of RHI’s prior exchanges to RHI II, and RHI II will complete the Joinder to the Tax Receivable Agreement and become party to the Tax Receivable Agreement. The Joinder to the Tax Receivable Agreement is attached hereto as Annex I.
Following the Up-C Collapse, the Company will make payments under the Tax Receivable Agreement to only those holders of Holdings LP Units (or their transferees) who have already effected exchanges of Holdings LP Units (along with the corresponding shares of our Class D Common Stock or Class C Common Stock) for cash or shares of our Class B common Stock or Class A Common Stock, as applicable, prior to the date of the Transaction Agreement. Holders that have not already effected such exchanges prior to the date of the Transaction Agreement, or holders that have only effected such exchanges with respect to some of their Holdings LP Units, will not be entitled to any future payments under the Tax Receivable Agreement in respect of any Holdings LP Units not exchanged or deemed exchanged prior to the date of the Transaction Agreement. The Tax Receivable Agreement will be amended to provide that the terms of the

Tax Receivable Agreement will not apply to any exchanges, including, for the avoidance of doubt, the DG Exchange, that occur, or are deemed to occur, on or following the date of the Transaction Agreement. The Tax Receivable Agreement Amendment will provide that the DG Exchange will not generate any payments under the Tax Receivable Agreement. The Tax Receivable Agreement Amendment is attached hereto as Annex C.
The Tax Receivable Agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successor’s) obligations with respect to previously exchanged Holdings LLC Units would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement. As a result, (i) the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual net tax benefits the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement, and (ii) if the Company elects to terminate the Tax Receivable Agreement early, the Company would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. In these situations, the Company’s obligations under the Tax Receivable Agreement could have a substantial negative impact on the Company’s liquidity, as well as its attractiveness as a target for an acquisition.
The Up-C Collapse will not constitute a change of control or an early termination under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement will continue to be made with respect to exchanges that occurred before the date of the Transaction Agreement and no changes will be made to the methodology for calculating payments under the Tax Receivable Agreement with respect to such exchanges.
Second A&R LP Agreement
The Company, Holdings LLC, RHI and Mr. Gilbert are parties to the Third Amended and Restated Operating Agreement of Holdings LLC, dated as of July 14, 2024 (the “Current Holdings LLC Agreement”).
Pursuant to the terms of the Current Holdings LLC Agreement, so long as affiliates of RHI and its related parties continue to own any Holdings LLC Units, shares of our Class A Common Stock or securities exchangeable or convertible into shares of our Class A Common Stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Holdings LLC and its subsidiaries or own any assets other than securities of Holdings LLC and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Holdings LLC and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Holdings LLC.
The Current Holdings LLC Agreement provides for cash distributions to the holders of Holdings LLC Units for purposes of funding their tax obligations in respect of the taxable income of Holdings LLC that is allocated to them. Generally, these tax distributions are computed based on Holdings LLC’s estimate of the net taxable income of Holdings LLC allocable per Holdings LLC Units multiplied by an assumed tax rate equal to the effective marginal U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Michigan, New York City or California (whichever is higher, taking into account the non-deductibility of certain expenses and the character of our income).
The Current Holdings LLC Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A Common Stock or Class B Common Stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, will be concurrently invested in Holdings LLC (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase Holdings LLC Units from a member of Holdings LLC (in which cash such net proceeds will instead be transferred to the selling member as consideration for such purchase)) and Holdings LLC will issue to us Holdings LLC Units. Similarly, except as otherwise determined by us, Holdings LLC will not issue any additional Holdings LLC Units to us unless we issue or sell an equal number of shares of our Class A Common Stock or Class B Common Stock. Conversely, if at any time any shares of our Class A Common Stock or Class B Common Stock are redeemed, repurchased or otherwise acquired, Holdings LLC will redeem, repurchase or otherwise acquire an equal number of Holdings LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A Common Stock or Class B Common Stock are redeemed, repurchased or otherwise acquired. In addition, Holdings LLC will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Holdings LLC Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Holdings LLC Units.
In connection with the Pre-Closing Conversion, the separate existence of Holding LLC will cease with Holdings LP continuing as the surviving entity. Pursuant to the Transaction Agreement, the Company will cause Merger Sub 2, as the general partner of Holdings LP, to take all necessary actions to amend and restate the A&R LP Agreement, in the form attached hereto as Annex E. In connection with the Up-C Collapse and pursuant to the Transaction Agreement, the Company will cause Merger Sub 2, in its capacity as the general partner of Holdings LP, to consent to waiving all transfer restrictions under the A&R LP Agreement with respect to the DG Exchange.
Immediately following the DG Exchange Effective Time, the Company will cause Merger Sub 2, as the general partner of Holdings LP, to further amend and restate the A&R LP Agreement to give effect to the Second A&R LP Agreement. The Second A&R LP Agreement will remove provisions that are no longer relevant following the Up-C Collapse given that Holdings LP will become our wholly owned subsidiary. The Second A&R LP Agreement is attached hereto as Annex F.
Registration Rights Agreement
Prior to the consummation of our IPO, on August 5, 2020, the Company entered into the Registration Rights Agreement with RHI, Mr. Gilbert and certain of his affiliates, pursuant to which each Registration Party is entitled to demand the registration of the sale of certain or all shares of Class A Common Stock that it beneficially owns. Among other things, under the terms of the Registration Rights Agreement:
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If the Company proposes to file certain types of registration statements under the Securities Act, with respect to an offering of equity securities, the Company must use its reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

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Each Registration Party has the right, subject to certain conditions and exceptions, to request that the Company file (i) registration statements with the SEC for one or more underwritten offerings of all or part of the shares of Class A Common Stock that it beneficially owns and/or (ii) a shelf registration statement that includes all or part of the shares of Class A Common Stock that it beneficially owns as soon as the Company becomes eligible to register the sale of its securities on Form S-3 under the Securities Act. The Company is required to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, will be paid by the Company.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions and is governed by New York law. The Registration Rights Agreement will not be affected by the Up-C Collapse and Mr. Gilbert will retain his registration rights under the Registration Rights Agreement.

No Dissenters’ or Appraisal Rights
The Company’s stockholders do not have dissenters’ or appraisal rights under applicable law with respect to the Up-C Collapse.
Accounting Treatment of the Up-C Collapse
The Mergers will be accounted for as an equity reorganization of the Company, under which the stockholders of RHI become direct stockholders of the Company. Pursuant to the Transaction Agreement, RHI stockholders will exchange their shares in RHI for shares of Class L Common Stock. At the effective time of the Mergers, it is expected that RHI’s only material assets will be its equity interests in the Company and that RHI will have no material liabilities which would be required to be disclosed in its financial statements.

THE TRANSACTION AGREEMENT
This section describes the material terms of the Transaction Agreement, which was executed on March 9, 2025. The description of the Transaction Agreement in this section and elsewhere in this Information Statement is qualified in its entirety by reference to the complete text of the Transaction Agreement, a copy of which is attached as Annex A to this Information Statement, and the Transaction Agreement Amendment, a copy of which is attached as Annex B to this Information Statement. Each of the Transaction Agreement and the Transaction Agreement Amendment is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Transaction Agreement that is important to you. You are encouraged to read the Transaction Agreement carefully and in its entirety, because it is the legal document that governs the Up-C Collapse.
Explanatory Note Regarding Transaction Agreement
The Transaction Agreement is included to provide you with information regarding its terms. Neither the Transaction Agreement nor the summary of its material terms included in this section is intended to provide any factual information about the Company, RHI, Merger Sub 1, Merger Sub 2, Mr. Gilbert or RHI II. Factual disclosures about the Company, RHI, Merger Sub 1, Merger Sub 2, Mr. Gilbert and RHI II contained in this Information Statement and/or in the public reports of the Company filed with the SEC (as described in the section titled “Where You Can Find More Information” beginning on page 108) may supplement, update or modify the disclosures about the Company, RHI, Merger Sub 1, Merger Sub 2, Mr. Gilbert and RHI II contained in the Transaction Agreement. The Transaction Agreement contains representations and warranties and covenants of the parties customary for transactions of this nature. The representations and warranties contained in the Transaction Agreement were made only for purposes of the Transaction Agreement as of the specific dates therein; were made solely for the benefit of the parties to the Transaction Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Transaction Agreement should not be relied on by any person as characterizations of the actual state of facts about the Company, RHI, Merger Sub 1, Merger Sub 2, Mr. Gilbert or RHI II at the time they were made or otherwise.
Structure of the Up-C Collapse
Under the terms of the Transaction Agreement:
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The Company agreed to pay the Special Dividend of $0.80 per share to the holders of record of the Class A Common Stock with a record date as of the close of business on March 20, 2025, and such payment was made on April 3, 2025;

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RHI will effect an internal reorganization, pursuant to which RHI will contribute all assets and liabilities of RHI (other than its Holdings LLC Units, its shares of Class D Common Stock and equity interests in each of Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and Woodward Insurance LLC) to RHI II and distribute the interests in RHI II to the holders of RHI Shares;

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The Company will effect an internal reorganization pursuant to which (i) the Company will form Rocket Sub and will contribute two percent (2%) of the total outstanding Holdings LLC Units to Rocket Sub, (ii) the Company, as the sole managing member of Holdings LLC, will cause Holdings LLC to form Holdings LP, (iii) the Company will contribute its Holdings LLC Units to Merger Sub 2, following which Merger Sub 2 will become the sole managing member of Holdings LLC and (iv) Holdings LLC will merge with and into Holdings LP, following which (x) the separate existence of Holdings LLC will cease and Holdings LP will continue as the surviving entity and will be named “Rocket Limited Partnership,” (y) Merger Sub 2 will be appointed as the general partner of Holdings LP and (z) each issued and outstanding Holdings LLC Unit will be exchanged for a number of fully paid and nonassessable Holdings LP Units;
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The Company will, in accordance with the terms of the Transaction Agreement, implement certain charter amendments to amend and restate its Amended and Restated Certificate of Incorporation, dated as of August 5, 2020, to, among other things, provide for a new class of Class L Common Stock and eliminate all references to the Class B Common Stock and Class C Common Stock, and file a certificate of retirement and the Restated Charter to eliminate all references to the Class D Common Stock;

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The Company, RHI, Mr. Gilbert and Holdings LP will terminate the Exchange Agreement, with such termination being retroactively effective as of March 9, 2025;

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The Company and Mr. Gilbert will enter into the Letter Agreement for the purpose of preserving certain of the information rights and other rights provided for in the Exchange Agreement;

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Mr. Gilbert will terminate the RHI Shareholder Agreement in accordance with the terms therein;

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RHI II and the Company will enter into the Indemnity Agreement, pursuant to which, among other things, RHI II will indemnify the Company for liabilities of RHI that are not related to the Company’s business and certain other matters;

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Prior to the First Merger, RHI will use reasonable best efforts to cause the employees of Rocket Community Fund, LLC or other service providers who are not exclusively dedicated to initiatives of Rocket to transfer to RHI II or another entity outside of the Acquired RHI Group;

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Merger Sub 1 will merge with and into RHI, with RHI as the surviving entity in the First Merger and becoming a direct wholly owned subsidiary of the Company, in accordance with the applicable provisions of the MBCA. In the First Merger, each RHI Share will be exchanged for the right to receive a number of fully paid and nonassessable shares of Class L Common Stock. As a result, RHI’s equityholders, directors and officers will cease to own RHI Shares;

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Thereafter, RHI will merge with and into Merger Sub 2, with Merger Sub 2 as the surviving entity in the Second Merger and remaining a direct wholly owned subsidiary of the Company, in accordance with the applicable provisions of the MBCA and the MLLCA. In the Second Merger, each RHI Share will be converted into a substantially equivalent equity interest in Merger Sub 2;

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At the DG Effective Time, (i) Mr. Gilbert will contribute and transfer to the Company his Holdings LP Units and shares of Class D Common Stock held by Mr. Gilbert for the issuance to Mr. Gilbert of a number of fully paid and nonassessable shares of Class L Common Stock on a one-to-one basis and (ii) the Company will contribute the Holdings LP Units received in the DG Exchange to Merger Sub 2;

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The Company, RHI and Mr. Gilbert will enter into an amendment to the Tax Receivable Agreement Amendment, to provide that the terms of the Tax Receivable Agreement will not apply to any exchanges, including for the avoidance of doubt, the DG Exchange, that occur on or following the date of the Transaction Agreement; and

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The Company will cause Merger Sub 2, as the general partner of Holdings LP, to take all action necessary to enter into an amendment and restatement to the A&R Holdings LP Agreement, to remove provisions that are no longer relevant following the Up-C Collapse given that Holdings LP will become our wholly owned subsidiary.

The Transaction Agreement Amendment amended the Transaction Agreement to provide that RHI will retain each of Woodward Insurance Holdings LLC and Woodward Insurance LLC instead of transferring such entities to RHI II.
Closing Date; Closing Deliverables
Closing Date
Unless the Transaction Agreement is terminated, as described in the section titled “— Termination” beginning on page 54, the closing will occur on the second business day after the satisfaction or waiver (to the extent permitted by law) of the closing conditions described in the section titled “— Conditions to Closing” beginning on page 53 (other than those conditions that by their nature are to be satisfied at the closing but subject to the satisfaction or, to the extent permitted by applicable law, waiver of all conditions as of the closing), or at such other time and date as agreed to in writing by the parties to the Transaction Agreement.
Closing Deliverables
At the closing, the Company will deliver to RHI and Mr. Gilbert (a) an approved copy of the Second A&R LP Agreement; (b) a duly executed counterpart to the Tax Receivable Agreement Amendment; and (c) a certificate certifying that (i) the Company’s representations and warranties are true and correct as of March 9, 2025 and as of the Closing Date and (ii) the Company performed and complied in all material respects with its obligations under the Transaction Agreement. The Company will also deliver to DG a duly executed counterpart to the Letter Agreement and will deliver to RHI II a duly executed counterpart to the Indemnity Agreement.
At the closing, RHI will deliver to the Company (a) a schedule setting forth, as of the Closing Date, the name of each holder of RHI Shares and (i) the number of RHI Shares held by such person and (ii) the number of shares of Class L Common Stock to be received by such person in accordance with the terms of the Transaction Agreement; (b) a certificate certifying that (i) RHI’s representations and warranties are true and correct as of March 9, 2025 and as of the Closing Date and (ii) RHI performed and complied in all material respects with its obligations under the Transaction Agreement. RHI will also deliver to the Company and Mr. Gilbert a duly executed counterpart to the Tax Receivable Agreement Amendment.
At the closing, Mr. Gilbert will deliver to the Company (a) evidence of termination of the RHI Shareholders Agreement and (b) a certificate certifying that (i) Mr. Gilbert’s representations and warranties are true and correct as of March 9, 2025 and as of the Closing Date and (ii) Mr. Gilbert performed and complied in all material respects with its obligations under the Transaction Agreement. Mr. Gilbert will also deliver to the Company and RHI a duly executed counterpart to each of the Letter Agreement and the Tax Receivable Agreement Amendment.
At the closing, RHI II will deliver to the Company a duly executed counterpart to the Indemnity Agreement.
Effective Times
First Merger Effective Time and Second Merger Effective Time
Subject to the terms and conditions of the Transaction Agreement, on the Closing Date, (a) RHI will file a certificate of merger relating to the First Merger with the State of Michigan Department of Licensing and Regulatory Affairs’ Corporations, Securities & Commercial Licensing Bureau (the “Michigan LARA”) as contemplated by the MBCA and (b) Merger Sub 2 will file a certificate of merger relating to the Second Merger with the Michigan LARA as contemplated by the MBCA and the MLLCA.
The First Merger will become effective when the certificate of merger relating to the First Merger is accepted for filing by the Michigan LARA, or at such other time as the parties specify in the certificate of merger relating to the First Merger.
The Second Merger will become effective when the certificate of merger relating to the Second Merger is accepted for filing by the Michigan LARA, or at such other time as the parties specify in the certificate of merger relating to the Second Merger.
DG Exchange Effective Time
Immediately following the Second Merger Effective Time, Mr. Gilbert will contribute and transfer to the Company his Holdings LP Units and shares of Class D Common Stock for the issuance to Mr. Gilbert of shares of Class L Common Stock.

Consideration Received by Holders of RHI Shares
At the First Merger Effective Time, by virtue of the First Merger, each RHI Share outstanding immediately prior to the First Merger Effective Time will be converted into the right to receive a number of fully paid and nonassessable shares of Class L Common Stock.
Consideration Received by Mr. Gilbert
At the DG Exchange Effective Time, in consideration for Mr. Gilbert’s contribution and transfer to the Company of his Holdings LP Units and shares of Class D Common Stock, the Company will issue to Mr. Gilbert 1,101,822 fully paid and nonassessable shares of Class L Common Stock (which is equal to the number of shares of Class D Common Stock contributed by Mr. Gilbert).
No Fractional Shares of Class L Common Stock
The holders of the RHI Shares will not receive any fractional shares of Class L Common Stock in the First Merger. Any such fractional share interest will not entitle the holder of such interest to any rights of a stockholder of the Company. Each holder of RHI Shares that otherwise would have been entitled to receive a fraction of a share of Class L Common Stock will receive, in lieu thereof, cash, without interest, and subject to applicable withholding taxes, in an amount equal to such fractional amount multiplied by the volume weighted average of the trading prices of Class A Common Stock on the NYSE on each of the five consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the effective time, rounded down to the nearest penny.
Exchange of RHI Shares; Exchange of RHI Certificates; No Fractional Shares
Prior to or substantially concurrently with the Second Merger Effective Time, the Company will deposit with RHI II or a nationally recognized bank or trust company to act as exchange agent designated by RHI uncertificated, book-entry shares representing the number of shares of Class L Common Stock sufficient to deliver the aggregate stock consideration payable to holders of the RHI Shares in the Mergers. The Company will make available to the exchange agent cash sufficient to pay the cash in lieu of any fraction of a share of Class L Common Stock to which any holder of RHI Shares converted in the First Merger will be entitled as described in the section titled “— No Fractional Shares of Class L Common Stock” beginning on page 49 and any dividends and other distributions with respect to unexchanged RHI Shares as described in the section titled “— Distributions with Respect to RHI Shares” beginning on page 50. No interest will be paid or will accrue on any cash payable pursuant to the Transaction Agreement provisions described in those sections.
Exchange of RHI Shares
As promptly as practicable after the Second Merger Effective Time, the exchange agent will send to each holder of record of RHI Shares whose RHI Shares were converted into shares of Class L Common Stock (a) a letter of transmittal and (b) instructions for use in effecting the surrender of certificates that immediately prior to the effective time represented RHI Shares (“RHI Certificates”).
Upon (a) surrender of RHI Certificates to the exchange agent together with a duly completed and validly executed letter of transmittal, (b) expiration or termination of any applicable waiting period applicable to the holder of RHI Shares that holds such RHI Certificate under the HSR Act and (c) delivery of such other documents as may reasonably be required by the exchange agent, the exchange agent will, as promptly as practicable, (i) credit in the stock ledger and other appropriate books and records of the Company the number of shares of Class L Common Stock into which the RHI Shares represented by such RHI Certificates have been converted in the First Merger and (ii) pay and deliver a check in the amount of the cash in lieu of fractional shares of Class L Common Stock together with any dividends or other distributions to which such RHI Certificates become entitled in accordance with the Transaction Agreement provisions described in the section titled “— No Fractional Shares of Class L Common Stock” beginning on page 49 and the section titled “— Distributions with Respect to RHI Shares” beginning on page 50.
In the event of a transfer of ownership of RHI Shares that is not registered in the transfer records of RHI, the Company may cause the exchange agent to credit or pay, as applicable, shares of Class L Common

Stock or cash to the transferee in such a transfer only if the RHI Certificates formerly representing such RHI Shares is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of the exchange agent that any applicable stock transfer or similar taxes have been paid or are not applicable.
Until surrendered as contemplated by the Transaction Agreement provisions described in this section, each RHI Certificate will after the Second Merger Effective Time represent the shares of Class L Common Stock into which the RHI Shares represented by such RHI Certificates have been converted in the First Merger, together with any cash in lieu of fractional shares of Class L Common Stock and any dividends or other distributions to which such RHI Certificates become entitled in accordance with the Transaction Agreement provisions described in the section titled “— No Fractional Shares of Class L Common Stock” beginning on page 49 and the section titled “— Distributions with Respect to RHI Shares” beginning on page 49.
Distributions with Respect to RHI Shares
From and after the Second Merger Effective Time, the former holders of RHI Shares, which will have been converted into the right to receive shares of Class L Common Stock at the Second Merger Effective Time, will be entitled to receive any dividends and other distributions that may be made with respect to such shares of Company common stock; provided, for the avoidance of doubt, that holders of shares of Class L Common Stock will not participate in the distribution of the Special Dividend.
No dividends or other distributions declared or made with respect to shares of Class L Common Stock with a record date after the Second Merger Effective Time will be paid to the holder of any unsurrendered RHI Shares until such holder has surrendered such RHI Shares in accordance with the Transaction Agreement provisions described in the section titled “— Exchange of RHI Shares” beginning on page 49. Subject to escheat, tax or other applicable law, following surrender of any such RHI Shares, such holder will be entitled to receive any such dividends or other distributions, without interest, which prior to such surrender had become payable with respect to the Class L Common Stock represented by such RHI Shares; provided, for the avoidance of doubt, that holders of shares of Class L Common Stock will not participate in the Special Dividend. Such holder will be entitled to vote after the effective time at any meeting of Company’s stockholders with a record date at or after the Second Merger Effective Time the number of whole shares of Class L Common Stock represented by such RHI Shares, regardless of whether such holder has exchanged its RHI Shares.
The Charter Amendment and the Restated Charter
On the Closing Date, prior to the First Merger Effective Time, and following receipt of the Written Consent, the Company will file the Charter Amendment with the Delaware Secretary of State, pursuant to which, among other things, the Company will be authorized to issue 6,000,000,000 shares of Class L Common Stock.
On the Closing Date, immediately following the DG Exchange Effective Time, the Company will file a certificate of retirement with the Delaware Secretary of State, which will state, among other things, that all shares of the Class D Common Stock may not be reissued and have been retired, and therefore, in accordance with Section 243 of the DGCL, all references to the Class D Common Stock in the Charter Amendment will be deemed to be eliminated.
On the Closing Date, immediately following the Delaware Secretary of State’s acceptance of the certificate described above, the Company will file the Restated Charter with the Delaware Secretary of State, pursuant to which the Company will eliminate all references to the Class D Common Stock.
Representations and Warranties
The Company, Merger Sub 1, Merger Sub 2 and RHI have made representations and warranties in the Transaction Agreement regarding, among other things: corporate organization and power, qualification to do business, capitalization and related matters, absence of conflicts or violations, consents and approvals, tax matters, absence of brokers or similar intermediaries, opinion of financial advisor and state takeover statutes.

The Transaction Agreement contains additional representations and warranties of RHI regarding, among other things: financial statements, assets and liabilities, contracts, litigation, compliance with laws, accredited status and accuracy and completeness information supplied for inclusion in this Information Statement.
The Transaction Agreement also contains certain representations and warranties of Mr. Gilbert with respect to his power and authority to enter into the Transaction Agreement, ownership of Class D Common Stock and Holdings LLC Units, litigation, consents and approvals, accredited status, tax matters, absence of brokers or similar intermediaries and accuracy and completeness of information supplied for inclusion in this Information Statement.
Certain of the representations and warranties made by the parties are qualified as to “materiality” or “material adverse effect.” For purposes of the Transaction Agreement, “material adverse effect” means any event, change, effect or development that, individually or in the aggregate, would or would reasonably be expected to prevent the ability of such person to consummate the transactions contemplated by the Transaction Agreement.
Covenants and Agreements
Conduct of Business by RHI and Mr. Gilbert
RHI and Mr. Gilbert have agreed that, during the period from the date of the Transaction Agreement to the earlier of the termination of the Transaction Agreement in accordance with its terms and the Second Merger Effective Time (except as otherwise specifically contemplated by the terms of the Transaction Agreement or as may be required by law), unless the Company otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), neither RHI nor Mr. Gilbert will sell or exchange any Holdings LLC Units. Additionally, RHI has also agreed that during such time, RHI, Rocket Community Fund, LLC, Woodward Insurance Holdings LLC and Woodward Insurance LLC (together, the “Acquired RHI Group”) will not (a) amend any of its organizational documents, including the RHI Shareholders Agreement or (b) conduct any business (other than as required to effect the Pre-Closing Reorganization or as conducted by RHI II and its subsidiaries).
Reasonable Best Efforts
The Company, Merger Sub 1, Merger Sub 2, the Acquired RHI Group and Mr. Gilbert have agreed to cooperate with each other and use, and to cause their respective subsidiaries to use, its reasonable best efforts to (a) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the closing to be satisfied as promptly as practicable (and in any event no later than the Termination Date (as defined below)), and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable regulatory laws), (b) obtain promptly all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental entity or third party necessary, proper or advisable to consummate the transactions contemplated by the Transaction Agreement and (c) defend any proceedings challenging the Transaction Agreement or the consummation of the transactions contemplated by the Transaction Agreement.
Notwithstanding anything to the contrary contained in the Transaction Agreement, none of the Company, Merger Sub 1, Merger Sub 2 or their respective subsidiaries will be required to, none of RHI and its subsidiaries or Mr. Gilbert will, without the prior written consent of the Company, take any action, or commit to take any action, or agree to any condition or limitation, in each case contemplated by this section that is not conditioned on the consummation of the Mergers or the DG Exchange or that would result in, or would be reasonably likely to result in, individually or in the aggregate, a material adverse effect on the Company, RHI, Mr. Gilbert and, as applicable their respective subsidiaries, taken as a whole, after giving effect to the Mergers and the DG Exchange.

The parties are not aware of any material governmental approvals or actions that are required for completion of the Up-C Collapse by any of the parties to the Transaction Agreement. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. Furthermore, should any holders of RHI Shares need to obtain governmental approvals, their receipt of Class L Common Stock from the exchange agent is conditioned accordingly.
Termination of Exchange Agreement
Pursuant to the Transaction Agreement, the Company, RHI, Mr. Gilbert and Holdings LP agreed that the Exchange Agreement will automatically terminate and be of no further force or effect as of immediately prior to the First Merger Effective Time, with such termination being retroactively effective as of March 9, 2025. For more information, see the section titled “Description of the Up-C Collapse — Exchange Agreement” beginning on page 41.
Letter Agreement
Under the Exchange Agreement, RHI has certain information rights to the Company’s books and records for as long as it continues to hold 3% of our shares of common stock. Additionally, the Exchange Agreement provides that the Company will not amend the corporate opportunities provision of its charter without RHI’s consent. Since following the Up-C Collapse, RHI will no longer be a stockholder of the Company and the former shareholders of RHI (including Mr. Gilbert, the controlling shareholder in RHI) will hold their interests in the Company directly, in connection with the Exchange Agreement, the Company and Mr. Gilbert will enter into the Letter Agreement for the purpose of preserving such information rights and consent right over amending the corporate opportunities provision in the name of RHI II. For more information, see the section titled “Description of the Up-C Collapse — Letter Agreement” beginning on page 42.
Pre-Closing Tax Distribution; Special Dividend
Following the date of the Transaction Agreement and prior to the payment of the Special Dividend, the Company, in its capacity as the managing member of Holdings LLC, caused Holdings LLC to pay to the Company, RHI and Mr. Gilbert an aggregate amount equal to (prior to deductions for member level taxes) $122,779,673 (the “Pre-Closing Tax Distribution Amount”), with the amount of such distribution paid to each of the Company, RHI and Mr. Gilbert determined on a pro rata basis in accordance with their respective Holdings LLC Units.
On April 3, 2025, the Company paid the Special Dividend to the holders of record of the Class A Common Stock as of March 20, 2025.
The Pre-Closing Tax Distribution Amount is intended to correspond to the income allocated to the Company, RHI and Mr. Gilbert in fiscal year 2024 and the first quarter of fiscal year 2025, in accordance with the terms of the Current Holdings LLC Agreement and the A&R LP Agreement, and the amount of the tax distributions with respect thereto required to be paid under the Current Holdings LLC Agreement. The Company, RHI and Mr. Gilbert agreed to waive their rights to any tax distributions made by Holdings LLC (other than with respect to their pro rata portion of the Pre-Closing Tax Distribution Amount) from and after the date of the Transaction Agreement. The Company, in its capacity as the managing member of Holdings LLC, will cause Holdings LLC not to pay any tax distributions (other than the Pre-Closing Tax Distribution Amount) from and after the date of the Transaction Agreement.
Indemnity Agreement
At the First Merger Effective Time, RHI II and the Company will enter into the Indemnity Agreement, pursuant to which, among other things, RHI II will indemnify the Company for liabilities of RHI that are not related to the Company’s business and certain other matters. For more information, see the section titled “Description of The Up-C Collapse — Indemnity Agreement” beginning on page 41.
Tax Receivable Agreement Amendment
Prior to the DG Exchange Effective Time, the Company, RHI and Mr. Gilbert will enter into the Tax Receivable Agreement Amendment. Notwithstanding such amendment, the Tax Receivable Agreement will remain in effect with respect to any exchanges that occurred prior to the date of the Transaction Agreement. For more information, see the section titled “Description of the Up-C Collapse — Tax Receivable Agreement Amendment” beginning on page 42.
Conditions to Closing
Each party’s obligation to effect the Mergers and the DG Exchange is subject to the satisfaction or (to the extent permitted by law) waiver by the Company, RHI and Mr. Gilbert at or prior to the First Merger Effective Time of the following conditions:
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Written Consent.   RHI, holder of Class D Common Stock of the Company with an aggregate voting power of 79% on all matters submitted to a vote of stockholders, in lieu of a meeting of stockholders, executed and delivered to the Company the Written Consent approving and adopting the Charter Amendment and approving the Share Issuance.

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Absence of Legal Restraint.   No law having been adopted or promulgated, or being in effect, and no temporary, preliminary or permanent injunction or order issued by one or more specified governmental entities of competent jurisdiction being in effect, in each case having the effect of making any part of the Up-C Collapse, including the Mergers or the DG Exchange, illegal or otherwise prohibiting consummation of the Up-C Collapse.

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Mailing of Information Statement.   At least 20 business days elapsing since the Company mailed this Information Statement to its stockholders.

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Qualifying as a Reorganization.   No change in applicable law or fact causing the Mergers, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The obligations of the Company, Merger Sub 1 and Merger Sub 2 to effect the Mergers and the DG Exchange are subject to the satisfaction, or waiver by the Company, at or prior to the First Merger Effective Time of the following additional conditions:
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RHI’s Representations and Warranties.   The representations and warranties of RHI contained in the Transaction Agreement will be true and correct (except for de minimis inaccuracies) as of March 9, 2025 and as of the Closing Date, subject to the materiality standards provided in the Transaction Agreement (and the receipt by the Company of a certificate of an authorized officer of RHI to such effect, dated the Closing Date).

•
Mr. Gilbert’s Representations and Warranties.   The representations and warranties of Mr. Gilbert contained in the Transaction Agreement will be true and correct in all material respects as of March 9, 2025 and as of the Closing Date, subject to the materiality standards provided in the Transaction Agreement (and the receipt by the Company of a certificate from Mr. Gilbert to such effect, dated the Closing Date).

•
Covenants.   Each of RHI and Mr. Gilbert having performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with under the Transaction Agreement at or prior to the Second Merger Effective Time (and the receipt by the Company of a certificate of (i) an authorized officer of RHI and (ii) Mr. Gilbert to such effect, dated the Closing Date).

•
Pre-Closing Reorganization.   RHI having completed, or caused the completion of, the Pre-Closing Reorganization.

The obligations of RHI and Mr. Gilbert to effect the Mergers and the DG Exchange are subject to the satisfaction, or waiver by RHI or Mr. Gilbert, at or prior to the First Merger Effective Time of the following additional conditions:
•
Representations and Warranties.   The representations and warranties of the Company, Merger Sub 1 and Merger Sub 2 contained in the Transaction Agreement will be true and correct in all material respects as of March 9, 2025 and as of the Closing Date, subject to the materiality standards provided in the Transaction Agreement (and the receipt by RHI and Mr. Gilbert of a certificate of an authorized officer of the Company to such effect, dated the Closing Date).

•
Covenants.   Each of the Company, Merger Sub 1 and Merger Sub 2 having performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under the Transaction Agreement at or prior to the Second Merger Effective Time (and the receipt by RHI and Mr. Gilbert of a certificate of an authorized officer of the Company to such effect, dated the Closing Date).

Termination
The Transaction Agreement may be terminated and the Mergers and the DG Exchange abandoned at any time prior to the closing (except as provided below, whether before or after the Company’s receipt of the Written Consent) by mutual written consent of the Company, RHI and Mr. Gilbert or as follows:
•
By either the Company, RHI or Mr. Gilbert:

•
if the closing has not occurred on or before the Termination Date provided that this right to terminate the Transaction Agreement will not be available to any party whose material breach of any obligation under the Transaction Agreement has been the primary cause of the failure of the closing to occur on or before the Termination Date; or

•
if any legal restraint permanently restraining, enjoining or otherwise prohibiting or making illegal any Merger or the DG Exchange has become final and non-appealable, provided that this right to terminate the Transaction Agreement will not be available to any party whose material breach of any obligation under the Transaction Agreement has been the primary cause of the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted.

•
By RHI or Mr. Gilbert, if the Company, Merger Sub 1 or Merger Sub 2 has breached or failed to perform any representation, warranty, covenant or agreement contained in the Transaction Agreement, or if any representation or warranty of the Company, Merger Sub 1 or Merger Sub 2 has become untrue, in either case such that the applicable closing condition would not be satisfied, and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach has not been cured prior to the earlier of (A) 30 days following written notice of such breach from RHI or Mr. Gilbert to the Company and (B) the Termination Date (provided that this right to terminate the Transaction Agreement will not be available to RHI or Mr. Gilbert if it or he is then in material breach of any of its or his representations, warranties, covenants or agreements contained in the Transaction Agreement or if any representation or warranty of RHI has become untrue, in either case so as to result in the applicable closing condition not being satisfied).

•
By the Company, if RHI or Mr. Gilbert has breached or failed to perform any representation, warranty, covenant or agreement contained in the Transaction Agreement, or if any representation or warranty of RHI or Mr. Gilbert has become untrue, in either case such that the applicable closing condition would not be satisfied, and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach has not been cured prior to the earlier of (A) 30 days following written notice of such breach from RHI or Mr. Gilbert, as applicable, to the Company and (B) the Termination Date (provided that this right to terminate the Transaction Agreement will not be available to the Company if the Company, Merger Sub 1 or Merger Sub 2 is then in material breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreement or if any representation or warranty of the Company, Merger Sub 1 or Merger Sub 2 has become untrue, in either case so as to result in the applicable closing condition not being satisfied).

Effect of Termination
In the event of termination of the Transaction Agreement, there will be no liability or obligation on the part of any party to the other party under the Transaction Agreement, except that certain provisions of the Transaction Agreement will survive the termination, including the Transaction Agreement provisions described in the section titled “— Expenses” beginning on page 55 and this section; provided that termination of the Transaction Agreement will not relieve any party from any liability or damages that may arise pursuant to the terms of the Indemnity Agreement.

Expenses
All fees and expenses incurred in connection with the Up-C Collapse will be borne by the party incurring such fees and expenses.
Amendment and Waiver
Amendment
The Transaction Agreement may be amended by (i) the mutual consent of the Company, RHI and Mr. Gilbert prior to the closing of the Up-C Collapse and (ii) by the mutual consent of Rocket, RHI II and Mr. Gilbert after the closing of the Up-C Collapse, provided that after receipt of the Written Consent, no amendment will be made which by law requires further approval by the Company’s stockholders, without approval by such stockholders.
Waiver
Any agreement on the part of the parties to the Transaction Agreement to any waiver will be valid only if set forth in a written instrument signed on behalf of such party. The failure or delay of any party to the Transaction Agreement to assert any of its rights under the Transaction Agreement or otherwise will not constitute a waiver of those rights, nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Transaction Agreement.
Specific Performance and Third-Party Beneficiaries
Specific Performance
The parties agreed in the Transaction Agreement that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of the Transaction Agreement were not performed, or were threatened not to be performed, in accordance with their specific terms or were otherwise breached and that any defense in any action for specific performance that a remedy at law would be adequate is waived. The parties agreed that they would be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Transaction Agreement and to enforce specifically the terms and provisions of the Transaction Agreement.
Third-Party Beneficiaries
The Transaction Agreement is not intended to confer, and does not confer, any rights or remedies under or by reason of the Transaction Agreement on any persons other than the parties and their respective successors and permitted assigns.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
In the following unaudited pro forma condensed combined financial information and the accompanying notes, unless the context otherwise requires, references to “Rocket,” “we,” “us,” “our” and the “Company” refer to Rocket Companies, Inc. and its consolidated subsidiaries. Additional terms used in the unaudited pro forma condensed combined financial information and the accompanying notes are defined throughout this section.
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the following transactions (collectively the “Transactions”):

•
On March 9, 2025, Rocket Companies, Inc. (“Rocket”) announced that it entered into an agreement to simplify its organizational and capital structure (the “Transaction Agreement”). Under the agreement, Rocket will collapse its current “Up-C” structure, provide that each class of common stock of Rocket will be entitled to one vote per share, and reduce its classes of common stock from four to two (the “Up-C Collapse”). As part of the Up-C Collapse:

•
Rock Holdings Inc. (“RHI”) will contribute all assets and liabilities of RHI (other than its common limited liability company interests (the “Holdings LLC Units”) of Rocket, LLC (“Holdings LLC”), its shares of Class D common stock, par value $0.00001 per share of Rocket (“Class D common stock”) and equity interests in Rocket Community Fund, Woodward Insurance Holdings LLC and Woodward Insurance LLC (such entities collectively the “Retained Entities”)) to a separate entity, and thereafter RHI will merge with and into a wholly owned subsidiary of Rocket.

•
Rocket will effect an internal reorganization pursuant to which the separate existence of Holdings LLC will cease and Eclipse Merger Limited Partnership (“Holdings LP”) will continue as the surviving entity and will be named “Rocket Limited Partnership,” and each issued and outstanding Holdings LLC Unit will be exchanged for a number of fully paid and nonassessable partnership units of Holdings LP (“Holdings LP Units”).

•
Rocket will amend its certificate of incorporation to authorize a new class of Class L common stock, par value $0.00001 per share (“Class L common stock”). Each shareholder of RHI will receive a number of shares of Class L common stock equal to (1) the number of shares of RHI (“RHI Shares”) held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D common stock owned by RHI to the number of all outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L common stock per each RHI Share. Mr. Gilbert, in consideration for his Class D common stock and paired Holdings LP Units, will receive a number of newly issued shares of Class L common stock equivalent to one share of Class L common stock for each share of Class D common stock held by Mr. Gilbert.

•
Rocket and RHI II, LLC (“RHI II”) will enter into an Indemnity Agreement, pursuant to which, among other things, RHI II will indemnify Rocket for RHI’s liabilities that are not related to Rocket’s business.

•
The Exchange Agreement between Rocket, RHI, Mr. Gilbert, and Holdings LP will be terminated, and certain information and other rights will be preserved through a separate letter agreement between Rocket and Mr. Gilbert.

•
The Rock Acquisition Corporation Shareholders Agreement between RHI and its stockholders will be terminated.

•
The Tax Receivable Agreement between Rocket, RHI and Mr. Gilbert (the “TRA”) and the Amended and Restated Limited Partnership Agreement of Holdings LP will be amended.

•
Rocket paid a special cash dividend of $0.80 per share to holders of Class A common stock, par value $0.00001 per share (“Class A common stock”) as of March 20, 2025 (“Special Dividend”) on April 3, 2025. For the avoidance of doubt, the Special Dividend was paid prior to the closing of the Redfin Merger.

•
On March 9, 2025, Rocket, Neptune Merger Sub, Inc. (“Redfin Merger Sub”) and Redfin Corporation (“Redfin”) entered into an Agreement and Plan of Merger (the “Redfin Merger Agreement”). Pursuant to the terms of the Redfin Merger Agreement, the acquisition of Redfin will be accomplished through a merger of Redfin Merger Sub with and into Redfin, with Redfin continuing as a direct wholly owned subsidiary of Rocket (the “Redfin Merger”). At the effective time of the Redfin Merger, each outstanding share of Redfin common stock, par value $0.001 per share (the “Redfin Shares”) (other than shares held by (i) Redfin, including in treasury, (ii) Rocket or (iii) Rocket’s subsidiaries, including Redfin Merger Sub), will be automatically converted into the right to receive 0.7926 shares of Rocket’s Class A common stock, and the cash payable in lieu of fractional shares of the merger consideration, without interest and subject to any applicable withholding taxes. The consummation of the Up-C Collapse, among other things, is a condition to closing of the Redfin Merger. The consummation of the Redfin Merger is not a condition to the consummation of the Mr. Cooper Mergers (as defined below).

•
On March 31, 2025, Rocket, Maverick Merger Sub, Inc. (“Maverick Merger Subsidiary”), Maverick Merger Sub 2, LLC (“Forward Merger Subsidiary”) and Mr. Cooper Group Inc. (“Mr. Cooper”) entered into the Agreement and Plan of Merger (the “Mr. Cooper Merger Agreement”). Pursuant to the Mr. Cooper Merger Agreement, and upon the terms and subject to the conditions therein and in accordance with the Delaware General Corporation Law (the “DGCL”), Maverick Merger Subsidiary will merge with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger and continuing as a direct, wholly owned subsidiary of Rocket and immediately following such Maverick Merger, in accordance with the DGCL and the Delaware Limited Liability Company Act, Mr. Cooper will merge with and into Forward Merger Subsidiary (the “Forward Merger” and, together with the Maverick Merger, the “Mr. Cooper Mergers”), with Forward Merger Subsidiary surviving the Forward Merger. At the effective time of the Mr. Cooper Mergers, each outstanding share of Mr. Cooper common stock, par value $0.01 per share (other than Mr. Cooper common stock owned directly or indirectly by Rocket, Mr. Cooper, Maverick Merger Subsidiary or Forward Merger Subsidiary immediately prior to the Maverick Effective Time), will be automatically converted into the right to receive 11.00 shares of Rocket’s Class A common stock, and the cash payable in lieu of fractional shares of the merger consideration, without interest and subject to any applicable withholding taxes. The consummation of the Up-C Collapse, among other things, is a condition to closing of the Mr. Cooper Mergers. The consummation of the Mr. Cooper Mergers is not a condition to the consummation of the Redfin Merger.

•
In connection with entering into the Mr. Cooper Merger Agreement, Rocket entered into a commitment letter (the “Commitment Letter”), dated as of March 31, 2025, with JPMorgan Chase Bank, N.A., which was subsequently amended and restated on April 22, 2025 to include certain additional commitment parties (the “Commitment Parties”), pursuant to which, on the terms and subject to the conditions set forth therein, the Commitment Parties have committed to provide a 364-day senior unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $4,950 million, subject to the terms and conditions of the Commitment Letter.

•
Rocket does not intend to draw on the Bridge Facility, as it intends to incur permanent financing prior to, or concurrently with, the closing of the Mr. Cooper Mergers. As the terms of the permanent financing have not yet been determined, the unaudited pro forma condensed combined financial information is prepared using the terms of the Bridge Facility, as further discussed in Note 9. Under that assumption, Rocket intends to use the proceeds from the Bridge Facility to repay, redeem and/or amend Mr. Cooper’s 5.000% senior notes due 2026, 6.000% senior notes due 2027, 5.500% senior notes due 2028, 6.500% senior notes due 2029, 5.125% senior notes due 2030, 5.75% senior notes due 2031, and 7.125% senior notes due 2032 (collectively, the “Mr. Cooper Notes”) and pay related accrued interest, fees and expenses (the transactions, collectively, the “Financing Transactions”).

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 gives effect to the Transactions as if they had been completed on December 31, 2024 and combines the audited consolidated balance sheet of Rocket as of December 31, 2024 with the audited consolidated balance sheets of Redfin and Mr. Cooper, each as of December 31, 2024.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2024 gives effect to the Transactions as if they had occurred on January 1, 2024, the first day of Rocket’s fiscal year 2024. The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2024 combines the audited consolidated statement of income of Rocket for the fiscal year ended December 31, 2024 and the audited consolidated statements of loss / income of Redfin and Mr. Cooper, respectively, each for the fiscal year ended December 31, 2024. The unaudited pro forma condensed combined financial information contained herein does not give effect to any of the financial results of Rocket, Redfin, or Mr. Cooper following December 31, 2024, including the first quarter 2025 financial results.
See the risk factor titled “The unaudited pro forma condensed combined financial information included in this Information Statement is inherently subject to uncertainties and is preliminary, and the Company’s actual financial position and results of operations after the Up-C Collapse may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this Information Statement.” beginning on page 29.
The historical consolidated financial statements of Rocket, Redfin, and Mr. Cooper have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the Transactions, which are necessary to account for the Transactions in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, including the impacts of Redfin’s 2025 multifamily rental listing arrangement with Zillow, or any other business changes or synergies that may result from the Transactions. Based on known facts and circumstances and limited information available to reasonably estimate future impacts, the unaudited pro forma condensed combined financial information does not reflect any transaction accounting adjustments related to Redfin’s multifamily listing arrangement with Zillow and presents the multifamily rental business consistent with Redfin’s historical audited consolidated financial statements as of December 31, 2024.
The unaudited pro forma condensed combined financial information should be read in conjunction with:

•
The accompanying notes to the unaudited pro forma condensed combined financial information;

•
The audited consolidated financial statements of Rocket as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Rocket’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein;

•
The audited consolidated financial statements of Redfin as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Redfin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein;

•
The audited consolidated financial statements of Mr. Cooper as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Mr. Cooper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein; and

•
The unaudited consolidated financial statements of Mr. Cooper as and for the three months ended March 31, 2025 and the related notes, which are included in Mr. Cooper’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and are incorporated by reference herein.

Accounting for the Transactions
The mergers pursuant to the Transaction Agreement (the “Up-C Collapse Mergers”) will be accounted for as an equity reorganization of Rocket, under which the stockholders of RHI become direct stockholders of Rocket. Pursuant to the Transaction Agreement, RHI stockholders will exchange their shares in RHI for shares of Class L common stock. At the effective time of the Up-C Collapse Mergers, it is expected that RHI’s only material assets will be its equity interests in Rocket and that RHI will have no material liabilities which would be required to be disclosed in its financial statements.
The Redfin Merger will be accounted for as a business combination using the acquisition method with Rocket as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration will be allocated to Redfin’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Redfin Merger. The process of valuing the net assets of Redfin immediately prior to the Redfin Merger, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 — Basis of Presentation for more information.
The Mr. Cooper Mergers will be accounted for as a business combination using the acquisition method with Rocket as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration will be allocated to Mr. Cooper’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Mr. Cooper Mergers. The process of valuing the net assets of Mr. Cooper immediately prior to the Mr. Cooper Mergers, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 — Basis of Presentation for more information.
All financial data included in the unaudited pro forma condensed combined financial information is presented in thousands of U.S. Dollars unless otherwise noted and it has been prepared on the basis of U.S. GAAP and Rocket’s accounting policies. The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

Rocket Companies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2024
($ In Thousands)
	Rocket Reclassified (Note 3)	Up-C Collapse	(Note 2)	Rocket Pro Forma for Up-C Collapse	Redfin Reclassified (Note 3)	Redfin Transaction Accounting Adjustments	(Note 5)	Rocket Pro Forma Adjusted for Redfin Merger	Mr. Cooper Reclassified (Note 6)	Mr. Cooper Transaction Accounting Adjustments	(Note 8)	Mr. Cooper Financing Adjustments	(Note 9)	Rocket Pro Forma Combined
Assets
Cash and cash equivalents	$1,272,853	$(117,773)	(a)(b)	$1,155,080	$124,743	$(266,575)	(a)(b)	$1,013,248	$753,394	$(5,321,271)	(a)(b)	$4,888,075	(a)	$1,333,446
Restricted cash	16,468	—		16,468	229	—		16,697	219,465	—		—		236,162
Mortgage loans held for sale, at fair value	9,020,176	—		9,020,176	152,426	—		9,172,602	2,211,160	—		—		11,383,762
Interest rate lock commitments (“IRLCs”), at fair value	103,101	—		103,101	3,961	—		107,062	27,768	—		—		134,830
Mortgage servicing rights (“MSRs”), at fair value	7,633,371	—		7,633,371	2,736	—		7,636,107	11,736,472	—		—		19,372,579
Notes receivable and due from affiliates	14,245	1,092	(a)	15,337	—	—		15,337	—	—		—		15,337
Property and equipment, net	213,848	139	(a)	213,987	41,302	—		255,289	58,128	—		—		313,417
Deferred tax asset, net	521,824	(521,824)	(c)	—	—	—		—	230,179	(230,179)	(f)	—		—
Lease right of use assets	281,770	—		281,770	23,713	—		305,483	43,934	—		—		349,417
Forward commitments, at fair value	89,332	—		89,332	462	—		89,794	18,658	—		—		108,452
Loans subject to repurchase right from Ginnie Mae	2,785,146	—		2,785,146	—	—		2,785,146	1,176,120	—		—		3,961,266
Goodwill and intangible assets, net	1,227,517	—		1,227,517	560,892	1,401,659	(c)(d)	3,190,068	260,211	5,264,397	(c)(d)	—		8,714,676
Other assets	1,330,412	12,121	(a)(c)	1,342,533	101,993	—		1,444,526	2,203,753	—		—		3,648,279
Total assets	$24,510,063	$(626,245)		$23,883,818	$1,012,457	$1,135,084		$26,031,359	$18,939,242	$(287,053)		$4,888,075		$49,571,623
Liabilities and equity:
Liabilities:
Funding facilities	$6,708,186	$—		$6,708,186	$146,629	$—		$6,854,815	$1,899,129	$—		$—		$8,753,944
Other financing facilities and debt:
Senior Notes, net	4,038,926	—		4,038,926	572,207	(61,901)	(e)	4,549,232	4,890,673	(4,890,673)	(a)	4,888,075	(a)	9,437,307
MSR and Advance facilities, net	—	—		—	—	—		—	4,482,943	—		—		4,482,943
Early buy out facility	92,949	—		92,949	—	—		92,949	112,443	—		—		205,392
Term loan debt	—	—		—	243,344	(243,344)	(a)	—	—	—		—		—
Notes payable and due to affiliates	31,280	14	(a)	31,294	—	—		31,294	—	—		—		31,294
MSR related liabilities – nonrecourse at fair value	—	—		—	—	—		—	418,495	—		—		418,495
Accounts payable	181,713	111	(a)	181,824	17,004	—		198,828	129,233	—		—		328,061
Lease liabilities	319,296	—		319,296	32,717	—		352,013	56,889	—		—		408,902
Forward commitments, at fair value	11,209	—		11,209	873	—		12,082	153,527	—		—		165,609
Investor reserves	99,998	—		99,998	2,408	—		102,406	59,771	—		—		162,177
Tax receivable agreement liability	581,183	(15,601)	(d)	565,582	—	6,461	(f)	572,043	—	(1,600)	(e)	—		570,443
Loans subject to repurchase right from Ginnie Mae	2,785,146	—		2,785,146	—	—		2,785,146	1,176,120	—		—		3,961,266
Deferred tax liability, net	17,445	758,633	(c)	776,078	672	(22,190)	(f)(g)	754,560	—	123,023	(e)(f)	—		877,583
Other liabilities	599,352	34,480	(a)(e)(f)	633,832	79,271	22,980	(h)	736,083	746,898	(54,715)	(a)(g)	—		1,428,266
Total liabilities	$15,466,683	$777,637		$16,244,320	$1,095,125	$(297,994)		$17,041,451	$14,126,121	$(4,823,965)		$4,888,075		$31,231,682
Equity:
Class A common stock	$1	$—		$1	$126	$(125)	(i)	$2	$1,058	$(1,051)	(h)	$—		$9
Class B common stock	—	—		—	—	—		—	—	—		—		—
Class C common stock	—	—		—	—	—		—	—	—		—		—
Class D common stock	19	(19)	(h)	—	—	—		—	—	—		—		—
Class L common stock	—	19	(h)	19	—	—		19	—	—		—		19
Additional paid-in-capital	389,695	7,064,631	(h)	7,454,326	905,506	480,102	(i)	8,839,934	1,077,384	8,315,945	(h)	—		18,233,263
Retained earnings	312,834	(127,206)	(h)	185,628	(988,134)	952,935	(i)	150,429	3,734,679	(3,777,982)	(h)	—		107,126
Accumulated other comprehensive income (loss)	(48)	—		(48)	(166)	166	(i)	(48)	—	—		—		(48)
Non-controlling interest	8,340,879	(8,341,307)	(g)	(428)	—	—		(428)	—	—		—		(428)
Total equity	9,043,380	(1,403,882)		7,639,498	(82,668)	1,433,078		8,989,908	4,813,121	4,536,912		—		18,339,941
Total liabilities and equity	$24,510,063	$(626,245)		$23,883,818	$1,012,457	$1,135,084		$26,031,359	$18,939,242	$(287,053)		$4,888,075		$49,571,623

Rocket Companies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended December 31, 2024
($ In Thousands)
	Rocket Reclassified (Note 3)	Up-C Collapse	(Note 2)	Rocket Pro Forma for Up-C Collapse	Redfin Reclassified (Note 3)	Redfin Transaction Accounting Adjustments	(Note 5)	Rocket Pro Forma Adjusted for Redfin Merger	Mr. Cooper Reclassified (Note 6)	Mr. Cooper Transaction Accounting Adjustments	(Note 8)	Mr. Cooper Financing Adjustments	(Note 9)	Rocket Pro Forma Combined
Revenue
Gain on sale of loans:
Gain on sale of loans excluding fair value of MSRs, net	$1,682,697	$—		$1,682,697	$102,363	$—		$1,785,060	$64,585	$—		$—		$1,849,645
Fair value of originated MSRs	1,330,216	—		1,330,216	26,489	—		1,356,705	458,998	—		—		1,815,703
Gain on sale of loans, net	3,012,913	—		3,012,913	128,852	—		3,141,765	523,583	—		—		3,665,348
Loan servicing income:
Servicing fee income	1,462,173	—		1,462,173	2,146	—		1,464,319	2,475,426	—		—		3,939,745
Change in fair value of MSRs	(578,681)	—		(578,681)	(2,375)	—		(581,056)	(842,030)	—		—		(1,423,086)
Loan servicing income, net	883,492	—		883,492	(229)	—		883,263	1,633,396	—		—		2,516,659
Interest income:
Interest income	413,159	—		413,159	10,980	—		424,139	102,047	—		—		526,186
Interest expense on funding facilities	(315,593)	—		(315,593)	(11,226)	—		(326,819)	(84,475)	—		—		(411,294)
Interest income, net	97,566	—		97,566	(246)	—		97,320	17,572	—		—		114,892
Other income	1,106,827	6,513	(a)	1,113,340	910,193	—		2,023,533	793,189	—		—		2,816,722
Total revenue, net	5,100,798	6,513		5,107,311	1,038,570	—		6,145,881	2,967,740	—		—		9,113,621
Expenses
Salaries, commissions, and team member benefits	2,261,245	4,113	(a)	2,265,358	768,938	(22,726)	(j)	3,011,570	771,164	42,643	(i)	—		3,825,377
General and administrative expenses	893,154	11,190	(a)(f)	904,344	237,267	22,980	(h)	1,164,591	465,219	45,982	(g)	—		1,675,792
Marketing and advertising expenses	824,042	40	(a)	824,082	119,816	—		943,898	39,002	—		—		982,900
Depreciation and amortization	112,917	59	(a)	112,976	42,834	139,295	(d)	295,105	43,550	257,793	(d)	—		596,448
Interest and amortization expense on non-funding debt	153,637	—		153,637	27,707	12,708	(e)	194,052	641,934	(281,761)	(a)	505,490	(b)	1,059,715
Other expenses	187,751	(15,601)	(d)	172,150	7,339	6,461	(f)	185,950	105,706	(1,600)	(e)	—		290,056
Total expenses	4,432,746	(199)		4,432,547	1,203,901	158,718		5,795,166	2,066,575	63,057		505,490		8,430,288
Income (loss) before income taxes	668,052	6,712		674,764	(165,331)	(158,718)		350,715	901,165	(63,057)		(505,490)		683,333
(Provision for) benefit from income taxes	(32,224)	(129,720)	(i)	(161,944)	530	71,484	(f)(k)	(89,930)	(232,065)	31,998	(e)(j)	121,317	(c)	(168,680)
Net income (loss)	635,828	(123,008)		512,820	(164,801)	(87,234)		260,785	669,100	(31,059)		(384,173)		514,653
Net (income) loss attributable to non-controlling interest	(606,458)	607,509	(g)	1,051	—	—		1,051	—	—		—		1,051
Net income (loss) attributable to Rocket Companies	$29,370	$484,501		$513,871	$(164,801)	$(87,234)		$261,836	$669,100	$(31,059)		$(384,173)		$515,704
Earnings (loss) per share of Class A common stock														Note (10)
Basic	$0.21													$0.13
Diluted	$0.21													$0.13
Weighted average shares outstanding
Basic	141,037,083	1,848,879,483				101,283,994				703,817,103				2,795,017,663
Diluted	141,037,083	1,857,291,757				107,130,424				716,805,278				2,822,264,542
See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Note 1 — Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.
The pro forma financial statements, including all adjustments, were prepared in accordance with U.S. GAAP, presented in U.S. dollars, and give effect to each of the following transactions:
Up-C collapse
As discussed in Note 2, the unaudited combined financial information of Pro Forma Rocket reflects the effects of the Up-C Collapse, which was accounted for as a reorganization of entities under common control. The exchange of Class D common stock and Holdings LLC Units for newly issued shares of Class L common stock does not result in a change in control under U.S. GAAP. Accordingly, the historical carrying amounts of assets and liabilities will be retained. The elimination of the non-controlling interest in Holdings LLC as part of the Up-C Collapse will be accounted for in accordance with the guidance in ASC 810, Consolidation, with the difference between the carrying amount of the non-controlling interest and the consideration transferred reflected as an equity transaction.
Redfin Merger
As discussed in Note 3, certain reclassifications were made to conform the historical presentation of Redfin to that of Rocket’s financial statement presentation. Rocket is currently in the process of evaluating Redfin’s accounting policies, which will be finalized upon completion of the Redfin Merger, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, Rocket has determined that no significant adjustments are necessary to conform Redfin’s financial statements to the accounting policies used by Rocket.
The unaudited pro forma condensed combined financial information was prepared by applying the acquisition method of accounting in accordance with ASC 805, with Rocket as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Rocket and Redfin. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value (or other measurement as directed by ASC 805), while transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the aggregate merger consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. This allocation of the aggregate merger consideration depends upon certain estimates and assumptions, all of which are preliminary. The final determination of fair values of assets acquired and liabilities assumed relating to the Redfin Merger could differ materially from the preliminary allocation of aggregate merger consideration. The final valuation will be based on the actual tangible and intangible assets and liabilities of Redfin existing at the acquisition date.
Mr. Cooper Mergers
As discussed in Note 6, certain reclassifications were made to conform the historical presentation of Mr. Cooper to that of Rocket’s financial statement presentation. Rocket is currently in the process of evaluating Mr. Cooper’s accounting policies, which will be finalized upon completion of the Mr. Cooper Mergers, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available,

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Rocket has determined that no significant adjustments are necessary to conform Mr. Cooper’s financial statements to the accounting policies used by Rocket.
The unaudited pro forma condensed combined financial information was prepared by applying the acquisition method of accounting in accordance with ASC 805, with Rocket as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Rocket and Mr. Cooper. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value (or other measurement as directed by ASC 805), while transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the aggregate merger consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. This allocation of the aggregate merger consideration depends upon certain estimates and assumptions, all of which are preliminary. The final determination of fair values of assets acquired and liabilities assumed relating to the Mr. Cooper Mergers could differ materially from the preliminary allocation of aggregate merger consideration. The final valuation will be based on the actual tangible and intangible assets and liabilities of Mr. Cooper existing at the acquisition date.
The Financing Transactions
The consummation of the Mr. Cooper Mergers will trigger change of control provisions in the Mr. Cooper Notes that will require Mr. Cooper or a third party, shortly after the closing of the Mr. Cooper Mergers, to offer to repay such indebtedness. Consequently, Rocket has entered into the Commitment Letter with the Commitment Parties, pursuant to which the Commitment Parties have committed to provide the Bridge Facility with a capacity of up to $4,950 million. Rocket does not intend to draw on the Bridge Facility, as it intends to incur permanent financing prior to, or concurrently with, the closing of the Mr. Cooper Mergers. As the terms of such permanent financing have not yet been determined, the unaudited pro forma condensed combined financial information reflects the terms of the draw on the Bridge Facility, for which Rocket would pay an effective interest rate of 10.54% per year and the proceeds of which will be used to repay, redeem and/or amend the Mr. Cooper Notes and pay related fees and expenses. The replacement of the commitments under the Commitment Letter with permanent financing is subject to market and other conditions. There can be no assurance that Rocket will not draw on the Bridge Facility, and there can be no assurance that the terms of the permanent financing, if any, will be on terms similar or more favorable to Rocket than those of the Bridge Facility. In addition, Rocket’s ability to draw on the Bridge Facility is subject to the satisfaction of certain conditions described in the agreement governing the Bridge Facility.
Overall Presentation
The unaudited pro forma condensed combined balance sheet, as of December 31, 2024 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2024, presented herein, are based on the historical financial statements of Rocket, adjusted for the Up-C Collapse (as noted above), the Redfin Merger and the Mr. Cooper Mergers.
The unaudited pro forma condensed combined balance sheet as of December 31, 2024 is presented as if the Transactions had occurred on December 31, 2024 and combines the historical balance sheet of Rocket as of December 31, 2024 with the historical balance sheets of Redfin and Mr. Cooper, each as of December 31, 2024.
The unaudited pro forma condensed combined statement of income for the year ended December 31, 2024 has been prepared as if the Transactions had occurred on January 1, 2024 and combines Rocket’s historical statement of income for the fiscal year ended December 31, 2024 with the historical statements of loss / income for Redfin and Mr. Cooper, respectively, each for the fiscal year ended December 31, 2024.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dyssynergies, operating efficiencies or cost savings that may result from the Redfin Merger or Mr. Cooper Mergers and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Rocket believes are reasonable under the circumstances. Rocket is not aware of any material transactions between Rocket and Redfin, Rocket and Mr. Cooper, and Redfin and Mr. Cooper during the periods presented. Accordingly, adjustments to eliminate transactions between Rocket and Redfin, between Rocket and Mr. Cooper, and between Redfin and Mr. Cooper have not been reflected in the unaudited pro forma condensed combined financial information.
Note 2 — Up-C Collapse Adjustments
Adjustments related to the Up-C Collapse in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2024 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2024 are as follows:

(a)
Reflects the consolidation of the net assets and operations of the Retained Entities, net of eliminations, as a result of the Up-C Collapse Mergers.

(b)
Reflects the payment of the Special Dividend of $120.1 million to the holders of Rocket’s Class A common stock. For the avoidance of doubt, the Special Dividend was paid to holders of Rocket’s Class A common stock on April 3, 2025, prior to the consummation of the Up-C Collapse.

(c)
Reflects the reversal of the deferred tax asset position of $510.0 million, the recognition of the deferred tax liability position of $758.6 million as a result of the Up-C Collapse, and the corresponding adjustment to Additional paid-in-capital. Retained earnings was also adjusted for the reversal of certain valuation allowances of $10.1 million, which are reflected through Retained earnings as it was an indirect effect of the Up-C Collapse. The remaining $11.8 million of the deferred tax asset position was reclassified to Other assets as it would not be presented separately. See Note 2(i) for further discussion on the impact of the reversal of the valuation allowance on the unaudited pro forma condensed combined statement of income. There are a number of factors that will ultimately impact the final deferred tax position recorded by the consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.

(d)
Reflects the change in the TRA liability of $15.6 million and the corresponding adjustment to Retained earnings because of the Up-C Collapse. The decrease in the TRA liability is also reflected as a reduction to Other expenses on the unaudited pro forma condensed combined statement of income for the year ended December 31, 2024.

(e)
Reflects the accrual of the dividend equivalents payable in Other liabilities of $24.1 million to holders of unvested service-based restricted stock units and performance-based restricted stock units and the corresponding adjustment to Retained earnings. For the avoidance of doubt, the Special Dividend declared of $0.80 per share is an amount that is separate from this dividend equivalent accrual.

(f)
Reflects expected non-recurring acquisition-related transaction costs of $8.7 million related to the Up-C Collapse, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected on the historical consolidated balance sheet of Rocket as of December 31, 2024, but are reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 as an increase to Other liabilities and a corresponding adjustment to Retained earnings. These transaction costs are also presented as an increase to General and administrative expenses in the unaudited pro forma condensed combined statement of income.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

(g)
Reflects the elimination of Non-controlling interest on the unaudited pro forma condensed combined balance sheet and the allocation to the non-controlling interest holders on the pro forma statement of income as a result of the transfer of 1,848,879,483 shares of Class D common stock and Holdings LLC Units in exchange for an equivalent number of shares of Class L common stock.

(h)
Reflects the adjustments to Equity:

	Additional paid-in capital	Retained earnings	Non-controlling interest
Pro forma Up-C Collapse adjustments:
(a) Consolidation of net assets and operations of the Retained Entities	$ 2,024	$ —	$ —
(b) Special Dividend payment	—	(120,120)	—
(c) Reversal of the DTA and recognition of DTL	(1,278,700)	10,080	—
(d) Change in the TRA liability	—	15,601	—
(e) Dividend equivalents payable to holders of unvested RSUs	—	(24,102)	—
(f) Expected non-recurring acquisition-related transaction costs	—	(8,665)	—
(g) Elimination of non-controlling interest(1)	8,341,307	—	(8,341,307)
Net pro forma transaction accounting adjustments to Equity:	$7,064,631	$(127,206)	$(8,341,307)

(1)
Common stock reflects the impact of the exchange of Class D common stock for Class L common stock and the resulting reclass of par value.

(i)
Reflects the estimated income tax provision assuming Rocket’s unaudited pro forma condensed combined Income before income taxes had been subject to federal and state income tax as a C-corporation utilizing an estimated blended statutory tax rate of approximately 24%. The estimated blended statutory tax rate was computed assuming the valuation allowance of $10.1 million was released consistent with Note 2(c). The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Up-C Collapse. This determination is preliminary and subject to change.

Note 3 — Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, Rocket’s management performed a preliminary analysis of Redfin’s financial information to identify differences in financial statement presentation as compared to the presentation of Rocket. Certain reclassification adjustments have been made to conform Redfin’s historical financial statement presentation to Rocket’s financial statement presentation. Following the Redfin Merger, the combined company will finalize the review of reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.
In order to conform to the new presentation for the year ended December 31, 2024, Rocket created a new financial statement line item in their balance sheet, Deferred tax liability, net, and as a result, has reclassified $17.4 million from Other liabilities to Deferred tax liability in Rocket’s presentation of its historical information on the unaudited pro forma condensed combined balance sheet.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

A.
Refer to the table below for a summary of reclassification adjustments made to present Redfin’s consolidated balance sheet as of December 31, 2024 to conform with that of Rocket’s:

Redfin Historical Balance Sheet Line Items	Redfin Historical as of December 31, 2024	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Redfin Reclassified as of December 31, 2024
Cash and cash equivalents	$124,743	—	Cash and cash equivalents		$124,743
Restricted cash	229	—	Restricted cash		229
Accounts receivable, net of allowance for credit losses	48,730	(48,730)	Mortgage loans held for sale, at fair value		152,426
Loans held for sale	152,426	—	IRLCs, at fair value		3,961
Prepaid expenses	26,853	(26,853)	Other current assets	3,961
Other current assets	22,457	(22,457)	MSRs, at fair value		2,736
Total current assets	375,438	—	Property and equipment, net		41,302
Property and equipment, net	41,302	—	Lease right of use assets		23,713
Right-of-use assets, net	23,713	—	Forward commitments, at fair value		462
MSRs, at fair value	2,736	—	Other current assets	462
Goodwill	461,349	—	Goodwill and intangible assets, net		560,892
Intangible assets, net	99,543	—	Goodwill	461,349
Other assets, noncurrent	8,376	(8,376)	Intangible assets, net	99,543
Total assets	1,012,457	—	Other assets		101,993
Accounts payable	16,847	—	Accounts receivable, net of allowances for credit losses	48,730
Accrued and other liabilities	82,709	(82,709)	Other current assets	18,034
Warehouse credit facilities	146,629	(146,629)	Prepaid expenses	26,853
Convertible senior notes, net	73,516	(73,516)	Other assets, noncurrent	8,376
Lease liabilities	12,862	(12,862)	Total assets		1,012,457
Total current liabilities	332,563	—	Funding facilities		146,629
Lease liabilities, noncurrent	19,855	(19,855)	Warehouse credit facilities	146,629
Convertible senior notes, net, noncurrent	498,691	(498,691)	Senior notes, net		572,207
Term loan	243,344	—	Convertible senior notes, net	73,516
Deferred tax liabilities	672	—	Convertible senior notes, net, noncurrent	498,691
Total liabilities	$1,095,125	—	Term loan debt		243,344
			Accounts payable		17,004
			Accounts payable	16,847
			Accrued and other liabilities	157
			Lease liabilities		32,717
			Lease liabilities	12,862
			Lease liabilities, noncurrent	19,855
			Forward commitments, at fair value		873
			Accrued and other liabilities	873
			Investor reserves		2,408
			Accrued and other liabilities	2,408
			Deferred tax liability, net		672
			Other liabilities		79,271
			Accrued and other liabilities	79,271
			Total liabilities		$1,095,125

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

(1)
The indented Redfin line items listed beneath each Rocket historical balance sheet line represent balances reclassified from the respective Redfin balance sheet line items to the corresponding Rocket balance sheet line items.

B.
Refer to the table below for a summary of adjustments made to present Redfin’s consolidated statement of loss for the year ended December 31, 2024 to conform with that of Rocket’s:

Redfin Historical Statement of Loss Line Items	Redfin Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income Line Items(1)	Reclassification	Redfin Reclassified for the Year Ended December 31, 2024
Revenue	$1,042,979	(1,042,979)	Gain on sale of loans excluding fair value of MSRs, net		$102,363
Cost of revenue	678,778	(678,778)	Revenue	102,363
Technology and development	163,927	(163,927)	Fair value of originated MSRs		26,489
Marketing	114,481	(114,481)	Revenue	26,489
General and administrative	235,364	(235,364)	Servicing fee income		2,146
Restructuring and reorganization	5,684	(5,684)	Revenue	2,146
Interest income	6,348	(6,348)	Change in fair value of MSRs		(2,375)
Interest expense	(27,780)	27,780	Revenue	(2,375)
Income tax benefit	530	—	Interest income		10,980
Gain on extinguishment of convertible senior notes	12,000	(12,000)	Revenue	10,980
Other expense, net	(644)	644	Interest expense on funding facilities		(11,226)
Net loss	$(164,801)	—	Cost of revenue	(11,226)
			Other income		910,193
			Revenue	903,784
			Interest income	6,348
			Other expense, net	61
			Salaries, commissions, and team member benefits		768,938
			Cost of revenue	498,761
			Technology and development	107,224
			Marketing	24,150
			General and administrative	133,141
			Restructuring and reorganization	5,662
			General and administrative expenses		237,267
			Cost of revenue	117,312
			Technology and development	37,364
			Marketing	5,225

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Redfin Historical Statement of Loss Line Items	Redfin Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income Line Items(1)	Reclassification	Redfin Reclassified for the Year Ended December 31, 2024
			General and administrative	77,344
			Restructuring and reorganization	22
			Marketing and advertising expenses		119,816
			Cost of revenue	33,775
			Technology and development	89
			Marketing	84,859
			General and administrative	1,093
			Depreciation and amortization		42,834
			Cost of revenue	2,814
			Technology and development	19,250
			Marketing	233
			General and administrative	20,537
			Interest and amortization expense on non-funding debt		27,707
			Interest expense	27,707
			Other expenses		7,339
			Revenue	408
			Cost of revenue	14,890
			Marketing	14
			General and administrative	3,249
			Interest expense	73
			Gain on extinguishment of convertible senior notes	(12,000)
			Other expense, net	705
			(Provision for) benefit from income taxes		530
			Net loss		$(164,801)

(1)
The indented Redfin line items listed beneath each Rocket line item represent amounts reclassified from the respective Redfin statement of loss line items to the corresponding Rocket statement of income line items.

Note 4 — Preliminary Purchase Price Allocation for Redfin Merger
Estimated Redfin Merger Consideration
The following table summarizes the preliminary estimated aggregate merger consideration for Redfin with reference to Rocket’s closing share price of $13.16 on April 24, 2025.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Amount
Estimated fair value of Rocket Class A common stock to be issued to Redfin stockholders(i)	$1,332,897
Estimated fair value of converted Redfin equity awards attributable to pre-combination service(ii)	52,712
Cash paid to pay off term loan, accrued interest, and prepayment premium(iii)	249,975
Estimated Redfin acquisition-related transaction costs to be paid by Rocket(iv)	16,600
Preliminary estimated merger consideration	$1,652,184

(i)
Value of estimated shares of Rocket Class A common stock issued is based on 127,787,023 shares of outstanding common stock of Redfin as of March 31, 2025 each being exchanged for 0.7926 of a share of Rocket Class A common stock issued at $13.16, the closing share price on April 24, 2025.

(ii)
Certain unvested equity awards of Redfin will be replaced by Rocket’s equity awards with similar terms at closing. The vested portion of those awards, as well as awards that fully vest prior to the closing date, are included as consideration applying the same exchange ratio and share price as (i) above.

(iii)
Cash paid to settle Redfin’s outstanding term loan principal, accrued interest, and a 1% prepayment premium triggered by the Redfin Merger.

(iv)
Reflects Redfin’s transaction costs that will be paid in cash by Rocket as part of the Redfin Merger.

The preliminary estimated aggregate merger consideration could significantly differ from the amounts presented due to movements in Rocket’s share price up to the closing date. A sensitivity analysis related to the fluctuation in Rocket’s share price was performed to assess the impact a hypothetical change of 10% on the closing price of Rocket Class A common stock on April 24, 2025 would have on the estimated preliminary purchase price consideration and goodwill as of the closing date:
	Stock Price	Total Estimated Consideration	Change
10% increase	$14.48	$1,790,745	$ 138,561
10% decrease	$11.84	$1,513,623	$(138,561)
Preliminary Purchase Price Allocation
The assumed accounting for the Redfin Merger, including the preliminary merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Redfin, Rocket used benchmarking information from public precedent transactions as well as a variety of other sources, including market participant assumptions. Rocket is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Redfin Merger. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Rocket believes are reasonable under the circumstances. The purchase price adjustments relating to Redfin’s and Rocket’s combined financial information are preliminary and are subject to change, as additional information becomes available and as additional analyses are performed.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
The following table summarizes the preliminary purchase price allocation, as if the Redfin Merger had been completed on December 31, 2024:
Amount
Estimated Merger Consideration:	$1,652,184
Cash and cash equivalents	124,743
Restricted cash	229
Mortgage loans held for sale, at fair value	152,426
IRLCs, at fair value	3,961
MSRs, at fair value	2,736
Property and equipment, net	41,302
Lease right of use assets	23,713
Forward commitments, at fair value	462
Intangible assets, net(i)	815,000
Other assets	101,993
Funding facilities	146,629
Senior notes, net	510,306
Accounts payable	17,004
Lease liabilities	32,717
Forward commitments, at fair value	873
Investor reserves	2,408
Deferred tax liability, net(ii)	(27,276)
Other liabilities	79,271
Net tangible assets acquired (excluding goodwill)	504,633
Goodwill	1,147,551
Total net assets acquired	$1,652,184

(i)
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Fair Value	Estimated Useful Life (years)
Preliminary fair value of intangible assets acquired:
Trade names and trademarks	$300,000	5
Customer relationships	240,000	7
Developed technology	275,000	4
Intangible assets acquired	$815,000

(ii)
As a result of the Redfin Merger, Rocket expects to benefit from Redfin’s deferred tax asset balance, leading to net deferred tax assets of $201.6 million, offset by deferred tax liabilities of $173.6 million from book-tax basis differences arising from the preliminary purchase price allocation. Redfin’s historical deferred tax liability of $0.7 million is netted against the $28.0 million net deferred tax asset position above, resulting in an ending deferred tax asset position of $27.3 million, which is shown as a negative deferred tax liability as the combined company will be in a net deferred tax liability position. There are a number of factors that will ultimately impact the final deferred tax position recorded by the

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.
Note 5 — Redfin Merger Adjustments
The following pro forma adjustments have been reflected in the Redfin Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet and statement of income. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

a)
Reflects the accelerated payoff of Redfin’s outstanding aggregate principal from its term loan and a 1% prepayment premium triggered by the Redfin Merger of $250.0 million, which is included as part of the consideration transferred. See Note 4 above. The adjustment reflects the extinguishment of the term loan debt and the write-off of unamortized deferred issuance costs of $4.2 million. See Note 5(e) for the corresponding elimination of the historical interest expense attributed to the term loan.

b)
Reflects Redfin’s expected acquisition-related transaction costs of $16.6 million that will be paid in cash by Rocket as part of consideration transferred. See Note 4 above.

c)
Represents the preliminary adjustment to goodwill of $686.3 million within Goodwill and intangible assets, net, which reflects the elimination of the historical goodwill of $461.3 million and the recognition of the preliminary estimate of goodwill in connection with the Redfin Merger of $1,147.6 million. See Note 4.

d)
Represents the preliminary adjustment to intangible assets of $715.5 million within Goodwill and intangible assets, net, which reflects the elimination of historical intangibles of $99.5 million and the preliminary estimate of the fair value of the acquired intangible assets of $815.0 million. Refer to Note 4 above for additional information on the acquired intangible assets expected to be recognized. The pro forma impacts reflected in Depreciation and amortization as a result of the adjustment to intangible assets are shown in the table below:

For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Redfin amortization of intangible assets	$(23,741)
Amortization of intangible assets	163,036
Net pro forma transaction accounting adjustment to Depreciation and amortization	$139,295
A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $16.3 million for the year ended December 31, 2024. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Redfin Merger may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

e)
Reflects the preliminary purchase accounting adjustment to reduce the senior convertible notes by $61.9 million down to their fair value. The pro forma impact reflected in Interest and amortization expense on non-funding debt as a result of the adjustment to debt, and based on an 8.8% weighted average effective interest rate, is calculated in the table below:

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical interest expense(1)	$(27,707)
Pro forma interest expense	40,415
Net pro forma transaction accounting adjustment to Interest and amortization expense on non-funding debt	$12,708

(1)
Inclusive of the historical interest expense incurred in connection with the term loan is assumed to be settled as a result of the change-in-control.

f)
Reflects an increase in Rocket’s TRA liability of $6.5 million and an increase in its deferred tax liability of $5.7 million indirectly resulting from the Redfin Merger. The corresponding offsetting adjustment is recorded through Retained earnings. The increase in the TRA liability and the deferred tax liability are reflected as an increase to Other expenses and Provision for income taxes on the unaudited pro forma condensed combined statement of income, respectively, for the year ended December 31, 2024.

g)
Reflects the decrease to Rocket’s deferred tax liabilities of $28.0 million recognized from the Redfin Merger. See Note 4.

h)
Reflects expected non-recurring acquisition-related transaction costs of $23.0 million related to the Redfin Merger, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected in the historical balance sheet of Rocket as of December 31, 2024, but are reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 as an increase to Other liabilities and a decrease to Retained earnings, with a corresponding increase to General and administrative expenses in the unaudited pro forma condensed combined statement of income.

i)
Reflects the adjustments to Equity:

	Class A common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss
Pro forma transaction accounting adjustments:
Elimination of Redfin’s historical equity	$(126)	$(905,506)	$988,134	$166
Rocket Class A common stock issued to Redfin stockholders – See Note 4	1	1,332,896	—	—
Estimated fair value attributed to pre-combination vesting of equity awards – See Note 4	—	52,712	—	—
Estimated acquisition-related transaction costs – See Note 5(h)	—	—	(22,980)	—
Change in Rocket’s TRA liability and deferred tax liability – See Note 5(f)	—	—	(12,219)	—
Net pro forma transaction accounting adjustments to Equity	$(125)	$480,102	$952,935	$166

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

j)
Reflects the adjustment to Salaries, commissions and team member benefits with respect to the incremental stock-based compensation expense for Rocket replacement equity awards. See Note 4 for further discussion around the fair value of the vested portion of awards allocated to the pre-combination period.

For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Redfin stock-based compensation expense	$(71,159)
Record annualized stock-based compensation expense from replacement awards	48,433
Net pro forma transaction accounting adjustment to Salaries, commissions, and team member benefits	$(22,726)

k)
The estimated income tax impact on Redfin’s loss before income taxes, inclusive of the pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the year ended December 31, 2024 as a result of the release of certain valuation allowance amounts in the Redfin Merger. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Redfin Merger. The determination of the income tax impact is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Note 6 — Mr. Cooper Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, Rocket’s management performed a preliminary analysis of Mr. Cooper’s financial information to identify differences in financial statement presentation as compared to the presentation of Rocket. Certain reclassification adjustments have been made to conform Mr. Cooper’s historical financial statement presentation to Rocket’s financial statement presentation. Following the Mr. Cooper Mergers, the combined company will finalize the review of reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.
In order to conform to the new presentation for the year ended December 31, 2024, Rocket created two new financial statement line items on its balance sheet: (i) MSR and Advance facilities, net and (ii) MSR related liabilities — nonrecourse at fair value. These new line items are comprised solely of the respective historical balances from Mr. Cooper’s consolidated balance sheet as of December 31, 2024 as Rocket did not have any existing balances to reclassify.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

A.
Refer to the table below for a summary of reclassification adjustments made to present Mr. Cooper’s consolidated balance sheet as of December 31, 2024 to conform with that of Rocket’s:

Mr. Cooper Historical Balance Sheet Line Items	Mr. Cooper Historical Balances as of December 31, 2024	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Mr. Cooper Reclassified as of December 31, 2024
Cash and cash equivalents	$753,394	—	Cash and cash equivalents		$753,394
Restricted cash	219,465	—	Restricted cash		219,465
Mortgage servicing rights at fair value	11,736,472	—	Mortgage loans held for sale, at fair value		2,211,160
Advances and other receivables, net of reserves	1,344,552	(1,344,552)	Interest rate lock commitments (“IRLCs”), at fair value		27,768
Mortgage loans held for sale at fair value	2,211,160	—	Other assets	27,768
Property and equipment, net of accumulated depreciation	58,128	—	Mortgage servicing rights (“MSRs”), at fair value		11,736,472
Deferred tax assets, net	230,179	—	Property and equipment, net		58,128
Other assets	2,385,892	(2,385,892)	Deferred tax asset, net		230,179
Total assets	18,939,242	—	Lease right of use assets		43,934
Unsecured senior notes, net	4,890,673	—	Other assets	43,934
Advance, warehouse and MSR facilities, net	6,494,515	(6,494,515)	Forward commitments, at fair value		18,658
Payables and other liabilities	2,322,438	(2,322,438)	Other assets	18,658
MSR related liabilities – nonrecourse at fair value	418,495	—	Loans subject to repurchase right from Ginnie Mae (asset)		1,176,120
Total liabilities	$14,126,121	—	Other assets	1,176,120
			Goodwill and intangible assets, net		260,211
			Other assets	260,211
			Other assets		2,203,753
			Advances and other receivables, net of reserves	1,344,552
			Other assets	859,201
			Total assets		18,939,242
			Funding facilities		1,899,129
			Advance, warehouse and MSR facilities, net	1,899,129
			Senior notes, net		4,890,673
			MSRs and Advance facilities, net		4,482,943
			Advance, warehouse and MSR facilities, net	4,482,943
			Early buy out facility		112,443

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Mr. Cooper Historical Balance Sheet Line Items	Mr. Cooper Historical Balances as of December 31, 2024	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Mr. Cooper Reclassified as of December 31, 2024
			Advance, warehouse and MSR facilities, net	112,443
			MSR related liabilities – nonrecourse at fair value		418,495
			Accounts payable		129,233
			Payables and other liabilities	129,233
			Lease liabilities		56,889
			Payables and other liabilities	56,889
			Forward commitments, at fair value		153,527
			Payables and other liabilities	153,527
			Investor reserves		59,771
			Payables and other liabilities	59,771
			Loans subject to repurchase right from Ginnie Mae (liabilities)		1,176,120
			Payables and other liabilities	1,176,120
			Other liabilities		746,898
			Payables and other liabilities	746,898
			Total liabilities		$14,126,121

(1)
The indented Mr. Cooper line items listed beneath each Rocket historical balance sheet line represent balances reclassified from the respective Mr. Cooper balance sheet line items to the corresponding Rocket balance sheet line items.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

B.
Refer to the table below for a summary of adjustments made to present Mr. Cooper’s consolidated statement of income for the year ended December 31, 2024 to conform with that of Rocket’s:

Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Year Ended December 31, 2024
Service related, net	$1,788,183	(1,788,183)	Gain on sale of loans excluding fair value of MSRs, net		$64,585
Net gain on mortgage loans held for sale	437,344	(437,344)	Service related, net	86,239
Salaries, wages and benefits	694,722	—	Net gain on mortgage loans held for sale	(21,654)
General and administrative	624,213	(624,213)	Fair value of originated MSRs		458,998
Interest income	789,738	(789,738)	Net gain on mortgage loans held for sale	458,998
Interest expense	(776,478)	776,478	Servicing fee income		2,475,426
Other income (expense), net	(18,687)	18,687	Service related, net	2,475,426
Income tax expense	232,065	—	Change in fair value of MSRs		(842,030)
Net income	$669,100	—	Service related, net	(842,030)
			Interest income		102,047
			Interest income	102,047
			Interest expense on funding facilities		(84,475)
			Interest expense	(84,475)
			Other income		793,189
			Service related, net	68,548
			Interest income	722,832
			Other income (expense), net	1,809
			Salaries, commissions, and team member benefits		771,164
			Salaries, wages and benefits	694,722
			General and administrative	76,442
			General and administrative expenses		465,219
			General and administrative	465,219
			Marketing and advertising expenses		39,002
			General and administrative	39,002
			Depreciation and amortization		43,550
			General and administrative	43,550
			Interest and amortization expense on non-funding debt(2)		641,934
			Interest expense	641,934

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Year Ended December 31, 2024
			Other expenses		105,706
			Interest income	35,141
			Interest expense	50,069
			Other income (expense), net	20,496
			(Provision for) benefit from income taxes		(232,065)
			Net income		$669,100

(1)
The indented Mr. Cooper line items listed beneath each Rocket line item represent amounts reclassified from the respective Mr. Cooper statement of operations line items to the corresponding Rocket statement of income line items.

(2)
Mr. Cooper reclassified total amount presented in Interest expense and amortization for non-funding debt consists of interest expense from MSRs and other advance facilities, other interest expense from legacy senior notes, and excess spread financing.

Note 7 — Preliminary Purchase Price Allocation for Mr. Cooper Mergers
Estimated Mr. Cooper Mergers Consideration
The following table summarizes the preliminary estimated aggregate merger consideration for Mr. Cooper with reference to Rocket’s closing share price of $13.16 on April 24, 2025.
Amount
Estimated fair value of Rocket Class A common stock to be issued to Mr. Cooper stockholders(i)	$9,262,233
Estimated fair value of converted Mr. Cooper equity awards attributable to pre-combination service(ii)	131,103
Cash paid to pay off the Mr. Cooper Notes, accrued interest, and prepayment premium(iii)	5,100,197
Estimated Mr. Cooper acquisition-related transaction costs to be paid by Rocket(iv)	93,107
Preliminary estimated merger consideration	$14,586,640

(i)
Value of estimated shares of Rocket Class A common stock issued is based on 63,983,373 shares of outstanding common stock of Mr. Cooper as of March 28, 2025 each being exchanged for 11.00 shares of Rocket Class A common stock issued at $13.16, the closing share price on April 24, 2025.

(ii)
Certain unvested equity awards of Mr. Cooper will be replaced by Rocket’s equity awards with similar terms at closing. The vested portion of those awards, as well as awards that fully vest prior to the closing date, are included as consideration applying the same exchange ratio and share price as (i) above.

(iii)
Cash paid to settle the Mr. Cooper Notes, accrued interest, and 1% prepayment premium triggered by the Mr. Cooper Mergers.

(iv)
Reflects Mr. Cooper transaction costs that will be paid in cash by Rocket as part of the Mr. Cooper Mergers.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
The preliminary estimated aggregate merger consideration could significantly differ from the amounts presented due to movements in Rocket’s share price up to the closing date. A sensitivity analysis related to the fluctuation in Rocket’s share price was performed to assess the impact a hypothetical change of 10% on the closing price of Rocket Class A common stock on April 24, 2025 would have on the estimated preliminary purchase price consideration and goodwill as of the closing date:
	Stock Price	Total Estimated Consideration	Change
10% increase	$14.48	$15,525,974	$ 939,334
10% decrease	$11.84	$13,647,306	$(939,334)
Preliminary Purchase Price Allocation
The assumed accounting for the Mr. Cooper Mergers, including the preliminary merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Mr. Cooper, Rocket used benchmarking information from public precedent transactions as well as a variety of other sources, including market participant assumptions. Rocket is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Mr. Cooper Mergers. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Rocket believes are reasonable under the circumstances. The purchase price adjustments relating to Mr. Cooper’s and Rocket’s combined financial information are preliminary and are subject to change, as additional information becomes available and as additional analyses are performed.
The following table summarizes the preliminary purchase price allocation, as if the Mr. Cooper Mergers had been completed on December 31, 2024:
Amount
Estimated Merger Consideration:	$14,586,640
Cash and cash equivalents(i)	625,427
Restricted cash	219,465
Mortgage loans held for sale, at fair value	2,211,160
IRLCs, at fair value	27,768
MSRs, at fair value	11,736,472
Property and equipment, net	58,128
Lease right of use assets	43,934
Forward commitments, at fair value	18,658
Loans subject to repurchase right from Ginnie Mae (asset)	1,176,120
Intangible assets, net(ii)	1,860,000
Other assets	2,203,753
Funding facilities	1,899,129
Senior notes, net	—
MSR and Advance facilities, net	4,482,943
Early buy out facility	112,443
MSR related liabilities – nonrecourse at fair value	418,495

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Amount
Accounts payable	129,233
Lease liabilities	56,889
Forward commitments, at fair value	153,527
Investor reserves	59,771
Loans subject to repurchase right from Ginnie Mae (liabilities)	1,176,120
Deferred tax liability, net(iii)	124,102
Other liabilities	646,201
Net tangible assets acquired (excluding goodwill)	10,922,032
Goodwill	3,664,608
Total net assets acquired	$14,586,640

(i)
Cash and cash equivalents is net of the $128.0 million pre-closing dividend payment of $2.00 per share to Mr. Cooper’s stockholders that will be declared as indicated in the overall Mr. Cooper merger announcement.

(ii)
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Fair Value	Estimated Useful Life (years)
Preliminary fair value of intangible assets acquired:
Relationships	$1,500,000	10
Trade name	200,000	3
Internally developed technology	150,000	3
Other	10,000	2
Intangible assets acquired	$1,860,000

(iii)
As a result of the Mr. Cooper Mergers, Rocket will recognize additional deferred tax liabilities of $354.3 million from book-tax basis differences arising from the preliminary purchase price allocation. Mr. Cooper’s historical net deferred tax asset of $230.2 million is netted against the deferred tax liability, resulting in Rocket’s net increase to deferred tax liability of $124.1 million related to the Mr. Cooper Mergers. There are a number of factors that will ultimately impact the final deferred tax position recorded by the consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.

Note 8 — Mr. Cooper Mergers Adjustments
The following pro forma adjustments have been reflected in the Mr. Cooper Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet and statement of income. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

a)
Reflects the accelerated payoff of the Mr. Cooper Notes, the corresponding accrued interest, and the prepayment premium which is included as part of the consideration transferred. See Note 7 above. The adjustment reflects the extinguishment of the Mr. Cooper Notes of $4,950 million, the write-off of unamortized deferred issuance costs of $59.3 million, the elimination of accrued interest of $100.7 million reflected in Other liabilities, and the prepayment premium of $49.5 million. A corresponding elimination of the historical interest expense attributed to the Mr. Cooper

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Notes of $281.8 million from Interest and amortization expense on non-funding debt in expenses in the unaudited pro forma condensed combined statement of income.

b)
Reflects Mr. Cooper’s expected acquisition-related transaction costs of $93.1 million that will be paid in cash by Rocket as part of consideration transferred and the dividend payment of $128.0 million, which will be paid out prior to closing.

c)
Represents the preliminary adjustment to goodwill of $3,523.3 million within Goodwill and intangible assets, net, which reflects the elimination of the historical goodwill of $141.3 million and the recognition of the preliminary estimate of goodwill in connection with the Mr. Cooper Mergers of $3,664.6. million.

d)
Represents the preliminary adjustment to intangible assets of $1,741.1 million within Goodwill and intangible assets, net, which reflects the elimination of historical intangibles of $118.9 million and the preliminary estimate of the fair value of the acquired intangible assets of $1,860 million.

The pro forma impacts reflected in Depreciation and amortization as a result of the adjustment to intangible assets are shown in the table below:
For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Mr. Cooper amortization of intangible assets	$(13,874)
Amortization of intangible assets	271,667
Net pro forma transaction accounting adjustment to Depreciation and amortization	$257,793
A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $27.2 million for the year ended December 31, 2024. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Mr. Cooper Mergers may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

e)
Reflects a decrease in Rocket’s TRA liability of $1.6 million and a decrease in its deferred tax liability of $1.1 million indirectly resulting from the Mr. Cooper Mergers. The corresponding offsetting adjustment is recorded through Retained earnings. The decrease in the TRA liability and the net deferred tax liability are reflected as a reduction to Other expenses and Provision for income taxes on the unaudited pro forma condensed combined statement of income, respectively, for the year ended December 31, 2024.

f)
Reflects the increase to Rocket’s deferred tax liability of $124.1 million, consisting of net deferred tax liabilities of $354.3 million recognized from the Mr. Cooper Mergers, which is offset by Mr. Cooper’s historical deferred tax assets of $230.2 million. See Note 7 above.

g)
Reflects expected non-recurring acquisition-related transaction costs of $46.0 million related to the Mr. Cooper Mergers, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected in the historical balance sheet of Rocket as of December 31, 2024, but are reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 as an increase to Other liabilities and a decrease to Retained earnings, with a corresponding increase to General and administrative expenses in the unaudited pro forma condensed combined statement of income.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

h)
Reflects the adjustments to Equity:

	Class A common stock	Additional paid-in capital	Retained earnings
Pro forma transaction accounting adjustments:
Pre-closing Mr. Cooper dividend	$ —	$ —	$ (127,967)
Elimination of Mr. Cooper’s historical equity	(1,058)	(1,077,384)	(3,606,712)
Rocket Class A common stock issued to Mr. Cooper stockholders – See Note 7	7	9,262,226	—
Estimated fair value attributed to pre-combination vesting of equity awards – See Note 7	—	131,103	—
Change in Rocket’s TRA liability and deferred tax liability – See Note 8(e)	—	—	2,679
Estimated acquisition-related transaction costs – See Note 8(g)	—	—	(45,982)
Net pro forma transaction accounting adjustments to Equity	$(1,051)	$ 8,315,945	$(3,777,982)

i)
Reflects the adjustment to Salaries, commissions and team member benefits with respect to the incremental stock-based compensation expense for Rocket replacement equity awards. See Note 7 for further discussion around the fair value of the vested portion of awards allocated to the pre-combination period.

For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Mr. Cooper stock-based compensation expense	$(37,000)
Record annualized stock-based compensation expense from replacement awards	79,643
Net pro forma transaction accounting adjustment to Salaries, commissions, and team member benefits	$42,643
The new annualized stock-based compensation expense from replacement equity awards includes the exchange of unvested service-based restricted stock units (“RSUs”) measured at fair value as of the acquisition date, as well as exchanged unvested performance-based restricted stock units (“PSUs”) based on an assumed maximum performance (200% attainment of the underlying performance criteria). The actual number of Mr. Cooper PSUs exchanged for Rocket time-based RSUs will be determined prior to the acquisition date, generally based on actual performance.

j)
The estimated income tax impact on Mr. Cooper’s income before income taxes, inclusive of the pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the year ended December 31, 2024. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Mr. Cooper Mergers. The determination of the income tax impact is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)
Note 9 — Financing Adjustments

a)
Reflects the Bridge Facility totaling $4,950 million to repay, redeem and/or amend the Mr. Cooper Notes, which have change of control provisions that will be triggered by the consummation of the Mr. Cooper Mergers. The adjustment reflects the gross proceeds from the Bridge Facility, net of estimated deferred financing costs of $61.9 million, and is presented within Senior Notes, net.

b)
Reflects the pro forma impact of the Bridge Facility in Interest and amortization expense on non-funding debt, including $363.2 million of interest expense and amortization of deferred financing costs and $142.3 million of Bridge Facility fees. Interest expense for the Bridge Facility is based on 30-day Term SOFR plus an applicable margin. Each one-eighth percent change in the assumed interest rate associated with the debt to be incurred would result in a change in interest expense of $6.2 million annually.

c)
The estimated income tax impact on the financing pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the year ended December 31, 2024. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law.

Note 10 — Earnings Per Share
The pro forma basic and diluted weighted average shares outstanding are as follows:
For the Year Ended December 31, 2024
Numerator
Pro forma net income	$ 515,704
Special Dividend on common stock	(120,120)
Dividend equivalents on unvested Rocket share-based awards	(24,102)
Pro forma net income attributable to common shareholders	$ 371,482
Denominator(1):
Historical Rocket weighted average shares outstanding – basic	141,037,083
Shares of Class L common stock from Up-C Collapse	1,848,879,483
Shares of Class A common stock issued to Redfin stockholders	101,283,994
Shares of Class A common stock issued to Mr. Cooper stockholders	703,817,103
Weighted average shares of common stock outstanding – basic	2,795,017,663
Historical Rocket weighted average shares outstanding – diluted	141,037,083
Shares of Class L common stock from Up-C Collapse	1,848,879,483
Rocket dilutive share-based awards(2)	8,412,274
Shares of Class A common stock issued to Redfin stockholders	101,283,994
Rocket share-based awards issued in exchange for Redfin share-based awards(3)	5,846,430
Shares of Class A common stock to Mr. Cooper stockholders	703,817,103
Rocket share-based awards issued in exchange for Mr. Cooper stock-based awards(4)	12,988,175
Weighted average shares of common stock outstanding – diluted	2,822,264,542
Pro forma net income per share of common stock outstanding – basic	$ 0.13
Pro forma net income per share of common stock outstanding – diluted	$ 0.13

Rocket Companies, Inc.
Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

(1)
Class A common stock and Class L common stock are presented as a single class of common stock for calculating pro forma EPS as both the Class A common stock and Class L common stock share equally in dividends and residual net assets on a per share basis.

(2)
As a result of the related pro forma effects from the Up-C Collapse, a portion of Rocket RSUs, PSUs, and stock options became dilutive.

(3)
Includes the exchange of Redfin RSUs, PSUs and stock options into Rocket share-based awards based on Redfin’s capitalization as of December 31, 2024.

(4)
Includes the exchange of Mr. Cooper RSUs and PSUs into Rocket share-based awards based on Mr. Cooper’s capitalization as of March 31, 2025.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK
The following is a summary of the material terms and rights of the Company’s capital stock. You should refer to the applicable provisions of the Charters, copies of which are attached hereto as Annex G and Annex H for a complete statement of the terms and rights of the Company’s capital stock. All references to our certificate of incorporation in this section will refer to the certificate of incorporation after giving effect to these forms of amendments, which will become effective at the closing of the Up-C Collapse.
The Company’s Capital Stock
In connection with the Transaction Agreement and Up-C Collapse, we expect to amend and restate our certificate of incorporation so that our authorized capital stock will consist of 10,000,000,000 shares of Class A Common Stock, 6,000,000,000 shares of Class L Common Stock and 500,000,000 shares of preferred stock, par value $0.00001 (“Preferred Stock”). After the consummation of the Up-C Collapse, we expect to have 151,895,964 shares of our Class A Common Stock, 1,848,879,483 shares of Class L Common Stock and no shares of Preferred Stock issued and outstanding. Any shares of Class B Common Stock, Class C Common Stock and Class D Common Stock that were previously authorized, issued or outstanding will be cancelled.
Class A Common Stock:   As of the Mailing Record Date, there were 150,926,360 shares of Class A Common Stock issued and outstanding and we had 115 holders of record of our Class A Common Stock. Following the Up-C Collapse, the public stockholders will continue to hold the issued and outstanding Class A Common Stock, which are entitled to one vote per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by the Company). The Up-C Collapse does not require any amendments to the terms of the Class A Common Stock.
Class B Common Stock:   As of the Mailing Record Date, there were no shares of Class B Common Stock issued and outstanding and no holders of record of our Class B Common Stock. In connection with the Up-C Collapse, the Company will amend and restate its certificate of incorporation to eliminate the Class B Common Stock.
Class C Common Stock:   As of the Mailing Record Date, there were no shares of Class C Common Stock issued and outstanding and no holders of record of our Class C Common Stock. In connection with the Up-C Collapse, the Company will amend and restate its certificate of incorporation to eliminate the Class C Common Stock.
Class D Common Stock:   As of the Mailing Record Date, there were 1,848,879,483 shares of Class D Common Stock issued and outstanding and two holders of record of our Class D Common Stock. As a result of the Mergers and the DG Exchange, all outstanding shares of Class D Common Stock will be surrendered to the Company and subsequently retired by the Company. In connection with the Up-C Collapse and following the consummation of the Mergers and the DG Exchange, the Company will restate its certificate of incorporation to eliminate all references to the Class D Common Stock. As noted above, the Charter Amendment will include a provision prohibiting the reissuance of Class D Common Stock.
Class L Common Stock:   As consideration in the Mergers and the DG Exchange, the Company expects to issue an aggregate of 1,848,879,483 shares of Class L Common Stock, consisting of 924,439,742 shares of Series L-1 Common Stock and 924,439,741 shares of Series L-2 Common Stock to Mr. Gilbert and the other RHI shareholders. After the Up-C Collapse, we expect to have approximately 50 holders of record of our Class L Common Stock. The shares of Class L Common Stock will be entitled to one vote per share on all matters submitted to a vote of stockholders and will have economic rights (including rights to dividends and distributions upon liquidation by the Company).
Preferred Stock:   As of the Mailing Record Date, there were no shares of Preferred Stock issued and outstanding and no holders of record of our Preferred Stock. The Up-C Collapse does not require any amendments to the terms of the Preferred Stock set forth in the certificate of incorporation prior to the Up-C Collapse.

Common Stock
Voting
The holders of our Class A Common Stock and Class L Common Stock will vote together as a single class on all matters submitted to stockholders for their vote or approval, except (i) as required by our certificate of incorporation or applicable law or (ii) any amendment (including by merger, consolidation, reorganization or similar event) to our certificate of incorporation that would affect the rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class L Common Stock, or vice versa, in which case the holders of Class A Common Stock or the holders of Class L Common Stock, as applicable, will vote separately.
Holders of our Class A Common Stock are entitled to one vote on all matters submitted to stockholders for their vote or approval. Holders of our Class L Common Stock are entitled to one vote on all matters submitted to stockholders for their vote or approval. The certificate of incorporation will provide that when the aggregate voting power of the outstanding shares of Class L Common Stock would be equal to or greater than 79% of the total voting power of our outstanding stock, the number of votes per share of each Class L Common Stock will be reduced such that the aggregate voting power of all shares of Class L Common Stock is equal to 79%.
Upon the completion of the Up-C Collapse, Mr. Gilbert will control more than a majority of the combined voting power of our common stock. Accordingly, Mr. Gilbert will control our business policies and affairs and can control any action requiring the general approval of our stockholders, including the election of our board or directors, the adoption of amendments to our certificate of incorporation and the approval of any merger or sale of substantially all of our assets. This concentration of ownership and voting power may also delay, defer or even prevent an acquisition by a third party or other change of control of the Company and may make some transactions more difficult or impossible without the support of Mr. Gilbert, even if such events are in the best interests of minority stockholders.
Lock-Up
Subject to certain limited exceptions, Mr. Gilbert and the other RHI shareholders will be prohibited from transferring, or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the Closing Date and (b) 50% of the shares of Class L Common Stock prior to the second anniversary of the Closing Date. Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period.
The restrictions described in the above paragraph do not apply, subject in certain cases to various conditions (including the transfer of lock-up restrictions), to transfers to (i) the direct or indirect equityholders of RHI immediately prior to the closing of the transactions contemplated by the Transaction Agreement (the “Rock Equityholders”), (ii) any family member of a holder of Class L Common Stock or any family member of a Rock Equityholder, (iii) any trust, family-partnership or estate-planning vehicle for so long as such holder, any family member of such holder, any Rock Equityholder or any family member of a Rock Equityholder are the sole economic beneficiaries thereof, (iv) any partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any of the persons listed in (i)-(iii), (v) any charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Code and controlled by such holder or any of the persons listed in (i)-(iv), (vi) an individual mandated under a qualified domestic relations order or (vii) a legal or personal representative of a such holder, any family member of such holder, any Rock Equityholder or any family member of a Rock Equityholder in the event of death or disability thereof (prongs (i)-(vii), the “Permitted Transfers”).
Following the expiration or waiver of the applicable Lock-Up Period, each share of Class L Common Stock may be converted at any time, at the option of the holder, into one share of Class A Common Stock or will be automatically converted into one share of Class A Common Stock immediately prior to any transfer of such share except for certain transfers that will be described in the Company’s certificate of incorporation. In addition, upon the later to occur of (a) the expiration or waiver of the applicable Lock-Up Periods and (b) the date that the outstanding shares of Class L Common Stock no longer represent at least 79% of the total voting power of the issued and outstanding shares of our common stock, the shares of Class L Common Stock will automatically convert to newly issued shares of Class A Common Stock.
Dividends
The holders of Class A Common Stock and Class L Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Under the certificate of incorporation, dividends may not be declared or paid in respect of Class L Common Stock unless they are declared or paid in the same amount and same type of cash or property (or combination thereof) in respect of Class A Common Stock, and vice versa. With respect to stock dividends, holders of Class L Common Stock must receive Class L Common Stock while holders of Class A Common Stock must receive Class A Common Stock.
Merger, Consolidation, Tender or Exchange Offer
The holders of Class L Common Stock will not be entitled to receive economic consideration for their shares on a per share basis in excess of that payable to the holders of Class A Common Stock, respectively, in the event of a merger, consolidation or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our common stock.
Liquidation or Dissolution
Upon our liquidation or dissolution, the holders of our Class A Common Stock and Class L Common Stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding.
Conversion, Transferability and Exchange
Our certificate of incorporation will provide that each share of our Class L Common Stock is convertible at any time, at the option of the holder, into one share of Class A Common Stock, provided that the applicable Lock-Up Period for the Class L Common Stock has expired. Our certificate of incorporation will further provide that each share of our Class L Common Stock will automatically convert into one share of Class A Common Stock, provided that the applicable Lock-Up Periods for the Class L Common Stock have expired, (a) immediately prior to any transfer of such share except for a Permitted Transfer or (b) the later to occur of (i) the expiration or waiver of the applicable Lock-Up Period and (ii) the date that the outstanding shares of Class L Common Stock no longer represent at least 79% of the total voting power of issued and outstanding shares of our common stock. Shares of our Class A Common Stock are not subject to any conversion right. Additionally, except as set forth above, the Class L Common Stock will not be automatically converted into Class A Common Stock at a certain specified time.
Among other exceptions described in our certificate of incorporation, Class L Common Stock may be pledged pursuant to a bona fide loan or indebtedness transaction from time to time without causing an automatic conversion to Class A Common Stock, provided that the stockholder pledging such Class L Common Stock continues to exercise sole voting control over such pledged shares and the pledged shares are not transferred to or registered in the name of the pledgee.
Prohibition on Reissuance of Class L Common Stock
Our certificate of incorporation will require that any share of Class L Common Stock that is repurchased, redeemed, surrendered to or otherwise acquired by the Company or any of its subsidiaries, including upon any exchange or conversion, will be retired and will not be reissued, sold or transferred.
Other Provisions
None of the Class A Common Stock or Class L Common Stock has any pre-emptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Class A Common Stock or Class L Common Stock.

Preferred Stock
We are authorized to issue up to 500,000,000 shares of Preferred Stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the Preferred Stock, including whether the shares of Preferred Stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of our Class A Common Stock and Class L Common Stock. We have no current plan to issue any shares of Preferred Stock following the consummation of the Up-C Collapse.
Corporate Opportunity
Our certificate of incorporation will provide that neither RHI II, LLC nor any officer, director, member, partner or employee of RHI II, LLC and its affiliates (each, an “RHI II Party”) will have any duty to refrain from engaging in the same or similar business activities or lines of business as us, doing business with any of our clients or suppliers or employing or otherwise engaging or soliciting for employment any of our directors, officers or employees, and none of our directors or officers will be liable to us or to any of our subsidiaries or stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI II Party.
In our certificate of incorporation, to the fullest extent permitted by applicable law, we renounce any interest or expectancy that we have in any business opportunity, transaction, or other matter in which any RHI II Party participates or desires or seeks to participate in, even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. To the fullest extent permitted by applicable law, each such RHI II Party has no duty to communicate or offer such business opportunity to us and is not liable to us or any of our stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder, or otherwise, by reason of the fact that such RHI II Party pursues or acquires such business opportunity, directs such business opportunity to another person, or fails to present such business opportunity, or information regarding such business opportunity, to us.
Notwithstanding the foregoing, our certificate of incorporation does not renounce any interest or expectancy we may have in any business opportunity, transaction or other matter that is offered to an RHI II Party who is one of our directors or officers and who is offered such opportunity solely in his or her capacity as one of our directors or officers, as reasonably determined by such RHI II Party.
Certain Certificate of Incorporation, Bylaw and Statutory Provisions
The provisions of our certificate of incorporation and bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our board of directors.
These provisions include:
Classified Board.   Our certificate of incorporation will provide that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation will also provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. At any meeting of our board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.
Removal of Directors.   Our certificate of incorporation will provide that until the Gilberts beneficially own less than a majority of the combined voting power of our common stock, any director may be removed with or without cause by the affirmative vote of a majority of our outstanding shares of common stock. After the Gilberts cease to beneficially own a majority of the combined voting power of the common stock, our certificate of incorporation will provide that any director may only be removed with cause by the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class.
Vacancies.   Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on our board of directors may be filled at any time by the remaining directors or our stockholders, provided that, after the Gilberts cease to beneficially own a majority of the combined voting power of our common stock, vacancies on our board of directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director, will be filled only by our board of directors and not by stockholders.
Amendments to Certificate of Incorporation and Bylaws.   The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our certificate of incorporation and bylaws will provide that, after the Gilberts cease to beneficially own a majority of the combined voting power of our common stock, the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal our bylaws or specified provisions of our certificate of incorporation, including those relating to the classified board, actions by written consent of stockholders, calling of special meetings of stockholders, business combinations and these vote requirements to amend our certificate of incorporation and bylaws. This requirement of a super-majority vote to approve certain amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.
Special Meetings of Stockholders.   Our certificate of incorporation and bylaws will provide that, subject to any special rights of the holders of any series of Preferred Stock, special meetings of the stockholders can only be called by the chairman of our board of directors or the chief executive officer, or by our board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.
Action by Written Consent.   Our certificate of incorporation will provide that stockholder action can be taken by written consent in lieu of a meeting; provided that after the Gilberts cease to beneficially own a majority of the combined voting power of our common stock, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.
Advance Notice Procedures.   Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares.   Our authorized but unissued shares of common stock and Preferred Stock will be available for future issuance without stockholder approval, subject to applicable NYSE rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.
Business Combinations with Interested Stockholders.   Our certificate of incorporation will provide that we will not be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, unless the business combination is approved in a prescribed manner. An interested stockholder includes a person, individually or together with any other interested stockholder, who within the last three years has owned 15% or more of our voting stock. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Nevertheless, our certificate of incorporation will include a provision that restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder. Such restrictions, however, will not apply to any business combination between RHI II, any Rock Equityholder, any of their respective affiliates or successors or any of or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act.
Headquarters in Detroit.   Our certificate of incorporation will provide that we will not transfer our corporate headquarters outside of Detroit, Michigan unless we have received the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock.
Directors’ Liability; Indemnification of Directors and Officers
Our certificate of incorporation and bylaws limit the liability of our directors and officers to the fullest extent permitted by the DGCL and will provide that we provide them with customary indemnification and advancement rights. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification and advancement rights in connection with their service to us or on our behalf.
Choice of Forum
Our certificate of incorporation will require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware lacks jurisdiction, any other state court of the State of Delaware, or if no state of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), unless we consent in writing to the selection of an alternative forum. Additionally, our certificate of incorporation will state that the foregoing provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company N.A.
Securities Exchange
Our Class A Common Stock is listed on the NYSE under the symbol “RKT.”

COMPARATIVE RIGHTS OF HOLDERS OF COMMON STOCK PRIOR TO AND AFTER THE UP-C COLLAPSE
This section describes the material differences between the rights of the Company’s stockholders prior to and after giving effect to the Up-C Collapse. The differences among the rights of holders of shares of Company common stock prior to and after the Up-C Collapse result from differences in the organizational documents of the Company.
As a result of the Up-C Collapse, holders of shares of Class D Common Stock will become holders of shares of Class L Common Stock. The forms of Charters are attached hereto as Annex G and Annex H. Each of Annex G and Annex H is incorporated by reference herein in its entirety.
The following description summarizes the material differences that may affect the rights of the Company’s stockholders, but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. The Company’s stockholders should read carefully the relevant provisions of the certificate of incorporation and the bylaws that will be in effect following the Up-C Collapse. This summary is qualified in its entirety by reference to the full text of each of the certificate of incorporation and bylaws that will be in effect following the Up-C Collapse. For information on how to obtain a copy of these documents, please read the section titled “Where You Can Find More Information” beginning on page 108.
Topic	Company Common Stock Prior to the Up-C Collapse	Company Common Stock After the Up-C Collapse
Capital Stock
Classes of Stock	• Class A Common Stock • Class B Common Stock • Class C Common Stock • Class D Common Stock • Preferred Stock	• Class A Common Stock • Class L Common Stock • Preferred Stock
Authorized Shares
•
10,000,000,000 shares of Class A Common Stock

•
6,000,000,000 shares of Class B Common Stock

•
6,000,000,000 shares of Class C Common Stock

•
6,000,000,000 shares of Class D Common Stock

•
500,000,000 shares of Preferred Stock

•
10,000,000,000 shares of Class A Common Stock

•
6,000,000,000 shares of Class L Common Stock, consisting of 3,000,000,000 shares of Series L-1 Common Stock and 3,000,000,000 shares of Series L-2 Class L Common Stock

•
500,000,000 shares of Preferred Stock

Par Value	$0.00001 per share	Same
Voting Rights for Common Stock	• Class A Common Stock: 1 vote per share • Class B Common Stock: 10 votes per share • Class C Common Stock: 1 vote per share	• Class A Common Stock: 1 vote per share • Class L Common Stock: 1 vote per share

Topic	Company Common Stock Prior to the Up-C Collapse	Company Common Stock After the Up-C Collapse
• Class D Common Stock: 10 votes per share
	Our certificate of incorporation provides for a dual class common stock structure, which provides Mr. Gilbert with the ability to control the outcome of matters requiring stockholder approval, even if he beneficially owns significantly less than a majority of the shares of our outstanding Common Stock, including the election of directors and significant corporate transactions, such as a merger or sale of substantially all of our assets.	Same
	For more information on how the provisions of our certificate of incorporation and bylaws can delay, defer or prevent a change of control, please read the section titled “Description of Our Capital Stock — Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws” beginning on page 87.	Same
Dividend Rights
Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Dividends may not be declared or paid in respect of Class B Common Stock unless they are declared or paid in the same amount and same type of cash or property (or combination thereof) in respect of Class A Common Stock, and vice versa. With respect to stock dividends, holders of Class B Common Stock must receive Class B Common Stock while holders of Class A Common Stock must receive Class A Common Stock.
Holders of Class C Common Stock and Class D Common Stock do not have any right to

Holders of Class A Common Stock will have the same dividend rights.
Holders of Class L Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Dividends may not be declared or paid in respect of Class L Common Stock unless they are declared or paid in the same amount and same type of cash or property (or combination thereof) in respect of Class A Common Stock, and vice versa. With respect to stock dividends, holders of Class L Common Stock must receive Class L Common Stock.

Topic	Company Common Stock Prior to the Up-C Collapse	Company Common Stock After the Up-C Collapse
receive dividends other than dividends consisting of shares of our (i) Class C Common Stock, paid proportionally with respect to each outstanding share of our Class C Common Stock, and (ii) Class D Common Stock, paid proportionally with respect to each outstanding share of our Class D Common Stock, in each case in connection with stock dividends.
Terms of Conversion
Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of Class A Common Stock, and each share of our Class D Common Stock is convertible at any time, at the option of the holder, into one share of Class C Common Stock.
Each share of our Class B Common Stock will automatically convert into one share of Class A Common Stock, and each share of our Class D Common Stock will automatically convert into one share of our Class C Common Stock, immediately prior to any transfer of such share except for certain transfers described in our certificate of incorporation.
In addition, each share of our Class B Common Stock will automatically convert into one share of Class A Common Stock, and each share of our Class D Common Stock will automatically convert into one share of our Class C Common Stock if RHI, the direct or indirect equityholders of RHI and their permitted transferees own less than 10% of the aggregate number of shares of our issued and outstanding common stock.
Shares of our Class A Common Stock and Class C Common

Each share of Class L Common Stock is convertible at any time, at the option of the holder, into one share of Class A Common Stock, provided that the applicable Lock-Up Period for the Class L Common Stock has expired.
Each share of Class L Common Stock (a) may be converted at any time, at the option of the holder, into one share of Class A Common Stock and (b) will automatically convert into one share of Class A Common Stock, provided that the applicable Lock-Up Period for the Class L Common Stock has expired, immediately prior to any transfer of such share except for certain permitted transfers described in our certificate of incorporation.
In addition, each share of our Class L Common Stock will automatically convert into one share of Class A Common Stock, on the first date on which the aggregate voting power of the Class L Common Stock is less than 79% of the total voting power of the outstanding shares of capital stock of the Company.
Shares of our Class A Common Stock are not subject to any conversion right.

Topic	Company Common Stock Prior to the Up-C Collapse	Company Common Stock After the Up-C Collapse
Stock are not subject to any conversion right.
Sinking Fund	None	None
Redemption Rights	None	None
Pre-emption Rights	None	None
Liquidation Rights
Upon our liquidation or dissolution, the holders of our Class A Common Stock and Class B Common Stock are entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding.
Other than their par value, the holders of our Class C Common Stock and Class D Common Stock do not have any right to receive a distribution upon a liquidation or dissolution.
Upon our liquidation or dissolution, the holders of our Class A Common Stock and Class L Common Stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding.
Restrictions on Alienability	None
Mr. Gilbert and the other Rock Equityholders will be prohibited from transferring or otherwise disposing of (a) any shares of Class L Common Stock prior to the first anniversary of the Closing Date and (b) 50% of the shares of Class L Common Stock prior to the second anniversary of the Closing Date. Following the second anniversary of the Closing Date, no shares of Class L Common Stock will be subject to a Lock-Up Period.
The restrictions described in the above paragraph do not apply, subject in certain cases to various conditions (including the transfer of lock-up restrictions), to any Permitted Transfers.

Provisions Discriminating Against Majority Shareholder	Our certificate of incorporation provides that, at any time when the aggregate voting power of the outstanding RHI Securities would be equal to or greater than 79% of the total voting power of	Our certificate of incorporation following the Up-C Collapse will provide that, at any time when the aggregate voting power of the outstanding Class L Common Stock would be equal to or

Topic	Company Common Stock Prior to the Up-C Collapse	Company Common Stock After the Up-C Collapse
	the Company’s outstanding stock, the number of votes per share of each RHI Security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%.	greater than 79% of the total voting power of the Company’s outstanding stock, the number of votes per share of each share of Class L Common Stock will be reduced such that the aggregate voting power of all such Class L Common Stock is equal to 79%.
Board of Directors
Number of Directors	The number of directors is fixed from time to time by the Company’s board of directors.	Same
Removal of Directors	Until the RHI Parties beneficially own less than a majority of the combined voting power of our common stock, any director may be removed with or without cause by the affirmative vote of a majority of our outstanding shares of common stock. After the RHI Parties cease to beneficially own a majority of the combined voting power of the common stock, our certificate of incorporation provides that any director may only be removed with cause by the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class.	Until the Gilberts beneficially own less than a majority of the combined voting power of our common stock, any director may be removed with or without cause by the affirmative vote of a majority of our outstanding shares of common stock. After the Gilberts cease to beneficially own a majority of the combined voting power of the common stock, our certificate of incorporation provides that any director may only be removed with cause by the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class.
Filling Board Vacancies	Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors or our stockholders, provided that, after the RHI Parties cease to beneficially own a majority of the combined voting power of our common stock, vacancies on our board of directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director, will be filled only by our board of directors and not by stockholders.	Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors or our stockholders, provided that, after the Gilberts cease to beneficially own a majority of the combined voting power of our common stock, vacancies on our board of directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director, will be filled only by our board of directors and not by stockholders.

Topic	Company Common Stock Prior to the Up-C Collapse	Company Common Stock After the Up-C Collapse
Indemnification	The Company’s certificate of incorporation and bylaws limit the liability of directors and officers to the fullest extent permitted by the DGCL. The Company is generally obligated to provide customary indemnification and advancement rights to directors and officers.	Same
Classified Board
Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board.
Our certificate of incorporation also provides that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors is fixed exclusively pursuant to a resolution adopted by our board of directors.
Same
Stockholder Rights
Calling Special Meetings	Subject to any special rights of the holders of any series of Preferred Stock, special meetings of the stockholders can only be called by the chairman of the board or the chief executive officer, or by the board of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.	Same
Ability to Act by Written Consent	Stockholder action can be taken by written consent in lieu of a meeting; provided that after the RHI Parties cease to beneficially own a majority of the combined voting power of our common stock, stockholder action can be	Stockholder action can be taken by written consent in lieu of a meeting; provided that after the Gilberts cease to beneficially own a majority of the combined voting power of our common stock, stockholder action can be

Topic	Company Common Stock Prior to the Up-C Collapse	Company Common Stock After the Up-C Collapse
	taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.	taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.
Advance Notice for Proposing Business and Nominations	Advance written notice must be given prior to a meeting of the Company’s stockholders of a proposal or director nomination which a stockholder desires to present at such a meeting.	Same
Bylaw Amendments
As long as the RHI Parties own a majority of the combined voting power of the Company’s common stock, the affirmative vote of holders of a majority of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal our bylaws.
After the RHI Parties cease to beneficially own a majority of the combined voting power of the Company’s common stock, the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal our bylaws.

As long as the Gilberts own a majority of the combined voting power of the Company’s common stock, the affirmative vote of holders of a majority of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal our bylaws.
After the Gilberts cease to beneficially own a majority of the combined voting power of the Company’s common stock, the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal our bylaws.

Certificate of Incorporation Amendments
As long as the RHI Parties own a majority of the combined voting power of the Company’s common stock, the affirmative vote of holders of a majority of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions of our certificate of incorporation.
After the RHI Parties cease to beneficially own a majority of the combined voting power of the

As long as the Gilberts own a majority of the combined voting power of the Company’s common stock, the affirmative vote of holders of a majority of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions of our certificate of incorporation.
After the Gilberts cease to beneficially own a majority of the combined voting power of the

Topic	Company Common Stock Prior to the Up-C Collapse	Company Common Stock After the Up-C Collapse
	Company’s common stock, the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions of our certificate of incorporation.	Company’s common stock, the affirmative vote of holders of 75% of the combined voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions of our certificate of incorporation.
Exclusive Forum	The Company’s certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware lacks jurisdiction, any other state court of the State of Delaware, or if no state of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), unless we consent in writing to the selection of an alternative forum.	Same

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following are the material U.S. federal income tax consequences of the Up-C Collapse to U.S. Holders and Non-U.S. Holders (each as defined below) of Class A Common Stock. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this Information Statement, all of which may change, possibly with retroactive effect. This discussion is limited to U.S. Holders and Non-U.S. Holders of Class A Common Stock that hold such stock as “capital assets” within the meaning of Section 1221 of the Code (generally, assets held for investment).
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Class A Common Stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created in or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax without regard to its source; or

•
a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•
a non-resident individual;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of a jurisdiction other than the United States or any state or political subdivision thereof;

•
an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, other than a trust that (i) is subject to the primary supervision of a court within the United States and that has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, neither “U.S. Holder” nor “Non-U.S. Holder” includes any partnership or other pass-through entity (including for this purpose any entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes). If a partnership or other pass-through entity is a beneficial owner of our common stock, the tax treatment of a partner (or other owner) will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a partnership or other pass-through entity that acquires our common stock, you are urged to consult your tax advisor regarding the tax consequences of the Up-C Collapse.
This discussion assumes that the Up-C Collapse will be consummated in accordance with the Transaction Agreement and as further described in this Information Statment. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Up-C Collapse and does not address all tax considerations that might be relevant to a holder in light of its particular circumstances or to holders that may be subject to special treatment under U.S. federal tax laws (including, without limitation, banks, insurance companies, dealers in securities, foreign governments, certain former citizens or residents of the United States, passive foreign investment companies, controlled foreign companies, tax-exempt organizations, U.S. Holders whose functional currency for tax purposes is not the U.S. dollar, holders required to conform the timing of income accruals to financial statements pursuant to section 451 of the Code, holders that elect to mark their securities to market or holders who hold our common stock as part of a straddle, hedge or other integrated transaction). Furthermore, this summary does not address gift or estate tax consequences, the net investment income tax, the alternative minimum tax, any other U.S. federal tax laws other than U.S. federal income tax laws, or tax consequences under any state, local or foreign laws.
U.S. Holders and Non-U.S. Holders are strongly urged to consult with their own tax advisors regarding the tax consequences of the Up-C Collapse, including the effects of U.S. federal, state and local, non-U.S. and other tax laws.
U.S. Federal Income Tax Consequences of the Up-C Collapse
The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
The Special Dividend will generally be treated as a dividend to the extent of the Company’s current and accumulated E&P as determined under the Code. It is possible that the Special Dividend will exceed the Company’s current and accumulated E&P as determined under the Code. Any portion of a distribution that exceeds the Company’s current and accumulated E&P as determined under the Code will first be applied to reduce a Holder’s tax basis in the Class A Common Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Class A Common Stock.
Certain Considerations for U.S. Holders
If any portion of the Special Dividend constitutes a dividend for U.S. federal income tax purposes, for non-corporate U.S. Holders that satisfy certain holding period and other requirements, the Special Dividend generally will be treated as “qualified dividend income” and will be subject to tax at preferential long-term capital gain tax rates. Certain corporate U.S. Holders may be eligible for the dividends received deduction if a portion of the Special Dividend constitutes a dividend for U.S. federal income tax purposes. Any gain recognized in respect of the Special Dividend will be long-term capital gain if the U.S. holder’s holding period in a particular block of Class A Common Stock exceeds one year at the effective time of the Special Dividend.
Certain Considerations for Non-U.S. Holders
The Special Dividend
Any portion of the Special Dividend that constitutes a dividend for U.S. federal income tax purposes that is paid to a Non-U.S. Holder will be subject to withholding of U.S. federal income tax at a 30% rate or at a lower treaty rate unless it is effectively connected with the conduct of a trade or business within the U.S. It is possible that we (or the paying agent or other intermediary through which a Non-U.S. Holder holds our common stock) may treat the entire Special Dividend as a dividend, in which case the Non-U.S. Holder would be entitled to a refund from the Internal Revenue Service (the “IRS”) for the withholding tax on any portion of the distribution that exceeded our current and accumulated E&P.
In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form (or, in each case, an appropriate successor form) certifying such Non-U.S. Holder’s entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding possible entitlement to benefits under an income tax treaty.
Dividend income that is effectively connected with the conduct of a trade or business within the U.S. by a Non-U.S. Holder will be taxed in the manner described under the section titled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Up-C Collapse — U.S. Trade or Business Income”
Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of our common stock (including in respect of any portion of the Special Distribution that exceeds our current and accumulated E&P) unless:

•
the gain is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder, in which case, such gain will be taxed as described under the section titled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Up-C Collapse — U.S. Trade or Business Income” ;

•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceeds certain capital losses allocable to U.S. sources (provided that such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

•
we are or have been a “U.S. real property holding corporation” (a “USRPHC”) as defined under section 897 of the Code at any time during the period (the “applicable period”) that is the shorter of the five-year period ending on the date of the disposition of our common stock and the Non-U.S. Holder’s holding period for our common stock, in which case, subject to the Publicly Traded Exception (discussed below), such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income.

In general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If it is determined that we are a USRPHC, gain realized by a Non-U.S. Holder on a sale, exchange or other disposition of our common stock will not be subject to tax as U.S. trade or business income under section 897 of the Code if such Non-U.S. Holder’s holdings (direct and indirect) at all times during the applicable period constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market during such period (the “Publicly Traded Exception”). Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC.
U.S. Trade or Business Income
For purposes of this discussion, gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (A) (i) such income or gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and (ii) the Non-U.S. Holder is eligible for the benefits of an income tax treaty with the United States, such income or gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) that the Non-U.S. Holder maintains in the United States or (B) we are or have been a USRPHC at any time during the applicable period (subject to the discussion under the section titled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Up-C Collapse — Sale, Exchange or Other Taxable Disposition of our Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided certain certification and disclosure requirements are satisfied, including providing a properly executed IRS Form W-8ECI or other applicable form (or, in each case, an appropriate successor form)); instead, such income is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person). Any U.S. trade or business income received by a non-U.S. corporation pursuant to (A) above may also be subject to a “branch profits tax” at a 30% rate or at a lower rate prescribed by an applicable income tax treaty.
Information Reporting and Backup Withholding Tax
Unless a U.S. Holder provides the withholding agent with proof of an applicable exemption, a U.S. Holder may be subject to information reporting with respect to certain payments, including the receipt of cash by a U.S. Holder of Class A Common Stock. Payments that are subject to information reporting may also be subject to backup withholding unless the applicable U.S. Holder provides the withholding agent with a correct taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute an additional tax, but merely an advance payment, which may be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is timely supplied to the IRS.

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to a Non-U.S. Holder of our common stock will generally be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, an appropriate successor form) or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that the shareholder is a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.
FATCA
Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a non-U.S. entity unless: (i) if the non-U.S. entity is a “foreign financial institution,” such non-U.S. entity undertakes certain due diligence, reporting, withholding and certification obligations; (ii) if the non-U.S. entity is not a “foreign financial institution,” such non-U.S. entity identifies any “substantial” owner (generally, any specified U.S. person who owns, directly or indirectly, more than a specified percentage of such entity); or (iii) the non-U.S. entity is otherwise exempt under FATCA.
Withholding under FATCA generally applies to payments of dividends on our common stock. Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits of the tax, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. Holders are urged to consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.
The discussion of the U.S. federal income tax consequences set forth above is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Up-C Collapse. The discussion set forth above does not address tax consequences that may vary with, or are dependent on, individual circumstances. In addition, the discussion set forth above does not address any non-income tax or any non-U.S., state or local tax consequences of the Up-C Collapse and does not address the tax consequences of any transaction other than the Up-C Collapse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Class A Common Stock as of April 29, 2025 by:
•
Each person, or group of affiliated persons, who we know to beneficially own more than 5% of any class or series of our capital stock;

•
Each of our named executive officers;

•
Each of our directors and director nominees; and

•
All of our executive officers and directors as a group.

In August 2020, we entered into the Exchange Agreement with RHI and Mr. Gilbert, pursuant to which each of RHI and Mr. Gilbert (or certain transferees thereof) will have the right to exchange its or his Holdings LLC Units (along with corresponding shares of our Class D Common Stock or Class C Common Stock), for, at our option (as the sole managing member of Holdings LLC), (i) shares of our Class B Common Stock or Class A Common Stock, as applicable, on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of our Class A Common Stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The percentages of ownership and combined voting power set forth below are based on 150,926,360 shares of our Class A Common Stock and 1,848,879,483 Holdings LLC Units and shares of our Class D Common Stock issued and outstanding as of April 29, 2025. The Company, RHI and Mr. Gilbert will terminate the Exchange Agreement as part of the Up-C Collapse.
The amounts of Class A Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 29, 2025. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
As of April 29, 2025, only shares of Class A Common Stock and Class D Common Stock are outstanding. However, because each of RHI and Mr. Gilbert has the right prior to completion of the Up-C Collapse to (a) exchange any Holdings LLC Units (together with a corresponding number of shares of Class D Common Stock) for, at our option (as the sole managing member of Holdings LLC), (i) shares of our Class B Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of our Class A Common Stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and (b) convert shares of Class D Common Stock into shares of Class C Common Stock on a one-for-one basis, our Class B Common Stock and Class C Common Stock is currently beneficially owned by each of RHI and Mr. Gilbert. The number of shares of Class B Common Stock and Class C Common Stock and the percentage beneficially owned by each of RHI and Mr. Gilbert are equal to the amounts reported for the Class D Common Stock in the following table, assuming that all Holdings LLC Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock on a one-for-one basis or shares of Class D Common Stock have been converted into shares of Class C Common Stock on a one-for-one basis, as applicable.
Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed. Unless otherwise indicated, the address for each beneficial owner listed below is 1050 Woodward Avenue, Detroit, MI 48226.

Name And Address Of Beneficial Owner	Class A Common Stock Owned Directly or Indirectly(1)		Class D Common Stock Owned Directly or Indirectly(1)		Combined Voting Power(1)(3)	Class A Common Stock Beneficially Owned (On A Fully Exchanged And Converted Basis)(1)(2)
	Number	Percentage	Number	Percentage	Percentage	Number	Percentage
5% Equityholders
Rock Holdings Inc.(4)	—	—	1,847,777,661	99.9%	79.0%	1,847,777,661	92.4%
Boston Partners(5)	12,235,156	8.1%	—	—	1.6%	12,235,156	*
The Vanguard Group(6)	11,702,838	7.8%	—	—	1.5%	11,702,838	*
JP Morgan Chase & Co.(7)	10,761,186	7.1%	—	—	1.4%	10,761,186	*
Directors and Named Executive Officers
Bill Emerson(8)	444,283	*	—	—	*	444,283	*
Dan Gilbert(4)(9)	—	—	1,848,879,483	100.0%	80.4%	1,848,879,483	92.5%
Jennifer Gilbert	—	—	—	—	—	—	*
Jonathan Mariner(10)	70,284	*	—	—	*	70,284	*
Alex Rampell(11)	22,623	*	—	—	*	22,623	*
Matthew Rizik(12)	770,411	*	—	—	*	770,411	*
Suzanne Shank(13)	87,542	*	—	—	*	87,542	*
Nancy Tellem(14)	122,542	*	—	—	*	122,542	*
Varun Krishna	143,566	*	—	—	*	143,566	*
Brian Brown(15)	473,693	*	—	—	*	473,693	*
Heather Lovier(16)	344,817	*	—	—	*	344,817	*
Shawn Malhotra(17)	140,602	*	—	—	*	140,602	*
Jonathan Mildenhall	91,684	*	—	—	*	91,684	*
Bill Banfield(18)	359,076	*	—	—	*	359,076	*
All directors and executive officers as a group (14 persons)(19)	3,071,123	2.0%	1,848,879,483	100%	80.8%	1,851,950,606	92.6%

*
Less than one percent

(1)
The voting limitation in our certificate of incorporation provides that, at any time when the aggregate voting power of the outstanding stock beneficially owned by RHI (the “RHI Securities”) would be equal to or greater than 79% of the total voting power of our outstanding stock, the number of votes per share of each RHI Security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%. Except as described by the voting limitation, each holder of Class B Common Stock and Class D Common Stock is entitled to ten votes per share and each holder of Class A Common Stock and Class C Common Stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C Common Stock and Class D Common Stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A Common Stock and Class B Common Stock. Without the voting limitation, RHI would have approximately 99% of the combined voting power of our common stock. Each share of our Class B Common Stock and Class D Common Stock, as applicable, will automatically convert into one share of Class A Common Stock or Class C Common Stock, as applicable, (a) immediately prior to any sale or other transfer of such share by a holder of such share, subject to certain limited exceptions, such as transfers to permitted transferees, or (b) if RHI and its affiliates, other than the Company and its subsidiaries (the “RHI Affiliated Entities”), along with any such permitted transferees (together with the RHI Affiliated Entities, the “RHI Parties”) own less than 10% of our issued and outstanding common stock.

(2)
The numbers of shares of Class A Common Stock beneficially owned and percentages of beneficial ownership reported assume that (a) all Holdings LLC Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock and (b) all shares of Class B Common Stock have been converted into shares of Class A Common Stock.

(3)
Percentage of voting power represents voting power with respect to all shares of our Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock voting together as a single class.

(4)
Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 10, 2022. RHI beneficially owns 1,847,777,661 Holdings LLC Units and an equal number of shares of Class D Common Stock. The address for RHI is 1090 Woodward Avenue, Detroit, Michigan 48226.

(5)
Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 14, 2025. Boston Partners reported sole voting power for 11,433,604 shares of Class A Common Stock and sole dispositive power for 12,235,156 shares of Class A Common Stock. The address for Boston Partners is One Beacon Street, 30th FL, Boston, Massachusetts 02108.

(6)
Based on a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 13, 2024. The Vanguard Group reported shared voting power for 42,625 shares of Class A Common Stock, sole dispositive power for 11,550,638 shares of Class A Common Stock and shared dispositive power for 152,200 shares of Class A Common Stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
Based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on April 22, 2025. JPMorgan Chase reported sole voting power for 10,308,107 shares of Rocket Class A common stock, sole dispositive power for 10,759,331 shares of Rocket Class A common stock and shared dispositive power for 162 shares of Rocket Class A common stock. The address for JPMorgan Chase is 383 Madison Avenue, New York, NY 10179.

(8)
Includes 38,501 shares of Rocket Class A common stock that Mr. Emerson could acquire through the exercise of stock options within 60 days of April 29, 2025.

(9)
Mr. Gilbert holds 1,847,777,661 Holdings LLC Units and an equal number of shares of Class D common stock. Mr. Gilbert is the majority shareholder of RHI and has shared voting and dispositive control, and beneficial ownership, with respect to the Holdings LLC Units and shares of Class D common stock held of record by RHI. See footnote 4 above.

(10)
Includes 15,034 shares of Rocket Class A common stock that Mr. Mariner could acquire through RSUs scheduled to vest within 60 days of April 29, 2025.

(11)
Includes 5,668 shares of Rocket Class A common stock that Mr. Rampell could acquire through RSUs scheduled to vest within 60 days of April 29, 2025.

(12)
Includes 30,801 shares of Rocket Class A common stock that Mr. Rizik could acquire through the exercise of stock options within 60 days of April 29, 2025.

(13)
Includes 15,034 shares of Rocket Class A common stock that Ms. Shank could acquire through RSUs scheduled to vest within 60 days of April 29, 2025.

(14)
Includes (a) 35,000 shares of Rocket Class A common stock held by Ms. Tellem’s spouse (b) and 15,034 shares of Rocket common stock that Ms. Tellem could acquire through RSUs scheduled to vest within 60 days of April 29, 2025.

(15)
Includes 92,402 shares of Rocket Class A common stock that Mr. Brown could acquire through the exercise of stock options within 60 days of April 29, 2025.

(16)
Includes 123,203 shares of Rocket Class A common stock that Ms. Lovier could acquire through the exercise of stock options within 60 days of April 29, 2025.

(17)
Includes 96,548 shares of Rocket Class A common stock that Mr. Malhotra could acquire through RSUs scheduled to vest within 60 days of April 29, 2025.

(18)
Includes 123,203 shares of Rocket Class A common stock that Mr. Banfield could acquire through the exercise of stock options within 60 days of April 29, 2025.

(19)
Includes (a) 408,110 shares of Rocket Class A common stock that the directors and executive officers as a group could acquire through the exercise of stock options within 60 days of April 29, 2025 and (b) 147,318 shares of Rocket Class A common stock that the directors and executive officers as a group could acquire through RSUs scheduled to vest within 60 days of April 29, 2025.

NO APPRAISAL RIGHTS
The Company’s stockholders do not have dissenters’ or appraisal rights under applicable law with respect to the Up-C Collapse.

HOUSEHOLDING
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as householding, that permit us to send a single Information Statement to multiple stockholders of record who share an address, unless we have received contrary instructions from one or more of the stockholders. A stockholder of record at a shared address may call the Company at 313-373-7990 or write to Investor Relations, Rocket Companies, Inc., 1050 Woodward Avenue, Detroit, Michigan 48226, to: (i) request additional copies of the Information Statement; (ii) notify the Company that such stockholder of record wishes to receive a separate Information Statement in the future; or (iii) notify the Company that such stockholder of record wishes to receive a single Information Statement in the future. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder that previously elected to receive a single copy of materials with one or more other stockholders.
If you are a beneficial owner, you may revoke your consent to householding by notifying your broker, bank or other nominee.

WHERE YOU CAN FIND MORE INFORMATION
We file or furnish our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our website is ir.rocketcompanies.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Conduct and Ethics and Board Committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Executive Legal Counsel and Secretary at 1050 Woodward Avenue, Detroit, MI 48226.
Our website or the website of the SEC noted herein and the information contained on, or that can be accessed through, such websites will not be deemed to be incorporated by reference in, and are not considered part of, this Information Statement.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this Information Statement the documents that have previously been filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Information Statement. We incorporate by reference into this Information Statement the following documents:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025;

•
the audited consolidated financial statements of Redfin as of and for the fiscal year ended December 31, 2024 and the related notes, included in Redfin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
the audited consolidated financial statements of Mr. Cooper as of and for the fiscal year ended December 31, 2024 and the related notes, included in Mr. Cooper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
the unaudited condensed consolidated financial statements of Mr. Cooper as of and for the three months ended March 31, 2025 and the related notes, included in Mr. Cooper’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on April 23, 2025;

•
our Current Reports on Form 8-K filed on January 2, 2025; March 10, 2025 (25722120); March 10, 2025 (25722127) and March 31, 2025 (other than documents or portions of those documents deemed to be furnished but not filed);

•
the description of our Class A Common Stock contained in our Registration Statement on Form 8-A for our Class A Common Stock filed on August 5, 2020, including any amendment or report filed for the purpose of updating such description; and

•
all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and before the completion of the Up-C Collapse.

Any statement contained in this Information Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.
You may obtain copies of these documents, at no cost to you, from the Company’s website (ir.rocketcompanies.com), or by writing or emailing us at the following address:
Investor Relations
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
ir@rocket.com
You should rely only on the information contained or incorporated by reference in this Information Statement. None of the Company or any of our affiliates has authorized anyone to provide you with information different from that contained or incorporated by reference in this Information Statement. Therefore, if anyone gives you information of this sort, you should not rely on it. The information contained in this Information Statement and the documents incorporated by reference is accurate only as of its respective dates, regardless of the time of delivery of this Information Statement.

ANNEX
Annex A
Transaction Agreement

Annex B
Transaction Agreement Amendment

Annex C
Form of Tax Receivable Agreement Amendment

Annex D
Form of Indemnity Agreement

Annex E
Form of A&R LP Agreement

Annex F
Form of Second A&R LP Agreement

Annex G
Form of Charter Amendment

Annex H
Form of the Restated Charter

Annex I
Form of Joinder to the Tax Receivable Agreement

Annex J
Form of Letter Agreement

Annex A
TRANSACTION AGREEMENT
by and among
ROCKET COMPANIES, INC.,
ROCK HOLDINGS INC.,
ECLIPSE SUB, INC.,
ROCKET GP, LLC,
DANIEL GILBERT
and
RHI II, LLC
Dated as of March 9, 2025

A-i

A-ii

EXHIBITS
Exhibit A: Holdings A&R LP Agreement
Exhibit B: First Charter Amendment
Exhibit C: Restated Charter
Exhibit D: Holdings Second A&R LP Agreement
Exhibit E: Letter of Transmittal
Exhibit F: Letter Agreement
Exhibit G: Indemnity Agreement
Exhibit H: TRA Amendment
SCHEDULES
Schedule I: Retained RHI Assets and Liabilities

A-iii

TRANSACTION AGREEMENT
This TRANSACTION AGREEMENT, dated as of March 9, 2025 (this “Agreement”), is by and among Rocket Companies, Inc., a Delaware corporation (“Rocket”), Rock Holdings Inc., a Michigan corporation (“RHI”), Eclipse Sub, Inc., a Michigan corporation and a direct wholly owned Subsidiary of Rocket (“Merger Sub 1”), Rocket GP, LLC, a Michigan limited liability company and a direct wholly owned Subsidiary of Rocket (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Daniel Gilbert (“DG”) and RHI II, LLC, a Michigan limited liability company and direct wholly owned Subsidiary of RHI (“RHI 2”).
W I T N E S S E T H:
WHEREAS, as of the date hereof, Rocket is a holding company and its principal asset is its ownership interest in Rocket, LLC, a Michigan limited liability company and principal operating subsidiary of Rocket (“Holdings LLC”), of which it is the sole managing member;
WHEREAS, as of the date hereof:
(a)
RHI holds interests in the Rocket group of companies (Rocket, Holdings LLC and, together with their Subsidiaries, the “Rocket Group”) through (i) 1,847,777,661 issued and outstanding shares of Class D Common Stock, par value $0.00001 per share, of Rocket, which carry ten (10) votes per share on all matters on which stockholders generally are entitled to vote and no economic rights in Rocket (the “Rocket Class D Common Stock”), and (ii) 1,847,777,661 paired common limited liability company interests of Holdings LLC, which allow RHI to participate in the economics of Holdings LLC (“Holdings LLC Units”);

(b)
DG holds interests in the Rocket Group through (i) 1,101,822 shares of Rocket Class D Common Stock (the “DG Class D Shares”), and (ii) 1,101,822 Holdings LLC Units (the “DG Holdings LLC Units”); and

(c)
public stockholders hold interests in the Rocket Group through 147,306,839 shares of Class A common stock, par value $0.00001 per share, of Rocket (the “Rocket Class A Common Stock”), which carry one vote per share on all matters on which stockholders generally are entitled to vote and through which public stockholders participate indirectly in the economics of Holdings LLC by virtue of Holdings LLC Units held directly by Rocket;

WHEREAS, (i) Rocket desires to simplify its organizational and capital structure by collapsing its current “Up-C” structure, reducing its classes of common stock from four to two and, providing that each class of common stock of Rocket will be entitled to one vote per share, and (ii) each of RHI and DG desires to cease participating in the economics of the Rocket Group through direct interests in Holdings LLC and to instead participate in the economics of the Rocket Group directly through the same publicly traded entity as the public stockholders;
WHEREAS, the parties desire to enter into this Agreement and effect the following series of transactions (such transactions and the other transactions contemplated by this Agreement, collectively referred to herein as the “Transactions”) in order to accomplish such objectives:
(a)
the payment of a special dividend of cash held by Rocket (including Rocket’s pro rata portion of the Pre-Closing Tax Distribution Amount (as defined herein)) of $0.80 per share to the holders of record of the Rocket Class A Common Stock (the “Dividend”) with a record date as of the close of business on March 20, 2025 (the “Dividend Record Date”) and a payment date of April 3, 2025 (the “Dividend Payment Date”);

(b)
the RHI Pre-Closing Reorganization (as defined herein) pursuant to which RHI shall distribute all assets and liabilities, except for the Retained RHI Assets and Liabilities, to RHI’s equityholders;

(c)
the Rocket Pre-Closing Reorganization (as defined herein) pursuant to which (i) Rocket shall form Rocket LP, LLC as a Michigan limited liability company that will elect to be taxed as a corporation for U.S. income tax purposes and a direct wholly owned Subsidiary of Rocket (“Rocket Sub”), and shall contribute two percent (2%) of the total outstanding Holdings LLC Units to Rocket Sub,

(ii) Rocket (as the sole managing member of Holdings LLC) shall (x) cause Holdings LLC to form Eclipse Merger Limited Partnership as a Michigan limited partnership and wholly owned Subsidiary of Holdings LLC (“Holdings LP”) and (y) contribute its Holdings LLC Units to Merger Sub 2, following which Merger Sub 2 shall become the sole managing member of Holdings LLC, and (iii) Rocket (as the sole managing member of Merger Sub 2) shall effect (and DG and RHI shall take any action required or necessary to facilitate) the Pre-Closing Conversion (as defined herein) in accordance with the applicable provisions of the Michigan Limited Liability Company Act (the “MLLCA”) and the Michigan Revised Uniform Limited Partnership Act (the “LP Act”);
(d)
the amendment and restatement of the Amended and Restated Certificate of Incorporation of Rocket, dated as of August 5, 2020 (as amended, amended and restated or otherwise modified through the date hereof, the “Existing Rocket Charter”) on the Closing Date (as defined herein), among other things, setting forth the terms of the Rocket Class L Common Stock;

(e)
a series of two mergers pursuant to which, on the terms and subject to the conditions set forth in this Agreement, (i) at the First Merger Effective Time (as defined herein), Merger Sub 1 shall be merged with and into RHI (the “First Merger”), with RHI as the surviving entity in the First Merger and becoming a direct wholly owned Subsidiary of Rocket, in accordance with the applicable provisions of the Michigan Business Corporation Act (the “MBCA”), converting each RHI Share (as defined herein) into a number of shares of Class L common stock, par value $0.00001 per share, of Rocket (the “Rocket Class L Common Stock”), including (1) 50% of shares of Class L Common Stock that are designated series L-1 Class L Common Stock, par value $0.00001 per share (“Series L-1 Common Stock”) and (2) 50% of shares of Class L Common Stock that are designated series L-2 Class L Common Stock, par value $0.00001 per share (“Series L-2 Common Stock”), equal to the RHI Exchange Ratio (as defined herein), and (ii) at the Second Merger Effective Time (as defined herein), RHI shall be merged with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 as the surviving entity in the Second Merger and remaining a direct wholly owned Subsidiary of Rocket, in accordance with the applicable provisions of the MBCA and the MLLCA;

(f)
an exchange pursuant to which, at the DG Exchange Effective Time (as defined herein), DG shall contribute and transfer to Rocket the DG Holdings LP Units (as defined herein) and the DG Class D Shares in exchange for the issuance to DG of the number of shares of Rocket Class L Common Stock equal to the number of shares of Rocket Class D Common Stock contributed by DG equal to the DG Exchange Ratio (as defined herein) (the “DG Exchange”);

(g)
the amendment of the Tax Receivable Agreement, dated as of August 5, 2020, by and among Rocket, RHI and DG (the “TRA”) with respect to any exchanges that occur on or following the date hereof;

(h)
the termination of the Exchange Agreement, dated as of August 5, 2020, by and among Rocket, RHI, DG and Holdings LP (the “Exchange Agreement”);

(i)
the execution of an indemnity agreement, by and between RHI 2 and Rocket (the “Indemnity Agreement”);

(j)
the termination of the Rock Acquisition Corporation Shareholders Agreement, dated as of October 31, 2002, by and among RHI and the Shareholders (as defined therein), as amended by the First Amendment to Rock Holdings Inc. Shareholders Agreement, dated as of March 1, 2018 (the “RHI Shareholders Agreement”); and

(k)
the amendment and restatement of the amended and restated limited partnership agreement of the Surviving Partnership effected by Merger Sub 2, as the general partner of the Surviving Partnership;

WHEREAS, the Board of Directors of Rocket (the “Rocket Board”) has (a) determined that it is in the best interests of Rocket and the stockholders of Rocket, and declared it advisable, to approve and adopt the (i) amendment and restatement of the Existing Rocket Charter (the “First Charter Amendment”) on the Closing Date, immediately prior to the First Merger Effective Time and (ii) restatement of the First

Charter Amendment (the “Restated Charter”) on the Closing Date, immediately following the Class D Certificate Effective Time (as defined herein), (b) approved the issuance of shares of Rocket Class L Common Stock in connection with the Mergers and the DG Exchange (the “Share Issuance”) and (c) directed that the First Charter Amendment be submitted to the stockholders of Rocket for approval and adoption and the Share Issuance be submitted to the stockholders of Rocket for approval;
WHEREAS, (a) the Audit Committee of the Rocket Board has approved this Agreement and the Transactions in accordance with Rocket’s Related Person Transactions Policy and (b) the Rocket Board has (i) determined that it is in the best interests of Rocket and the stockholders of Rocket, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance by Rocket of this Agreement and the consummation of the Transactions contemplated hereby, including the Mergers and the DG Exchange;
WHEREAS, (a) the Board of Directors of RHI has (i) approved this Agreement and the Transactions contemplated hereby, including the Mergers, subject to the terms and conditions set forth in this Agreement, (ii) determined that it is in the best interests of RHI and the shareholders of RHI and declared it advisable, to enter into this Agreement and (iii) upon the terms and subject to the conditions of this Agreement, resolved to recommend that the shareholders of RHI adopt this Agreement and to submit this Agreement to the shareholders of RHI for adoption and (b) RHI, as the sole member of RHI 2, has approved this Agreement and the Transactions contemplated hereby;
WHEREAS, the Board of Directors of Merger Sub 1 and Rocket, as the sole member of Merger Sub 2, have approved this Agreement and the Transactions contemplated hereby, including the Mergers, subject to the terms and conditions set forth in this Agreement;
WHEREAS, this Agreement shall constitute an agreement and plan of merger for purposes of the MBCA, the MLLCA and the LP Act; and
WHEREAS, for U.S. federal income Tax purposes, (a) (i) the Mergers are intended to be treated as an integrated transaction that qualified as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) this Agreement is intended to constitute a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder and (b) the DG Exchange is intended to be treated as a taxable transaction pursuant to Section 1001 of the Code.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
PRE-CLOSING REORGANIZATIONS
Section 1.1   RHI Pre-Closing Reorganization.   Prior to the First Merger Effective Time, RHI shall cause the following actions to take effect (the “RHI Pre-Closing Reorganization”):
(a)   first, RHI shall contribute all of its assets and liabilities to RHI 2 except for such assets and liabilities set forth on Schedule I hereto (the assets set forth on Schedule I hereto, the “Retained RHI Assets and Liabilities”); and
(b)   second, RHI shall distribute to the holders of RHI Shares 100% of the RHI 2 Units.
Section 1.2   Rocket Pre-Closing Reorganization.   Prior to the First Merger Effective Time, the relevant parties hereto shall cause the following actions to take effect (the “Rocket Pre-Closing Reorganization”):
(a)   first, Rocket shall (i) form Rocket Sub and (ii) contribute, convey, deliver and transfer to Rocket Sub, and shall cause Rocket Sub to accept and assume, a number of Rocket’s Holdings LLC Units equal to two percent (2%) of the total outstanding Holdings LLC Units (the “Rocket Sub Holdings Units”). Upon Rocket Sub’s acceptance of the Rocket Sub Holdings Units, Rocket shall cause Rocket Sub to be admitted as a member of Holdings LLC;

(b)   second, (i) Rocket (acting as the managing member of Holdings LLC) shall (i) cause Holdings LLC to form Holdings LP and (ii) Rocket shall contribute its Holdings LLC Units to Merger Sub 2, following which Merger Sub 2 shall become the sole managing member of Holdings LLC; and
(c)   third, in accordance with the applicable provisions of the MLLCA and the LP Act, Rocket (as the sole managing member of Merger Sub 2) shall (i) cause (and DG and RHI shall take any action required or necessary to facilitate) Holdings LLC to merge with and into Holdings LP, following which the separate existence of Holdings LLC shall cease and Holdings LP shall continue as the surviving entity as a Michigan limited partnership with the name “Rocket Limited Partnership” (the “Surviving Partnership”), (ii) cause Merger Sub 2 to be appointed as the general partner of the Surviving Partnership and hold Holdings LP Units designated as general partner interests and (iii) file a certificate of merger relating to the Pre-Closing Conversion with the State of Michigan Department of Licensing and Regulatory Affairs’ Corporations, Securities & Commercial Licensing Bureau (the “Michigan LARA”) in such form as required by, and executed in accordance with, the applicable provisions of the MLLCA and the LP Act (the “Pre-Closing Conversion Merger Certificate”) (collectively such actions, the “Pre-Closing Conversion”). The principal place of business (as such term is used in the MLLCA) of the Surviving Partnership following the consummation of the Pre-Closing Conversion shall be 1050 Woodward Ave., Detroit, Michigan 48226. The Pre-Closing Conversion shall become effective when the Certificate of Pre-Closing Conversion is accepted for filing by the Michigan LARA or at such other time as is specified in the Pre-Closing Conversion Merger Certificate in accordance with the MLLCA and the LP Act (the “Pre-Closing Conversion Effective Time”). Each Holdings LLC Unit issued and outstanding immediately prior to the Pre-Closing Conversion Effective Time shall be exchanged for a number of fully paid and nonassessable partnership units equal to the Holdings Exchange Ratio (the “Holdings LP Units” and such Holdings LP Units held by DG, the “DG Holdings LP Units”). Rocket hereby agrees to cause Merger Sub 2, as the general partner of Holdings LP, to take all actions necessary to amend and restate the limited partnership agreement of Holdings LP substantially in the form set forth on Exhibit A hereto (the “Holdings A&R LP Agreement”) effective as of immediately following the Pre-Closing Conversion.
ARTICLE II
THE MERGERS
Section 2.1   The Mergers.   Upon the terms and conditions set forth in this Agreement:
(a)   First Merger.   At the First Merger Effective Time and in accordance with the applicable provisions of the MBCA, Merger Sub 1 will merge with and into RHI, the separate existence of Merger Sub 1 shall cease and RHI shall continue as the surviving entity. As a result of the First Merger, RHI shall become a direct wholly owned Subsidiary of Rocket. RHI shall take all actions necessary to settle the RHI Restricted Stock Units (“RHI RSUs”) into RHI Shares before the First Merger Effective Time such that no RHI RSUs shall remain outstanding at the First Merger Effective Time.
(b)   Second Merger.   At the Second Merger Effective Time and in accordance with the applicable provisions of the MBCA and the MLLCA, RHI will merge with and into Merger Sub 2, the separate corporate existence of RHI shall cease and Merger Sub 2 shall continue as the surviving limited liability company (the “Surviving Company”). As a result of the Second Merger, the Surviving Company shall remain a direct wholly owned Subsidiary of Rocket and shall acquire Holdings LP Units held by RHI and such Holdings LP Units will be designated as general partner interests.
(c)   Cancellation of Rocket Class D Common Stock.   Upon the consummation of the First Merger and prior to the Second Merger Effective Time, Rocket and RHI, as the surviving entity in the First Merger, shall take all corporate action necessary so that RHI surrenders to Rocket for no consideration all shares of Rocket Class D Common Stock formerly held by RHI and thereupon such shares shall cease to be outstanding.
(d)   Reservation of Rocket Class L Common Stock.   In connection with the Mergers and prior to the First Merger Effective Time, Rocket shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of Rocket Class L Common Stock to permit the issuance of shares of Rocket Class L Common Stock in the Mergers and the DG Exchange in accordance with the terms of this Agreement.

Section 2.2      Closing.
(a)   Unless this Agreement shall have been earlier terminated pursuant to the provisions of Section 10.1, the closing of the Mergers and the DG Exchange (the “Closing”) shall occur by electronic exchange of documents at 8:00 a.m. (New York City time) on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in ARTICLE IX (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions as of the Closing), or at such other time and date as agreed to in writing by the parties hereto. The date on which the Closing occurs is called the “Closing Date.”
(b)   At the Closing:
(i)   Rocket shall deliver to:
(A)   each of RHI and DG (i) the Holdings Second A&R LP Agreement required to be approved pursuant to Section 3.4, (ii) a duly executed counterpart to the TRA Amendment pursuant to Section 8.10 and (iii) the certificate required to be delivered pursuant to Section 9.3(a) and Section 9.3(b);
(B)   DG a duly executed counterpart to the Letter Agreement pursuant to Section 8.6;
(C)   RHI 2 a duly executed counterpart to the Indemnity Agreement pursuant to Section 8.9; and
(ii)   RHI shall deliver to:
(A)   Rocket (i) a schedule (the “Consideration Schedule”) setting forth, as of the Closing Date and immediately prior to the First Merger Effective Time, (A) the name of each holder of RHI Shares and (B) with respect to each holder of RHI Shares, (1) the number of RHI Shares held by such Person and (2) the number of shares of Rocket Class L Common Stock to be received by such Person in accordance with terms of this Agreement; (ii) a certificate executed on behalf of RHI by a duly authorized officer of RHI, dated as of the Closing Date, certifying that the Consideration Schedule is true, correct and complete and (iii) the certificate required to be delivered pursuant to Section 9.2(a) and Section 9.2(c);
(B)   each of Rocket and DG a duly executed counterpart to the TRA Amendment pursuant to Section 8.10;
(iii)   DG shall deliver to:
(A)   each of Rocket and RHI a duly executed counterpart to the TRA Amendment pursuant to Section 8.10; and
(B)   Rocket (i) evidence of the termination of the RHI Shareholders Agreement pursuant to Section 8.8, (ii) the certificate required to be delivered pursuant to Section 9.2(b) and Section 9.2(c) and (iii) a duly executed counterpart to the Letter Agreement pursuant to Section 8.6; and
(iv)   RHI 2 shall deliver to Rocket a duly executed counterpart to the Indemnity Agreement pursuant to Section 8.9.
Section 2.3   Effective Times.   Subject to the provisions of this Agreement, on the Closing Date: (a) RHI shall file a certificate of merger relating to the First Merger with the Michigan LARA in such form as required by, and executed in accordance with, the applicable provisions of the MBCA (the “Certificate of First Merger”) and (b) Merger Sub 2 shall file a certificate of merger relating to the Second Merger with the Michigan LARA in such form as required by, and executed in accordance with, the applicable provisions of the MBCA and the MLLCA (the “Certificate of Second Merger” and together with the Certificate of First Merger, the “Certificates of Merger”); and (c) the applicable parties hereto shall file any other filings, recordings or publications required, if any, under the MBCA and the MLLCA in connection with the Mergers. The Second Merger shall become effective when the Certificate of Second Merger is accepted for filing by the Michigan LARA or at such other time as the parties shall agree in writing and specify in the Certificate of Second Merger in accordance with the MBCA and the MLLCA (the “Second Merger Effective Time”). The First Merger shall become effective immediately prior to the Second Merger Effective Time, when the Certificate of First Merger is accepted for filing by the Michigan LARA or at such other time as the parties shall agree in writing and specify in the Certificate of First Merger in accordance with the MBCA (the “First Merger Effective Time”).
Section 2.4   Effects of the Mergers.
(a)   First Merger.   The effects of the First Merger shall be as provided in this Agreement and in the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the First Merger Effective Time, all of the assets, property, rights, privileges and powers of Merger Sub 1 and RHI shall vest in RHI, and all debts, liabilities and duties of Merger Sub 1 and RHI shall become the debts, liabilities and duties of RHI, and the separate legal existence of Merger Sub 1 shall cease for all purposes, all as provided under the MBCA.
(b)   Second Merger.   The effects of the Second Merger shall be as provided in this Agreement and in the applicable provisions of the MBCA and the MLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Merger Effective Time, all of the assets, property, rights, privileges and powers of RHI and Merger Sub 2 shall vest in the Surviving Company, and all debts, liabilities and duties of RHI and Merger Sub 2 shall become the debts, liabilities and duties of the Surviving Company, and the separate legal existence of RHI shall cease for all purposes, all as provided under the MBCA and the MLLCA. After the Second Merger Effective Time, the principal place of business (as such term is used in the MLLCA) of the Surviving Company shall be 1050 Woodward Ave., Detroit, Michigan 48226.
Section 2.5   Constituent Documents.
(a)   At the First Merger Effective Time, the certificate of incorporation of RHI, as in effect immediately prior to the First Merger Effective Time shall be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub 1 as in effect immediately prior to the First Merger Effective Time (except that all references in the certificate of incorporation of Merger Sub 1 (i) to its name, date of incorporation, registered office and registered agent shall instead refer to those of RHI and (ii) naming the incorporator(s), the initial board of directors or original subscribers for shares of Merger Sub 1 shall be omitted). Prior to the First Merger Effective Time, the parties shall take all necessary action such that effective as of no later than the First Merger Effective Time, the bylaws of RHI shall read substantially identical to the bylaws of Merger Sub 1 as in effect immediately prior to the First Merger Effective Time. Following consummation of the First Merger, such amended certificate of incorporation and bylaws shall be the certificate of incorporation and bylaws of RHI until thereafter amended in accordance with applicable Law.
(b)   At the Second Merger Effective Time, the limited liability company agreement and the certificate of formation of Merger Sub 2 as in effect immediately prior to the Second Merger Effective Time shall be amended to reflect the name of the Surviving Company as determined by Rocket prior to the Closing. Following the consummation of the Second Merger, such amended limited liability company agreement and certificate of formation shall be the limited liability company agreement and certificate of formation of the Surviving Company until thereafter amended in accordance with applicable Law.
Section 2.6   Officers.
(a)   The parties shall take all necessary action such that, from and after the First Merger Effective Time, the directors and officers of Merger Sub 1 in office immediately prior to the First Merger Effective Time shall be the directors and officers of RHI as of the First Merger Effective Time.
(b)   The parties shall take all necessary action such that, from and after the Second Merger Effective Time, the directors and officers of RHI in office immediately prior to the Second Merger Effective Time shall be the officers of the Surviving Company and, in each case, shall hold office until his or her respective successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the governing documents of the Surviving Company and applicable Law.

Section 2.7   Equity Interests.
(a)   First Merger.   Immediately before the First Merger Effective Time, (i) Merger Sub 1 shall have 60,000 shares of common stock issued and outstanding, each of which is entitled to one vote, and (ii) RHI shall have 32,681,134 RHI Shares issued and outstanding, each of which is entitled to one vote. At the First Merger Effective Time, by virtue of the First Merger and without any action on the part of RHI or Merger Sub 1 or the holder of any equity interest of RHI or Merger Sub 1:
(i)   Each RHI Share issued and outstanding immediately prior to the First Merger Effective Time (including the RHI Shares issued or issuable upon settlement of any RHI RSUs outstanding immediately prior to the First Merger Effective Time) shall, subject to Section 4.5, be exchanged for the right to receive a number of fully paid and nonassessable shares of Rocket Class L Common Stock equal to the RHI Exchange Ratio, with 50% of such shares of Rocket Class L Common Stock to be designated as Series L-1 Common Stock and 50% of such shares of Rocket Class L Common Stock to be designated as Series L-2 Common Stock.
(ii)   Each share of capital stock of Merger Sub 1 issued and outstanding immediately prior to the First Merger Effective Time shall be converted automatically into an equal number of fully paid and nonassessable RHI Shares.
(b)   Second Merger.   Immediately before the Second Merger Effective Time, RHI shall have 60,000 shares of common stock issued and outstanding, each of which is entitled to one vote. At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of RHI or Merger Sub 2 or the holder of any capital stock of RHI or limited liability company interests of Merger Sub 2:
(i)   Each RHI Share issued and outstanding immediately prior to the Second Merger Effective Time shall be converted automatically into a number of fully paid and nonassessable Merger Sub 2 Units equal to the RHI Exchange Ratio.
(ii)   Each Merger Sub 2 Unit outstanding immediately prior to the Second Merger Effective Time shall cease to be outstanding and shall automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(c)   At the First Merger Effective Time, all RHI Shares converted into Rocket Class L Common Stock pursuant to Section 2.7(a)(i) shall cease to be outstanding and shall be automatically cancelled and shall cease to exist, and each valid certificate or certificates that, immediately prior to the First Merger Effective Time, represented any such RHI Shares (each, a “RHI Certificate”) shall, upon the First Merger Effective Time, represent shares of Rocket Class L Common Stock.
(d)   At the First Merger Effective Time, all RHI Shares held by RHI as treasury shares immediately prior to the First Merger Effective Time shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(e)   Immediately following the Second Merger Effective Time, all shares of Rocket Class D Common Stock owned by the Surviving Company shall be surrendered to Rocket, and subsequently cancelled by Rocket, without payment therefor.
(f)   The aggregate number of shares of Rocket Class L Common Stock issuable pursuant to Section 2.7(a) are referred to herein as the “Stock Consideration” and, together with any cash paid in lieu of fractional shares of Rocket Class L Common Stock pursuant to Section 4.5, the “Merger Consideration”.
Section 2.8   Plan of Reorganization.   The Mergers are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.
Section 2.9   Rocket Charter.
(a)   On the Closing Date, prior to the First Merger Effective Time, and following receipt of the Rocket Stockholder Consent, Rocket shall file the First Charter Amendment substantially in the form set forth on Exhibit B hereto with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and the First Charter Amendment shall be the certificate of incorporation of Rocket, pursuant to which Rocket shall be authorized to issue 6,000,000,000 shares of Rocket Class L Common Stock.
(b)   On the Closing Date, immediately following the DG Exchange Effective Time, Rocket shall file a certificate with the Delaware Secretary of State, which shall (i) state that reissuance of Rocket Class D Common Stock is prohibited and (ii) identify and recite the shares of Rocket Class D Common Stock retired in connection with the Mergers and the DG Exchange (the “Class D Certificate Effective Time”).
(c)   On the Closing Date, immediately following the Class D Certificate Effective Time Closing Date, Rocket shall file the Restated Charter substantially in the form set forth on Exhibit C hereto with the Delaware Secretary of State and the Restated Charter shall be the certificate of incorporation of Rocket, pursuant to which Rocket shall eliminate all references to the Rocket Class D Common Stock.
ARTICLE III
THE DG EXCHANGE
Section 3.1   Contribution.
(a)   Subject to the terms and conditions of this Agreement, DG shall contribute, convey, deliver and transfer, immediately following the Second Merger Effective Time (the “DG Exchange Effective Time”), to Rocket all of the DG Class D Shares and the DG Holdings LP Units. Rocket shall accept, at the DG Exchange Effective Time, all of DG’s right, title and interest to the DG Class D Shares and the DG Holdings LP Units.
(b)   Subject to the terms and conditions of this Agreement, immediately following the DG Exchange Effective Time, Rocket hereby agrees to contribute, convey, deliver and transfer to Merger Sub 2 all of its Holdings LP Units. Merger Sub 2 hereby agrees to accept, immediately following the DG Exchange Effective Time, all of Rocket’s right, title and interest to its Holdings LP Units.
(c)   Effective as of the DG Exchange Effective Time, DG shall cease to be a partner of the Surviving Partnership, and Merger Sub 2 and Rocket Sub shall be the owners of all of the outstanding partnership interests in the Surviving Partnership (after giving effect to both the DG Exchange and the Mergers).
(d)   The parties shall take or cause to be taken all necessary action so that, as of or following the DG Exchange Effective Time, all shares of Rocket Class D Common Stock contributed by DG to Rocket shall be retired.
Section 3.2   Exchange.   In consideration of the DG Exchange, Rocket shall issue and deliver to DG, at the DG Exchange Effective Time, a number of fully paid and nonassessable shares of Rocket Class L Common Stock equal to the number of shares of Rocket Class D Common Stock contributed by DG multiplied by the DG Exchange Ratio.
Section 3.3   Compliance with the Holdings A&R LP Agreement.   Rocket shall cause Merger Sub 2, in its capacity as the general partner of the Surviving Partnership, to consent to the DG Exchange and waive all transfer restrictions under the Holdings A&R LP Agreement with respect to the DG Exchange.
Section 3.4   Holdings Documents.   Rocket shall cause Merger Sub 2, as the general partner of the Surviving Partnership, to take all action necessary to amend and restate the Holdings A&R LP Agreement to be effective as of the DG Exchange Effective Time substantially in the form set forth on Exhibit D hereto (the “Holdings Second A&R LP Agreement”).
Section 3.5   Tax Treatment of the DG Exchange.   The DG Exchange is intended to qualify as a taxable transaction pursuant to Section 1001 of the Code.
ARTICLE IV
EXCHANGE OF CERTIFICATES
Section 4.1   Exchange Fund.   Prior to or substantially concurrently with the Second Merger Effective Time, Rocket shall deposit with RHI 2 or, at RHI’s election, a nationally recognized bank or trust company designated by RHI (the “Exchange Agent”), (a) uncertificated, book-entry shares or certificates representing the number of shares of Rocket Class L Common Stock sufficient to deliver the aggregate Stock Consideration and (b) an amount in cash sufficient to pay the aggregate amount of cash in lieu of any fraction of a share of Rocket Class L Common Stock pursuant to Section 4.5.   Rocket agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 4.3; provided, for the avoidance of doubt, that holders of shares of Rocket Class L Common Stock shall not participate in the distribution of the Dividend. Any cash and shares of Rocket Class L Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” No interest will be paid or will accrue on any cash payable pursuant to Section 4.3 or Section 4.5.
Section 4.2   Exchange Procedures.
(a)   As promptly as practicable after the Second Merger Effective Time, Rocket shall cause the Exchange Agent to send to each holder of record of the RHI Shares as of immediately prior to the First Merger Effective Time that were converted pursuant to Section 2.7 into the right to receive the Merger Consideration (i) a letter of transmittal substantially in the form attached hereto as Exhibit E (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the RHI Certificates.
(b)   Upon (i) surrender of a RHI Certificate to the Exchange Agent together with a Letter of Transmittal, duly completed and validly executed, (ii) expiration or termination of any applicable waiting period applicable to the holder of RHI Shares that holds such RHI Certificate under the HSR Act and (iii) such other documents as may reasonably be required by the Exchange Agent, Rocket shall cause the Exchange Agent to, as promptly as practicable, (A) credit to such holder in the stock ledger and other appropriate books and records of Rocket the number of whole shares of Rocket Class L Common Stock to which such holder is entitled pursuant to Section 2.7, and (B) pay and deliver to such holder a check in the amount of the cash in lieu of any fractional shares of Rocket Class L Common Stock payable pursuant to Section 4.5 together with any dividends or other distributions to which such RHI Shares become entitled in accordance with Section 4.3.
(c)   In the event of a transfer of ownership of RHI Shares that is not registered in the transfer records of RHI, any shares of Rocket Class L Common Stock to be credited upon, and any cash to be paid upon, due surrender of the RHI Certificate formerly representing such RHI Shares, Rocket may direct the Exchange Agent to credit or pay such shares or cash, as the case may be, to such a transferee only if such RHI Certificate are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of Rocket and the Exchange Agent that any applicable stock transfer or similar Taxes have been paid or are not applicable.
(d)   Until surrendered as contemplated by this Section 4.2, each RHI Certificate shall, at any time after the Second Merger Effective Time, represent the right to receive the Merger Consideration into which the RHI Shares represented by such RHI Certificates have been converted pursuant to this Agreement, together with any dividends or other distributions to which such RHI Certificates become entitled in accordance with Section 4.3.
Section 4.3   Distributions with Respect to Unexchanged RHI Shares.   No dividends or other distributions declared or made with respect to shares of Rocket Class L Common Stock with a record date after the Second Merger Effective Time shall be paid to the holder of any RHI Share represented by a RHI Certificate converted into the right to receive the Merger Consideration pursuant to Section 2.7 until such holder shall surrender such RHI Certificate in accordance with Section 4.2.   Such holder shall be entitled to vote after the Second Merger Effective Time at any meeting of Rocket stockholders with a record date at or after the Second Merger Effective Time the number of whole shares of the applicable class of Rocket Common Stock represented by such RHI Certificate, regardless of whether such holder has exchanged their RHI Certificate for the Merger Consideration.
Section 4.4   No Further Ownership Rights.   The shares of Rocket Class L Common Stock issued and cash paid upon conversion of RHI Shares in accordance with the terms of ARTICLE II and this ARTICLE IV (including any cash paid pursuant to Section 4.3) shall be deemed to have been delivered or paid in full satisfaction of all rights pertaining to the RHI Shares. From and after the First Merger Effective Time, (a) all holders of RHI Certificates as of immediately prior to the First Merger Effective Time shall cease to have any rights as equityholders of RHI, as the surviving entity in the First Merger, other than the right to receive the Merger Consideration into which the RHI Shares represented by such RHI Certificates have been converted pursuant to this Agreement (together with any dividends or other distributions to which such RHI Certificates become entitled in accordance with Section 4.3), without interest, and (b) the transfer books of RHI, as the surviving entity in the First Merger, shall be closed with respect to all RHI Shares outstanding immediately prior to the First Merger Effective Time, and there shall be no further registration of transfers on the transfer books of RHI of RHI Shares that were outstanding immediately prior to the First Merger Effective Time. If, after the First Merger Effective Time, any RHI Certificates formerly representing RHI Shares are presented to RHI, as the surviving entity in the First Merger, the Surviving Company as successor to RHI in the Second Merger or the Exchange Agent for any reason, such RHI Certificates shall be cancelled and their holders shall be credited shares of Rocket Class L Common Stock as provided in this ARTICLE IV (to the extent not previously credited).
Section 4.5   No Fractional Shares of Rocket Common Stock.   No fractional shares of Rocket Class L Common Stock shall be issued in the Mergers. Notwithstanding any other provision of this Agreement, each holder that would otherwise have been entitled to receive a fraction of a share of Rocket Class L Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the volume weighted averages of the trading prices of Rocket Class A Common Stock on NYSE (as reported by the Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Rocket and RHI) on the five (5) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the date of the Second Merger Effective Time, rounded down to the nearest penny.
Section 4.6   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the holders of RHI Shares for six (6) months after the Second Merger Effective Time shall be delivered to Rocket or otherwise on the instruction of Rocket, and any holders of RHI Certificates that have not theretofore complied with this ARTICLE IV shall thereafter look only to Rocket (subject to abandoned property, escheat or other similar Laws) as general creditors thereof for the applicable Merger Consideration with respect to the RHI Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.7 and any dividends or distributions with respect to shares of Rocket Class L Common Stock to which such holders are entitled pursuant to Section 4.3.
Section 4.7   No Liability.   None of Rocket, RHI, the Surviving Company, Merger Sub 1, Merger Sub 2, DG or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund that remains undistributed to the holders of RHI Certificates as of immediately prior to the date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permissible by applicable Law, become the property of Rocket, free and clear of all claims or interest of any Person previously entitled thereto.
Section 4.8   Investment of the Exchange Fund.   Any funds included in the Exchange Fund may be invested by the Exchange Agent, as directed by Rocket. Any interest and other income resulting from such investments shall promptly be paid to Rocket. Any loss of any of the funds included in the Exchange Fund shall be for the account of Rocket and shall not alter Rocket’s obligation to cause to be paid the Merger Consideration.
Section 4.9   Lost Certificates.   If any RHI Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such RHI Certificate to be lost, stolen or destroyed and, if required by Rocket, the posting by such Person of a bond in such reasonable amount as Rocket may direct as indemnity against any claim that may be made against it with respect to such RHI Certificate or other documentation (including an indemnity in customary form) reasonably requested by Rocket, the Exchange Agent will take the actions required by this ARTICLE IV with respect to such lost, stolen or destroyed RHI Certificate with respect to the RHI Shares formerly represented thereby, and any unpaid dividends and distributions on shares of Rocket Class L Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 4.10   Withholding Rights.   Each of Rocket, RHI, the Surviving Company, Merger Sub 1, Merger Sub 2 and the Exchange Agent shall be entitled to deduct and withhold from the amounts paid pursuant to the DG Exchange or from any Merger Consideration, or other amounts otherwise payable pursuant to this Agreement such amounts paid pursuant to the DG Exchange, such Merger Consideration or other amounts as are required to be deducted or withheld with respect to the payment of such Merger Consideration or other amounts under the Code (and the Treasury Regulations) or any provision of state, local or non-U.S. Tax Law. To the extent that amounts paid pursuant to the DG Exchange, Merger Consideration or other amounts are so deducted or withheld and, if required, paid over to the relevant taxing authority, such amounts paid pursuant to the DG Exchange, such Merger Consideration or other amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
Section 4.11   Further Assurances.   From and after the Second Merger Effective Time, the respective officers of Rocket and the Surviving Company, as applicable, will be authorized to execute and deliver, in the name and on behalf of Rocket, RHI, Merger Sub 1 or Merger Sub 2, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Rocket, RHI, Merger Sub 1 or Merger Sub 2, any other actions and things to vest, perfect or confirm of record or otherwise in Rocket or the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Rocket or the Surviving Company, as applicable, as a result of, or in connection with, the Mergers.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF RHI
Except as disclosed in the Disclosure Schedule, RHI hereby represents and warrants to Rocket, Merger Subs and DG as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date as follows:
Section 5.1   Organization.
(a)   Each member of the Acquired RHI Group is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite limited liability company, corporate, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to be material to the Acquired RHI Group.
(b)   Each member of the Acquired RHI Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to be material to the Acquired RHI Group.
(c)   All the outstanding limited liability company interests, partnership interests, shares of capital stock of, or other equity interests in, each member of the Acquired RHI Group (other than RHI) are owned directly or indirectly by RHI, have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such member of the Acquired RHI Group is a corporate entity) and are owned free and clear of all liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions as set forth in the Organizational Documents of a party hereto and for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” Laws of the various States of the United States) (collectively, “Liens”), except as has not had and would not reasonably be expected to be material to the Acquired RHI Group.

(d)   As of the date hereof, RHI does not (i) presently conduct any business or (ii) intend to conduct any business prior to the Closing Date, in each case, other than (1) as required to effect the RHI Pre-Closing Reorganization or (2) as is conducted by RHI’s Subsidiaries to be transferred to RHI 2 as part of the RHI Pre-Closing Reorganization.
Section 5.2   Capitalization.
(a)   The authorized capital stock of RHI consists of (i) 46,000,000 voting common shares, par value $0.01 per share (the “RHI Voting Common Shares”), (ii) 4,000,000 non-voting common shares, par value $0.01 per share (the “RHI Non-Voting Common Shares”), and (iii) 1,000,000 preferred shares, par value $0.01 per share (the “RHI Preferred Shares”). As of December 31, 2024, there were (i) 32,641,134 RHI Voting Common Shares issued and outstanding, (ii) no RHI Non-Voting Common Shares issued and outstanding and (iii) no RHI Preferred Shares issued and outstanding. As of the date hereof, there are RHI RSUs with respect to 40,000 RHI Voting Common Shares outstanding.
(b)   The Consideration Schedule is true, correct and complete in all material respects and is consistent with and determined in accordance with the applicable provisions of the Organizational Documents of RHI and any applicable contract binding RHI.
Section 5.3   Authority; Noncontravention; Voting Requirements.
(a)   RHI has all necessary entity power and authority to execute and deliver this Agreement and to consummate the Transactions contemplated by this Agreement. The execution, delivery and performance by RHI of this Agreement, and the consummation of the Transactions contemplated by this Agreement, have been duly authorized by RHI’s board of directors, and, except for obtaining the consent of the shareholders of RHI, no other entity action on the part of RHI is necessary to authorize the execution, delivery and performance by RHI of this Agreement and the consummation of the Transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by RHI and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of RHI, enforceable against each of them in accordance with its terms.
(b)   Neither the execution and delivery of this Agreement by RHI nor the consummation by RHI of the Transactions contemplated by this Agreement, nor compliance by RHI with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the Organizational Documents of any member of the Acquired RHI Group, (ii) assuming the authorizations, consents and approvals referred to in Section 5.4 and the Rocket Stockholder Consent are obtained and the filings referred to in Section 5.4 are made, (A) violate any applicable Law, judgment, writ or injunction of any Governmental Entity applicable to RHI or any other member of the Acquired RHI Group or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by or result in the creation of any Lien upon any of the respective properties or assets of RHI or any other member of the Acquired RHI Group under, any of the terms, conditions or provisions of any Contract to which RHI or any other member of the Acquired RHI Group is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of RHI or any other member of the Acquired RHI Group, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to be material to the Acquired RHI Group.
(c)   The Board of Directors of RHI has (i) determined that it is in the best interests of RHI and the shareholders of RHI, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by RHI of this Agreement and the consummation of the Transactions contemplated hereby, including the Mergers and (iii) upon the terms and subject to the conditions of this Agreement, resolved to recommend that the shareholders of RHI adopt this Agreement and to submit this Agreement to the shareholders of RHI for adoption.
Section 5.4   Consents and Approvals.   Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Securities Act and applicable state securities and “blue sky” laws, (b) the filing of the Certificates of Merger with the Michigan LARA, (c) the consents, authorizations, approvals, filings or exemptions set forth on Section 5.4 of the Disclosure Schedule or (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution, delivery and performance of this Agreement by RHI and the consummation by RHI of the Transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such Transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to be material to the Acquired RHI Group.
Section 5.5   Financial Statements.
(a)   RHI has delivered to Rocket its audited consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2023, respectively and unaudited consolidated financial statements for the fiscal year ended December 31, 2024 (collectively, the “Financial Statements”, and the Balance Sheet included in the Financial Statements as of December 31, 2024 (the “RHI Balance Sheet”)). The Financial Statements have been prepared in accordance with GAAP. The Financial Statements present fairly, in all material respects, the consolidated financial condition of the Acquired RHI Group at the dates therein indicated and the consolidated results of operations and cash flows of the Acquired RHI Group for the periods therein specified (subject, in the case of unaudited interim period financial statements, the absence of footnotes and to normal recurring year-end audit adjustments).
(b)   Since January 1, 2024, each member of the Acquired RHI Group has (i) maintained systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements, (ii) employed the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of such member of the Acquired RHI Group, and (iii) provided reasonable assurance that transactions are recorded as necessary to permit preparation of the Financial Statements in accordance with the standards set forth in Section 5.5(a), and that receipts and expenditures of each member of the Acquired RHI Group are being made only in accordance with appropriate authorizations of management. No member of the Acquired RHI Group, nor any of its officers or auditors has, since January 1, 2024, identified or been made aware of (A) any significant deficiency or material weakness in the internal control over financial reporting or reportable conditions utilized by such member of the Acquired RHI Group, (B) any fraud, whether or not material, that involves any member’s management’s role in the preparation of financial statements or the internal accounting controls utilized by such member of the Acquired RHI Group or (C) any claim or allegation regarding any of the foregoing.
Section 5.6   Liabilities and Assets.
(a)   As of the RHI Reorganization Effective Time, except (i) as disclosed, set forth or reflected or reserved against on the Financial Statements, (ii) for liabilities permitted by or incurred pursuant to this Agreement, or (iii) for liabilities that are not material to the Acquired RHI Group, the Acquired RHI Group is not subject to any liabilities or obligations.
(b)   As of the RHI Reorganization Effective Time, except as disclosed, set forth or reflected or reserved against on the Financial Statements, the Acquired RHI Group does not own any assets other than such assets set forth on (i) Schedule II or (ii) Section 5.6(b) of the Disclosure Schedule.
Section 5.7   Contracts.
(a)   As of the RHI Reorganization Effective Time, no member of the Acquired RHI Group is a party to any Contracts, except for (i) such Contracts set forth on Section 5.7 of the Disclosure Schedule or (ii) Contracts that are not material to the Acquired RHI Group.
(b)   Except for the RHI Shareholders Agreement, RHI is not party to or bound by any (i) voting trusts, proxies or similar arrangements or understandings with respect to the voting of any shares of capital stock of, or other equity or voting interest in, RHI or (ii) Contracts that obligate RHI to repurchase, redeem or otherwise acquire or sell any RHI Voting Shares, RHI Non-Voting Shares, RHI Preferred Shares or any other equity or voting interest in RHI.
Section 5.8   Litigation.   There is no Proceeding pending before any Governmental Entity, or, to the knowledge of RHI, threatened against or affecting any member of the Acquired RHI Group or any of their respective assets or properties or, to the knowledge of RHI, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Acquired RHI Group). There is no material judgment, award, decree, injunction or order against any member of the Acquired RHI Group, any of their respective material assets or properties, or, to the knowledge of RHI, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Acquired RHI Group). No member of the Acquired RHI Group has any Proceeding pending against any other Person. Since January 1, 2024, no Proceeding has been commenced by or against, or to the knowledge of RHI, threatened against, any member of the Acquired RHI Group. There is no Order in effect or pending to which any member of the Acquired RHI Group, or any of the assets owned or used by any member of the Acquired RHI Group, is subject or would reasonably be likely to be subject. No Governmental Entity has at any time challenged or questioned the legal right of any member of the Acquired RHI Group to conduct its operations. To the knowledge of RHI, no officer or other employee of any member of the Acquired RHI Group is subject to any Order or pending Order that prohibits or would reasonably be expected to prohibit, respectively, such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the respective member’s business.
Section 5.9   Compliance with Laws.
(a)   Since January 1, 2024, the Acquired RHI Group has complied in all material respects with all material Legal Requirements applicable to the conduct of its business. The Acquired RHI Group has obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is necessary to own, lease and operate its properties and to carry on its business as owned, leased, operated or carried on as of the date hereof (all of the foregoing material consents, licenses, permits, grants, and other authorizations, collectively, the “RHI Authorizations”), and all of the RHI Authorizations are in full force and effect. Each member of the Acquired RHI Group is, and has at all times since January 1, 2024 been, in compliance with the terms and requirements of their respective RHI Authorizations. Since January 1, 2024, no member of the Acquired RHI Group has received any written notice from any Governmental Entity regarding (i) any material violation of any Legal Requirements or material violation of any RHI Authorization or (ii) any revocation, withdrawal, suspension, cancellation or modification of any RHI Authorization. No member of the Acquired RHI Group possesses (and since January 1, 2024 has never possessed) any rights or interests with respect to any grants, incentives or subsidies from any Governmental Entity.
(b)   Since January 1, 2024, no member of the Acquired RHI Group nor any of their respective officers, directors, employees or agents, or, to the knowledge of RHI, any other Person associated with or acting on its behalf (including any Representative), has at any time taken or failed to take any action, or engaged in any activity, practice, or conduct in violation of any applicable Anti-Corruption Laws. Without limiting the generality of this representation, since January 1, 2024, no member of the Acquired RHI Group, nor any officer, director, employee, or agent of the Acquired RHI Group, or to the knowledge of RHI, any other Person associated with any of them or acting on their behalf has at any time, directly or indirectly: (i) used any corporate funds for unlawful contributions, loans, donations, gifts, entertainment or other unlawful expenses relating to political activity; (ii) authorized, offered, promised or made any unlawful payment to any officer or employee of a Governmental Entity; (iii) made or taken any action in furtherance of any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment; or (iv) otherwise taken any action in violation of applicable Anti-Corruption Laws. RHI has in place, and has caused each other member of the Acquired RHI Group to maintain, a compliance program and internal controls and procedures designed to ensure compliance with applicable Anti-Corruption Laws. There are no actions, conditions or circumstances pertaining to any member of the Acquired RHI Group, or any of their respective officer’s, director’s, or employee’s of the Acquired RHI Group, or, to the knowledge of RHI, any agent’s or other Person’s associated with or acting on its behalf, activities that would reasonably be expected to give rise to any future claims, allegations, charges, investigations, violations, settlements, prosecutions, civil or criminal actions, lawsuits, or other court or enforcement actions under applicable Anti-Corruption Laws. No member of the Acquired RHI Group, and to the knowledge of RHI, no officer, director, employee, agent, or other Person associated with or acting on behalf of any member of the Acquired RHI Group, is the subject of any pending or threatened claims, allegations, charges, investigations, violations, settlements, voluntary disclosures, prosecutions, civil or criminal actions, lawsuits, or other court or enforcement actions with respect to the Anti-Corruption Laws.
(c)   Each member of the Acquired RHI Group is, and has at all times since January 1, 2020, been in compliance in all material respects with all applicable Anti-Money Laundering Laws. No member of the Acquired RHI Group, nor, to the knowledge of RHI, any of their respective directors, officers, or employees: (i) has been or is in material violation of any applicable Anti-Money Laundering Law; (ii) has engaged or engages in any transaction, investment, undertaking or activity (in each case, in the course of such Person’s employment) that violates any Anti-Money Laundering Law in any material respect; or (iii) has received any written notice from a Governmental Entity alleging that any member of the Acquired RHI Group, or any of their respective agents has violated, or is otherwise subject to penalties or an enforcement action under, any applicable Anti-Money Laundering Laws. To the extent that any member of the Acquired RHI Group is subject to any Anti-Money Laundering Laws, such member has adopted, implemented and maintains policies and procedures that reflect such obligations under applicable Anti-Money Laundering Laws and have, since January 1, 2020, maintained all books and records required pursuant to Anti-Money Laundering Laws for such retention period as those Legal Requirements require.
(d)   No member of the Acquired RHI Group, nor any of their respective officers, directors, or employees nor, to the knowledge of RHI, any agents or other Person acting on behalf of any member of the Acquired RHI Group has, directly or indirectly, violated any applicable Export Control Law or Sanctions in any material respect. No member of the Acquired RHI Group, nor their respective officers, directors, employees, or any Person acting on behalf of any member of the Acquired RHI Group is a Sanctioned Person. Further, no member of the Acquired RHI Group nor any of their respective officers, directors, employees, or, to the knowledge of RHI, any Person acting on behalf of any member of the Acquired RHI Group, has directly or indirectly, conducted any unauthorized business or other dealings involving any Sanctioned Person or Sanctioned Country.
Section 5.10   Tax Matters.
(a)   All material Tax Returns required to be filed by or with respect to each member of the Acquired RHI Group have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect to thereto) are true, complete and correct in all material respects.
(b)   Each member of the Acquired RHI Group has fully and timely paid all material Taxes owed by it (whether or not shown on any Tax Return), and has made adequate provision for any Taxes that are not yet due and payable, for all taxable periods, or portions thereof, ending on or before the date hereof.
(c)   No audit or other proceeding by any Taxing Authority is pending or, to the knowledge of RHI or any other member of the Acquired RHI Group, threatened with respect to any Taxes due from or with respect to any member of the Acquired RHI Group, no Taxing Authority has given written notice of any intention to assert any deficiency or claim for additional Taxes against any member of the Acquired RHI Group, and no claim in writing has been made by any Taxing Authority in a jurisdiction where a member of the Acquired RHI Group does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and all deficiencies for Taxes asserted or assessed in writing against any member of the Acquired RHI Group have been fully and timely paid, settled or properly accrued.
(d)   Neither RHI nor any other member of the Acquired RHI Group has taken or agreed to take any action, or is aware of the existence of any fact or circumstance, that would reasonably be expected to impede or prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(e)   Neither RHI nor any other member of the Acquired RHI Group has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f)   There are no Liens for Taxes upon the assets or properties of RHI or any other member of the Acquired RHI Group, except for statutory Liens for current Taxes not yet due or being contested in good faith by appropriate proceedings, in each case, for which adequate reserves have been established in accordance with GAAP.
(g)   There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the RHI or any other member of the Acquired RHI Group for any taxable period and no request for any such waiver or extension is currently pending.
(h)   Neither RHI nor any other member of the Acquired RHI Group has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Tax law).
(i)   Neither RHI nor any other member of the Acquired RHI Group is a party to any agreement relating to the sharing, allocation or indemnification of Taxes, or any similar agreement, contract or arrangement, and has no liability for Taxes of any Person under Treasury Regulation § 1.1502-6, Treasury Regulation § 1.1502-78 or similar provision of state, local or foreign Tax law, as a transferee or successor, by contract, or otherwise (in each case, not including, (i) an agreement or arrangement solely between members of the Acquired RHI Group and (ii) any customary Tax sharing or indemnification provisions contained in any commercial agreement entered into in the ordinary course and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)).
(j)   Neither RHI nor any other member of the Acquired RHI Group has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition.
(k)   RHI and the other members of the Acquired RHI Group have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Taxing Authority proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable laws and have each complied in all material respects with all Tax information reporting provisions of all applicable laws.
(l)   Neither RHI nor any other member of the Acquired RHI Group will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or to exclude from taxable income in a taxable period ending after the Closing Date any deduction the recognition of which was accelerated from such taxable period to a taxable period prior to the Closing Date) as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.
(m)   RHI has been a validly electing S corporation (an “S Corporation”) within the meaning of Sections 1361 and 1362 of the Code (and under any analogous state or local Tax law) in all Tax periods in which the statute of limitations is open and will be an S Corporation through the Closing Date.
(n)   Rocket Community Fund is, and always has been, treated as a disregarded entity for federal income Tax purposes.
(o)   Notwithstanding anything to the contrary in this Agreement, the representations and warranties in respect of Taxes shall not include any representation or warranty to the extent such representation or warranty is solely in respect of or solely attributable to Tax matters of Holdings LLC or any of its Subsidiaries.

Section 5.11   No Brokers.   No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to, any broker’s, finder’s or similar fee or other commission from RHI or any other member of the Acquired RHI Group in connection with this Agreement or the Transactions contemplated hereby.
Section 5.12   State Takeover Statutes.   No takeover, anti-takeover, moratorium, “fair price,” “control share” or similar Law (including the restrictions on “business combinations” with an “interested shareholder” (each as defined in Chapter 7A of the MBCA) under Chapter 7A of the MBCA) (“Takeover Laws”) applicable to RHI or any other member of the Acquired RHI Group or any anti-takeover provision in the Organizational Documents of RHI or any other member of the Acquired RHI Group is, or at the First Merger Effective Time will be, applicable to the Mergers or the other Transactions contemplated by this Agreement.
Section 5.13   Accredited Status.   To the knowledge of RHI, each holder of RHI Shares is an “accredited investor” (as defined in Regulation D under the Securities Act).
Section 5.14   Information Statement.   None of the information supplied or to be supplied by RHI or any member of the RHI Group for inclusion in the Information Statement or any amendment or supplement thereto will contain, as of the date or the mailing of such document, any untrue statement of a material fact, or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.15   No Other Representations or Warranties.   Except for the representations and warranties contained in this ARTICLE V or in any certificates delivered by RHI in connection with the Mergers, each of Rocket, Merger Sub 1, Merger Sub 2 and DG acknowledges that neither RHI nor any other Person on behalf of RHI makes any other express or implied representation or warranty with respect to the RHI or any of its Subsidiaries pursuant to this Agreement, or with respect to any other information provided to Rocket, the Merger Subs or DG in connection with the Transactions contemplated hereby, including the accuracy, completeness or currency thereof. Except for the representations and warranties contained in this ARTICLE V or in any certificates delivered by RHI in connection with the Mergers, neither RHI nor any other Person will have or be subject to any liability or obligation to Rocket, Merger Sub 1, Merger Sub 2, DG or any other Person resulting from the distribution or failure to distribute to Rocket, Merger Sub 1 Merger Sub 2 or DG, or Rocket’s, Merger Sub 1’s, Merger Sub 2’s or DG’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to Rocket, Merger Sub 1, Merger Sub 2 or DG in any electronic data room maintained by RHI or its Representatives in connection with the Transactions contemplated by this Agreement.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF DG
Except as disclosed in the Disclosure Schedule, DG hereby represents and warrants to Rocket and RHI as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date as follows:
Section 6.1   Power.   DG has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder.
Section 6.2   Authorization and Binding Obligation.
(a)   DG has the requisite power and authority to execute, deliver and carry out the performance of this Agreement by DG and to consummate the transactions contemplated hereby.
(b)   This Agreement has been duly executed and delivered by DG and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of DG, enforceable against DG in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).
Section 6.3   Ownership.   DG owns beneficially and of record all of the DG Holdings LLC Units (or, following the Pre-Closing Conversion, the DG Holdings LP Units, as applicable) and the DG Class D Shares.

DG has the power to contribute, convey, deliver and transfer the DG Holdings LLC Units (or, following the Pre-Closing Conversion, the DG Holdings LP Units, as applicable) and the DG Class D Shares to Rocket in accordance with this Agreement, as applicable, free and clear of all Liens other than transfer restrictions under applicable securities Laws, and the restrictions disclosed in Section 6.3 of the Disclosure Schedule. DG has good and valid title to such shares, free and clear of all Liens other than transfer restrictions under applicable securities Laws and the restrictions disclosed in Section 6.3 of the Disclosure Schedule, and there are no claims or actions pending with respect to the title of the DG Holdings LLC Units (or, following the Pre-Closing Conversion, the DG Holdings LP Units, as applicable) or the DG Class D Shares, except for those arising under this Agreement in favor of Rocket. Upon delivery to Rocket at the DG Exchange Effective Time of certificates representing the DG Holdings LP Units and the DG Class D Shares, duly endorsed by DG for transfer to Rocket or accompanied by duly endorsed stock powers, and upon DG’s receipt of the Rocket Class L Common Stock to which it is entitled pursuant to Section 3.2, good and valid title to the DG Holdings LP Units and the DG Class D Shares will pass to Rocket free and clear of all Liens other than transfer restrictions under applicable securities Laws. DG has no other equity interests or rights to acquire equity interests in Rocket. Except as set forth on Section 6.3 of the Disclosure Schedule, neither the DG Holdings LLC Units (or, following the Pre-Closing Conversion, the DG Holdings LP Units, as applicable) nor the DG Class D Shares are subject to any Contract restricting or otherwise relating to the voting, dividend rights or disposition of such DG Holdings LLC Units (or, following the Pre-Closing Conversion, the DG Holdings LP Units, as applicable) and DG Class D Shares.
Section 6.4   Litigation.   There is no claim, action, suit, proceeding or, to the knowledge of DG, governmental investigation pending or, to the knowledge of DG, threatened against DG by or before any Governmental Entity (by any Person that is not (a) a party to this Agreement or (b) an Affiliate of a party to this Agreement) that would have or would reasonably be expected to impede the ability of DG to complete the DG Exchange in any respect.
Section 6.5   Consents and Approvals.   No consent, order, approval, authorization, declaration or filing from or with any Governmental Entity or third party is required on the part of DG to permit DG to fulfill all of his obligations to be performed on or prior to the DG Exchange Effective Time under this Agreement and under the other agreements, instruments and documents of DG contemplated hereby.
Section 6.6   Accredited Status.   DG is an “accredited investor” (as defined in Regulation D under the Securities Act).
Section 6.7   Tax Matters.   Neither DG nor any of DG’s Representatives has taken or agreed to take any action, or is aware of the existence of any fact or circumstance, that would reasonably be expected to impede or prevent the DG Exchange from qualifying as a taxable transaction pursuant to Section 1001 of the Code.
Section 6.8   No Brokers.   No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to, any broker’s, finder’s or similar fee or other commission from DG in connection with this Agreement or the Transactions contemplated hereby.
Section 6.9   Information Statement.   None of the information supplied or to be supplied by DG for inclusion in the Information Statement or any amendment or supplement thereto will contain, as of the date or the mailing of such document, any untrue statement of a material fact, or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 6.10   No Other Representations or Warranties.   Except for the representations and warranties contained in this ARTICLE VI or in any certificates delivered by DG in connection with this Agreement or the DG Exchange, each of Rocket, Merger Sub 1, Merger Sub 2 and RHI acknowledges that neither DG nor any other Person on behalf of DG makes any other express or implied representation or warranty with respect to DG pursuant to this Agreement, or with respect to any other information provided to Rocket, the Merger Subs or RHI in connection with the Transactions contemplated hereby, including the accuracy, completeness or currency thereof. Except for the representations and warranties contained in this ARTICLE VI or in any certificates delivered by DG in connection with the DG Exchange, neither DG nor any other Person will have or be subject to any liability or obligation to Rocket, Merger Sub 1, Merger Sub 2,

RHI or any other Person resulting from the distribution or failure to distribute to Rocket, Merger Sub 1, Merger Sub 2 or RHI, or Rocket’s, Merger Sub 1’s, Merger Sub 2’s or RHI’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to Rocket, Merger Sub 1, Merger Sub 2 or RHI in any electronic data room maintained by DG or his Representatives in connection with the Transactions contemplated by this Agreement.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF ROCKET AND THE MERGER SUBS
Except as disclosed in the Disclosure Schedule, Rocket and the Merger Subs hereby represent and warrant to RHI and DG as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date as follows:
Section 7.1   Organization.
(a)   Each of Rocket and each other member of the Rocket Group is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Rocket (“Rocket Material Adverse Effect”).
(b)   Each of Rocket and each other member of the Rocket Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Rocket Material Adverse Effect.
(c)   All the outstanding partnership interests, limited liability company interests, shares of capital stock of, or other equity interests in, each member of the Rocket Group (other than Rocket) are owned directly or indirectly by Rocket, have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such member of the Rocket Group is a corporate entity) and are owned free and clear of all Liens, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Rocket Material Adverse Effect.
Section 7.2   Capitalization.
(a)   The authorized capital stock of Rocket consists of (i) 28,000,000,000 shares of Rocket Common Stock, par value $0.00001 per share, of which 10,000,000,000 shares are designated as Rocket Class A Common Stock, 6,000,000,000 shares are designated as Rocket Class B Common Stock, 6,000,000,000 shares are designated as Rocket Class C Common Stock and 6,000,000,000 shares are designated as Rocket Class D Common Stock and (ii) 500,000,000 shares of preferred stock, par value $0.00001 per share (“Rocket Preferred Stock”). As of March 9, 2025, there were (A) 147,306,839 shares of Rocket Class A Common Stock, no shares of Rocket Class B Common Stock, no shares of Rocket Class C Common Stock and 1,848,879,483 shares of Rocket Class D Common Stock issued and outstanding, (B) no shares of Rocket Common Stock held in treasury, (C) no shares of Rocket Preferred Stock issued and outstanding and (D) no shares of Rocket Preferred Stock held in treasury.
(b)   When issued pursuant to the terms of this Agreement, all shares of Rocket Class L Common Stock constituting any part of the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.
(c)   All of the issued and outstanding equity interests of each Merger Sub are beneficially owned by Rocket. Each Merger Sub was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the Transactions contemplated by this Agreement, the Merger Subs have not, and as of the Closing Date will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
Section 7.3   Authority; Noncontravention; Voting Requirements.
(a)   Each of Rocket, Merger Sub 1 and Merger Sub 2 has all necessary entity power and authority to execute and deliver this Agreement and to consummate the Transactions contemplated by this Agreement, subject to obtaining the Rocket Stockholder Consent in the case of Rocket. The execution, delivery and performance by Rocket, Merger Sub 1 and Merger Sub 2 of this Agreement, and the consummation of the Transactions contemplated by this Agreement, have been duly authorized and approved by the Rocket Board of Directors, by Merger Sub 1, Merger Sub 2 and Rocket, as the sole stockholder of Merger Sub 1 and Merger Sub 2, and by the Rocket Board’s Audit Committee, and, except for obtaining the Rocket Stockholder Consent in the case of Rocket, no other entity action on the part of Rocket, Merger Sub 1 or Merger Sub 2 is necessary to authorize the execution, delivery and performance by Rocket, Merger Sub 1 and Merger Sub 2 of this Agreement and the consummation of the Transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Rocket, Merger Sub 1 and Merger Sub 2 and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of each of Rocket, Merger Sub 1 and Merger Sub 2, enforceable against each of them in accordance with its terms.
(b)   Neither the execution and delivery of this Agreement by Rocket, Merger Sub 1 and Merger Sub 2, nor the consummation by Rocket, Merger Sub 1 or Merger Sub 2 of the Transactions contemplated by this Agreement, nor compliance by Rocket, Merger Sub 1 or Merger Sub 2 with any of the terms or provisions of this Agreement, will (i) assuming the Rocket Stockholder Consent is obtained, conflict with or violate any provision of the Organizational Documents of Rocket or any other material member of the Rocket Group, (ii) assuming the authorizations, consents and approvals referred to in Section 7.4 and the Rocket Stockholder Consent are obtained and the filings referred to in Section 7.4 are made, (A) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to Rocket or any other member of the Rocket Group or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Rocket or any other member of the Rocket Group under, any of the terms, conditions or provisions of any Contract to which Rocket or any other member of the Rocket Group is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of Rocket or any other member of the Rocket Group, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Rocket Material Adverse Effect.
(c)   The affirmative vote of the holders of shares of Rocket Common Stock representing at least a majority of the aggregate voting power of the outstanding shares of Rocket Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the capital stock of Rocket necessary to adopt this Agreement and approve the Transactions contemplated by this Agreement, including the Mergers.
(d)   The Rocket Board, at a meeting duly called and held, has (i) determined that it is in the best interests of Rocket and the stockholders of Rocket, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by Rocket of this Agreement and the consummation of the Transactions contemplated hereby, including the Mergers and (iii) upon the terms and subject to the conditions of this Agreement, resolved to recommend that the stockholders of Rocket adopt this Agreement and to submit this Agreement to the stockholders of Rocket for adoption (the “Rocket Board Recommendation”).

Section 7.4   Consents and Approvals.   Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing of the Information Statement with the SEC, and applicable state securities and “blue sky” laws, (b) the filing of the Certificates of Merger with the Michigan LARA, (c) the consents, authorizations, approvals, filings or exemptions set forth on Section 7.4 of the Disclosure Schedule or (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution, delivery and performance of this Agreement by Rocket, Merger Sub 1 and Merger Sub 2 and the consummation by Rocket, Merger Sub 1 and Merger Sub 2 of the Transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such Transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to result in a Rocket Material Adverse Effect.
Section 7.5   Tax Matters.   Neither Rocket nor any of its Subsidiaries has taken or agreed to take any action, or is aware of the existence of any fact or circumstance, that would reasonably be expected to impede or prevent (i) the Mergers , taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (ii) the DG Exchange from qualifying as a taxable transaction pursuant to Section 1001 of the Code.
Section 7.6   No Brokers.   No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from Rocket or any other member of the Rocket Group in connection with this Agreement or the Transactions contemplated hereby.
Section 7.7   State Takeover Statutes.   The Rocket Board has taken all necessary action so that any Takeover Laws applicable to Rocket or any anti-takeover provision in the Organizational Documents of Rocket do not, and will not, apply to this Agreement and the consummation of the Transactions contemplated by this Agreement, including the Mergers.
Section 7.8   No Other Representations or Warranties.   Except for the representations and warranties contained in this ARTICLE VII or in any certificates delivered by Rocket, Merger Sub 1 or Merger Sub 2 in connection with the Mergers or the DG Exchange, RHI and DG acknowledge that none of Rocket, Merger Sub 1, Merger Sub 2 nor any other Person on behalf of any of Rocket, Merger Sub 1 or Merger Sub 2 makes any other express or implied representation or warranty with respect to Rocket, Merger Sub 1 or Merger Sub 2 or any of their respective Subsidiaries pursuant to this Agreement, or with respect to any other information provided to RHI or DG in connection with the Transactions contemplated hereby, including the accuracy, completeness or currency thereof. Except for the representations and warranties contained in this ARTICLE VII or in any certificates delivered by Rocket, Merger Sub 1 or Merger Sub 2 in connection with the Mergers, none of Rocket, Merger Sub 1, Merger Sub 2 nor any other Person will have or be subject to any liability or obligation to RHI, DG or any other Person resulting from the distribution or failure to distribute to RHI or DG or RHI’s or DG’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to RHI or DG in any electronic data room maintained by Rocket or its Representatives in connection with the Transactions contemplated by this Agreement.
ARTICLE VIII
COVENANTS
Section 8.1   Conduct of Business before the Closing Date.   During the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Second Merger Effective Time (except as otherwise specifically contemplated by the terms of this Agreement or as may be required by Law), unless Rocket otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (a) no member of the Acquired RHI Group shall (i) amend any of its Organizational Documents, including the RHI Shareholders Agreement, (ii) conduct any business other than (1) as required to effect the RHI Pre-Closing Reorganization and (2) such business as is conducted by RHI’s Subsidiaries to be transferred to RHI 2 as part of the RHI Pre-Closing Reorganization, (iii) sell or exchange any Holdings LP Units or (iv) issue any new equity compensation awards, and (b) DG shall not sell or exchange any Holdings LP Units.

Section 8.2   Efforts.   Subject to the terms and conditions of this Agreement, Rocket, the Merger Subs, the Acquired RHI Group and DG shall cooperate with each other and use, and shall cause their respective Subsidiaries to use, their respective reasonable best efforts to (a) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Termination Date), and to consummate and make effective, in the most expeditious manner practicable, the Transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Regulatory Laws), (b) obtain promptly all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the Transactions contemplated by this Agreement and (c) defend any Proceedings challenging this Agreement or the consummation of the Transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, none of Rocket, the Merger Subs or their respective Subsidiaries shall be required to, and none of RHI or its Subsidiaries or DG shall, without the prior written consent of Rocket, take any action, or commit to take any action, or agree to any condition or limitation, in each case contemplated by this Section 8.2 that is not conditioned on the consummation of the Mergers, the DG Exchange or that would result in, or would be reasonably likely to result in, individually or in the aggregate, a material adverse effect on Rocket, RHI, DG and, as applicable, their respective Subsidiaries, taken as a whole, after giving effect to the Mergers.
Section 8.3   Rocket Section 16 Matters.   Prior to the Second Merger Effective Time, Rocket and the Rocket Board shall take all such steps as may be required to cause any dispositions of Rocket Class D Common Stock and Holdings LP Units or acquisitions of Rocket Class L Common Stock resulting from the Mergers and the DG Exchange by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Rocket, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
Section 8.4   Tax Matters.
(a)   Rocket and RHI intend that the Mergers, taken together qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Rocket and DG intend that the DG Exchange will qualify as a taxable transaction pursuant to Section 1001 of the Code. Each of Rocket and RHI will (and will cause its Subsidiaries and Affiliates to) use its reasonable best efforts to cause the Mergers to qualify, and will not take or knowingly fail to take any action (and will cause its Subsidiaries and Affiliates not to take or knowingly fail to take any action) which action or failure to act could reasonably be expected to impede or prevent the Mergers from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Rocket and DG will (and will cause its Subsidiaries and Affiliates to) use its reasonable best efforts to cause the DG Exchange to qualify, and will not take or knowingly fail to take any action (and will cause its Subsidiaries and Affiliates not to take or knowingly fail to take any action) which action or failure to act could reasonably be expected to impede or prevent the DG Exchange from qualifying, as a taxable transaction pursuant to Section 1001 of the Code. The parties will (and will cause their respective Subsidiaries and Affiliates to) file all Tax Returns in a manner consistent with, and take no position inconsistent with, the Tax treatment described in this Section 8.4(a), unless, and then only to the extent, otherwise required pursuant to a final “determination” (within the meaning of Section 1313(a) of the Code or any analogous provisions of applicable Tax Law).
(b)   Transfer Taxes.   Notwithstanding anything to the contrary in this Agreement, RHI 2 shall pay, when due, and be responsible for, any sales, use, transfer, real property transfer, registration, documentary, stamp, value added or similar Taxes and related fees and costs imposed on or payable in connection with the transactions contemplated by this Agreement (“Transfer Taxes”). The party responsible under applicable Law for filing the Tax Returns with respect to any such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Return to the other party. The parties shall, and shall cause their respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. RHI 2 shall pay to Rocket or its Affiliates an amount equal to any losses suffered by Rocket or any of its Affiliates as a result of RHI 2 failing to comply with its obligations under this Section 8.4(b).
Section 8.5   State Takeover Statutes.   Each party to this Agreement shall take all reasonable action necessary to ensure that no restrictions contained in any Takeover Law is or becomes applicable to this Agreement or any of the Transactions contemplated by this Agreement. If any Takeover Law becomes applicable to this Agreement or any of the Transactions contemplated by this Agreement, each party to this Agreement shall take all reasonable action necessary to ensure that the Transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such Takeover Law on the Mergers and the other Transactions contemplated by this Agreement.
Section 8.6   Termination of Exchange Agreement.   Rocket (in its individual capacity), RHI and DG hereby agree, and Rocket (in its capacity as the sole managing member of Merger Sub 2) will cause the Surviving Partnership to agree, that the Exchange Agreement shall automatically be terminated and of no further force or effect as of immediately prior to the First Merger Effective Time, with such termination being retroactively effective as of the date hereof. At the First Merger Effective Time, Rocket and DG shall enter into the letter agreement substantially in the form set forth on Exhibit F hereto for the purpose of preserving certain information and other rights in the Exchange Agreement (the “Letter Agreement”).
Section 8.7   Pre-Closing Tax Distribution; Dividend.
(a)   Following the date hereof and prior to the payment of the Dividend, Rocket, in its capacity as the sole managing member of Holdings LLC prior to the Pre-Closing Conversion shall, or shall cause Merger Sub 2, in its capacity as the general partner of Holdings LP, to cause Holdings LLC (or, following the Pre-Closing Conversion, the Surviving Partnership, as applicable) to pay to the Holdings Members (if paid prior to the Pre-Closing Conversion) or to the Holdings Partners (if paid after the Pre-Closing Conversion) an aggregate amount of cash equal to $122,779,673 (the “Pre-Closing Tax Distribution Amount”), with the amount of such distribution to be paid to each such holder to be determined on a pro rata basis in accordance with their respective Holdings LLC Units or Holdings LP Units, as applicable and in accordance with the terms of the Current Holdings LLC Agreement and the Holdings A&R LP Agreement, as applicable.
(b)   On the Dividend Payment Date, Rocket shall pay the Dividend to the holders of record of the Rocket Class A Common Stock as of the Dividend Record Date.
(c)   The Pre-Closing Tax Distribution Amount is intended to be made in respect of income allocated to the Holdings Members (prior to the Pre-Closing Conversion) and the Holdings Partners (after the Pre-Closing Conversion) in fiscal year 2024 and the first quarter of fiscal year 2025, in accordance with the terms of the Current Holdings LLC Agreement and the Holdings A&R LP Agreement, and the amount of the Tax Distributions with respect thereto required to be paid thereunder. Unless this Agreement is terminated in accordance with its terms, (i) each of Rocket, RHI and DG hereby agrees to waive its rights to any Tax Distributions made by Holdings LP or the Surviving Partnership (other than with respect to its pro rata portion of the Pre-Closing Tax Distribution Amount) from and after the date hereof and (ii) Rocket, in its capacity as the sole managing member of Holdings LLC prior to the Pre-Closing Conversion, shall cause Holdings LLC, and shall cause Merger Sub 2, in its capacity as the general partner of the Surviving Partnership following the Pre-Closing Conversion, to cause Holdings LLC or the Surviving Partnership, as applicable, not to pay any Tax Distributions (other than the Pre-Closing Tax Distribution Amount), from and after the date hereof.
Section 8.8   Termination of RHI Shareholders Agreement.   Immediately prior to the First Merger Effective Time, DG shall terminate the RHI Shareholders Agreement in accordance with the terms therein.
Section 8.9   Indemnity Agreement.   At the First Merger Effective Time, RHI 2 and Rocket shall enter into the Indemnity Agreement substantially in the form set forth on Exhibit G hereto.
Section 8.10   TRA Amendment.   At the First Merger Effective Time, Rocket, RHI and DG shall enter into an amendment to the TRA to terminate any payments related to exchanges that occur on or following the date hereof substantially in the form set forth on Exhibit H hereto (the “TRA Amendment”);

for the avoidance of doubt, notwithstanding such TRA Amendment, all obligations to make payments arising under the TRA with respect to any exchanges completed prior to the date hereof shall remain outstanding; provided, further, that the TRA shall not be amended with respect to any exchanges to occur following the date hereof if the Mergers are not consummated.
Section 8.11   Information Statement.   As soon as reasonably practicable following the date Rocket obtains the Rocket Stockholder Consent, Rocket, RHI and DG shall cooperate in preparing and Rocket shall file with the SEC on Schedule 14C an information statement relating to the Transactions (the “Information Statement”). Each of Rocket, RHI and DG shall use its or his reasonable best efforts to cause the Information Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. As promptly as reasonably practicable after the ten (10)-day waiting period provided in Rule 14c-5(a) promulgated under the Exchange Act or the date on which Rocket learns the SEC has no further comments on the Information Statement, Rocket will cause the Information Statement to be filed in definitive form with the SEC and Rocket will mail or cause to be mailed, or otherwise make available in accordance with the Exchange Act, the Information Statement to its stockholders. Rocket shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of the Stock Consideration in the Mergers. Rocket shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Mergers to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.
Section 8.12   Service Providers.
(a)   Prior to the First Merger Effective Time, RHI shall use reasonable best efforts to cause RHI 2, or other entity that is not part of the RHI Acquired Group, to assume any liabilities of RHI related to RHI RSUs or under individual cash incentive arrangements, and any other obligations relating to any current or former service provider that is not an RCF Transferred Employee.
(b)   Prior to the First Merger Effective Time, RHI shall use reasonable best efforts to cause the Rocket Community Fund employees or other service providers who are not exclusively dedicated to Rocket Initiatives (“RCF Transferred Employees”) to be transferred (together with all liabilities associated with the RCF Transferred Employees) to RHI 2 or another entity outside of the RHI Acquired Group.
Section 8.13   Third Party Consents.   RHI shall use its reasonable best efforts to obtain any third-party consents and approvals necessary to transfer all assets and liabilities of RHI (other than the Retained Assets and Liabilities) to RHI 2, including the consents and approvals set forth on Section 5.4 of the Disclosure Schedule.
ARTICLE IX
CONDITIONS PRECEDENT
Section 9.1   Conditions to Each Party’s Obligation to Effect the Mergers and the DG Exchange.   The obligations of RHI, DG, Rocket, Merger Sub 1 and Merger Sub 2 to effect the Mergers and the DG Exchange are subject to the satisfaction or (to the extent permitted by Law) waiver by RHI, DG and Rocket at or prior to the First Merger Effective Time of the following conditions:
(a)   Rocket Stockholder Consent.   Holders of shares of Rocket Common Stock representing at least a majority of the aggregate voting power of the outstanding shares of Rocket Common Stock entitled to vote thereon shall have delivered to Rocket the written consent approving and adopting the First Charter Amendment and approving the Share Issuance (the “Rocket Stockholder Consent”).
(b)   Legal Prohibition.   No Law shall have been adopted or promulgated, or shall be in effect, and no temporary, preliminary or permanent injunction or order issued by a Governmental Entity of competent jurisdiction shall be in effect, in each case having the effect of making any Merger illegal or otherwise prohibiting consummation of any Merger or the DG Exchange or any other Transactions contemplated hereby (any of the foregoing, a “Legal Restraint”).
(c)   Mailing of Information Statement.   At least twenty (20) business days shall have elapsed since Rocket mailed to the stockholders of Rocket the Information Statement, as contemplated by Regulation 14C under the Exchange Act.

(d)   368(a) Treatment.   No change in applicable Law or fact shall have caused the Mergers, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 9.2   Additional Conditions to Obligations of Rocket and the Merger Subs.   The obligations of Rocket, Merger Sub 1 and Merger Sub 2 to effect the Mergers and the DG Exchange are subject to the satisfaction, or waiver by Rocket, at or prior to the First Merger Effective Time of the following additional conditions:
(a)   RHI Representations and Warranties.   (i) The representations and warranties of RHI contained in Section 5.2 shall be true and correct in all respects (except for de minimis inaccuracies), in each case both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date, and without giving effect to any limitation as to “materiality” set forth therein); and (ii) all other representations and warranties of RHI set forth in this Agreement shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date). Rocket shall have received a certificate of an authorized officer of RHI to such effect, dated the Closing Date.
(b)   DG Representations and Warranties.   The representations and warranties of DG set forth in this Agreement shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date, and without giving effect to any limitation as to “materiality” set forth therein). Rocket shall have received a certificate from DG to such effect, dated the Closing Date.
(c)   Performance of Obligations.   Each of RHI and DG shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Second Merger Effective Time or the DG Exchange Effective Time, as applicable. Rocket shall have received a certificate to such effect of (i) an authorized officer of RHI and (ii) DG, each dated the Closing Date.
(d)   Tax Forms.   DG shall have, no later than the DG Exchange Effective Time, executed and delivered to Rocket an IRS Form W-9. RHI shall have, no later than the First Merger Effective Time, delivered to Rocket a certificate, dated as of the Closing Date, together with the required notice to the IRS, in the form and substance required by the Treasury Regulations promulgated under Section 897 and Section 1445 of the Code, stating that RHI is not, and has not been within the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code; provided, that if DG fails to deliver a Form W-9 or if RHI fails to deliver such certificate, Rocket’s sole recourse is withholding pursuant to Section 4.10.
(e)   RHI Pre-Closing Reorganization.   RHI shall have completed, or caused the completion of, the RHI Pre-Closing Reorganization in accordance with Section 1.1.
Section 9.3   Additional Conditions to Obligations of RHI and DG.   The obligations of RHI and DG to effect the Mergers and the DG Exchange are subject to the satisfaction, or waiver by RHI or DG, at or prior to the First Merger Effective Time of the following additional conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of Rocket, Merger Sub 1 and Merger Sub 2 contained in Section 7.2(a) and Section 7.2(b) shall be true and correct in all material respects, in each case both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date); and (ii) all other representations and warranties of Rocket, Merger Sub 1 and Merger Sub 2 set forth in this Agreement shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of a particular date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Rocket Material Adverse Effect” set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Rocket Material Adverse Effect. RHI and DG shall have received a certificate of an authorized officer of Rocket to such effect, dated the Closing Date.

(b)   Performance of Obligations.   Each of Rocket, Merger Sub 1 and Merger Sub 2 shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Second Merger Effective Time and the DG Exchange Effective Time, as applicable. RHI and DG shall have received a certificate of an authorized officer of Rocket to such effect, dated the Closing Date.
ARTICLE X
TERMINATION
Section 10.1   Termination.   This Agreement may be terminated and the Mergers and the DG Exchange abandoned at any time prior to the Closing (except as provided below, whether before or after the Rocket Stockholder Consent has been obtained) as follows:
(a)   by mutual written consent of Rocket, RHI and DG;
(b)   by either Rocket, RHI or DG if the Closing shall not have occurred on or before the date that is nine (9) months following the date hereof (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any party whose material breach of any obligation under this Agreement has been the primary cause of the failure of the Closing to occur on or before the Termination Date;
(c)   by either Rocket, RHI or DG, if any Legal Restraint permanently restraining, enjoining or otherwise prohibiting or making illegal the Mergers, the DG Exchange or the other Transactions contemplated hereby shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to any party whose material breach of any obligation under this Agreement has been the primary cause of the imposition of such Legal Restraint or the failure of such Legal Restraint to be resisted, resolved or lifted;
(d)   by RHI or DG, if Rocket, Merger Sub 1 or Merger Sub 2 shall have breached or failed to perform any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Rocket, Merger Sub 1 or Merger Sub 2 shall have become untrue, in either case such that any condition set forth in Section 9.3(a) or Section 9.3(b) would not be satisfied and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach shall not have been cured prior to the earlier of (A) 30 days following written notice of such breach from RHI or DG to Rocket and (B) the Termination Date; provided that neither RHI nor DG shall have the right to terminate this Agreement pursuant to this Section 10.1(d) if RHI or DG is then in material breach of any representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of RHI shall have become untrue, in either case such that any condition set forth in Section 9.2(a) or Section 9.2(c) would not be satisfied; or
(e)   by Rocket, if RHI or DG shall have breached or failed to perform any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of RHI shall have become untrue, in either case such that any condition set forth in Section 9.2(a) or Section 9.2(c) would not be satisfied and (i) such breach is not reasonably capable of being cured prior to the Termination Date or (ii) if such breach is reasonably capable of being cured prior to the Termination Date, such breach shall not have been cured prior to the earlier of (A) 30 days following written notice of such breach from Rocket to RHI and DG and (B) the Termination Date; provided that Rocket shall not have the right to terminate this Agreement pursuant to this Section 10.1(e) if Rocket, Merger Sub 1 or Merger Sub 2 is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of Rocket, Merger Sub 1 or Merger Sub 2 shall have become untrue, in either case such that any condition set forth in Section 9.3(a) or Section 9.3(b) would not be satisfied.
Any termination by, or with the consent of, Rocket must be authorized by the Rocket Board. The party seeking to terminate this Agreement pursuant to this Section 10.1 shall give written notice of such termination to the other parties in accordance with Section 11.7.

Section 10.2   Effect of Termination.   In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall terminate and there shall be no liability or obligation on the part of any party to the other (except that this Section 10.2, Section 10.3, Section 10.4 and ARTICLE XI shall survive any such termination); provided that termination of this Agreement shall not relieve any party from any liability or damages incurred or suffered by a party to the extent such liability or damages were the result of or arise out of fraud or any Intentional Breach of any covenant or agreement in this Agreement occurring prior to such termination.
Section 10.3   Amendment.   This Agreement may be amended (a) prior to Closing, by mutual agreement of Rocket, RHI and DG, and (b) after the Closing, by mutual agreement of Rocket, RHI 2 (acting as the Stockholders’ Representative) and DG; provided that after obtaining the Rocket Stockholder Consent, no amendment shall be made that by Law requires further approval by the stockholders of Rocket without approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed (i) in the case of an amendment prior to Closing, on behalf of each of Rocket, RHI and DG or (ii) in the case of an amendment after the closing, on behalf of each of Rocket, RHI 2 (acting as the Stockholders’ Representative) and DG.
Section 10.4   Waiver.   Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
ARTICLE XI
MISCELLANEOUS
Section 11.1   Exclusive Remedies.   From and after the Closing Date, the remedies provided for in the Indemnity Agreement shall be the sole and exclusive remedies for any claims that any party may at any time suffer or incur or become subject to as a result of or in connection with this Agreement (including liabilities or losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability or otherwise), other than claims arising out of or relating to fraud. Each party hereby waives any provision of Law to the extent that it would limit or restrict the agreement contained in this Section 11.1.
Section 11.2   Disclosure Schedules.   The inclusion of any information in the Disclosure Schedule accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such Disclosure Schedule, that such information or any similar information is required to be listed in such Disclosure Schedule or that such information or any similar information is material to any party or the conduct of the business of any party. Disclosure in any section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement only to the extent that it is reasonably apparent on the face of such Disclosure Schedule that such disclosure is applicable to such other section notwithstanding the omission of a reference or cross reference thereto.
Section 11.3   Successors and Assigns.   No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that each of Merger Sub 1 and Merger Sub 2 may assign its rights and obligations under this Agreement to another wholly owned Subsidiary of Rocket without the consent of the other parties. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.
Section 11.4   Governing Law; Jurisdiction; Specific Performance.
(a)   The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by another party hereto or its successors or assigns shall be brought and determined exclusively in state and federal courts sitting in Wayne County, Michigan, and any appellate courts therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 11.7; provided that nothing herein shall affect the right of any party to serve legal process in any other matter permitted by Law.
(b)   The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed, or were threatened not to be performed, in accordance with their specific terms or were otherwise breached, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative, except, in each case, as may be limited by Section 10.2). Any requirements for the securing or posting of any bond in connection with or as a condition to obtaining any such remedy are waived. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any person at law or in equity.
Section 11.5   Expenses.   All fees and expenses incurred in connection with this Agreement and the Transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and consummation of the terms and conditions of this Agreement and the Transactions contemplated hereby, shall be the obligation of the party incurring such fees and expenses.
Section 11.6   Severability; Construction.
(a)   In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, and all of the other provisions of this Agreement shall remain in full force and effect, with no effect on the validity or enforceability of such other provisions. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
(b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.

Section 11.7   Notices.   All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to the other parties hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended or (c) sent by email, provided that the transmission of the email is promptly confirmed:
If to RHI or RHI 2:
Matthew Rizik
1074 Woodward Ave.
Detroit, MI 48226
Email:
[***]

with a copy to (such copy not to constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:
C. Andrew Gerlach
Mario Schollmeyer

Email:
gerlacha@sullcrom.com
schollmeyerm@sullcrom.com

If to DG:
Matthew Rizik
1074 Woodward Ave.
Detroit, MI 48226
Email:
[***]

with a copy to (such copy not to constitute notice):
Morganroth & Morganroth, PLLC
344 North Old Woodward Ave., Suite 200
Birmingham, MI 48009
Attention:
Jeffrey B. Morganroth

Email:
jmorganroth@morganrothlaw.com

If to Rocket, Merger Sub 1 or Merger Sub 2:
c/o Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
Attention:
Brian Brown
Tina John

Email:
[***]

with a copy to (such copy not to constitute notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Sixth Avenue
New York, NY 10019
Attention:
Scott A. Barshay
Laura C. Turano
Andrew D. Krause

Email:
sbarshay@paulweiss.com
lturano@paulweiss.com
akrause@paulweiss.com

Any party hereto may change its address for the purpose of this Section 11.7 by giving the other parties hereto written notice of its new address in the manner set forth above. Any notice, request, instruction or other communication or document given as provided above shall be deemed given to the receiving party (i) upon actual receipt, if delivered personally, (ii) on the first Business Day after deposit with an overnight courier, if sent by an overnight courier or (iii) upon confirmation of successful transmission if sent by email. Copies to outside counsel are for convenience only.
Section 11.8   Entire Agreement.   This Agreement and the exhibits and schedules hereto contain the entire understanding among the parties hereto with respect to the matters contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such matters.
Section 11.9   Parties in Interest.   Nothing in this Agreement is intended to confer, or does confer, any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns.
Section 11.10   RHI 2 as Stockholders’ Representative.
(a)   At the Closing, without any further action of any of the holders of RHI Shares or RHI, RHI 2 shall be constituted and appointed as the Stockholders’ Representative. For purposes of this Agreement, the term “Stockholders’ Representative” shall mean the exclusive agent and attorney-in-fact for and on behalf of the holders of RHI Shares under this Agreement to do any and all things and execute any all documents that the Stockholders’ Representative determines in its sole and absolute discretion may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including to: (i) give and receive notices and communications to or from Rocket relating to this Agreement or any of the Transactions and other matters contemplated hereby or thereby; (ii) consent or agree to, negotiate, enter into, or, if applicable, prosecute or defend, settlements and compromises of, and comply with orders of courts with respect to any claims of, the holders of RHI Shares that arise in connection with this Agreement or the Letter of Transmittal; (iii) consent or agree to any amendment to this Agreement requiring the consent of RHI 2; and (iv) take all actions necessary or appropriate in the judgment of the Stockholders’ Representative in connection with this Agreement without having to seek or obtain the consent of any Person under any circumstance. The powers, immunities and rights to indemnification granted to the Stockholders’ Representative Group (as defined below) hereunder are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of the respective holder of RHI Shares and shall be binding on any successor thereto.
(b)   Neither the Stockholders’ Representative nor its members, managers, directors, officers, contractors, agents and employees (collectively, the “Stockholders’ Representative Group”) shall be liable to any holder of RHI Shares, Rocket, or any other Person for any act done or omitted hereunder while acting in good faith (and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith) and without gross negligence or willful misconduct. All acts of the Stockholders’ Representative in its capacity as such shall be deemed to be acts of the applicable holders of RHI Shares and not of the Stockholders’ Representative individually. The Stockholders’ Representative shall not, by reason of this Section 11.10, have a fiduciary relationship in respect of any current or former holder of RHI Shares.
(c)   Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Stockholders’ Representative shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the holders of RHI Shares and shall be final, binding and conclusive upon each such holder of RHI Shares and such holders’ of RHI Shares successors as if expressly confirmed and ratified in writing by such holder of RHI Shares, and all defenses which may be available to the holders of RHI Shares to contest, negate or disaffirm any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Stockholders’ Representative taken in good faith under this Agreement are waived. Rocket shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to holders of RHI Shares under this Agreement. Rocket shall be entitled to rely conclusively (without further evidence of any kind whatsoever) upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Stockholders’ Representative. Rocket will not be obligated to inquire as to the authority of the Stockholders’ Representative with respect to the giving of any communication or the taking of any action that the Stockholders’ Representative gives or takes on behalf of any holder of RHI Shares. For the avoidance of doubt, neither Rocket, nor the Surviving Company, shall be liable in any capacity for any claim filed by a holder of RHI Shares against Stockholders’ Representative or for any damages incurred by any holder of RHI Shares in connection with any action taken, or failed to be taken, by Stockholders’ Representative.
Section 11.11   Release.
(a)   Effective as of the Closing, each holder of RHI Shares (on behalf of such holder and such holder’s Affiliates, successors and assigns and any present, former or future directors, managers, officers, employees or agents of the foregoing) hereby (i) irrevocably, unconditionally and completely releases, acquits and forever discharges (A) RHI, (B) DG, (C) the respective representatives of the Persons referred to in clauses (A) and (B) above, and (D) the respective successors and past, present and future assigns of the Persons identified or referred to in clauses (A) through (C) above (collectively, the “RHI Releasees”) of and from any and all past, present and future disputes, claims, controversies, demands, rights, obligations, Proceedings and causes of action of every kind and nature (whether matured or unmatured, absolute or contingent), including any unknown, inchoate, unsuspected or undisclosed claim (collectively, “Claims”), and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in the case of clauses (i) and (ii), that directly or indirectly relate to or directly or indirectly arises out of such holder’s status as a securityholder of RHI or any ownership interest such holder has or had in RHI, including any contractual agreements that relate or related to such status or ownership interest.
(b)   RHI (on behalf of itself and its successors and assigns and any present, former or future directors, managers, officers, employees or agents of the foregoing) hereby (i) irrevocably, unconditionally and completely releases, acquits and forever discharges each holder of RHI Shares and such holder’s successors and past, present and future assigns (collectively, the “Shareholder Releasees”) of and from any and all past, present and future Claims and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in the case of clauses (i) and (ii), that RHI may have had in the past, may now have or may have in the future against any of the Shareholder Releasees on any ground whatsoever. The release provided in this Section 11.11(b) shall be effective with respect to a holder of RHI Shares concurrently with such holder’s release of the RHI Releasees.
(c)   Each holder of RHI Shares hereby irrevocably covenants to refrain from asserting any Claim, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any RHI Releasee based upon any Claim released or purported to be released pursuant to this Agreement or in a representative capacity on behalf of others. RHI hereby irrevocably covenants to refrain from asserting any Claim, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Shareholder Releasee based upon any Claim released or purported to be released pursuant to this Agreement or in a representative capacity on behalf of others.
(d)   For the purpose of implementing a full and complete release and discharge of the Claims effected in this Section 11.11, each holder of RHI Shares and RHI acknowledge that this Section 11.11 is intended to include in its effect Claims that each holder of RHI Shares and RHI do not know or suspect to exist in its favor at the time of execution of this Agreement, and this Section 11.11 contemplates the extinguishment of all such Claims.
(e)   Nothing contained herein shall operate to release, and Claims shall not include, (i) any rights or Claims available to any holder of RHI Shares or RHI under or in connection with this Agreement or any ancillary agreement delivered pursuant hereto and the transactions contemplated hereby and thereby; (ii) any rights to indemnification of any holder of RHI Shares (in any capacity) under the organizational documents of the Surviving Company, if any; (iii) other than any rights held by a holder of RHI Shares pursuant to an equity compensation plan of RHI or any similar arrangement, any rights available to any holder of RHI Shares to receive salaries, bonuses and expenses that have accrued in respect of employment (or other contractor relationship) with any member of the Acquired RHI Group, other employment (or contractor)-based compensation or benefits pursuant to the terms of any (A) employee benefit, severance, pension or welfare benefit plan or (B) any statutory or other rights that are prohibited by Legal Requirements from being released, compromised or exchanged; or (iv) any rights available to any holder of RHI Shares or RHI in the event a Claim is based on fraud.
Section 11.12   Section and Paragraph Headings; Interpretation.   The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. A reference in this Agreement to “$” or “dollars” is to U.S. dollars. For purposes of determining the U.S. dollar equivalent of any amounts in a foreign currency, the parties shall use the applicable foreign exchange rate as published by The Wall Street Journal on the date hereof. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words imparting the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.
Section 11.13   Counterparts.   This Agreement may be executed in counterparts, (including by facsimile, “.pdf” files or other electronic transmission) each of which shall be deemed an original, but all of which when taken together shall constitute the same instrument.
Section 11.14   Definitions.   As used in this Agreement:
“Acquired RHI Group” shall mean RHI and Rocket Community Fund.
“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, Rocket and the other members of the Rocket Group shall not be considered Affiliates of RHI or any other member of the RHI Group, and RHI and the other members of the RHI Group shall not be considered Affiliates of Rocket or any other member of the Rocket Group.
“Anti-Corruption Laws” means the United States’ Foreign Corrupt Practices Act of 1977, the UK Bribery of 2010, any national and international law enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, or any other applicable anti-corruption or anti-bribery Legal Requirements of any other jurisdiction where any member of the Acquired RHI Group operates or conducts business.
“Anti-Money Laundering Laws” means all applicable Legal Requirements related to financial recordkeeping or reporting, or the prevention of money laundering or terrorist financing in the jurisdictions in which any member of the Acquired RHI Group is organized or conducts its business, including but not limited to the Bank Secrecy Act of 1970, and any Legal Requirement implementing the “Forty Recommendations” published by the Financial Action Task Force on Money Laundering.
“Board of Directors” shall mean, with respect to any Person, the Board of Directors of such Person.
“Business Day” shall mean any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York City are permitted or required to be closed.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Contract” shall mean any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders) as of the date hereof or as may hereafter be in effect.

“Current Holdings LLC Agreement” shall mean the Third Amended and Restated Operating Agreement of Holdings LLC, dated as of July 14, 2024.
“DG Exchange Ratio” shall mean one.
“Disclosure Schedule” shall mean the disclosure schedule delivered by the parties on the date hereof.
“Export Control Laws” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the Export Control Reform Act of 2018, Section 999 of the Internal Revenue Code, Title 19 of the U.S. Code, the International Traffic in Arms Regulations (22 C.F.R. Part 120 et. seq.), the Export Administration Regulations (15 C.F.R. Part 730 et. seq.), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30), the U.S. Commerce Department antiboycott regulations (15 C.F.R. Part 760), the U.S. Treasury Department antiboycott requirements (26 U.S.C. § 999), any other trade control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations; and (b) all applicable trade, export control, and import, and antiboycott laws and regulations imposed, administered or enforced by any other country, including the EU Dual Use regulation (Council Regulation (EC) No. 428/2009 (amended)), except to the extent inconsistent with United States law.
“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied.
“Governmental Entity” shall mean any national, federal, state, or local, domestic or foreign, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body.
“Holdings Exchange Ratio” shall mean one.
“Holdings Members” shall mean the “Members” as defined in the Current Holdings LLC Agreement.
“Holdings Partners” shall mean the “Partners” as defined in the Holdings A&R LP Agreement.
“HSR Act” shall mean the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Intentional Breach” shall mean, with respect to any agreement or covenant, an action or omission taken or omitted to be taken that the breaching party intentionally takes (or intentionally fails to take) and knows (or reasonably should have known) would, or would reasonably be expected to, cause a material breach of such agreement or covenant.
“Income Tax” means any Taxes imposed on or based on or measured with respect to gross or net income or profits (however denominated) or other similar Taxes or any franchise Tax imposed on or based on or measured with respect, gross or net income.
“Income Tax Return” means any Tax Return for Income Taxes.
“IRS” shall mean the United States Internal Revenue Service.
“Law” means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree.
“Legal Requirements” means all United States, or foreign federal, state, national, supranational, provincial, or local laws, constitutions, statutes, codes, rules, common law, regulations, ordinances, executive orders, decrees or edicts by a Governmental Entity having the force of law.
“Material Adverse Effect” shall mean, when used with respect to a Person, any event, change, effect or development that, individually or in the aggregate, would or would reasonably be expected to prevent the ability of such Person to consummate the Transactions contemplated hereby.

“NYSE” shall mean the New York Stock Exchange.
“Order” shall mean any order, writ, injunction, judgment, decree, ruling or award of any arbitrator or any court or other Governmental Entity.
“Organizational Documents” shall mean any charter, certificate of incorporation, certificate of limited partnership, certificate of formation, articles of association, bylaws, limited partnership agreement, limited liability company agreement, operating agreement or similar formation or governing documents and instruments.
“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, other entity or group (as defined in the Exchange Act).
“Proceeding” shall mean any claim, demand, action, suit, proceeding, subpoena, litigation or investigation.
“Regulatory Law” shall mean all national, federal or state, domestic or foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, affecting competition or market conditions through merger, acquisition or other transaction or effectuating foreign investment.
“RHI Reorganization Effective Time” shall mean the time at which the RHI Pre-Closing Reorganization is effected.
“Representative” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors or representatives.
“RHI Exchange Ratio” shall mean (x) the total number of issued and outstanding shares of Class D Common Stock outstanding and owned by RHI immediately prior to the First Merger Effective Time divided by (y) the sum of (1) the total number of RHI Shares and (2) the total number of RHI RSUs (if any), each outstanding as of immediately prior to the First Merger Effective Time.
“RHI Group” shall mean RHI and its Subsidiaries.
“RHI Shares” shall mean the voting common shares, par value $0.01 per share, of RHI.
“RHI 2 Units” shall mean the limited liability company units of RHI II, LLC.
“Rights” shall mean, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell any partnership or other equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.
“Rocket Class B Common Stock” shall mean the Class B common stock, par value $0.00001 per share, of Rocket.
“Rocket Class C Common Stock” shall mean the Class C common stock, par value $0.00001 per share, of Rocket.
“Rocket Common Stock” shall mean the Rocket Class A Common Stock, the Rocket Class B Common Stock, the Rocket Class C Common Stock and the Rocket Class D Common Stock, as applicable.
“Rocket Community Fund” shall mean Rocket Community Fund, LLC.

“Sanctioned Person” means (a) a party listed on a prohibited or restricted party list published by the United States government, including but not limited to the OFAC “Specially Designated Nationals and Blocked Persons List” and the prohibited and restricted parties lists maintained by the U.S. Department of Commerce and Department of State, or otherwise “blocked” or the target of Sanctions pursuant to any applicable Sanctions; (b) the government, including any political subdivision, agency, or instrumentality thereof, of a Sanctioned Country; (c) an ordinary resident of, or entity registered in or established under the jurisdiction of a Sanctioned Country, or a party that meets the definition of the “Government of Venezuela” as defined by Executive Order 13884, as amended; or (d) a party acting or purporting to act, directly or indirectly, on behalf of, or a party fifty percent (50%) or more owned by, any of the parties listed in clauses (a), (b) or (c).
“Sanctioned Country” means any country or territory against which the United States maintains or has maintained within the last five (5) years comprehensive economic sanctions or an embargo, which at the time of signing include the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria.
“Sanctions” means those trade, economic, and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted, or enforced from time to time by the United States (including, without limitation, OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce or the Directorate of Defense Trade Controls of the U.S. State Department), the United Nations, Canada, the United Kingdom Her Majesty’s Treasury, the European Union or any other country.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933.
“Subsidiary” shall mean, when used with respect to any Person, (a) any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or other business entity, of which a majority of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; provided, however, that for the purposes of this Agreement, Rocket shall not be considered a Subsidiary of RHI.
“Tax Distributions” shall have the meaning ascribed to such term in the Current Holdings LLC Agreement, prior to the Pre-Closing Conversion, and in the Holdings A&R LP Agreement, following the Pre-Closing Conversion.
“Taxing Authority” shall mean the IRS or any other Governmental Entity that has or is exercising the power to impose, assess, determine, administer or collect Taxes.
“Tax Return” shall mean a report, return, certificate, form or similar statement or document, including any amendment thereof or any attachment thereto, supplied to or filed with or required to be supplied to or filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.
“Taxes” shall mean any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) any Income Tax, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.
“Trading Day” shall mean with respect to Rocket Class A Common Stock, a day on which shares of Rocket Class A Common Stock are traded on NYSE.
“Treasury Regulations” shall mean the Treasury regulations promulgated under the Code.
Section 11.15   Index of Defined Terms.   The following terms used in this Agreement have the meanings ascribed to them on the pages indicated below:
Term	Section
$11.11
Certificate of First Merger	Section 2.3
Certificates of Merger	Section 2.3
Certificate of Second Merger	Section 2.3
Class D Certificate Effective Time	Section 2.9(b)
Closing	2.2
Closing Date	2.2
Consideration Schedule	Section 2.2(b)(ii)(A)
Delaware Secretary of State	Section 2.9
DG	Recitals
DG Class D Shares	Recitals
DG Exchange	Recitals
DG Exchange Effective Time	Section 3.1(a)
DG Holdings LLC Units	Recitals
DG Holdings LP Units	Section 1.2(c)
Dividend	Recitals
Dividend Payment Date	Recitals
Dividend Record Date	Recitals
dollars	11.11
Exchange Act	5.4
Exchange Agent	4.1
Exchange Agreement	Recitals
Exchange Fund	4.1
Existing Rocket Charter	Recitals
Financial Statements	Section 5.5(a)
First Charter Amendment	Recitals
First Merger	Recitals
First Merger Effective Time	Section 2.3
Holdings LLC	Recitals
Holdings LP	Recitals
Holdings LP Units	Section 1.2(c)
Holdings Second A&R LP Agreement	Section 3.4
Holdings A&R LP Agreement	Section 1.2(c)
Holdings LLC Units	Recitals
Indemnity Agreement	Recitals
Information Statement	Section 8.11

Term	Section
Legal Restraint	9.1(b)
Letter Agreement	Section 8.6
Letter of Transmittal	4.2(a)
LP Act	Recitals
MBCA	Recitals
Merger Consideration	Section 2.7(f)
Merger Sub 1	Preamble
Merger Sub 2	Preamble
Merger Subs	Preamble
Mergers	Recitals
Michigan LARA	Section 1.2(c)
MLLCA	Recitals
Pre-Closing Conversion	Section 1.2(c)
Pre-Closing Conversion Merger Certificate	Section 1.2(c)
Pre-Closing Tax Distribution Amount	Section 8.7(a)
RCF Transferred Employees	Section 8.12(b)
Restated Charter	Recitals
Retained RHI Assets and Liabilities	1.1(a)
RHI	Preamble
RHI Authorizations	Section 5.9(a)
RHI Balance Sheet	Section 5.5(a)
RHI Certificate	Section 2.7(c)
RHI Non-Voting Common Shares	Section 5.2(a)
RHI Pre-Closing Reorganization	Section 1.1
RHI Preferred Shares	Section 5.2(a)
RHI RSUs	Section 2.1(a)
RHI Shareholders Agreement	Recitals
RHI Voting Common Shares	Section 5.2(a)
RHI 2	Preamble
Rocket	Preamble
Rocket Board	Recitals
Rocket Board Recommendation	Section 7.3(d)
Rocket Class A Common Stock	Recitals
Rocket Class D Common Stock	Recitals
Rocket Class L Common Stock	Recitals
Rocket Group	Recitals
Rocket Material Adverse Effect	Section 7.1(a)
Rocket Pre-Closing Reorganization	Section 1.2
Rocket Preferred Stock	Section 7.2(a)
Rocket Stockholder Consent	Section 9.1(a)
Rocket Sub	Recitals
Rocket Sub Holdings Units	Section 1.2(a)
S Corporation	Section 5.10(m)

Term	Section
Second Merger	Recitals
Second Merger Effective Time	2.3
Series L-1 Common Stock	Recitals
Series L-2 Common Stock	Recitals
Share Issuance	Recitals
Stock Consideration	Section 2.7(f)
Stockholders’ Representative	11.10(a)
Stockholders’ Representative Expenses	11.10(b)
Stockholders’ Representative Group	11.10(b)
Surviving Company	2.1(b)
Surviving Partnership	1.2(c)
Takeover Laws	5.12
Termination Date	10.1(b)
Transactions	Recitals
Transfer Taxes	Section 8.4(b)
TRA	Recitals
TRA Amendment	Section 8.10
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
ROCKET COMPANIES, INC.
By:
/s/ Noah Edwards

Name:
Noah Edwards

Title:
Chief Accounting Officer

ROCK HOLDINGS INC.
By:
/s/ Matthew Rizik

Name:
Matthew Rizik

Title:
Chief Financial Officer

ECLIPSE SUB, INC.
By:
/s/ Brian Brown

Name:
Brian Brown

Title:
Treasurer and Secretary

ROCKET GP, LLC
By:
/s/ Brian Brown

Name:
Brian Brown

Title:
Treasurer and Secretary

DANIEL GILBERT
/s/ Daniel Gilbert

RHI II, LLC
By:
ROCK HOLDINGS INC., its sole member

By:
/s/ Matthew Rizik

Name:
Matthew Rizik

Title:
Chief Financial Officer

Schedule I
Retained RHI Assets and Liabilities
1.
The Holdings LP Units

2.
RHI’s equity interests in Rocket Community Fund (but excluding any liabilities associated with the RCF Transferred Employees)

3.
All of RHI’s rights and obligations under this Agreement

Annex B
AMENDMENT NO. 1 TO
TRANSACTION AGREEMENT
This Amendment No. 1 (this “Amendment”), dated as of April 7, 2025 (the “Amendment Date”), is made by and among Rocket Companies, Inc., a Delaware corporation (“Rocket”), Rock Holdings Inc., a Michigan corporation (“RHI”) and Daniel Gilbert (“DG”), to that certain Transaction Agreement, dated as of March 9, 2025 (as amended, the “Transaction Agreement”), by and among Rocket, RHI, DG and other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Agreement.
WHEREAS, the parties hereto desire to amend the Transaction Agreement as set forth herein; and
WHEREAS, Section 10.3 of the Transaction Agreement provides that the Transaction Agreement may be amended prior to Closing by mutual agreement of Rocket, RHI and DG.
NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:
1.   Amendments.
(a)   Effective as of the Amendment Date, the definition of “Acquired RHI Group” in Section 11.14 of the Transaction Agreement is hereby amended and restated in its entirety as follows:
“Acquired RHI Group” shall mean RHI, Rocket Community Fund, Woodward Insurance Holdings LLC and Woodward Insurance LLC.
(b)   Effective as of the Amendment Date, Schedule I of the Transaction Agreement is hereby amended and restated in its entirety as follows:
Schedule I
Retained RHI Assets and Liabilities
1.
The Holdings LP Units or the Holdings LLC Units, as applicable, and the shares of Class D Common Stock held by RHI

2.
RHI’s equity interests in (i) Rocket Community Fund (but excluding any liabilities associated with the RCF Transferred Employees) and (ii) Woodward Insurance Holdings LLC and its wholly owned subsidiary, Woodward Insurance LLC

3.
All of RHI’s rights and obligations under this Agreement.

(c)   Effective as of the Amendment Date, Section 2.1(a) in Exhibit G of the Transaction Agreement is hereby amended and restated in its entirety as follows:
(a)   any liabilities of RHI, Rocket Community Fund, Woodward Insurance LLC or Woodward Insurance Holdings LLC existing or arising prior to the Closing Date to the extent such liabilities do not relate to the business conducted by Rocket, Holdings or their respective Subsidiaries;
2.   Miscellaneous.   Except as expressly amended or modified hereby, the terms and conditions of the Transaction Agreement shall continue in full force and effect among the parties thereto. This Amendment shall be construed and interpreted in a manner consistent with the provisions of the Transaction Agreement and shall form a part of the Transaction Agreement for all purposes, and each party thereto and hereto shall be bound hereby. Each reference to “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words and each reference to “this Agreement” and each other similar reference contained in the Transaction Agreement shall, after this Amendment becomes effective, refer to the Transaction Agreement as amended hereby. The provisions set forth in ARTICLE XI (MISCELLANEOUS) of the Transaction Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Date.
ROCKET COMPANIES, INC.
By:
/s/ Noah Edwards

Name: Noah Edwards
Title:   Chief Accounting Officer
ROCK HOLDINGS INC.
By:
/s/ Matthew Rizik

Name: Matthew Rizik
Title:   Chief Financial Officer
DANIEL GILBERT
/s/ Daniel Gilbert

B-2

Annex C
AMENDMENT NO. 1 TO TAX RECEIVABLE AGREEMENT
Amendment, dated as of [•], 2025 (this “Amendment”) among Rocket Companies, Inc., a Delaware corporation (the “Corporate Taxpayer”), Daniel Gilbert (“Gilbert”), Rock Holdings Inc., a Michigan corporation (“RHI”) and RHI II, LLC, a Michigan limited liability company (“RHI II” and, together with Gilbert and along with each of the successors and assigns thereto, the “Members”) (collectively, the “Parties”), to the Agreement (as defined below).
W I T N E S S E T H
WHEREAS, the Corporate Taxpayer and the other parties thereto executed and delivered a Tax Receivable Agreement, dated as of August 5, 2020 (the “Agreement”) pursuant to which the parties thereto agreed the allocation of certain payments due in connection with the Exchanges as provided in the Agreement;
WHEREAS, on [•], 2025, RHI II executed and delivered a joinder pursuant to Section 7.02(b) of the Agreement and became a “Member” for all purposes of the Agreement;
WHEREAS, on March 9, 2025, the Corporate Taxpayer, RHI, Gilbert, RHI II, Eclipse Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Corporate Taxpayer (“Merger Sub 1”) and Rocket GP, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of the Corporate Taxpayer (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”) entered into a Transaction Agreement (the “Transaction Agreement”) pursuant to which it was contemplated that, among other transactions, an internal reorganization would occur whereby RHI and the Corporate Taxpayer would undergo a series of transactions, whereby RHI merges with a subsidiary of the Corporate Taxpayer, resulting in RHI becoming a subsidiary of the Corporate Taxpayer;
WHEREAS, pursuant to the terms of the Transaction Agreement, in connection with such internal reorganization it was contemplated that, following the Mergers (as defined therein) and prior to the DG Exchange (as defined therein), the Parties hereto would amend the Agreement so as to terminate the Agreement with respect to any Exchanges that occur on or following the date of the Transaction Agreement;
WHEREAS, the Parties hereby desire to make certain amendments to the Agreement for any Exchanges that occur on or following such date; and
WHEREAS, the audit committee of the board of directors of the Corporate Taxpayer has approved the Transaction Agreement and the transactions contemplated thereby, including this Amendment, in accordance with the Corporate Taxpayer’s related person transactions policy.
Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement.
NOW, THEREFORE, the Parties hereby agree as follows:
1.   Amendment to Article IV of the Agreement.   Section 4.05 shall be added to Article IV of the Agreement as follows:
“Section 4.05 Termination with respect to Future Exchanges.   Notwithstanding any other provision of this Agreement to the contrary, no payment under this Agreement shall be made with respect to any Exchange, including, for the avoidance of doubt, the DG Exchange, that occurs on or after, or is deemed to occur on or after, March 9, 2025, and this Agreement shall be considered terminated with respect to such Exchanges, provided that, notwithstanding such termination, all obligations of the Corporate Taxpayer and its subsidiaries to make payments arising under this Agreement with respect to any Exchanges completed prior to March 9, 2025 shall remain outstanding and subject to the provisions of this Agreement.”
2.   Miscellaneous.   Sections 7.01 through 7.09, 7.12, 7.13 and 7.14 of the Agreement shall apply to this Amendment, mutatis mutandis. No amendment to the Agreement shall be required to the extent any entity becomes a successor of any of the parties thereto.
[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first above written.
ROCKET COMPANIES, INC.
By:

Name:
Title:
ROCK HOLDINGS INC.
By:

Name:
Title:
DANIEL GILBERT

RHI II, LLC
By:

Name:
Title:
[Signature Page to Amendment to Tax Receivable Agreement]

Annex D
INDEMNITY AGREEMENT
This INDEMNITY AGREEMENT (this “Agreement”), dated as of [•], 2025, is entered into by and among ROCKET COMPANIES, INC., a Delaware corporation (“Rocket”) and RHI II, LLC, a Michigan limited liability company (“RHI 2”). Capitalized terms used herein have the meanings ascribed thereto in Section 1.1 and used but not defined herein shall have the meanings ascribed to such terms in the Transaction Agreement (as defined below).
RECITALS:
WHEREAS, Rocket, Rock Holdings Inc., a Michigan corporation (“RHI”), Eclipse Sub, Inc., a Michigan corporation and a direct wholly owned Subsidiary of Rocket (“Merger Sub 1”), Rocket GP, LLC, a Michigan limited liability company and a direct wholly owned Subsidiary of Rocket (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Daniel Gilbert (“DG”) and RHI 2, have entered into the Transaction Agreement, dated as of March 9, 2025 (the “Transaction Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, (a) RHI shall cause the Pre-Closing Reorganization to take effect, including to contribute all of its assets and liabilities to RHI 2 except for the Retained RHI Assets and Liabilities, (b) following the Pre-Closing Reorganization, Merger Sub 1 shall be merged with and into RHI (the “First Merger”), with RHI as the surviving entity in the First Merger and becoming a direct wholly owned Subsidiary of Rocket, and (c) following the First Merger, RHI shall be merged with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 as the surviving entity in the Second Merger and remaining a direct wholly owned Subsidiary of Rocket, (the Pre-Closing Reorganization, the Mergers and the other transactions contemplated by the Transaction Agreement, collectively referred to herein as the “Transactions”); and
WHEREAS, in connection with the Transactions, RHI 2 has agreed to indemnify the Indemnified Parties (as defined herein) on the terms and conditions provided herein.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions.   For purposes of this Agreement, the following terms have the corresponding meanings:
“Action” means any demand, action, claim, suit, countersuit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation whether or not commenced, brought, conducted or heard by or before, or otherwise involving, any court, grand jury or other Governmental Entity or any arbitrator or arbitration panel.
“Affiliates” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, the Rocket Entities shall not be considered Affiliates of RHI 2 or any Subsidiary of RHI 2, and RHI 2 and the Subsidiaries of RHI 2 shall not be considered Affiliates of Rocket or any other Rocket Entities.
“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York City are permitted or required to be closed.
“Closing” has the meaning ascribed to such term in the Transaction Agreement.
“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986.
“Company Related Party Merger” means any merger, consolidation, share exchange, business combination, reorganization or other similar transaction involving only RHI 2 and one or more wholly owned Subsidiaries of RHI 2.
“Consideration Schedule” has the meaning ascribed to such term in the Transaction Agreement.
“Exchange Act” means the Securities Exchange Act of 1934.
“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.
“Governmental Entity” means any national, federal, state, or local, domestic or foreign, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body.
“Holdings” means Rocket, LP, a Michigan limited partnership and successor to Rocket, LLC.
“Holdings LLCA” means the Third Amended and Restated Operating Agreement of Holdings, dated as of July 15, 2024.
“Holdings LPA” means the Amended and Restated Operating Agreement of Rocket, LP, dated as of [•], 2025.
“Income Tax” has the meaning ascribed to such term in the Transaction Agreement.
“Income Tax Return” has the meaning ascribed to such term in the Transaction Agreement.
“Law” means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree.
“Liability” means all indebtedness, obligations and other liabilities, whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, asserted or unasserted, fixed or otherwise, or whether due or to become due, including any fines, penalties, losses, costs, interest, charges, expenses, damages, assessments, deficiencies, judgments, awards, settlements, any form of injunctive relief or prohibitions.
“Losses” means any and all damages, losses, deficiencies, obligations, Taxes, liabilities, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the fees and expenses as a result of any and all Actions, demands, causes of action, assessments, judgments, settlements and compromises relating thereto and the reasonable and documented costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses) incurred in the investigation or defense thereof or in asserting, preserving or enforcing an Indemnified Party’s rights hereunder, whether in connection with a Third-Party Claim or otherwise.
“Merger Consideration” has the meaning ascribed to such term in the Transaction Agreement.
“Mergers” has the meaning ascribed to such term in the Transaction Agreement.
“Pass-Through Tax Return” means any Income Tax Return of RHI in respect of which items of income, deduction, credit, gain or loss are allocated or passed through to be reported on a Tax Return of the shareholders of RHI.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, or other entity or group (as defined in the Exchange Act).
“Pre-Closing Period” shall mean any Tax period (or portion thereof) ending on or prior to the Closing Date, including the portion of any Straddle Period at the end of the Closing Date.
“Retained RHI Assets and Liabilities” has the meaning ascribed to such term in the Transaction Agreement.
“RHI Group” has the meaning ascribed to such term in the Transaction Agreement.

“RHI Pre-Closing Reorganization” has the meaning ascribed to such term in the Transaction Agreement.
“Rocket Entity” or “Rocket Entities” means and includes each of Rocket and its Subsidiaries.
“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Subsidiaries” has the meaning ascribed to such term in the Transaction Agreement.
“Tax” or “Taxes” has the meaning ascribed to such term in the Transaction Agreement.
“Tax Return” has the meaning ascribed to such term in the Transaction Agreement.
“Taxing Authority” has the meaning ascribed to such term in the Transaction Agreement.
“TRA” means the Tax Receivable Agreement, dated as of August 5, 2020, by and among Rocket, RHI and DG, as amended.
“Treasury Regulations” means the Treasury regulations promulgated under the Code.
ARTICLE II
INDEMNIFICATION
2.1   RHI 2 hereby covenants and agrees, on the terms and subject to the limitations set forth in this Article II, from and after the Closing, to indemnify and hold harmless Rocket, its Subsidiaries and its and their respective current and former directors, members, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (the “Rocket Indemnified Parties”) from and against any Losses imposed upon or incurred by the Rocket Indemnified Parties to the extent arising out of, resulting from, or relating to any of the following:
(a)   any liabilities of RHI or Rocket Community Fund, LLC existing or arising prior to the Closing Date to the extent such liabilities do not relate to the business conducted by Rocket, Holdings or their respective Subsidiaries;
(b)   without limiting the foregoing clause (a), any assets or liabilities that were required to be contributed by RHI or any of its Subsidiaries to RHI 2 or any of its Subsidiaries pursuant to the RHI Pre-Closing Reorganization;
(c)   any Actions (including any exercise of appraisal or dissenters’ rights or fiduciary duty claims) by any equityholders of RHI, in each case, with respect to actions taken prior to the Closing by RHI or any of its Affiliates or any directors, officers, employees or representatives of any of the foregoing or in connection with the Transactions contemplated by the Transaction Agreement;
(d)   any errors, inaccuracies or omissions in any information set forth in the Consideration Schedule, and any claims asserted or held by any current, former or alleged equityholders of RHI alleging that such Person is owed or entitled to any consideration in connection with the First Merger other than as set forth in the Consideration Schedule;
(e)   any Taxes of any member of the RHI Group (including any and all liability for Taxes as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group) for any Pre-Closing Period, including (1) Taxes paid by Holdings that are attributable to the RHI Group or its owners (including withholding or composite Tax Returns) and (2) Taxes of any Straddle Period that are properly allocable to the Pre-Closing Period pursuant to Section 3.4;
(f)   any Withholding Advances (as defined in the Holdings LLCA and the Holdings LPA) (including interest thereon) required or made on behalf of or with respect to RHI (including penalties imposed with respect thereto) with respect to any Pre-Closing Period and any liability of RHI pursuant to Section 6.01 of the Holdings LLCA and the Holdings LPA; and
(g)   the matters set forth on Schedule I attached hereto.

For the avoidance of doubt, other than pursuant to Sections 2.1(e) and 2.1(f), RHI 2 shall have no obligation to indemnify the Rocket Indemnified Parties for Losses to the extent arising out of, resulting from, or relating to (i) the Retained RHI Assets and Liabilities (as defined in the Transaction Agreement) or (ii) liabilities of RHI (and any successor entity to RHI) arising after the Closing.
2.2   Rocket hereby covenants and agrees, on the terms and subject to the limitations set forth in this Article II, from and after the Closing, to indemnify and hold harmless RHI 2, its Subsidiaries and its and their respective current and former directors, members, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (the “RHI 2 Indemnified Parties”) from and against any Losses imposed upon or incurred by the RHI 2 Indemnified Parties to the extent arising out of, resulting from, or relating to any of the following:
(a)   any liabilities of RHI arising after the Closing (other than Tax liabilities allocable to the Pre-Closing Period pursuant to Section 3.4 or Tax liabilities of the RHI Indemnified Parties pursuant to Section 3.7); and
(b)   any Actions (including any exercise of appraisal or dissenters’ rights or fiduciary duty claims) by any equityholders of Rocket arising after the Closing, in each case, with respect to actions taken after the Closing by Rocket or any of its Affiliates or any directors, officers, employees or representatives of any of the foregoing.
2.3
(a)   In connection with any potential demand for indemnification pursuant to Section 2.1 or Section 2.2, the party that may be entitled to indemnification (the “Indemnified Party”) will give the party liable for such indemnification (the “Indemnifying Party”) prompt written notice whenever it believes in good faith that the Indemnified Party has suffered or incurred, or may suffer or incur, any Losses for which it is entitled to indemnification under Section 2.1 or Section 2.2, and, if and when known, the facts constituting the basis for such claim and the projected amount of such Losses (which shall not be conclusive as to the amount of such Losses), in each case in reasonable detail. Without limiting the generality of the foregoing, in the case of any Action commenced by a third party for which indemnification is being sought (a “Third-Party Claim”), such written notice will be given no later than thirty (30) days following receipt by the Indemnified Party of written notice of such Third-Party Claim. Failure by any Indemnified Party to so notify the Indemnifying Party will not affect the rights of such Indemnified Party hereunder except and only to the extent that such failure has an actual and material prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third-Party Claim.
(b)   After receipt of a written notice pursuant to Section 2.3(a) with respect to any Third-Party Claim, the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation with respect to such Third-Party Claim and to employ and engage attorneys to handle and defend such claim, at the Indemnifying Party’s cost, risk and expense, upon written notice to the Indemnified Party of such election. The Indemnifying Party will not settle any Third-Party Claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that, after reasonable notice, the Indemnifying Party may settle a claim without the Indemnified Party’s consent if such settlement (A) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnified Party, (B) includes a complete, unconditional written release of the Indemnified Party and its Affiliates from all Losses in connection with such Third-Party Claim, (C) does not seek any injunctive or other equitable relief (other than customary confidentiality obligations with respect to the terms of a settlement) against the Indemnified Party or any of its Affiliates (including any equitable remedies upon the Indemnified Party or any of its Affiliates), (D) would not lead to the creation of a financial obligation on the part of the Indemnified Party or any of its Affiliates and (E) does not adversely affect the conduct of the business of the Indemnified Party or any of its Affiliates. The Indemnifying Party and the Indemnified Party shall each use commercially reasonable efforts in good faith to cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including, upon the reasonable request of the defending party, providing copies of records within the non-defending party’s possession or control relating to such Third-Party Claim and making available, without expense (other than reimbursement of actual out-of-pocket expenses), representatives of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim. The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of any Third-Party Claim controlled by Indemnifying Party and any appeal arising therefrom, including participating in the process with respect to the potential settlement or compromise thereof. If the Indemnified Party has been advised by its counsel that there may be one or more legal defenses available to the Indemnified Party that conflict with those available to, or that are not available to, the Indemnifying Party (“Separate Legal Defenses”), or that there may be actual or potential differing or conflicting interests between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third-Party Claim, the Indemnified Party will have the right, at the expense of the Indemnifying Party, to engage separate counsel reasonably acceptable to the Indemnifying Party to handle and defend such Third-Party Claim; provided, that, if such Third-Party Claim can be reasonably separated between those portion(s) for which Separate Legal Defenses are available (“Separable Claims”) and those for which no Separate Legal Defenses are available, the Indemnified Party will instead have the right, at the expense of the Indemnifying Party, to engage separate counsel reasonably acceptable to the Indemnifying Party to handle and defend the Separable Claims, and the Indemnifying Party will not have the right to control the defense or investigation of such Separable Claims (and, in which case, the Indemnifying Party will have the right to control the defense or investigation of the remaining portion(s) of such Third-Party Claim).
(c)   If, after receipt of a written notice pursuant to Section 2.3(a) with respect to any Third-Party Claim as to which indemnification is available hereunder, the Indemnifying Party does not undertake to defend the Indemnified Party against such Third-Party Claim, whether by not giving the Indemnified Party timely notice of its election to so defend or otherwise, the Indemnified Party may, but will have no obligation to, assume its own defense, at the expense of the Indemnifying Party (including reasonable and documented attorneys’ fees and costs), it being understood that the Indemnified Party’s right to indemnification for such Third-Party Claim shall not be adversely affected by its assuming the defense of such Third-Party Claim. The Indemnifying Party will be bound by the result obtained with respect thereto by the Indemnified Party; provided, that the Indemnified Party may not settle any lawsuit or Action with respect to which the Indemnified Party is entitled to indemnification hereunder without the written consent of the Indemnifying Party, which written consent will not be unreasonably withheld, conditioned or delayed; provided, further, that such written consent shall not be required if (i) the Indemnifying Party does not have the right to control the defense of the entirety of such Third-Party Claim pursuant to Section 2.3(b) or (ii) the Indemnifying Party does not have the right to control the defense of any Separable Claims pursuant to Section 2.3(b) (in which case such settlement may only apply to such Separable Claims), the Indemnified Party provides reasonable notice to the Indemnifying Party of the settlement, and such settlement (A) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnifying Party, (B) includes a complete, unconditional written release of the Indemnifying Party and its Affiliates from all Losses in connection with the settled portion of such Third-Party Claim, (C) does not impose any injunctive or other equitable relief (other than customary confidentiality obligations with respect to the terms of a settlement) against the Indemnifying Party or any of its Affiliates (including any equitable remedies upon the Indemnifying Party or any of its Affiliates), (D) would not lead to the creation of a financial obligation on the part of the Indemnifying Party or any of its Affiliates and (E) does not adversely affect the conduct of the business of the Indemnifying Party or any of its Affiliates.
2.4   In no event (i) will an Indemnifying Party be liable to any Indemnified Party for any consequential, indirect, speculative, incidental, special or punitive damages; provided, that the foregoing limitations shall not limit the Indemnifying Party’s indemnification obligations to the extent such Losses are awarded by a court of competent jurisdiction in connection with a Third-Party Claim or are reasonably foreseeable or (ii) will an Indemnified Party be able to recover more than once in respect of the same Loss.
2.5   An Indemnified Party shall use and cause its Subsidiaries to use commercially reasonable efforts to mitigate any Loss for which any of them could be entitled to indemnification under Section 2.1 or Section 2.2 upon becoming aware of any event which would reasonably be expected to, or does actually, give rise thereto.
2.6   The Indemnifying Party and the Indemnified Party shall use commercially reasonable efforts to avoid production of confidential information, and to cause all communications among employees, counsel and others representing any party with respect to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privilege.

2.7   Rocket shall be entitled, at any time, by giving RHI 2 written notice to this effect, to set off any amount due and payable by RHI 2 to Rocket pursuant to the TRA or any other agreements by and between Rocket and RHI 2, against, in order of maturity, any and all payments at any time and from time to time due by Rocket to RHI 2, as applicable, pursuant to this Agreement.
2.8   The remedies provided in this Article II shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against an Indemnifying Party, subject to Section 2.4.
2.9   The remedies provided in this Article II shall be the sole and exclusive remedies for any claims that any party may at any time suffer or incur or become subject to as a result of or in connection with the Transaction Agreement (including liabilities or losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability or otherwise), other than claims arising out of or relating to fraud. Each party hereby waives any provision of Law to the extent that it would limit or restrict the agreement contained in this Section 2.9.
2.10   In the event of any action (including arbitration) to enforce or interpret this Agreement, the non-prevailing party shall indemnify the prevailing party against any and all reasonable fees, costs and expenses (including attorneys’ fees), incurred in connection with the enforcement of his, her or its rights under this Article II. To the extent that Article II or Article III of this Agreement are inconsistent on matters relating to Taxes, Article III shall govern.
2.11   RHI II agrees to comply with the provisions set forth on Schedule II hereto.
ARTICLE III
TAX MATTERS
3.1   Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any similar provision of state, local or foreign Law), the parties shall treat any and all payments under this Agreement as an adjustment to the Merger Consideration for U.S. Tax purposes and, to the extent permitted by applicable Law, non-U.S. Tax purposes.
3.2   Tax Returns.   RHI 2 shall prepare and file, or cause to be prepared and filed, all Tax Returns of RHI and its Subsidiaries for any Pre-Closing Period (“RHI-Prepared Tax Returns”) other than any Tax Returns for a Straddle Period. All such Tax Returns shall be prepared in a manner consistent with past practice, except as otherwise required by Law. Rocket will timely prepare or cause to be prepared and will timely file or cause to be filed all Tax Returns for RHI and its Subsidiaries for a Straddle Period (“Rocket-Prepared Tax Returns”). Such Rocket-Prepared Tax Returns shall be prepared in a manner consistent with past practice, except as otherwise required by Law. In each case, the party required to prepare and file a Tax Return pursuant to this Section 3.2 (the “Preparing Party”) shall deliver or cause to be delivered to the party other than the party that is required to prepare and file any such Tax Return pursuant to this Section 3.2 (the “Reviewing Party”) any Tax Return at least fifteen (15) Business Days prior to the due date for any such Tax Return so that the Reviewing Party may have an opportunity to review such Tax Return, and the Preparing Party shall consider in good faith any comments received from the Reviewing Party. RHI 2 shall pay to Rocket any Taxes for which RHI 2 is responsible pursuant to this Agreement or the Transaction Agreement that are shown as due on an RHI-Prepared Tax Return or a Rocket-Prepared Tax Return at least two (2) Business Days before such amounts are due to the relevant Taxing Authorities.
3.3   Tax Contests.   Rocket and RHI 2 shall notify each other in writing and provide any written correspondence received from the relevant Taxing Authority with respect thereto reasonably promptly after receipt of notice of any pending or threatened administrative or judicial proceeding with respect to (i) any Pass-Through Tax Return or (ii) any Tax Return to the extent that the positions taken on such Tax Return reasonably relate to Taxes for which RHI 2 is responsible pursuant to this Agreement or the Transaction Agreement (a “Tax Contest”). RHI 2 may choose to control the defense of any such Tax Contest that relates solely to a Pre-Closing Period at the sole expense of RHI 2 and Rocket shall have the right to participate in any such Tax Contest at its own expense. Rocket shall control the defense of any such Tax Contest that relates to a Straddle Period at the sole expense of Rocket and RHI 2 shall have the right to participate in any such Tax Contest at its own expense. The party that controls such Tax Contest pursuant to this Section 3.3 shall keep the other party informed as to the status of such Tax Contest and shall not settle, compromise and/or concede such Tax Contest without the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.
3.4   Straddle Periods.   The parties shall utilize the following conventions for determining the amount of Taxes attributable to the portion of the Straddle Period ending on the Closing Date: (i) in the case of property Taxes and other similar Taxes imposed on a periodic basis, the amount attributable to the portion of the Straddle Period ending on the Closing Date shall equal the Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes (including income Taxes, sales Taxes, value-added Taxes, employment Taxes, withholding Taxes), the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined using a “closing of the books methodology” as if the Tax year or period ended on the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of calendar days in each period.
3.5   Cooperation on Tax Matters.   The parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to RHI and other members of the RHI Group as is reasonably requested for the filing of any Tax Returns and the preparation, prosecution, defense or conduct of any Tax Contest. Any Tax information obtained under this Section 3.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit, examination or other Tax proceeding. Rocket and RHI 2 agree that the sharing of information and cooperation contemplated by this Section 3.5 shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties. Rocket and RHI 2 agree to retain all books and records with respect to Tax matters pertinent to RHI relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Rocket and RHI 2, any extensions thereof) of the respective taxable periods.
3.6   Pre-Closing Periods.   From and after the Closing Date, without the consent of RHI 2 (which shall not be unreasonably withheld, conditioned, or delayed), Rocket shall not, and shall not permit any of its Affiliates (including RHI) to, take any of the following actions with respect to Tax matters of the RHI Group from a Pre-Closing Period that would reasonably be expected to result in adverse Tax consequences to RHI 2 or its members: (A) make any material Tax election, (B) amend any income or other material Tax Return or (C) initiate any voluntary disclosure, in each case except as required by a “determination” within the meaning of Section 1313(a) of the Code or required by applicable Law. Rocket shall not, and shall not permit any of its Affiliates (including RHI) to take any action outside the ordinary course of business on the Closing Date after the Closing, except to the extent contemplated by this Agreement. Rocket shall not make, and shall cause its Affiliates (including RHI) not to make any entity classification election for RHI pursuant to Treasury Regulations Section 301.7701-3), which election would be effective on or prior to the Closing Date.
3.7   Push-Out Election.   If Holdings makes a “push out” election under Section 6226 of the Code (or any similar provision of state and local Tax Law) with respect to any audit, claim for refund, or administrative or judicial proceeding involving any asserted Tax liability relating to partnership income of Holdings for a Pre-Closing Period, Rocket may cause (and RHI 2 shall cooperate, if requested by Rocket to cause) RHI (or its successor) to push out any asserted Tax Liability to RHI’s former shareholders including by furnishing pass-through statements to RHI’s former shareholders pursuant to Section 6226(b)(4)(A)(ii)(I) of the Code and otherwise comply with Section 6226(b)(4)(A) of the Code, including, for the avoidance of doubt, by filing a partnership adjustment tracking report pursuant to Section 6226(b)(4)(A)(i) of the Code.
3.8   Tax Refunds.   RHI 2 shall be entitled to any refunds (including interest received thereon) but net of reasonable costs or expenses, including Taxes, incurred or reasonably expected to be incurred by Rocket, any of its Affiliates or any of their respective beneficial owners (including, after the Closing, RHI) in obtaining, or as a result of receiving, such refund) attributable to RHI in respect of any Pre-Closing Period received by Rocket or any of its Affiliates (including RHI) after Closing. Rocket shall cause such refund to be paid to RHI 2 promptly after it is received.
ARTICLE IV
MISCELLANEOUS
4.1   No Third-Party Rights.   Except for the indemnification rights of the Indemnified Parties pursuant to Article II hereof, nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.
4.2   Notices.   All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to the other parties hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) sent by email, provided that the transmission of the email is promptly confirmed:
if to any Rocket Entity:
c/o Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226

Attention:
Brian Brown
Tina John

Email:
[***]

with a copy to (such copy not to constitute notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Sixth Avenue
New York, NY 10019
Attention:
Scott A. Barshay
Laura C. Turano
Andrew D. Krause

Email:
sbarshay@paulweiss.com
lturano@paulweiss.com
akrause@paulweiss.com

if to RHI 2:
Matthew Rizik
1074 Woodward Ave.
Detroit, MI 48226

Email:
[***]

with a copy to (such copy not to constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:
C. Andrew Gerlach
Mario Schollmeyer

Email:
gerlacha@sullcrom.com
schollmeyerm@sullcrom.com

Any party hereto may change its address for the purpose of this Section 4.2 by giving the other parties hereto written notice of its new address in the manner set forth above. Any notice, request, instruction or other communication or document given as provided above shall be deemed given to the receiving party (i) upon actual receipt, if delivered personally, (ii) on the first Business Day after deposit with an overnight courier, if sent by an overnight courier or (iii) upon confirmation of successful transmission if sent by email. Copies to outside counsel are for convenience only.

4.3   Entire Agreement.   This Agreement, together with the Transaction Agreement, including the respective exhibits and schedules to each of the foregoing, embodies the entire understanding among the parties relating to the subject matter hereof and thereof and supersedes and terminates any prior agreements and understandings among the parties with respect to such subject matter, and no party to this Agreement shall have any right, responsibility or liability under any such prior agreement or understanding. Any and all prior correspondence, conversations and memoranda are merged herein and shall be without effect hereon. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce either party to enter into this Agreement.
4.4   Binding Effect; Assignment.
(a)   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except by operation of Law and as expressly contemplated by this Section 4.4, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; provided, however, that Rocket and RHI 2 may assign their respective rights, interests, duties, liabilities and obligations under this Agreement to any of their respective wholly-owned Subsidiaries, but such assignment shall not relieve Rocket or RHI 2, as the assignor, of its respective obligations hereunder.
(b)   In the event of (i) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving RHI 2 or Rocket which would result in any Person or “group” (as defined in Rule 13d-3 of the Exchange Act for all purposes hereunder) owning fifty percent (50%) or more of the aggregate outstanding equity interests of RHI 2 or Rocket, as the case may be, (ii) any direct or indirect acquisition or purchase by any Person or group, in a single transaction or a series of related transactions, of assets or properties that constitute fifty (50%) percent or more of the fair market value of the assets and properties of RHI 2 or Rocket, as the case may be, (iii) any direct or indirect acquisition or purchase by a Person or group, in a single transaction or series of related transactions, of fifty percent (50%) or more of the aggregate outstanding voting power with respect to RHI 2 or Rocket, as the case may be, or (iv) any combination of the foregoing or other transaction having a similar effect to those described in clauses (i) through (iii), in each case, (A) following the Closing and (B) excluding (1) the Transactions and (2) a Company Related Party Merger, RHI 2 or Rocket, as the case may be (the “Affected Party”) shall cause the Person acquiring the equity interests, assets or voting power of the Affected Party as a result any event described in clause (i), (ii), (iii) or (iv), as applicable (the “Acquiring Person”, which term, in the event the Person acquiring the Affected Party is a Subsidiary of another Person, will mean the parent company of such acquiring Person), to become, in connection with the completion of such event, a joint and several obligor with such Affected Party with respect to the rights, interest, duties, liabilities and obligations of the Affected Party hereunder, and such Acquiring Person shall thereafter be deemed a party to this Agreement (whether or not such Acquiring Person executes a counterpart of this Agreement or enters into a joinder agreement or similar instrument with respect hereto). For the avoidance of doubt, this Agreement shall continue to be binding upon the Affected Party notwithstanding any change in ownership of the Affected Party.
4.5   Governing Law; Jurisdiction.   The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by another party hereto or its successors or assigns shall be brought and determined exclusively in state and federal courts sitting in Wayne County, Michigan, and any appellate courts therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 4.2; provided that nothing herein shall affect the right of any party to serve legal process in any other matter permitted by Law.
4.6   Specific Performance.   Each party hereby acknowledges that the benefits to the other party of the performance by such party of its obligations under this Agreement are unique and that the other party is willing to enter into this Agreement only in reliance that such party will perform such obligations, and agrees that monetary damages may not afford an adequate remedy for any failure by such party to perform any of such obligations. Accordingly, each party hereby agrees that each other party will have the right to enforce the specific performance of such party’s obligations hereunder and irrevocably waives any requirement for securing or posting of any bond or other undertaking in connection with the obtaining by the other party of any injunctive or other equitable relief to enforce their rights hereunder.
4.7   Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.
4.8   Amendments; Waivers.   Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law. Any consent provided under this Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.
4.9   No Strict Construction; Interpretation.
(a)   Rocket and RHI 2 each acknowledge that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.
(b)   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns and references to a party means a party to this Agreement.

4.10   Conflicts with Transaction Agreement.   In the event of a conflict between this Agreement and the Transaction Agreement, the provisions of the Transaction Agreement shall prevail.
4.11   Counterparts.   This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. The Agreement may be delivered by electronic mail or facsimile transmission of a signed copy thereof.
4.12   Further Assurances.   At any time after the Closing, each party hereto covenants and agrees to make, execute, acknowledge and deliver such instruments, agreements, consents, assurances and other documents, and to take all such other commercially reasonable actions, as any other party may reasonably request and as may reasonably be required in order to carry out the purposes and intent of this Agreement and to implement the terms hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
RHI II, LLC
By:

Name:
Title:
ROCKET COMPANIES, INC.
By:

Name:
Title:
[Signature Page to Indemnity Agreement]

Annex E
AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
of
ROCKET LIMITED PARTNERSHIP
Dated as of [•], 2025

E-i

E-ii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) OF ROCKET LIMITED PARTNERSHIP, a Michigan limited partnership (the “Partnership”), dated as of [•], 2025, by and among Rocket GP, LLC, a Michigan limited liability company (“Merger Sub 2”), Rocket, LP, LLC, a Michigan limited liability company (“Rocket Sub”), Rock Holdings Inc., a Michigan corporation (“RHI”) and Daniel Gilbert (“Gilbert”).
W I T N E S S E T H:
WHEREAS, the Partnership originally was formed pursuant to the certificate of limited partnership filed with the Department of Licensing and Regulatory Affairs, Corporations, Securities and Commercial Licensing Bureau of the State of Michigan (the “Michigan LARA”) on [•], 2025;
WHEREAS, Merger Sub 2 and Rocket, LLC, a Michigan limited liability company (“Holdings”) entered into the initial Limited Partnership Agreement of the Partnership, dated as of [•], 2025 (the “Initial Partnership Agreement”);
WHEREAS, on [•], 2025, Holdings merged with and into the Partnership, following which the separate existence of Holdings ceased and the Partnership continued as the surviving entity (the “Pre-Closing Conversion”); and
WHEREAS, the parties desire to enter into this Agreement, which shall supersede the Initial Partnership Agreement, to reflect the Pre-Closing Conversion, admit each of Rocket Sub, RHI and Gilbert as a Partner (as defined below) and to provide for certain other matters as described herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereby agree to amend and restate the Initial Partnership Agreement in its entirety as follows:
ARTICLE I
DEFINITIONS AND USAGE
Section 1.01   Definitions.
(a)   The following terms shall have the following meanings for the purposes of this Agreement:
“Additional Partner” means any Person admitted as a Partner of the Partnership pursuant to Section 3.02 in connection with the new issuance of Units to such Person.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
(i)   Credit to such Capital Account any amounts that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)   Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no Partner nor any Affiliate of any Partner shall be deemed to be an Affiliate of any other Partner or any of its Affiliates solely by virtue of such Partners’ Units.
“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental

Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Detroit, Michigan are authorized or required by Applicable Law to close.
“Capital Account” means the capital account established and maintained for each Partner pursuant to Section 5.02.
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Carrying Value of any Property (other than money) contributed to the Partnership.
“Carrying Value” means with respect to any Property (other than money), such Property’s adjusted basis for U.S. federal income tax purposes, except as follows:
(i)   The initial Carrying Value of any such Property contributed by a Partner to the Partnership shall be the gross fair market value of such Property, as reasonably determined by the General Partner;
(ii)   The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as reasonably determined by the General Partner, at the time of any Revaluation pursuant to Section 5.02(c);
(iii)   The Carrying Value of any item of such Properties distributed to any Partner shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution as reasonably determined by the General Partner; and
(iv)   The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.04(b)(vi); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.
“Class A Common Stock” means Class A common stock, $0.00001 par value per share, of RocketCo.
“Class B Common Stock” means Class B common stock, $0.00001 par value per share, of RocketCo.
“Class C Common Stock” means Class C common stock, $0.00001 par value per share, of RocketCo.
“Class D Common Stock” means Class D common stock, $0.00001 par value per share, of RocketCo.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Control” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.
“Covered Person” means (i) each Partner or an Affiliate thereof, in each case in such capacity, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee of a Partner or an Affiliate thereof, in all cases in such capacity and (iii) each officer, director, shareholder (other than any public shareholder of RocketCo that is not a Partner), member, partner, employee, representative, agent or trustee of the General Partner, Merger Sub 2 (in the event Merger Sub 2 is not the General Partner), the Partnership or an Affiliate controlled thereby, in all cases in such capacity.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.
“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.
“Exchange Agreement” means the Exchange Agreement, dated as of August 5, 2020, by and among RocketCo, the Partnership and the holders of Partnership Units and shares of Class C Common Stock and Class D Common Stock from time to time party thereto.
“Family Member” means, with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse and lineal descendants of siblings of such person or such person’s spouse. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Fiscal Year” means the Partnership’s fiscal year, which shall initially be the calendar year and which may be changed from time to time as determined by the General Partner.
“General Partner” means (i) Merger Sub 2 so long as Merger Sub 2 has not withdrawn as the General Partner pursuant to Section 7.02 and (ii) any successor thereof appointed as General Partner in accordance with Section 7.02.
“General Partnership Interests” means the interests in the Partnership issued to and owned by the General Partner.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
“Highest Partner Tax Amount” means the Partner receiving the greatest proportionate allocation of taxable income attributable to its ownership of the Partnership in the applicable tax period (or portion thereof) (including as a result of the application of Section 704(c) of the Code or otherwise), and calculated by multiplying (x) the aggregate taxable income allocated to such Partner (excluding the tax consequences resulting from any adjustment under Sections 743(b) and 734(b) of the Code in such applicable taxable period (or portion thereof), by (y) the Tax Rate.
“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.
“Limited Ownership Minimum” means, with respect to the Rock Partners, if the number of its Owned Shares exceeds 10,001,877, as adjusted for any stock split, stock dividend, reverse stock split, combination, recapitalization, reclassification or similar event.

“Limited Partnership Interests” means the interests in the Partnership issued to and owned by the Partners, other than the General Partner.
“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):
(i)   Any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;
(ii)   Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be treated as deductible items;
(iii)   In the event the Carrying Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income or Net Loss;
(iv)   Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;
(v)   In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;
(vi)   To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and
(vii)   Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall not be taken into account in computing Net Income and Net Loss.
The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
“Non-RocketCo Partner” means any Partner that is not a RocketCo Partner.
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).
“Owned Shares” with respect to the Rock Partners, the total number of shares of Class A Common Stock beneficially owned (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Rock Partners (including, for the purposes of this definition, any Person that owns either Units or RocketCo Common Stock and that otherwise qualifies under the definition of “Rock Partner”), in the aggregate and without duplication, as of the date of such calculation (determined on an “as-converted” basis taking into account any and all securities then convertible into, or exercisable or exchangeable for, shares of Class A Common Stock (including Partnership Units and shares of Class C Common Stock exchangeable pursuant to the Exchange Agreement).
“Ownership Minimum” means, with respect to the Rock Partners, if the number of its Owned Shares exceeds 20,003,755, as adjusted for any stock split, stock dividend, reverse stock split, combination, recapitalization, reclassification or similar event.
“Paired Interest” has the meaning set forth in the Exchange Agreement.
“Partner” means any Person named as a Partner of the Partnership on the Partner Schedule and the books and records of the Partnership, as the same may be amended from time to time to reflect any Person admitted as an Additional Partner or a Substitute Partner, for so long as such Person continues to be a Partner of the Partnership.
“Partner Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).
“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)) determined in accordance with Treasury Regulation Section 1.704-2(i)(3).
“Partner Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Partnership Audit Provisions” means Title XI, Section 1101, of the Bipartisan Budget Act of 2015, P.L. 114-74 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law).
“Partnership Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).
“Partnership Units” means the General Partnership Interests and the Limited Partnership Interests.
“Percentage Interest” means, with respect to any Partner, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of Partnership Units owned of record thereby and (ii) the denominator of which is the aggregate number of Partnership Units issued and outstanding. The sum of the outstanding Percentage Interests of all Partners shall at all times equal 100%.
“Permitted Transfer” means any Transfer (i) to any Permitted Transferee or (ii) following which such Units continue to be held by RHI or any Permitted Transferee and the direct or indirect equityholders of RHI or such Permitted Transferee immediately prior to such Transfer continue to hold a majority of the beneficial interests of RHI or such Permitted Transferee, as applicable, following such Transfer.
“Permitted Transferee” means, with respect to any Partner, (i) RHI or any Rock Equityholder, (ii) any Family Member of such holder or any Family Member of any Rock Equityholder, (iii) any trust, family-partnership or estate-planning vehicle so long as such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder are the sole economic beneficiaries thereof, (iv) any partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any of the persons listed in the foregoing clauses (i)-(iii), (v) any charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and controlled by such holder or any of the persons listed in the foregoing clauses (i)-(iv), (vi) an individual mandated under a qualified domestic relations order or (vii) a legal or personal representative of such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder in the event of the death or disability thereof.
“Person” means any individual, corporation, partnership, unincorporated association or other entity.

“Prime Rate” means the rate of interest from time to time identified by JP Morgan Chase, N.A. as being its “prime” or “reference” rate.
“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.
“RocketCo” means Rocket Companies, Inc., a Delaware corporation.
“RocketCo Common Stock” means all classes and series of common stock of RocketCo, including the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.
“RocketCo Equity Plan” means the Rocket Companies, Inc. 2020 Management Incentive Plan, as the same may be amended from time to time.
“RocketCo Partner” means any Subsidiary of RocketCo (other than the Partnership and its Subsidiaries) that is a Partner.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between RocketCo and RHI.
“Regulatory Agency” means the SEC, FINRA and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Partnership or any of its Subsidiaries.
“Relative Percentage Interest” means, with respect to any Partner relative to another Partner or Partners, a fractional amount, expressed as a percentage, the numerator of which is the Percentage Interest of such Partner; and the denominator of which is (x) the Percentage Interest of such Partner plus (y) the aggregate Percentage Interest of such other Partner or Partners.
“Rock Equityholders” means the direct or indirect equityholders of RHI.
“Rock Partners” means (i) RHI, (ii) Gilbert and (iii) any Permitted Transferee of a Rock Partner that owns Units from time to time.
“SEC” means the United States Securities and Exchange Commission.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of Equity Securities or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
“Substitute Partner” means any Person admitted as a Partner of the Partnership pursuant to Section 3.02 in connection with the Transfer of then-existing Units to such Person.
“Tax Amount” means the Highest Partner Tax Amount divided by the Percentage Interest of the Partner described in the definition of “Highest Partner Tax Amount”.
“Tax Distribution” means a distribution made by the Partnership pursuant to Section 5.03(e)(i) or Section 5.03(e)(iii) or a distribution made by the Partnership pursuant to another provision of Section 5.03 but designated as a Tax Distribution pursuant to Section 5.03(e)(ii).
“Tax Distribution Amount” means, with respect to a Partner’s Units, whichever of the following applies with respect to the applicable Tax Distribution, in each case in amount not less than zero:
(i)   With respect to a Tax Distribution pursuant to Section 5.03(e)(i), the excess, if any, of (A) such Partner’s required annualized income installment for such estimated payment date under Section 6655(e) of the Code, assuming that (x) such Partner is a corporation (which assumption, for the avoidance of doubt, shall not affect the determination of the Tax Rate), (y) Section 6655(e)(2)(C)(ii) is in effect and (z) such Partner’s only income is from the Partnership, which amount shall be calculated based on the projections believed by the General Partner in good faith to be, reasonable projections of the product of (1) the Tax Amount and (2) such Partner’s Percentage Interest over (B) the aggregate amount of Tax Distributions designated by the Partnership pursuant to Section 5.03(e)(ii) with respect to such Units since the date of the previous Tax Distribution pursuant to Section 5.03(e)(i) (or if no such Tax Distribution was required to be made, the date such Tax Distribution would have been made pursuant to Section 5.03(e)(i)).
(ii)   With respect to the designation of an amount as a Tax Distribution pursuant to Section 5.03(e)(ii), the product of (x) the Tax Amount projected, in the good faith belief of the General Partner, during the period since the date of the previous Tax Distribution (or, if more recent, the date that the previous Tax Distribution pursuant to Section 5.03(e)(i) would have been made or, in the case of the first distribution pursuant to Section 5.03(b), the date of this Agreement) and (y) such Partner’s Percentage Interest.
(iii)   With respect to an entire Fiscal Year to be calculated for purposes of Section 5.03(e)(iii), the excess, if any, of (A) the product of (x) the Tax Amount for the relevant Fiscal Year and (y) such Partner’s Percentage Interest, over (B) the aggregate amount of Tax Distributions (other than Tax Distributions under Section 5.03(e)(iii) with respect to a prior Fiscal Year) with respect to such Units made with respect to such Fiscal Year.
“Tax Rate” means the highest marginal federal, state and local tax rate for an individual or corporation that is resident in Michigan, New York City or California (whichever is higher) applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Partnership, and taking into account the deductibility of state and local income taxes as applicable at the time for U.S. federal income tax purposes and any limitations thereon including pursuant to Section 68 of the Code or Section 164 of the Code, which Tax Rate shall be the same for all Partners.
“Tax Receivable Agreement” means the Tax Receivable Agreement by and between RocketCo, RHI and Gilbert.
“Transfer” of a Unit means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of such Unit or any legal or beneficial interest in such Unit, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of Applicable Law, and shall include all matters deemed to constitute a Transfer under Article VIII; provided, however, that the following shall not be considered a “Transfer”: (i) the pledge of Units by a Partner that creates a mere security interest in such Units pursuant to a bona fide loan or indebtedness transaction so long as such Partner continues to exercise sole voting control over such pledged Units; provided, however, that a foreclosure on such Units or other similar action by the pledgee shall constitute a “Transfer”; or (ii) the fact that the spouse of any Partner possesses or obtains an interest in such Partner’s Units arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such Units. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.
“Treasury Regulations” mean the regulations promulgated under the Code, as amended from time to time.
“Units” means Partnership Units or any other class of Limited Partnership Interests or General Partnership Interests designated by the Partnership after the date hereof in accordance with this Agreement; provided that any type, class or series of Units shall have the designations, preferences or special rights set forth or referenced in this Agreement, and the limited partnership interests of the Partnership represented by such type, class or series of Units shall be determined in accordance with such designations, preferences or special rights.

(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Agreed-Upon Venues	Section 11.05(a)
Agreement	Preamble
Confidential Information	Section 11.10(b)
Controlled Entities	Section 9.02(e)
Dissolution Event	Section 10.01(c)
Economic RocketCo Security	Section 4.01(a)
e-mail	Section 11.03
Expenses	Section 9.02(e)
Gilbert	Preamble
Holdings	Recitals
Imputed Underpayment Amount	Section 6.01(b)
Indemnification Sources	Section 9.02(e)
Indemnitee-Related Entities	Section 9.02(e)(i)
Initial Partnership Agreement	Recitals
Jointly Indemnifiable Claims	Section 9.02(e)(ii)
Michigan LARA	Recitals
Officers	Section 7.05(a)
Partner Parties	Section 11.10(a)
Partner Schedule	Section 3.01(a)
Partnership	Preamble
Pre-Closing Conversion	Recitals
Process Agent	Section 11.05(b)
Regulatory Allocations	Section 5.04(c)
Revaluation	Section 5.02(c)
RHI	Preamble
Rocket Sub	Preamble
Withholding Advances	Section 5.06(b)
Section 1.02   Other Definitional and Interpretative Provisions.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The word “or” shall be disjunctive but not exclusive. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. As used in this Agreement, all references to “majority in interest” and phrases of similar import shall be deemed to refer to such percentage or fraction of interest based on the Relative Percentage Interests of the Partners subject to such determination. Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Partners, including any holders of any class of Units, such approval, consent or other matter shall require the approval of a majority in interest of such group of Partners. Except to the extent otherwise expressly provided herein, all references to any Partner shall be deemed to refer solely to such Person in its capacity as such Partner and not in any other capacity.
ARTICLE II
THE PARTNERSHIP
Section 2.01   Formation.   The Partnership was formed upon the filing of the Certificate of Limited Partnership of the Partnership with the Michigan LARA on [•], 2025. The General Partner or an “authorized agent” within the meaning of the Michigan Act shall file and record any amendments or restatements to the Certificate of Limited Partnership of the Partnership and such other certificates and documents (and any amendments or restatements thereof) as may be required under the laws of the State of Michigan and of any other jurisdiction in which the Partnership may conduct business. The authorized agent or representative shall, on request, provide any Partner with copies of each such document as filed and recorded. The Partners hereby agree that the Partnership and its Subsidiaries shall be governed by the terms and conditions of this Agreement and, except as provided herein, the Michigan Act.
Section 2.02   Name.   The name of the Partnership shall be Rocket Limited Partnership; provided that the General Partner may change the name of the Partnership to such other name as the General Partner shall determine, provided that such change is made in accordance with the requirements of the Michigan Act and subject to the approval of the Partners as provided for in the Michigan Act. The General Partner or an authorized agent, and shall have the authority to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the General Partner, may be necessary or advisable to effect such change.
Section 2.03   Term.   The Partnership shall have perpetual existence unless sooner dissolved and its affairs wound up as provided in Article X.
Section 2.04   Registered Agent and Registered Office.   The name of the registered agent of the Partnership for service of process on the Partnership in the State of Michigan shall be C T Corporation System, and the address of such registered agent and the address of the registered office of the Partnership in the State of Michigan shall be C T Corporation System, 40600 Ann Arbor Road East, Suite 201, Plymouth, Michigan 48170. Such office and such agent may be changed to such place within the State of Michigan and any successor registered agent, respectively, as may be determined from time to time by the General Partner in accordance with the Michigan Act.
Section 2.05   Purposes.   The primary business and purpose of the Partnership shall be to engage in such activities related to the mortgage, real estate and personal finance or other related businesses.
Section 2.06   Powers of the Partnership.   The Partnership shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.05.
Section 2.07   Partnership Tax Status.   The Partners intend that the Partnership shall be treated as a partnership for federal, state and local income tax purposes to the extent such treatment is available, and agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent thereof.
Section 2.08   Regulation of Internal Affairs.   The internal affairs of the Partnership and the conduct of its business shall be regulated by this Agreement, and to the extent not provided for herein, shall be determined by the General Partner.

Section 2.09   Ownership of Property.   Legal title to all Property, conveyed to, or held by the Partnership or its Subsidiaries shall reside in the Partnership or its Subsidiaries and shall be conveyed only in the name of the Partnership or its Subsidiaries and no Partner or any other Person, individually, shall have any ownership of such Property.
Section 2.10   Subsidiaries.   The Partnership shall cause the business and affairs of each of the Subsidiaries to be managed by the General Partner in accordance with and in a manner consistent with this Agreement.
ARTICLE III
UNITS; PARTNERS; BOOKS AND RECORDS; REPORTS
Section 3.01   Units; Admission of Partners.
(a)   As of the date hereof, the number of Partnership Units held by each Partner is as set forth on Schedule A (the “Partner Schedule”). The Partner Schedule shall be maintained by the General Partner on behalf of the Partnership in accordance with this Agreement and, upon any subsequent update to the Partner Schedule, the General Partner shall promptly deliver a copy of such updated Partner Schedule to each Partner. When any Units or other Equity Securities of the Partnership are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Partner Schedule shall be amended by the General Partner to reflect such issuance, repurchase, redemption or Transfer, the admission of additional or substitute Partners and the resulting Percentage Interest of each Partner. Following the date hereof, no Person shall be admitted as a Partner and no additional Units shall be issued except as expressly provided herein.
(b)   The General Partner may cause the Partnership to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series and having the designations, preferences or special rights as may be determined the General Partner. Such Units or other Equity Securities may be issued pursuant to such agreements as the General Partner shall approve, with respect to Persons employed by or otherwise performing services for the Partnership or any of its Subsidiaries, other equity compensation agreements, options or warrants. When any such other Units or other Equity Securities are authorized and issued, the Partner Schedule and this Agreement shall be amended by the General Partner to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Partners based on their Partnership Units.
Section 3.02   Substitute Partners and Additional Partners.
(a)   No Transferee of any Units or Person to whom any Units are issued pursuant to this Agreement shall be admitted as a Partner hereunder or acquire any rights hereunder, including any class voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Units, as applicable, unless (i) such Units are Transferred or issued in compliance with the provisions of this Agreement (including Article VIII) and (ii) such Transferee or recipient shall have executed and delivered to the Partnership such instruments as the General Partner deems necessary or desirable, in its reasonable discretion, to effectuate the admission of such Transferee or recipient as a Partner and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement. Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Partnership as a Partner. A Substitute Partner shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Units so Transferred. As promptly as practicable after the admission of any Person as a Partner, the books and records of the Partnership shall be changed to reflect such admission of a Substitute Partner or Additional Partner. In the event of any admission of a Substitute Partner or Additional Partner pursuant to this Section 3.02(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including the Partner Schedule) in connection therewith shall only require execution by the General Partner and such Substitute Partner or Additional Partner, as applicable, to be effective.

(b)   If a Partner shall Transfer all (but not less than all) its Units, the Partner shall thereupon cease to be a Partner of the Partnership.
Section 3.03   Tax and Accounting Information.
(a)   Accounting Decisions and Reliance on Others.   All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the General Partner in accordance with Applicable Law and with accounting methods followed for U.S. federal income tax purposes. In making such decisions, the General Partner may rely upon the advice of the independent accountants of the Partnership.
(b)   Records and Accounting Maintained.   The books and records of the Partnership shall be kept, and the financial position and the results of its operations recorded, in all material respects in accordance with United States generally accepted accounting principles as in effect from time to time. The Fiscal Year of the Partnership shall be used for financial reporting and for U.S. federal income tax purposes.
(c)   Financial Reports.
(i)   The books and records of the Partnership shall be audited as of the end of each Fiscal Year by the same accounting firm that audits the books and records of RocketCo (or, if such firm declines to perform such audit, by an accounting firm selected by the General Partner).
(ii)   In the event neither RocketCo nor the Partnership is not required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Partnership shall deliver, or cause to be delivered, the following to each Rock Partner, in each case so long as such Rock Partner meets the Ownership Minimum:
(1)   not later than ninety (90) days after the end of each fiscal year of the Partnership, a copy of the audited consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and
(2)   not later than forty five (45) days or such later time as permitted under applicable securities law after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Partnership and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter.
(d)   Tax Returns.
(i)   The Partnership shall timely prepare or cause to be prepared all federal, state, local and foreign tax returns (including information returns) of the Partnership and its Subsidiaries, which may be required by a jurisdiction in which the Partnership and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed. Upon request of RHI or any other Partner, the Partnership shall furnish to such Partner a copy of each such tax return; and
(ii)   The Partnership shall furnish to each Partner (a) as soon as reasonably practical after the end of each Fiscal Year, all information concerning the Partnership and its Subsidiaries required for the preparation of tax returns of such Partners (or any beneficial owner(s) of such Partner), including a report (including Schedule K-1), indicating each Partner’s share of the Partnership’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Partner to prepare its federal, state and other tax returns; provided that estimates of such information believed by the General Partner in good faith to be reasonable shall be provided within 90 days of the end of the Fiscal Year, (b) as soon as reasonably possible after the close of the relevant fiscal period, but in no event later than ten days prior to the date an estimated tax payment is due, such information concerning the Partnership as is required to enable such Partner (or any beneficial owner of such Partner) to pay estimated taxes and (c) as soon as reasonably possible after a request by such Partner, such other information concerning the Partnership and its Subsidiaries that is reasonably requested by such Partner for compliance with its tax obligations (or the tax obligations of any beneficial owner(s) of such Partner) or for tax planning purposes.

(e)   Inconsistent Positions.
No Partner shall take a position on its income tax return with respect to any item of Partnership income, gain, deduction, loss or credit that is different from the position taken on the Partnership’s income tax return with respect to such item unless such Partner notifies the Partnership of the different position the Partner desires to take and the Partnership’s regular tax advisors, after consulting with the Partner, are unable to provide an opinion that (after taking into account all of the relevant facts and circumstances) the arguments in favor of the Partnership’s position outweigh the arguments in favor of the Partner’s position.
Section 3.04   Books and Records.   The Partnership shall keep full and accurate books of account and other records of the Partnership at its principal place of business. No Partner (other than the General Partner and, in each case so long as it meets the Ownership Minimum, the Rock Partners) shall have any right to inspect the books and records of Merger Sub 2, the Partnership or any of its Subsidiaries; provided that, in the case of the Rock Partners, (i) such inspection shall be at reasonable times and upon reasonable prior notice to the Partnership, but not more frequently than once per calendar quarter and (ii) neither Merger Sub 2, the Partnership nor any of its Subsidiaries shall be required to disclose (x) any information the General Partner determines to be competitively sensitive or (y) any privileged information of Merger Sub 2, the Partnership or any of its Subsidiaries so long as the Partnership has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Rock Partners without the loss of any such privilege.
ARTICLE IV
ROCKETCO OWNERSHIP; RESTRICTIONS ON ROCKETCO STOCK
Section 4.01   RocketCo Ownership.
(a)   If at any time RocketCo issues a share of Class A Common Stock or Class B Common Stock or any other Equity Security of RocketCo entitled to any economic rights (an “Economic RocketCo Security”) with regard thereto (other than Class C Common Stock, Class D Common Stock or other Equity Security of RocketCo not entitled to any economic rights with respect thereto), (i) the Partnership shall issue to Merger Sub 2 one Partnership Unit (if RocketCo issues a share of Class A Common Stock or Class B Common Stock) or such other Equity Security of the Partnership (if RocketCo issues an Economic RocketCo Security other than Class A Common Stock or Class B Common Stock) corresponding to the Economic RocketCo Security, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic RocketCo Security and (ii) the net proceeds received by RocketCo with respect to the corresponding Economic RocketCo Security, if any, shall be concurrently contributed from RocketCo to Merger Sub 2 and from Merger Sub 2 to the Partnership; provided, however, that if RocketCo issues any Economic RocketCo Securities, some or all of the net proceeds of which are to be used to fund expenses or other obligations of RocketCo for which Merger Sub 2 would be permitted a distribution pursuant to Section 5.03(c), then RocketCo shall not be required to transfer such net proceeds to Merger Sub 2 and Merger Sub 2 shall not be required to transfer such net proceeds to the Partnership which are used or will be used to fund such expenses or obligations, and provided, further, that if RocketCo issues any shares of Class A Common Stock or Class B Common Stock in order to fund the purchase from a Non-RocketCo Partner of a number of Partnership Units (and shares of Class C Common Stock or Class D Common Stock, as applicable) or to purchase or fund the purchase of shares of Class A Common Stock or Class B Common Stock, in each case equal to the number of shares of Class A Common Stock or Class B Common Stock issued, then the Partnership shall not issue any new Partnership Units in connection therewith and RocketCo shall not be required to transfer such net proceeds to Merger Sub 2 and Merger Sub 2 shall not be required to transfer such net proceeds to the Partnership (it being understood that such net proceeds shall instead be transferred to such Non-RocketCo Partner as consideration for such purchase).
(b)   Notwithstanding Section 4.01(a), this Article IV shall not apply (i) to the issuance and distribution to holders of shares of RocketCo Common Stock of rights to purchase Equity Securities of RocketCo under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Paired Interests for Class A Common Stock or Class B Common Stock, as the case may be, pursuant to the Exchange Agreement, such Class A Common Stock or Class B Common Stock, as the case may be, will be issued together with a corresponding right) or (ii) to the issuance under the RocketCo Equity Plan or RocketCo’s other employee benefit plans of any warrants, options or other rights to acquire Equity Securities of RocketCo or rights or property that may be converted into or settled in Equity Securities of RocketCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of RocketCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property.
Section 4.02   Restrictions on RocketCo Common Stock.
(a)   Except as otherwise determined by the General Partner in accordance with Section 4.02(d), (i) the Partnership may not issue any additional Partnership Units to RocketCo or any of its Subsidiaries unless substantially simultaneously therewith RocketCo or such Subsidiary issues or sells an equal number of shares of Class A Common Stock or Class B Common Stock to another Person and (ii) the Partnership may not issue any other Equity Securities of the Partnership to RocketCo or any of its Subsidiaries unless substantially simultaneously, RocketCo or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of RocketCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership.
(b)   Except as otherwise determined by the General Partner in accordance with Section 4.02(d), (i) RocketCo or any of its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock or Class B Common Stock unless substantially simultaneously the Partnership redeems, repurchases or otherwise acquires from Merger Sub 2 an equal number of Units for the same price per security (or, if Merger Sub 2 uses funds received from distributions from the Partnership or RocketCo uses the net proceeds from an issuance of Class A Common Stock or Class B Common Stock to fund such redemption, repurchase or acquisition, then the Partnership shall cancel an equal number of Units for no consideration) and (ii) RocketCo or any of its Subsidiaries may not redeem or repurchase any other Equity Securities of RocketCo unless substantially simultaneously, the Partnership redeems or repurchases from Merger Sub 2 an equal number of Equity Securities of the Partnership of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) or other economic rights as those of such Equity Securities of RocketCo for the same price per security (or, if Merger Sub 2 uses funds received from distributions from the Partnership or RocketCo uses the net proceeds from an issuance of Equity Securities other than Class A Common Stock or Class B Common Stock to fund such redemption, repurchase or acquisition, then the Partnership shall cancel an equal number of its corresponding Equity Securities for no consideration). Except as otherwise determined by the General Partner in accordance with Section 4.02(d): (x) the Partnership may not redeem, repurchase or otherwise acquire Partnership Units from Merger Sub 2 or any of its Subsidiaries unless substantially simultaneously RocketCo or such Merger Sub 2 Subsidiary redeems, repurchases or otherwise acquires an equal number of Class A Common Stock or Class B Common Stock for the same price per security from holders thereof (except that if the Partnership cancels Partnership Units for no consideration as described in Section 4.02(b)(i), then the price per security need not be the same) and (y) the Partnership may not redeem, repurchase or otherwise acquire any other Equity Securities of the Partnership from Merger Sub 2 or any of its Subsidiaries unless substantially simultaneously RocketCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of RocketCo of a corresponding class or series with substantially the same rights to dividends and distributions (including dividends and distributions upon liquidation) and other economic rights as those of such Equity Securities of RocketCo (except that if the Partnership cancels Equity Securities for no consideration as described in Section 4.02(b)(ii), then the price per security need not be the same). Notwithstanding the immediately preceding sentence, to the extent that any consideration payable to RocketCo in connection with the redemption or repurchase of any shares or other Equity Securities of RocketCo or any of its Subsidiaries consists (in whole or in part) of shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then redemption or repurchase of the corresponding Partnership Units or other Equity Securities of the Partnership shall be effectuated in an equivalent manner (except if the Partnership cancels Partnership Units or other Equity Securities for no consideration as described in this Section 4.02(b)).
(c)   The Partnership shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Partnership Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding RocketCo Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. RocketCo shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding RocketCo Common Stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Partnership Units, with corresponding changes made with respect to any other exchangeable or convertible securities.
(d)   Notwithstanding anything to the contrary in this Article IV:
(i)   if at any time the General Partner shall determine that any debt instrument of Merger Sub 2, the Partnership or its Subsidiaries shall not permit Merger Sub 2 or the Partnership to comply with the provisions of Section 4.02(a) or Section 4.02(b) in connection with the issuance, redemption or repurchase of any shares of Class A Common Stock or Class B Common Stock or other Equity Securities of RocketCo or any of its Subsidiaries or any Units or other Equity Securities of the Partnership, then the General Partner may in good faith implement an economically equivalent alternative arrangement without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of each Rock Partner, in each case so long as such Rock Partner meets the Limited Ownership Minimum;
(ii)   if (x) Merger Sub 2 incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Partnership and (y) Merger Sub 2 is unable to lend the proceeds of such indebtedness to the Partnership on an equivalent basis because of restrictions in any debt instrument of Merger Sub 2, the Partnership or its Subsidiaries, then notwithstanding Section 4.02(a) or Section 4.02(b), the General Partner may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Partnership using non-participating preferred Equity Securities of the Partnership without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of each Rock Partner, in each case so long as such Rock Partner meets the Limited Ownership Minimum; and
(iii)   If Merger Sub 2 receives a distribution pursuant to Section 5.03 and Merger Sub 2 subsequently contributes any of the amounts received to the Partnership, the General Partner may take any reasonable action to properly reflect the changes in the Partners’ economic interests in the Partnership including by making appropriate adjustments to the number of Partnership Units held by the Partners other than Merger Sub 2 in order to proportionally reduce the respective Percentage Interests held by the Partners other than Merger Sub 2.
(e)   In the event any adjustment pursuant to this Agreement in the number of Partnership Units held by a Partner results (x) in a decrease in the number of Partnership Units held by a Partner that constitute a portion of a Paired Interest, concurrently with such decrease, such Partner shall surrender the number of shares of Class C Common Stock or Class D Common Stock, as the case may be, constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class C Common Stock or Class D Common Stock, as the case may be) to RocketCo or (y) in an increase in the number of Partnership Units held by a Partner that constitute a portion of a Paired Interest, concurrently with such increase, RocketCo shall issue the number of shares of Class C Common Stock or Class D Common Stock, as the case may be, constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class C Common Stock or Class D Common Stock, as the case may be) to such Partner.

ARTICLE V
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
DISTRIBUTIONS; ALLOCATIONS
Section 5.01   Capital Contributions.
(a)   From and after the date hereof, no Partner shall have any obligation to the Partnership, to any other Partner or to any creditor of the Partnership to make any further Capital Contribution, except as expressly provided in Section 4.01(a).
(b)   Except as expressly provided herein, no Partner, in its capacity as a Partner, shall have the right to receive any cash or any other property of the Partnership.
Section 5.02   Capital Accounts.
(a)   Maintenance of Capital Accounts.   The Partnership shall maintain a Capital Account for each Partner on the books of the Partnership in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:
(i)   To each Partner’s Capital Account there shall be credited: (A) such Partner’s Capital Contributions, (B) such Partner’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.04 and (C) the amount of any Partnership liabilities assumed by such Partner or that are secured by any Property distributed to such Partner.
(ii)   To each Partner’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Partner pursuant to any provision of this Agreement, (B) such Partner’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 5.04 and (C) the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any Property contributed by such Partner to the Partnership.
(iii)   In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Partnership or the Partners), the General Partner may make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article X upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Partners and the amount of capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).
(b)   Succession to Capital Accounts.   In the event any Person becomes a Substitute Partner in accordance with the provisions of this Agreement, such Substitute Partner shall succeed to the Capital Account of the former Partner to the extent such Capital Account relates to the Transferred Units.
(c)   Adjustments of Capital Accounts.   The Partnership shall revalue the Capital Accounts of the Partners in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Partnership by a new or existing Partner as consideration for one or more Units; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property in respect of one or more Units; (iii) the issuance by the Partnership of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Partnership (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Partners.
(d)   No Partner shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Partner shall have no obligation to the Partnership, to any other Partner or to any creditor of the Partnership to restore any negative balance in the Capital Account of such Partner. Except as expressly provided elsewhere herein, no interest shall be paid on the balance in any Partner’s Capital Account.
(e)   Whenever it is necessary for purposes of this Agreement to determine a Partner’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Partner attributable to the applicable class of Units held of record by such Partner by the number of Units of such class held of record by such Partner.
Section 5.03   Amounts and Priority of Distributions.
(a)   Distributions Generally.   Except as otherwise provided in Section 10.02, distributions shall be made to the Partners as set forth in this Section 5.03, at such times and in such amounts as the General Partner, in its sole discretion, shall determine.
(b)   Distributions to the Partners.   Subject to Section 5.03(e), and Section 5.03(f), at such times and in such amounts as the General Partner, in its sole discretion, shall determine, distributions shall be made to the Partners in proportion to their respective Percentage Interests.
(c)   Merger Sub 2 Distributions.   Notwithstanding the provisions of Section 5.03(b), the General Partner, in its sole discretion, may authorize that (i) cash be paid to Merger Sub 2 (which payment shall be made without pro rata distributions to the other Partners) in exchange for the redemption, repurchase or other acquisition of Units held by the sole member of Merger Sub 2 to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock or Class B Common Stock in accordance with Section 4.02(b) and (ii) to the extent that the General Partner determines that expenses or other obligations of Merger Sub 2 are related to its role as the General Partner or the business and affairs of Merger Sub 2 that are conducted through the Partnership or any of the Partnership’s direct or indirect Subsidiaries, cash (and, for the avoidance of doubt, only cash) distributions may be made to Merger Sub 2 (which distributions shall be made without pro rata distributions to the other Partners) in amounts required for Merger Sub 2 to pay (w) operating, administrative and other similar costs incurred by RocketCo or Merger Sub 2, including payments in respect of Indebtedness and preferred stock, to the extent the proceeds are used or will be used by Merger Sub 2 to pay expenses or other obligations described in this clause (ii) (in either case only to the extent economically equivalent Indebtedness or Equity Securities of the Partnership were not issued to Merger Sub 2), payments representing interest with respect to payments not made when due under the terms of the Tax Receivable Agreement and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of RocketCo), (x) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, RocketCo, (y) fees and expenses (including any underwriters discounts and commissions) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of RocketCo and (z) other fees and expenses in connection with the maintenance of the existence of RocketCo (including any costs or expenses associated with being a public company listed on a national securities exchange). For the avoidance of doubt, distributions made under this Section 5.03(c) may not be used to pay or facilitate dividends or distributions on the RocketCo Common Stock and must be used solely for one of the express purposes set forth under clause (i) or (ii) of the immediately preceding sentence.
(d)   Distributions in Kind.   Any distributions in kind shall be made at such times and in such amounts as the General Partner, in its sole discretion, shall determine based on their fair market value as determined by the General Partner in the same proportions as if distributed in accordance with Section 5.03(b), with all Partners participating in proportion to their respective Percentage Interests. If cash and property are to be distributed in kind simultaneously, the Partnership shall distribute such cash and property in kind in the same proportion to each Partner. For the purposes of this Section 5.03(d), if any such distribution in kind includes securities, distributions to the Partners shall be deemed proportionate notwithstanding that the securities distributed to holders of Partnership Units that are included in Paired Interests with shares of Class D Common Stock have not more than ten times the voting power of any securities distributed to holders of Partnership Units that are included in Paired Interests with shares of Class C Common Stock, so long as such securities issued to the holders of Partnership Units that are included in Paired Interests with shares of Class D Common stock remain subject to automatic conversion on terms no more favorable to such holders than those set forth in Article IV, Section F of the certificate of incorporation of RocketCo.
(e)   Tax Distributions.
(i)   Notwithstanding any other provision of this Section 5.03 to the contrary, to the extent permitted by Applicable Law and consistent with the Partnership’s obligations to its creditors as reasonably determined by the General Partner, the Partnership shall make cash distributions by wire transfer of immediately available funds pursuant to this Section 5.03(e)(i) to the Partners with respect to their Units in proportion to their respective Percentage Interests at least two Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due, in an amount that in the General Partner’s discretion allows each Partner to satisfy its tax liability with respect to its Units, up to such Partner’s Tax Distribution Amount, if any; provided that the General Partner shall have no liability to any Partner in connection with any underpayment of estimated taxes, so long as cash distributions are made in accordance with this Section 5.03(e)(i) and the Tax Distribution Amounts are determined as provided in paragraph (i) of the definition of Tax Distribution Amount.
(ii)   On any date that the Partnership makes a distribution to the Partners with respect to their Units under a provision of Section 5.03 other than this Section 5.03(e), if the Tax Distribution Amount is greater than zero, the Partnership shall designate all or a portion of such distribution as a Tax Distribution with respect to a Partner’s Units to the extent of the Tax Distribution Amount with respect to such Partner’s Units as of such date (but not to exceed the amount of such distribution). For the avoidance of doubt, such designation shall be performed with respect to all Partners with respect to which there is a Tax Distribution Amount as of such date.
(iii)   Notwithstanding any other provision of this Section 5.03 to the contrary, if the Tax Distribution Amount for such Fiscal Year is greater than zero, to the extent permitted by Applicable Law and consistent with the Partnership’s obligations to its creditors as reasonably determined by the General Partner, the Partnership shall make additional distributions under this Section 5.03(e)(iii) in an amount that in the General Partner’s discretion allows each Partner to satisfy its tax liability with respect to the Units, up to such Tax Distribution Amount for such Fiscal Year as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).
(iv)   Under no circumstances shall Tax Distributions reduce the amount otherwise distributable to any Partner pursuant to this Section 5.03 (other than this Section 5.03(e)) after taking into account the effect of Tax Distributions on the amount of cash or other assets available for distribution by the Partnership.
(f)   Assignment.   Rock Partners shall have the right to assign to any Transferee of Partnership Units, pursuant to a Transfer made in compliance with this Agreement, the right to receive any portion of the amounts distributable or otherwise payable to such Rock Partner pursuant to Section 5.03(b).
Section 5.04   Allocations.
(a)   Net Income and Net Loss. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 5.04(b), Section 5.04(c) and Section 5.04(d), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Partnership shall be allocated among the Capital Accounts of the Partners pro rata in accordance with their respective Percentage Interests. Notwithstanding the foregoing, the General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership.
(b)   Special Allocations.   The following special allocations shall be made in the following order:
(i)   Minimum Gain Chargeback.   Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.04(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)   Partner Nonrecourse Debt Minimum Gain Chargeback.   Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.04(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii)   Qualified Income Offset.   In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Partner as promptly as possible; provided that an allocation pursuant to this Section 5.04(b)(iii) shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.04(b)(iii) were not in the Agreement.
(iv)   Nonrecourse Deductions.   Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partners in a manner determined by the General Partner consistent with Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).
(v)   Partner Nonrecourse Deductions.   Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(j)(1).
(vi)   Section 754 Adjustments.   (A) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss, and further (B) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Partners in accordance with their interests in the Partnership in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2)
applies, or to the Partner to whom such distribution was made in the event Treasury Regulations Section 1.704‑1(b)(2)(iv)(m)(4) applies.
(c)   Curative Allocations.   The allocations set forth in Section 5.04(b)(i) through Section 5.04(b)(vi) and Section 5.04(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 5.04(c). Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 5.04.
(d)   Loss Limitation.   Net Loss (or individual items of loss or deduction) allocated pursuant to Section 5.04 hereof shall not exceed the maximum amount of Net Loss (or individual items of loss or deduction) that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss (or individual items of loss or deduction) pursuant to Section 5.04 hereof, the limitation set forth in this Section 5.04(d) shall be applied on a Partner by Partner basis and Net Loss (or individual items of loss or deduction) not allocable to any Partner as a result of such limitation shall be allocated to the other Partners in accordance with the positive balances in such Partner’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any reallocation of Net Loss pursuant to this Section 5.04(d) shall be subject to chargeback pursuant to the curative allocation provision of Section 5.04(c).
Section 5.05   Other Allocation Rules.
(a)   Interim Allocations Due to Percentage Adjustment.   If a Percentage Interest is the subject of a Transfer or the Partners’ interests in the Partnership change pursuant to the terms of the Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Partners for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), in accordance with a pro rata allocation unless the General Partner elects to use an interim closing of the books, and the amounts of the items so allocated to each such portion shall be credited or charged to the Partners in accordance with Section 5.04 as in effect during each such portion of the Fiscal Year in question. Such allocation shall be in accordance with Section 706 of the Code and the regulations thereunder and made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred Percentage Interest to the extent consistent with Section 706 of the Code and the regulations thereunder. As of the date of such Transfer, the Transferee shall succeed to the Capital Account of the Transferor with respect to the transferred Units.
(b)   Tax Allocations: Code Section 704(c).   For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for Capital Account purposes under Section 5.04, except that in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Partnership and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such Property to the Partnership for U.S. federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using the traditional allocation method under Treasury Regulation 1.704-3(b). Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulation 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.
(c)   Modification of Allocations.   The allocations set forth in Section 5.04 and Section 5.05 are intended to comply with certain requirements of the Treasury Regulations. Notwithstanding the other provisions of this Article V, the General Partner shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of Net Income and Net Loss (and to individual items of income, gain, loss, deduction and credit) pursuant to this Agreement (i) in order to comply with Section 704 of the Code or applicable Treasury Regulations, (ii) to allocate properly Net Income and Net Loss (and individual items of income, gain, loss, deduction and credit) to those Partners that bear the economic burden or benefit associated therewith and (iii) to cause the Partners to achieve the objectives underlying this Agreement as reasonably determined by the General Partner
Section 5.06   Tax Withholding; Withholding Advances.
(a)   Tax Withholding.
(i)   If requested by the General Partner, each Partner shall, if able to do so, deliver to the General Partner: (A) an affidavit in form satisfactory to the Partnership that the applicable Partner (or its partners, as the case may be) is not subject to withholding under the provisions of any Applicable Law; (B) any certificate that the Partnership may reasonably request with respect to any such laws; or (C) any other form or instrument reasonably requested by the Partnership relating to any Partner’s status under such law. In the event that a Partner fails or is unable to deliver to the Partnership an affidavit described in subclause (A) of this clause (i), the Partnership may withhold amounts from such Partner in accordance with Section 5.06(b).
(ii)   After receipt of a written request of any Partner, the Partnership shall provide such information to such Partner and take such other action as may be reasonably necessary to assist such Partner in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Partner hereunder to the extent not adverse to the Partnership or any Partner. In addition, the Partnership shall, at the request of any Partner, make or cause to be made (or cause the Partnership to make) any such filings, applications or elections; provided that any such requesting Partner shall cooperate with the Partnership, with respect to any such filing, application or election to the extent reasonably determined by the Partnership and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Partner or, if there is more than one requesting Partner, by such requesting Partners in accordance with their Relative Percentage Interests.
(b)   Withholding Advances.   To the extent the Partnership is required by Applicable Law to withhold or to make tax payments on behalf of or with respect to any Partner (e.g., backup withholding) (“Withholding Advances”), the Partnership may withhold such amounts and make such tax payments as so required.
(c)   Repayment of Withholding Advances.   All Withholding Advances made on behalf of a Partner, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Partner on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Partner’s Capital Account), or (ii) with the consent of the General Partner and the affected Partner be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever repayment of a Withholding Advance by a Partner is made as described in clause (ii) of this Section 5.06(c), for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon any Dissolution Event) unreduced by the amount of such Withholding Advance and interest thereon.
(d)   Withholding Advances — Reimbursement of Liabilities.   Each Partner hereby agrees to reimburse the Partnership for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Partner (including penalties imposed with respect thereto).
ARTICLE VI
CERTAIN TAX MATTERS
Section 6.01   Partnership Representative.
(a)   The “Partnership Representative” (as such term is defined under Partnership Audit Provisions) of the Partnership shall be selected by the General Partner with the initial Partnership Representative being Merger Sub 2. The Partnership Representative may retain, at the Partnership’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Partnership Representative. The Partnership Representative is authorized to take, and shall determine in its sole discretion whether or not the Partnership will take, such actions and execute and file all statements and forms on behalf of the Partnership that are approved by the General Partner and are permitted or required by the applicable provisions of the Partnership Audit Provisions (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax law). Each Partner agrees to cooperate with the Partnership Representative and to use commercially reasonable efforts to do or refrain from doing any or all things requested by the Partnership Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Partnership’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings.
(b)   In the event that the Partnership Representative has not caused the Partnership to make a “push-out” election pursuant to Section 6226 of the Partnership Audit Provisions, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Provisions) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Partners of the Partnership for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Partners based upon their Percentage Interests in the Partnership for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Provisions paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by Applicable Law or contract.
(c)   Each Partner agrees to indemnify and hold harmless the Partnership from and against any liability with respect to such Partner’s share of any tax deficiency paid or payable by the Partnership that is allocable to the Partner as determined in accordance with Section 6.01(b) with respect to an audited or reviewed taxable year for which such Partner was a partner in the Partnership. Any obligation of a Partner pursuant to this Section 6.01(c) shall be implemented through adjustments to distributions otherwise payable to such Partner as determined in accordance with Section 5.03; provided, however, that, at the written request of the Partnership Representative, each Partner or former Partner may be required to contribute to the Partnership such Partner’s Imputed Underpayment Amount imposed on and paid by the Partnership; provided, further, that if a Partner or former Partner individually directly pays, pursuant to the Partnership Audit Provisions, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Partner or former Partner. Any amount withheld from distributions pursuant to this Section 6.01(c) shall be treated as an amount distributed to such Partner or former Partner for all purposes under this Agreement. For the avoidance of doubt, the obligations of a Partner set forth in this Section 6.01(c) shall survive the withdrawal of a Partner from the Partnership or any Transfer of a Partner’s interest.
Section 6.02   Section 754 Election.   The Partnership has previously made or will make a timely election under Section 754 of the Code (and a corresponding election under state and local law) effective starting with the taxable year ended December 31, 2020, and the General Partner shall not take any action to revoke such election.
Section 6.03   Debt Allocation.   Indebtedness of the Partnership treated as “excess nonrecourse liabilities” (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated among the Partners based on their Percentage Interests.
ARTICLE VII
MANAGEMENT OF THE PARTNERSHIP
Section 7.01   Management by the General Partner.   Except as otherwise specifically set forth in this Agreement, the General Partner shall be deemed to be a “general partner” for purposes of applying the Michigan Act. Except as expressly provided in this Agreement or the Michigan Act, the day-to-day business and affairs of the Partnership shall be managed, operated and controlled by the General Partner in accordance with the terms of this Agreement and no other Partners shall have management authority or rights over the Partnership. The General Partner is, to the extent of its rights and powers set forth in this Agreement, an agent of the Partnership for the purpose of the Partnership’s business, and the actions of the General Partner taken in accordance with such rights and powers, shall bind the Partnership (and no other Partners shall have such right). Except as expressly provided in this Agreement, the General Partner shall have all necessary powers to carry out the purposes, business, and objectives of the Partnership. The General Partner may delegate to Partners, employees, officers or agents of the Partnership in its discretion the authority to sign agreements and other documents on behalf of the Partnership.
Section 7.02   Withdrawal of the General Partner.   Merger Sub 2 may withdraw as the General Partner and appoint as its successor at any time upon written notice to the Partnership, (i) any wholly-owned Subsidiary of Merger Sub 2, (ii) any Person of which Merger Sub 2 is a wholly-owned Subsidiary, (iii) any Person into which Merger Sub 2 is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Merger Sub 2, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Merger Sub 2 (or its successor, as applicable) as General Partner shall be effective unless Merger Sub 2 (or its successor, as applicable) and the new General Partner (as applicable) provide all other Partners with contractual rights, directly enforceable by such other Partners against the new General Partner, to cause the new General Partner to comply with all the General Partner’s obligations under this Agreement and the Exchange Agreement.
Section 7.03   Decisions by the Partners.
(a)   Other than the General Partner, the Partners shall take no part in the management of the Partnership’s business, shall transact no business for the Partnership and shall have no power to act for or to bind the Partnership; provided, however, that the Partnership may engage any Partner or principal, partner, member, shareholder or interest holder thereof as an employee, independent contractor or consultant to the Partnership, in which event the duties and liabilities of such individual or firm with respect to the Partnership as an employee, independent contractor or consultant shall be governed by the terms of such engagement with the Partnership.
(b)   Except as expressly provided herein, neither the Partners nor any class of Partners shall have the power or authority to vote, approve or consent to any matter or action taken by the Partnership. Except as otherwise provided herein, any proposed matter or action subject to the vote, approval or consent of the Partners or any class of Partners shall require the approval of (i) a majority in interest of the Partners or such class of Partners, as the case may be (by (x) resolution at a duly convened meeting of the Partners or such class of Partners, as the case may be, or (y) written consent of the Partners or such class of Partners, as the case may be) and (ii) except with respect to any approval or other rights expressly granted to the Rock Partners, the General Partner. Except as expressly provided herein, all Partners shall vote together as a single class on any matter subject to the vote, approval or consent of the Partners (but not, for the avoidance of doubt, any vote, approval or consent of any class of Partners). In the case of any such approval, a majority in interest of the Partners or any class of Partners, as the case may be, may call a meeting of the Partners or such class of Partners at such time and place or by means of telephone or other communications facility that permits all persons participating in such meeting to hear and speak to each other for the purpose of a vote thereon. Notice of any such meeting shall be required, which notice shall include a brief description of the action or actions to be considered by the Partners or such class of Partners, as the case may be. Unless waived by any such Partner in writing, notice of any such meeting shall be given to each Partner or Partner of such class, as the case may be, at least four (4) days prior thereto. Attendance or participation of a Partner at a meeting shall constitute a waiver of notice of such meeting, except when such Partner attends or participates in the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened. Any action required or permitted to be taken at any meeting of the Partners may be taken without a meeting, if a consent in writing, setting forth the actions so taken, shall be signed by Partners sufficient to approve such action pursuant to this Section 7.03(b). A copy of any such consent in writing will be provided to the Partners promptly thereafter.
Section 7.04   Fiduciary Duties.
(a)   (i) The General Partner shall, in its capacity as General Partner, and not in any other capacity, have the same fiduciary duties to the Partnership and the Partners as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation (A) a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL and (B) a provision renouncing the right of such corporation to business opportunities to the maximum extent permitted by the certificate of incorporation of RocketCo) and (ii) each Officer shall, in their capacity as such, and not in any other capacity, have the same fiduciary duties to the Partnership and the Partners as an officer of a Delaware corporation (assuming such corporation had in its certificate of incorporation (A) a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL and (B) a provision renouncing the right of such corporation to business opportunities to the maximum extent permitted by the certificate of incorporation of RocketCo). For the avoidance of doubt, the fiduciary duties described in clause (i) above shall not be limited by the fact that the General Partner shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any agreement entered into in connection herewith. Each of the Rock Partners shall have the exclusive right to enforce the rights and duties, or to waive such rights and duties, set forth in this Section 7.04(a), in each case so long as such Rock Partner meets the Limited Ownership Minimum.
(b)   The parties acknowledge that the General Partner will take action through its sole member. The General Partner will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the General Partner, to minimize any conflict of interest between the Partners, on the one hand, and the sole member of the General Partner, on the other hand, and to effectuate any transaction that involves or affects any of the Partnership, the General Partner, the Partners, or the sole member of the General Partner in a manner that does not (i) disadvantage the Partners or their interests relative to the sole member of the General Partner or (ii) advantage the sole member of the General Partner relative to the Partners or (iii) treats the Partners and the sole member of the General Partner differently; provided that in the event of a conflict between the interests of the sole member of the General Partner and the interests of the Partners other than the General Partner, such other Partners agree that the General Partner shall discharge its fiduciary duties to such other Partners by acting in the best interests of the stockholders of the sole member of the General Partner. Each of the Rock Partners shall have the exclusive right to enforce the rights and duties, or to waive such rights and duties, set forth in this Section 7.04(b), so long as such Rock Partner meets the Limited Ownership Minimum.
(c)   Without prior written consent of each Rock Partner (in each case so long as such Rock Partner owns any Owned Shares), the General Partner will not engage in any business activity other than the direct or indirect management and ownership of the Partnership and its Subsidiaries, or own any assets (other than on a temporary basis) other than securities of the Partnership and its Subsidiaries (whether directly or indirectly held) or any cash or other property or assets distributed by or otherwise received from the Partnership and its Subsidiaries in accordance with this Agreement, provided that the General Partner may take any action (including incurring its own Indebtedness) or own any asset if it determines in good faith that such actions or ownership are in the best interest of the Partnership.
Section 7.05   Officers.
(a)   Appointment of Officers.   The General Partner may appoint individuals as officers (“Officers”) of the Partnership, which may include such officers as the General Partner determines are necessary and appropriate. No Officer need be a Partner. An individual may be appointed to more than one office.
(b)   Authority of Officers.   The Officers shall have the duties, rights, powers and authority as may be prescribed by the General Partner from time to time.
(c)   Removal, Resignation and Filling of Vacancy of Officers.   The General Partner may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Partnership, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Partnership or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the General Partner.
ARTICLE VIII
TRANSFERS OF INTERESTS
Section 8.01   Restrictions on Transfers.
(a)   Except as expressly permitted by Section 8.02, and subject to Section 8.01(b), Section 8.01(c) and Section 8.01(d), any underwriter lock-up agreement applicable to such Partner or any other agreement between such Partner and the Partnership, Merger Sub 2, RocketCo or any of their controlled Affiliates, without the prior written approval of the General Partner, no Partner shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Partnership pursuant thereto. Any such Transfer which is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Partner of Units in violation of this Agreement (and a breach of this Agreement by such Partner) and shall be null and void ab initio. Notwithstanding anything to the contrary in this Article VIII, (i) the Exchange Agreement shall govern the exchange of Paired Interests for shares of Class A Common Stock or Class B Common Stock, and an exchange pursuant to and in accordance with the Exchange Agreement shall not be considered a “Transfer” for purposes of this Agreement, (ii) the certificate of incorporation of RocketCo shall govern the conversion of Class B Common Stock to Class A Common Stock and the conversion of Class D Common Stock to Class C Common Stock, and a conversion pursuant to and in accordance with the certificate of incorporation of RocketCo shall not be considered a “Transfer” for purposes of this Agreement, (iii) a Transfer of Registrable Securities (as such term is defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement shall not be considered a “Transfer” for the purposes of the Agreement and (iv) any other Transfer of shares of Class A Common Stock or Class B Common Stock shall not be considered a “Transfer” for purposes of this Agreement.
(b)   Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article VIII that:
(i)   the Transferor shall have provided to the Partnership prior notice of such Transfer;
(ii)   the Transfer shall comply with all Applicable Laws; and
(iii)   with respect to any Transfer of any Partnership Unit that constitutes a portion of a Paired Interest, concurrently with such Transfer, such Transferor shall also Transfer to such Transferee the number of shares of Class C Common Stock or Class D Common Stock, as the case may be, constituting the remainder of such Paired Interest (which, as of the date hereof, would be one share of Class C Common Stock or Class D Common Stock, as the case may be).
(c)   Notwithstanding any other provision of this Agreement to the contrary, no Partner shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto if such Transfer, in the reasonable discretion of the General Partner, would cause the Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.
(d)   Any Transfer of Units pursuant to this Agreement, including this Article VIII, shall be subject to the provisions of Section 3.01 and Section 3.02.
Section 8.02   Certain Permitted Transfers.   Notwithstanding anything to the contrary herein, the following Transfers shall be permitted:
(a)   Any Transfer by any Partner of its Units pursuant to a RocketCo Offer (as such term is defined in the Exchange Agreement);
(b)   At any time, any Permitted Transfer; provided that such Transfer, alone or together with other Transfers by any Rock Partner and any Transferee thereof, would not result in the all Rock Partners and their Transferees, in the aggregate, representing at any time more than fifty partners for the purposes of Treasury Regulation Section 1.7704-1(h)(1)(ii), including the application of the anti-avoidance rule of Treasury Regulation Section 1.7704-1(h)(3), excluding Merger Sub 2 from the fifty partners and treating RHI as one partner for purposes of this Section 8.02(b); or
(c)   At any time, any Transfer by any Partner (other than any Rock Partner) of Units to any Transferee approved in writing by the General Partner (not to be unreasonably withheld), it being understood that it shall be reasonable for the General Partner to withhold such consent if the General Partner reasonably determines that such Transfer would materially increase the risk that the Partnership would be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.
Section 8.03   Registration of Transfers.   When any Units are Transferred in accordance with the terms of this Agreement, the Partnership shall cause such Transfer to be registered on the books of the Partnership.
ARTICLE IX
LIMITATION ON LIABILITY, EXCULPATION
AND INDEMNIFICATION
Section 9.01   Limitation on Liability.   The debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership; provided that the foregoing shall not alter a Partner’s obligation to return funds wrongfully distributed to it.
Section 9.02   Exculpation and Indemnification.
(a)   Subject to the duties of the General Partner and Officers set forth in Section 7.04, neither the General Partner nor any other Covered Person described in clause (iii) of the definition thereof shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Partnership or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership. There shall be, and each Covered Person shall be entitled to, a presumption that such Covered Person acted in good faith.

(b)   A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.
(c)   The Partnership shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable out-of-pocket fees and expenses of counsel and other advisors), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Partnership’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is as a result of a Covered Person not acting in good faith on behalf of the Partnership or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Partnership or (ii) results from the breach by any Partner (in such capacity) of its contractual obligations under this Agreement. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Partnership’s business or affairs, or this Agreement or any related document, other than by reason of a Covered Person not acting in good faith on behalf of the Partnership or by reason of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Partnership, the Partnership shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Partnership in connection with such action, suit, proceeding or investigation. If for any reason (other than by reason of a Covered Person not acting in good faith on behalf of the Partnership or by reason of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Partnership) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations. There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.
(d)   The obligations of the Partnership under Section 9.02(c) shall be satisfied solely out of and to the extent of the Partnership’s assets, and no Covered Person shall have any personal liability on account thereof.
(e)   Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Covered Person to the Partnership or as a director, trustee, officer, partner, member, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Partnership (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Partnership acknowledges and agrees that the Partnership shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Covered Person in connection with either the investigation, defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the Michigan Act, (ii) this Agreement, (iii) any other agreement between the Partnership or any Controlled Entity and the Covered Person pursuant to which the Covered Person is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Covered Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Partnership or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Covered Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Partnership or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Covered Person in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Partnership shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Partnership or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Covered Person against the Partnership or any Controlled Entity, as applicable, and (iii) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Partnership and the Covered Person agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9.02(e), entitled to enforce this Section 9.02(e) as though each such Indemnitee-Related Entity were a party to this Agreement. The Partnership shall cause each of the Controlled Entities to perform the terms and obligations of this Section 9.02(e) as though each such Controlled Entity was the “Partnership” under this Agreement. For purposes of this Section 9.02(e), the following terms shall have the following meanings:
(i)   The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Partnership, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Partnership or any Controlled Entity) from whom a Covered Person may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Partnership or any Controlled Entity may also have an indemnification or advancement obligation.
(ii)   The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of Expenses from both (i) the Partnership or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Covered Person pursuant to which the Covered Person is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.
ARTICLE X
DISSOLUTION AND TERMINATION
Section 10.01   Dissolution.
(a)   The Partnership shall not be dissolved by the admission of Additional Partners or Substitute Partners pursuant to Section 3.02.
(b)   No Partner shall (i) resign from the Partnership prior to the dissolution and winding up of the Partnership except in connection with a Transfer of Units pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the Partnership or to require apportionment, appraisal or partition of the Partnership or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Partner, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 449.1802 of the Michigan Act.

(c)   The Partnership shall be dissolved and its business wound up only upon the earliest to occur of any one of the following events (each a “Dissolution Event”):
(i)   After the termination of the Partnership pursuant to Section 10.03; or
(ii)   Upon the occurrence of any other event which, under Section 499.1801 of the Michigan Act, would cause the dissolution of the Partnership.
(d)   The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Partner or the occurrence of any other event that terminates the continued membership of a Partner of the Partnership shall not in and of itself cause dissolution of the Partnership.
Section 10.02   Winding Up of the Partnership.
(a)   The General Partner shall promptly notify the other Partners of any Dissolution Event. Upon dissolution, the Partnership’s business shall be liquidated in an orderly manner. The General Partner shall appoint a liquidating trustee to wind up the affairs of the Partnership pursuant to this Agreement. In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in accordance with the Michigan Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Partners.
(b)   The proceeds of the liquidation of the Partnership shall be distributed in the following order and priority:
(i)   first, to the creditors (including any Partners or their respective Affiliates that are creditors) of the Partnership in satisfaction of all of the Partnership’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and
(ii)   second, to the Partners in the same manner as distributions under Section 5.03(b), subject to Section 5.03(e).
(c)   Distribution of Property.   In the event it becomes necessary in connection with the liquidation of the Partnership to make a distribution of Property in-kind, subject to the priority set forth in Section 10.02, the liquidating trustee shall have the right to compel each Partner to accept a distribution of any Property in-kind (with such Property, as a percentage of the total liquidating distributions to such Partner, corresponding as nearly as possible to such Partner’s Percentage Interest), with such distribution being based upon the amount of cash that would be distributed to such Partners if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith, subject to the last sentence of Section 5.03(d).
Section 10.03   Termination.   The Partnership shall terminate when all of the assets of the Partnership, after payment of or reasonable provision for the payment of all debts and liabilities of the Partnership, shall have been distributed to the Partners in the manner provided for in this Article X, and the articles of organization of the Partnership shall have been cancelled in the manner required by the Michigan Act.
Section 10.04   Survival.   Termination, dissolution, liquidation or winding up of the Partnership for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.
ARTICLE XI
MISCELLANEOUS
Section 11.01   Expenses.   All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.
Section 11.02   Further Assurances.   Each Partner agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the General Partner, may be necessary or advisable to carry out the intent and purposes of this Agreement.
Section 11.03   Notices.   All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given to such party at the address, facsimile number or e-mail address specified for such party on the Partner Schedule hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 11.04   Binding Effect; Benefit; Assignment.
(a)   The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
(b)   Except as provided in Article VIII, no Partner may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the General Partner (it being understood that any Rock Partner may assign, delegate or otherwise transfer such rights or obligations without such consent to Permitted Transferees).
Section 11.05   Jurisdiction.
(a)   The exclusive venues for all disputes arising out of this Agreement shall be the United States District Court for the Eastern District of Michigan and the Third Judicial Circuit, Wayne County, Michigan (the “Agreed-Upon Venues”), and no other venues. The parties stipulate that the Agreement is an arm’s-length transaction entered into by sophisticated parties, and that the Agreed-Upon Venues are convenient, are not unreasonable, unfair, or unjust, and will not deprive any party of any remedy to which it may be entitled. The parties agree to consent to the dismissal of any action arising out of this Agreement that may be filed in a venue other than one of the Agreed-Upon Venues; the reasonable legal fees and costs of the party seeking dismissal for improper venue will be paid by the party that filed suit in the improper venue. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.03 shall be deemed effective service of process on such party.
(b)   EACH OF THE PARTNERSHIP AND THE PARTNERS HEREBY IRREVOCABLY DESIGNATES C T CORPORATION SYSTEM (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT C T CORPORATION SYSTEM, 40600 ANN ARBOR ROAD EAST, SUITE 201, PLYMOUTH, MICHIGAN 48170, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 11.03 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY SHALL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES OF AMERICA.
Section 11.06   Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 11.07   Entire Agreement.   This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnitee-Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically relate to them with the right to enforce such provisions as if they were a party hereto.
Section 11.08   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.
Section 11.09   Amendment.
(a)   This Agreement can be amended at any time and from time to time by the General Partner; provided, in addition to the approval of the General Partner, no amendment to this Agreement may:
(i)   without the prior written consent of each Rock Partner, (x) adversely modify the limited liability of any Rock Partner set forth in Section 5.01, Section 5.02, Section 5.04, Section 5.05, Section 5.06, Section 6.01(c), Section 6.03, Section 9.01, Section 9.02 or Section 11.01, or otherwise modify in any material respect the limited liability of any Rock Partner, or adversely increase the liabilities or obligations (other than de minimis liabilities or obligations) of any Rock Partner or (y) adversely modify the express rights of any Rock Partner set forth in Section 3.01(a), Section 3.04, Article IV, Section 5.03(e), Section 7.03(b), Section 7.04 and this Section 11.09 (in the case of clause (y), only so long as such Rock Partner is entitled to such express rights);
(ii)   adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Partners in any materially disproportionate manner to those then held by any other Partners without the prior written consent of a majority in interest of such disproportionately affected Partner or Partners.
(b)   For the avoidance of doubt, the General Partner, acting alone, may amend this Agreement, including the Partner Schedule, (x) to reflect the admission of new Partners or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement, (y) to effect any subdivisions or combinations of Units made in compliance with Section 4.02(c) and (z) to issue additional Partnership Units or any new class of Units (whether or not pari passu with the Partnership Units) in accordance with the terms of this Agreement and to provide that the Partners being issued such new Units be entitled to the rights provided to the Rock Partners with respect to all or a portion of the provisions applicable thereto hereunder and any other rights that do not diminish or eliminate any of the express rights of the Rock Partners described in Section 11.10(a)(i)(y).
(c)   No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
Section 11.10   Confidentiality.
(a)   Each Partner shall, and shall direct those of its Affiliates and their respective directors, officers, members, stockholders, partners, employees, attorneys, accountants, consultants, trustees and other advisors (the “Partner Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information to any Person other than a Partner Party who agrees to keep such

Confidential Information confidential in accordance with this Section 11.10, in each case without the express consent, in the case of Confidential Information acquired from the Partnership, of the General Partner or, in the case of Confidential Information acquired from another Partner, such other Partner, unless:
(i)   such disclosure is required by Applicable Law;
(ii)   such disclosure is reasonably required in connection with any tax audit involving the Partnership or any Partner or its Affiliates;
(iii)   such disclosure is reasonably required in connection with any litigation against or involving the Partnership or any Partner; or
(iv)   such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Partner’s Units in the Partnership; provided that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the General Partner so that it may require any proposed Transferee that is not a Partner to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 11.10 (excluding this clause (iv)) prior to the disclosure of such Confidential Information.
(b)   “Confidential Information” means any information related to the activities of the Partnership, the Partners and their respective Affiliates that an Partner may acquire from the Partnership or the Partners, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Partner), (ii) was available to a Partner on a non-confidential basis prior to its disclosure to such Partner by the Partnership, or (iii) becomes available to a Partner on a non-confidential basis from a third party, provided such third party is not known by such Partner, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Partnership. Such Confidential Information may include information that pertains or relates to the business and affairs of any other Partner or any other Partnership matters. Confidential Information may be used by a Partner and its Partner Parties only in connection with Partnership matters and in connection with the maintenance of its interest in the Partnership.
(c)   In the event that any Partner or any Partner Parties of such Partner is required to disclose any of the Confidential Information, such Partner shall use reasonable efforts to provide the Partnership with prompt written notice so that the Partnership may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement, and such Partner shall use reasonable efforts to cooperate with the Partnership in any effort any such Person undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Partnership waives compliance with the provisions of this Section 11.10, such Partner and its Partner Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.
(d)   Notwithstanding anything in this Agreement to the contrary, each Partner may disclose to any persons the U.S. federal income tax treatment and tax structure of the Partnership. For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the Partnership and does not include information relating to the identity of the Partnership or any Partner.
Section 11.11   Governing Law.   This Agreement will be governed by and construed in accordance with the internal laws of the State of Michigan without giving effect to choice of law principles that would require the application of the laws of another state.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.
ROCKET GP, LLC
By:

Name:
Title:
ROCKET LP, LLC
By:

Name:
Title:
ROCK HOLDINGS INC.
By:

Name:
Title:
DANIEL GILBERT

[Signature Page to the Amended and Restated Limited Partnership Agreement of Rocket Limited Partnership]

Annex F
SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
of
ROCKET LIMITED PARTNERSHIP
Dated as of [•], 2025

F-i

Schedule A Partner Schedule

F-ii

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) OF ROCKET LIMITED PARTNERSHIP, a Michigan limited partnership (the “Partnership”), dated as of [•], 2025, by and between Rocket GP, LLC, a Michigan limited liability company (“Merger Sub 2”) and Rocket LP, LLC, a Michigan limited liability company (“Rocket Sub”).
W I T N E S S E T H:
WHEREAS, the Partnership originally was formed pursuant to the certificate of limited partnership filed with the Department of Licensing and Regulatory Affairs, Corporations, Securities and Commercial Licensing Bureau of the State of Michigan (the “Michigan LARA”) on [•], 2025;
WHEREAS, Merger Sub 2 and Rocket, LLC, a Michigan limited liability company (“Holdings”) entered into the initial Limited Partnership Agreement of the Partnership, dated as of [•], 2025 (the “Initial Partnership Agreement”);
WHEREAS, on [•], 2025, Holdings merged with and into the Partnership, following which the separate existence of Holdings ceased and the Partnership continued as the surviving entity (the “Pre-Closing Conversion”);
WHEREAS, Merger Sub 2, Rocket Sub, Rock Holdings Inc., a Michigan corporation and Daniel Gilbert entered into the Amended and Restated Limited Partnership Agreement, dated as of [•], 2025 (the “Amended and Restated Limited Partnership Agreement”); and
WHEREAS, the parties desire to enter into this Agreement and make the modifications hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereby agree to amend and restate the Amended and Restated Limited Partnership Agreement in its entirety as follows:
ARTICLE I
DEFINITIONS AND USAGE
Section 1.01   Definitions.
(a)   The following terms shall have the following meanings for the purposes of this Agreement:
“Additional Partner” means any Person admitted as a Partner of the Partnership pursuant to Section 3.02 in connection with the new issuance of Units to such Person.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no Partner nor any Affiliate of any Partner shall be deemed to be an Affiliate of any other Partner or any of its Affiliates solely by virtue of such Partners’ Units.
“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Detroit, Michigan are authorized or required by Applicable Law to close.
“Capital Account” means the capital account established and maintained for each Partner pursuant to Section 5.02.
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Carrying Value of any Property (other than money) contributed to the Partnership.

“Carrying Value” means with respect to any Property (other than money), such Property’s adjusted basis for U.S. federal income tax purposes, except as follows:
(i)   The initial Carrying Value of any such Property contributed by a Partner to the Partnership shall be the gross fair market value of such Property, as reasonably determined by the General Partner;
(ii)   The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as reasonably determined by the General Partner, at the time of any Revaluation pursuant to Section 5.02(c);
(iii)   The Carrying Value of any item of such Properties distributed to any Partner shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution as reasonably determined by the General Partner; and
(iv)   The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss”; provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Control” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.
“Covered Person” means (i) each Partner or an Affiliate thereof, in each case in such capacity, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee of a Partner or an Affiliate thereof, in all cases in such capacity and (iii) each officer, director, shareholder (other than any public shareholder of RocketCo that is not a Partner), member, partner, employee, representative, agent or trustee of the General Partner, Merger Sub 2 (in the event Merger Sub 2 is not the General Partner), RocketCo, the Partnership or an Affiliate controlled thereby, in all cases in such capacity.
“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.
“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.
“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fiscal Year” means the Partnership’s fiscal year, which shall initially be the calendar year and which may be changed from time to time as determined by the General Partner.
“General Partner” means (i) Merger Sub 2 so long as Merger Sub 2 has not withdrawn as the General Partner pursuant to Section 7.02 and (ii) any successor thereof appointed as General Partner in accordance with Section 7.02.
“General Partnership Interests” means the interests in the Partnership issued to and owned by the General Partner.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.
“Limited Partnership Interests” means the interests in the Partnership issued to and owned by the Partners, other than the General Partner.
“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):
(i)   Any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;
(ii)   Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be treated as deductible items;
(iii)   In the event the Carrying Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income or Net Loss;
(iv)   Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;
(v)   In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; and
(vi)   To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss.

“Partner” means any Person named as a Partner of the Partnership on the Partner Schedule and the books and records of the Partnership, as the same may be amended from time to time to reflect any Person admitted as an Additional Partner or a Substitute Partner, for so long as such Person continues to be a Partner of the Partnership.
“Partnership Audit Provisions” means Title XI, Section 1101, of the Bipartisan Budget Act of 2015, P.L. 114-74 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law).
“Partnership Units” means the General Partnership Interests and the Limited Partnership Interests.
“Percentage Interest” means, with respect to any Partner, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of Partnership Units owned of record thereby and (ii) the denominator of which is the aggregate number of Partnership Units issued and outstanding. The sum of the outstanding Percentage Interests of all Partners shall at all times equal 100%.
“Person” means any individual, corporation, partnership, unincorporated association or other entity.
“Prime Rate” means the rate of interest from time to time identified by JP Morgan Chase, N.A. as being its “prime” or “reference” rate.
“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.
“Regulatory Agency” means the SEC, FINRA and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Partnership or any of its Subsidiaries.
“Relative Percentage Interest” means, with respect to any Partner relative to another Partner or Partners, a fractional amount, expressed as a percentage, the numerator of which is the Percentage Interest of such Partner; and the denominator of which is (x) the Percentage Interest of such Partner plus (y) the aggregate Percentage Interest of such other Partner or Partners.
“RocketCo” means Rocket Companies, Inc., a Delaware corporation.
“SEC” means the United States Securities and Exchange Commission.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of Equity Securities or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
“Substitute Partner” means any Person admitted as a Partner of the Partnership pursuant to Section 3.02 in connection with the Transfer of then-existing Units to such Person.
“Transfer” of a Unit means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of such Unit or any legal or beneficial interest in such Unit, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of Applicable Law; provided, however, that the following shall not be considered a “Transfer”: (i) the pledge of Units by a Partner that creates a mere security interest in such Units pursuant to a bona fide loan or indebtedness transaction so long as such Partner continues to exercise sole voting control over such pledged Units; provided, however, that a foreclosure on such Units or other similar action by the pledgee shall constitute a “Transfer”; or (ii) the fact that the spouse of any Partner possesses or obtains an interest in such Partner’s Units arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a

“Transfer” of such Units. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.
“Treasury Regulations” mean the regulations promulgated under the Code, as amended from time to time.
“Units” means Partnership Units or any other class of Limited Partnership Interests or General Partnership Interests designated by the Partnership after the date hereof in accordance with this Agreement; provided that any type, class or series of Units shall have the designations, preferences or special rights set forth or referenced in this Agreement, and the limited partnership interests of the Partnership represented by such type, class or series of Units shall be determined in accordance with such designations, preferences or special rights.
(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Agreed-Upon Venues	Section 11.05(a)
Agreement	Preamble
Amended and Restated Limited Partnership Agreement	Recitals
Confidential Information	Section 11.10(b)
Controlled Entities	Section 9.02(e)
Dissolution Event	Section 10.01(c)
e-mail	Section 11.03
Expenses	Section 9.02(e)
Holdings	Recitals
Imputed Underpayment Amount	Section 6.01(b)
Indemnification Sources	Section 9.02(e)
Indemnitee-Related Entities	Section 9.02(e)(i)
Initial Partnership Agreement	Recitals
Jointly Indemnifiable Claims	Section 9.02(e)(ii)
Merger Sub 2	Preamble
Michigan LARA	Recitals
Officers	Section 7.05(a)
Partner Parties	Section 11.10(a)
Partner Schedule	Section 3.01(a)
Partnership	Preamble
Pre-Closing Conversion	Recitals
Process Agent	Section 11.05(b)
Revaluation	Section 5.02(c)
Rocket Sub	Preamble
Withholding Advances	Section 5.06(b)
Section 1.02   Other Definitional and Interpretative Provisions.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The word “or”

shall be disjunctive but not exclusive. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. As used in this Agreement, all references to “majority in interest” and phrases of similar import shall be deemed to refer to such percentage or fraction of interest based on the Relative Percentage Interests of the Partners subject to such determination. Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Partners, including any holders of any class of Units, such approval, consent or other matter shall require the approval of a majority in interest of such group of Partners. Except to the extent otherwise expressly provided herein, all references to any Partner shall be deemed to refer solely to such Person in its capacity as such Partner and not in any other capacity.
ARTICLE II
THE PARTNERSHIP
Section 2.01   Formation.   The Partnership was formed upon the filing of the Certificate of Limited Partnership of the Partnership with the Michigan LARA on [•], 2025. The General Partner or an “authorized agent” within the meaning of the Michigan Act shall file and record any amendments or restatements to the Certificate of Limited Partnership of the Partnership and such other certificates and documents (and any amendments or restatements thereof) as may be required under the laws of the State of Michigan and of any other jurisdiction in which the Partnership may conduct business. The authorized agent or representative shall, on request, provide any Partner with copies of each such document as filed and recorded. The Partners hereby agree that the Partnership and its Subsidiaries shall be governed by the terms and conditions of this Agreement and, except as provided herein, the Michigan Act.
Section 2.02   Name.   The name of the Partnership shall be Rocket Limited Partnership; provided that the General Partner may change the name of the Partnership to such other name as the General Partner shall determine, provided that such change is made in accordance with the requirements of the Michigan Act and subject to the approval of the Partners as provided for in the Michigan Act. The General Partner or an authorized agent, and shall have the authority to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the General Partner, may be necessary or advisable to effect such change.
Section 2.03   Term.   The Partnership shall have perpetual existence unless sooner dissolved and its affairs wound up as provided in Article X.
Section 2.04   Registered Agent and Registered Office.   The name of the registered agent of the Partnership for service of process on the Partnership in the State of Michigan shall be C T Corporation System, and the address of such registered agent and the address of the registered office of the Partnership in the State of Michigan shall be C T Corporation System, 40600 Ann Arbor Road East, Suite 201, Plymouth, Michigan 48170. Such office and such agent may be changed to such place within the State of Michigan and any successor registered agent, respectively, as may be determined from time to time by the General Partner in accordance with the Michigan Act.
Section 2.05   Purposes.   The primary business and purpose of the Partnership shall be to engage in such activities related to the mortgage, real estate and personal finance or other related businesses.
Section 2.06   Powers of the Partnership.   The Partnership shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.05.

Section 2.07   Partnership Tax Status.   The Partners intend that the Partnership shall be treated as a partnership for federal, state and local income tax purposes to the extent such treatment is available, and agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent thereof.
Section 2.08   Regulation of Internal Affairs.   The internal affairs of the Partnership and the conduct of its business shall be regulated by this Agreement, and to the extent not provided for herein, shall be determined by the General Partner.
Section 2.09   Ownership of Property.   Legal title to all Property, conveyed to, or held by the Partnership or its Subsidiaries shall reside in the Partnership or its Subsidiaries and shall be conveyed only in the name of the Partnership or its Subsidiaries and no Partner or any other Person, individually, shall have any ownership of such Property.
Section 2.10   Subsidiaries.   The Partnership shall cause the business and affairs of each of the Subsidiaries to be managed by the General Partner in accordance with and in a manner consistent with this Agreement.
ARTICLE III
UNITS; PARTNERS; BOOKS AND RECORDS; REPORTS
Section 3.01   Units; Admission of Partners.
(a)   As of the date hereof, the number of Partnership Units held by each Partner is as set forth on Schedule A (the “Partner Schedule”). The Partner Schedule shall be maintained by the General Partner on behalf of the Partnership in accordance with this Agreement and, upon any subsequent update to the Partner Schedule, the General Partner shall promptly deliver a copy of such updated Partner Schedule to each Partner. When any Units or other Equity Securities of the Partnership are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Partner Schedule shall be amended by the General Partner to reflect such issuance, repurchase, redemption or Transfer, the admission of additional or substitute Partners and the resulting Percentage Interest of each Partner. Following the date hereof, no Person shall be admitted as a Partner and no additional Units shall be issued except as expressly provided herein.
(b)   The General Partner may cause the Partnership to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series and having the designations, preferences or special rights as may be determined the General Partner. Such Units or other Equity Securities may be issued pursuant to such agreements as the General Partner shall approve, with respect to Persons employed by or otherwise performing services for the Partnership or any of its Subsidiaries, other equity compensation agreements, options or warrants. When any such other Units or other Equity Securities are authorized and issued, the Partner Schedule and this Agreement shall be amended by the General Partner to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Partners based on their Partnership Units.
Section 3.02   Substitute Partners and Additional Partners.
(a)   No Transferee of any Units or Person to whom any Units are issued pursuant to this Agreement shall be admitted as a Partner hereunder or acquire any rights hereunder, including any class voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Units, as applicable, unless (i) such Units are Transferred or issued in compliance with the provisions of this Agreement and (ii) such Transferee or recipient shall have executed and delivered to the Partnership such instruments as the General Partner deems necessary or desirable, in its reasonable discretion, to effectuate the admission of such Transferee or recipient as a Partner and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement. Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Partnership as a Partner. A Substitute Partner shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Units so Transferred. As promptly as practicable after the admission of any Person as a Partner, the books and records of the Partnership shall be changed to reflect such admission of a Substitute Partner or Additional Partner. In the event of any admission of a Substitute Partner or Additional Partner pursuant to this Section 3.02(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including the Partner Schedule) in connection therewith shall only require execution by the General Partner and such Substitute Partner or Additional Partner, as applicable, to be effective.
(b)   If a Partner shall Transfer all (but not less than all) its Units, the Partner shall thereupon cease to be a Partner of the Partnership.
(c)   When any Units are Transferred in accordance with the terms of this Agreement, the Partnership shall cause such Transfer to be registered on the books of the Partnership.
Section 3.03   Tax and Accounting Information.
(a)   Accounting Decisions and Reliance on Others.   All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the General Partner in accordance with Applicable Law and with accounting methods followed for U.S. federal income tax purposes. In making such decisions, the General Partner may rely upon the advice of the independent accountants of the Partnership.
(b)   Records and Accounting Maintained.   The books and records of the Partnership shall be kept, and the financial position and the results of its operations recorded, in all material respects in accordance with United States generally accepted accounting principles as in effect from time to time. The Fiscal Year of the Partnership shall be used for financial reporting and for U.S. federal income tax purposes.
(c)   Financial Reports.   The books and records of the Partnership shall be audited as of the end of each Fiscal Year by the same accounting firm that audits the books and records of RocketCo (or, if such firm declines to perform such audit, by an accounting firm selected by the General Partner).
(d)   Tax Returns.
(i)   The Partnership shall timely prepare or cause to be prepared all federal, state, local and foreign tax returns (including information returns) of the Partnership and its Subsidiaries, which may be required by a jurisdiction in which the Partnership and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed; and
(ii)   The Partnership shall furnish to each Partner (a) as soon as reasonably practical after the end of each Fiscal Year, all information concerning the Partnership and its Subsidiaries required for the preparation of tax returns of such Partners (or any beneficial owner(s) of such Partner), including a report (including Schedule K-1), indicating each Partner’s share of the Partnership’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Partner to prepare its federal, state and other tax returns; provided that estimates of such information believed by the General Partner in good faith to be reasonable shall be provided within 90 days of the end of the Fiscal Year, (b) as soon as reasonably possible after the close of the relevant fiscal period, but in no event later than ten days prior to the date an estimated tax payment is due, such information concerning the Partnership as is required to enable such Partner (or any beneficial owner of such Partner) to pay estimated taxes and (c) as soon as reasonably possible after a request by such Partner, such other information concerning the Partnership and its Subsidiaries that is reasonably requested by such Partner for compliance with its tax obligations (or the tax obligations of any beneficial owner(s) of such Partner) or for tax planning purposes.
(e)   Inconsistent Positions.
No Partner shall take a position on its income tax return with respect to any item of Partnership income, gain, deduction, loss or credit that is different from the position taken on the Partnership’s income tax return with respect to such item unless such Partner notifies the Partnership of the different position the Partner desires to take and the Partnership’s regular tax advisors, after consulting with the Partner, are unable to provide an opinion that (after taking into account all of the relevant facts and circumstances) the arguments in favor of the Partnership’s position outweigh the arguments in favor of the Partner’s position.

Section 3.04   Books and Records.   The Partnership shall keep full and accurate books of account and other records of the Partnership at its principal place of business. No Partner (other than the General Partner) shall have any right to inspect the books and records of Merger Sub 2, the Partnership or any of its Subsidiaries.
ARTICLE IV
[RESERVED]
ARTICLE V
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
DISTRIBUTIONS; ALLOCATIONS
Section 5.01   Capital Contributions.
(a)   From and after the date hereof, no Partner shall have any obligation to the Partnership, to any other Partner or to any creditor of the Partnership to make any further Capital Contribution.
(b)   Except as expressly provided herein, no Partner, in its capacity as a Partner, shall have the right to receive any cash or any other property of the Partnership.
Section 5.02   Capital Accounts.
(a)   Maintenance of Capital Accounts.   The Partnership shall maintain a Capital Account for each Partner on the books of the Partnership in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:
(i)   To each Partner’s Capital Account there shall be credited: (A) such Partner’s Capital Contributions, (B) such Partner’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.04 and (C) the amount of any Partnership liabilities assumed by such Partner or that are secured by any Property distributed to such Partner.
(ii)   To each Partner’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Partner pursuant to any provision of this Agreement, (B) such Partner’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 5.04 and (C) the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any Property contributed by such Partner to the Partnership.
(iii)   In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Partnership or the Partners), the General Partner may make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article X upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Partners and the amount of capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)   Succession to Capital Accounts.   In the event any Person becomes a Substitute Partner in accordance with the provisions of this Agreement, such Substitute Partner shall succeed to the Capital Account of the former Partner to the extent such Capital Account relates to the Transferred Units.
(c)   Adjustments of Capital Accounts.   The Partnership shall revalue the Capital Accounts of the Partners in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Partnership by a new or existing Partner as consideration for one or more Units; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property in respect of one or more Units; (iii) the issuance by the Partnership of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Partnership (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Partners.
(d)   No Partner shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Partner shall have no obligation to the Partnership, to any other Partner or to any creditor of the Partnership to restore any negative balance in the Capital Account of such Partner. Except as expressly provided elsewhere herein, no interest shall be paid on the balance in any Partner’s Capital Account.
(e)   Whenever it is necessary for purposes of this Agreement to determine a Partner’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Partner attributable to the applicable class of Units held of record by such Partner by the number of Units of such class held of record by such Partner.
Section 5.03   Amounts and Priority of Distributions.
(a)   Distributions Generally.   Except as otherwise provided in Section 10.02, distributions shall be made to the Partners as set forth in this Section 5.03, at such times and in such amounts as the General Partner, in its sole discretion, shall determine.
(b)   Distributions to the Partners.   At such times and in such amounts as the General Partner, in its sole discretion, shall determine, distributions shall be made to the Partners in proportion to their respective Percentage Interests.
(c)   Distributions in Kind.   Any distributions in kind shall be made at such times and in such amounts as the General Partner, in its sole discretion, shall determine based on their fair market value as determined by the General Partner in the same proportions as if distributed in accordance with Section 5.03(b), with all Partners participating in proportion to their respective Percentage Interests. If cash and property are to be distributed in kind simultaneously, the Partnership shall distribute such cash and property in kind in the same proportion to each Partner.
Section 5.04   Allocations of Net Income and Net Loss.   For each Fiscal Year (or portion thereof), Net Income or Net Loss, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof, shall be allocated among the Partners in a manner that, in the General Partner’s discretion, as closely as possible gives effect to the economic provisions of this Agreement.
Section 5.05   Other Allocation Rules.
(a)   Interim Allocations Due to Percentage Adjustment.   If a Percentage Interest is the subject of a Transfer or the Partners’ interests in the Partnership change pursuant to the terms of the Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Partners for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), in accordance with a pro rata allocation unless the General Partner elects to use an interim closing of the books, and the amounts of the items so allocated to each such portion shall be credited or charged to the Partners in accordance with Section 5.04 as in effect during each such portion of the Fiscal Year in question. Such allocation shall be in accordance with Section 706 of the Code and the regulations thereunder and made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred Percentage Interest to the extent consistent with Section 706 of the Code and the regulations thereunder. As of the date of such Transfer, the Transferee shall succeed to the Capital Account of the Transferor with respect to the transferred Units.
(b)   Tax Allocations: Code Section 704(c).   For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for Capital Account purposes under Section 5.04, except that items with respect to where there is a difference between tax basis and book basis shall be allocated in accordance with Section 704(c) of the Code, the Treasury Regulations thereunder and Treasury Regulations Section 1.704-1(b)(4)(i). Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulation 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.
(c)   Modification of Allocations.   The allocations set forth in Section 5.04 and Section 5.05 are intended to comply with certain requirements of the Treasury Regulations. Notwithstanding the other provisions of this Article V, the General Partner shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of Net Income and Net Loss (and to individual items of income, gain, loss, deduction and credit) pursuant to this Agreement (i) in order to comply with Section 704 of the Code or applicable Treasury Regulations, (ii) to allocate properly Net Income and Net Loss (and individual items of income, gain, loss, deduction and credit) to those Partners that bear the economic burden or benefit associated therewith and (iii) to cause the Partners to achieve the objectives underlying this Agreement as reasonably determined by the General Partner
Section 5.06   Tax Withholding; Withholding Advances.
(a)   Tax Withholding.
(i)   If requested by the General Partner, each Partner shall, if able to do so, deliver to the General Partner: (A) an affidavit in form satisfactory to the Partnership that the applicable Partner (or its partners, as the case may be) is not subject to withholding under the provisions of any Applicable Law; (B) any certificate that the Partnership may reasonably request with respect to any such laws; or (C) any other form or instrument reasonably requested by the Partnership relating to any Partner’s status under such law. In the event that a Partner fails or is unable to deliver to the Partnership an affidavit described in subclause (A) of this clause (i), the Partnership may withhold amounts from such Partner in accordance with Section 5.06(b).
(ii)   After receipt of a written request of any Partner, the Partnership shall provide such information to such Partner and take such other action as may be reasonably necessary to assist such Partner in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Partner hereunder to the extent not adverse to the Partnership or any Partner. In addition, the Partnership shall, at the request of any Partner, make or cause to be made (or cause the Partnership to make) any such filings, applications or elections; provided that any such requesting Partner shall cooperate with the Partnership, with respect to any such filing, application or election to the extent reasonably determined by the Partnership and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Partner or, if there is more than one requesting Partner, by such requesting Partners in accordance with their Relative Percentage Interests.

(b)   Withholding Advances.   To the extent the Partnership is required by Applicable Law to withhold or to make tax payments on behalf of or with respect to any Partner (e.g., backup withholding) (“Withholding Advances”), the Partnership may withhold such amounts and make such tax payments as so required.
(c)   Repayment of Withholding Advances.   All Withholding Advances made on behalf of a Partner, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Partner on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Partner’s Capital Account), or (ii) with the consent of the General Partner and the affected Partner be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever repayment of a Withholding Advance by a Partner is made as described in clause (ii) of this Section 5.06(c), for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon any Dissolution Event) unreduced by the amount of such Withholding Advance and interest thereon.
(d)   Withholding Advances — Reimbursement of Liabilities.   Each Partner hereby agrees to reimburse the Partnership for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Partner (including penalties imposed with respect thereto).
ARTICLE VI
CERTAIN TAX MATTERS
Section 6.01   Partnership Representative.
(a)   The “Partnership Representative” (as such term is defined under Partnership Audit Provisions) of the Partnership shall be selected by the General Partner with the initial Partnership Representative being Merger Sub 2. The Partnership Representative may retain, at the Partnership’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Partnership Representative. The Partnership Representative is authorized to take, and shall determine in its sole discretion whether or not the Partnership will take, such actions and execute and file all statements and forms on behalf of the Partnership that are approved by the General Partner and are permitted or required by the applicable provisions of the Partnership Audit Provisions (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax law). Each Partner agrees to cooperate with the Partnership Representative and to use commercially reasonable efforts to do or refrain from doing any or all things requested by the Partnership Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Partnership’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings.
(b)   In the event that the Partnership Representative has not caused the Partnership to make a “push-out” election pursuant to Section 6226 of the Partnership Audit Provisions, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Provisions) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Partners of the Partnership for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Partners based upon their Percentage Interests in the Partnership for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Provisions paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by Applicable Law or contract.

(c)   Each Partner agrees to indemnify and hold harmless the Partnership from and against any liability with respect to such Partner’s share of any tax deficiency paid or payable by the Partnership that is allocable to the Partner as determined in accordance with Section 6.01(b) with respect to an audited or reviewed taxable year for which such Partner was a partner in the Partnership. Any obligation of a Partner pursuant to this Section 6.01(c) shall be implemented through adjustments to distributions otherwise payable to such Partner as determined in accordance with Section 5.03; provided, however, that, at the written request of the Partnership Representative, each Partner or former Partner may be required to contribute to the Partnership such Partner’s Imputed Underpayment Amount imposed on and paid by the Partnership; provided, further, that if a Partner or former Partner individually directly pays, pursuant to the Partnership Audit Provisions, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Partner or former Partner. Any amount withheld from distributions pursuant to this Section 6.01(c) shall be treated as an amount distributed to such Partner or former Partner for all purposes under this Agreement. For the avoidance of doubt, the obligations of a Partner set forth in this Section 6.01(c) shall survive the withdrawal of a Partner from the Partnership or any Transfer of a Partner’s interest.
Section 6.02   Section 754 Election.   The Partnership has previously made or will make a timely election under Section 754 of the Code (and a corresponding election under state and local law) effective starting with the taxable year ended December 31, 2020, and the General Partner shall not take any action to revoke such election.
Section 6.03   Debt Allocation.   Indebtedness of the Partnership treated as “excess nonrecourse liabilities” (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated among the Partners in the discretion of the General Partner.
ARTICLE VII
MANAGEMENT OF THE PARTNERSHIP
Section 7.01   Management by the General Partner.   Except as otherwise specifically set forth in this Agreement, the General Partner shall be deemed to be a “general partner” for purposes of applying the Michigan Act. Except as expressly provided in this Agreement or the Michigan Act, the day-to-day business and affairs of the Partnership shall be managed, operated and controlled by the General Partner in accordance with the terms of this Agreement and no other Partners shall have management authority or rights over the Partnership. The General Partner is, to the extent of its rights and powers set forth in this Agreement, an agent of the Partnership for the purpose of the Partnership’s business, and the actions of the General Partner taken in accordance with such rights and powers, shall bind the Partnership (and no other Partners shall have such right). Except as expressly provided in this Agreement, the General Partner shall have all necessary powers to carry out the purposes, business, and objectives of the Partnership. The General Partner may delegate to Partners, employees, officers or agents of the Partnership in its discretion the authority to sign agreements and other documents on behalf of the Partnership.
Section 7.02   Withdrawal of the General Partner.   Merger Sub 2 may withdraw as the General Partner and appoint as its successor at any time upon written notice to the Partnership, (i) any wholly-owned Subsidiary of Merger Sub 2, (ii) any Person of which Merger Sub 2 is a wholly-owned Subsidiary, (iii) any Person into which Merger Sub 2 is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Merger Sub 2, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Merger Sub 2 (or its successor, as applicable) as General Partner shall be effective unless Merger Sub 2 (or its successor, as applicable) and the new General Partner (as applicable) provide all other Partners with contractual rights, directly enforceable by such other Partners against the new General Partner, to cause the new General Partner to comply with all the General Partner’s obligations under this Agreement.
Section 7.03   Decisions by the Partners.
(a)   Other than the General Partner, the Partners shall take no part in the management of the Partnership’s business, shall transact no business for the Partnership and shall have no power to act for or to bind the Partnership; provided, however, that the Partnership may engage any Partner or principal, partner, member, shareholder or interest holder thereof as an employee, independent contractor or consultant to the Partnership, in which event the duties and liabilities of such individual or firm with respect to the Partnership as an employee, independent contractor or consultant shall be governed by the terms of such engagement with the Partnership.
(b)   Except as expressly provided herein, neither the Partners nor any class of Partners shall have the power or authority to vote, approve or consent to any matter or action taken by the Partnership. Except as otherwise provided herein, any proposed matter or action subject to the vote, approval or consent of the Partners or any class of Partners shall require the approval of (i) a majority in interest of the Partners or such class of Partners, as the case may be (by (x) resolution at a duly convened meeting of the Partners or such class of Partners, as the case may be, or (y) written consent of the Partners or such class of Partners, as the case may be) and (ii) the General Partner. Except as expressly provided herein, all Partners shall vote together as a single class on any matter subject to the vote, approval or consent of the Partners (but not, for the avoidance of doubt, any vote, approval or consent of any class of Partners). In the case of any such approval, a majority in interest of the Partners or any class of Partners, as the case may be, may call a meeting of the Partners or such class of Partners at such time and place or by means of telephone or other communications facility that permits all persons participating in such meeting to hear and speak to each other for the purpose of a vote thereon. Notice of any such meeting shall be required, which notice shall include a brief description of the action or actions to be considered by the Partners or such class of Partners, as the case may be. Unless waived by any such Partner in writing, notice of any such meeting shall be given to each Partner or Partner of such class, as the case may be, at least four (4) days prior thereto. Attendance or participation of a Partner at a meeting shall constitute a waiver of notice of such meeting, except when such Partner attends or participates in the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened. Any action required or permitted to be taken at any meeting of the Partners may be taken without a meeting, if a consent in writing, setting forth the actions so taken, shall be signed by Partners sufficient to approve such action pursuant to this Section 7.03(b). A copy of any such consent in writing will be provided to the Partners promptly thereafter.
Section 7.04   [Reserved].
Section 7.05   Officers.
(a)   Appointment of Officers.   The General Partner may appoint individuals as officers (“Officers”) of the Partnership, which may include such officers as the General Partner determines are necessary and appropriate. No Officer need be a Partner. An individual may be appointed to more than one office.
(b)   Authority of Officers.   The Officers shall have the duties, rights, powers and authority as may be prescribed by the General Partner from time to time.
(c)   Removal, Resignation and Filling of Vacancy of Officers.   The General Partner may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Partnership, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Partnership or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the General Partner.
ARTICLE VIII
[RESERVED]
ARTICLE IX
LIMITATION ON LIABILITY, EXCULPATION
AND INDEMNIFICATION
Section 9.01   Limitation on Liability.   The debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the

Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership; provided that the foregoing shall not alter a Partner’s obligation to return funds wrongfully distributed to it.
Section 9.02   Exculpation and Indemnification.
(a)   Subject to the duties of the General Partner and Officers set forth in Section 7.04, neither the General Partner nor any other Covered Person described in clause (iii) of the definition thereof shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Partnership or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership. There shall be, and each Covered Person shall be entitled to, a presumption that such Covered Person acted in good faith.
(b)   A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.
(c)   The Partnership shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable out-of-pocket fees and expenses of counsel and other advisors), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Partnership’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is as a result of a Covered Person not acting in good faith on behalf of the Partnership or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Partnership or (ii) results from the breach by any Partner (in such capacity) of its contractual obligations under this Agreement. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Partnership’s business or affairs, or this Agreement or any related document, other than by reason of a Covered Person not acting in good faith on behalf of the Partnership or by reason of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Partnership, the Partnership shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Partnership in connection with such action, suit, proceeding or investigation. If for any reason (other than by reason of a Covered Person not acting in good faith on behalf of the Partnership or by reason of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Partnership) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations. There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.
(d)   The obligations of the Partnership under Section 9.02(c) shall be satisfied solely out of and to the extent of the Partnership’s assets, and no Covered Person shall have any personal liability on account thereof.
(e)   Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Covered Person to the Partnership or as a director, trustee, officer, partner, member, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Partnership (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Partnership acknowledges and agrees that the Partnership shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Covered Person in connection with either the investigation, defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the Michigan Act, (ii) this Agreement, (iii) any other agreement between the Partnership or any Controlled Entity and the Covered Person pursuant to which the Covered Person is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Covered Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Partnership or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Covered Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Partnership or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Covered Person in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Partnership shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Partnership or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Covered Person against the Partnership or any Controlled Entity, as applicable, and (iii) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Partnership and the Covered Person agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9.02(e), entitled to enforce this Section 9.02(e) as though each such Indemnitee-Related Entity were a party to this Agreement. The Partnership shall cause each of the Controlled Entities to perform the terms and obligations of this Section 9.02(e) as though each such Controlled Entity was the “Partnership” under this Agreement. For purposes of this Section 9.02(e), the following terms shall have the following meanings:
(i)   The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Partnership, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Partnership or any Controlled Entity) from whom a Covered Person may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Partnership or any Controlled Entity may also have an indemnification or advancement obligation.
(ii)   The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of Expenses from both (i) the Partnership or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Covered Person pursuant to which the Covered Person is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

ARTICLE X
DISSOLUTION AND TERMINATION
Section 10.01   Dissolution.
(a)   The Partnership shall not be dissolved by the admission of Additional Partners or Substitute Partners pursuant to Section 3.02.
(b)   No Partner shall (i) resign from the Partnership prior to the dissolution and winding up of the Partnership except in connection with a Transfer of Units pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the Partnership or to require apportionment, appraisal or partition of the Partnership or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Partner, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 449.1802 of the Michigan Act.
(c)   The Partnership shall be dissolved and its business wound up only upon the earliest to occur of any one of the following events (each a “Dissolution Event”):
(i)   After the termination of the Partnership pursuant to Section 10.03; or
(ii)   Upon the occurrence of any other event which, under Section 499.1801 of the Michigan Act, would cause the dissolution of the Partnership.
(d)   The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Partner or the occurrence of any other event that terminates the continued membership of a Partner of the Partnership shall not in and of itself cause dissolution of the Partnership.
Section 10.02   Winding Up of the Partnership.
(a)   The General Partner shall promptly notify the other Partners of any Dissolution Event. Upon dissolution, the Partnership’s business shall be liquidated in an orderly manner. The General Partner shall appoint a liquidating trustee to wind up the affairs of the Partnership pursuant to this Agreement. In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in accordance with the Michigan Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Partners.
(b)   The proceeds of the liquidation of the Partnership shall be distributed in the following order and priority:
(i)   first, to the creditors (including any Partners or their respective Affiliates that are creditors) of the Partnership in satisfaction of all of the Partnership’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and
(ii)   second, to the Partners in the same manner as distributions under Section 5.03(b).
(c)   Distribution of Property.   In the event it becomes necessary in connection with the liquidation of the Partnership to make a distribution of Property in-kind, subject to the priority set forth in Section 10.02, the liquidating trustee shall have the right to compel each Partner to accept a distribution of any Property in-kind (with such Property, as a percentage of the total liquidating distributions to such Partner, corresponding as nearly as possible to such Partner’s Percentage Interest), with such distribution being based upon the amount of cash that would be distributed to such Partners if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith.
Section 10.03   Termination.   The Partnership shall terminate when all of the assets of the Partnership, after payment of or reasonable provision for the payment of all debts and liabilities of the Partnership, shall have been distributed to the Partners in the manner provided for in this Article X, and the articles of organization of the Partnership shall have been cancelled in the manner required by the Michigan Act.

Section 10.04   Survival.   Termination, dissolution, liquidation or winding up of the Partnership for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.
ARTICLE XI
MISCELLANEOUS
Section 11.01   Expenses.   All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.
Section 11.02   Further Assurances.   Each Partner agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the General Partner, may be necessary or advisable to carry out the intent and purposes of this Agreement.
Section 11.03   Notices.   All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given to such party at the address, facsimile number or e-mail address specified for such party on the Partner Schedule hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 11.04   Binding Effect; Benefit; Assignment.
(a)   The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
(b)   No Partner may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the General Partner.
Section 11.05   Jurisdiction.
(a)   The exclusive venues for all disputes arising out of this Agreement shall be the United States District Court for the Eastern District of Michigan and the Third Judicial Circuit, Wayne County, Michigan (the “Agreed-Upon Venues”), and no other venues. The parties stipulate that the Agreement is an arm’s-length transaction entered into by sophisticated parties, and that the Agreed-Upon Venues are convenient, are not unreasonable, unfair, or unjust, and will not deprive any party of any remedy to which it may be entitled. The parties agree to consent to the dismissal of any action arising out of this Agreement that may be filed in a venue other than one of the Agreed-Upon Venues; the reasonable legal fees and costs of the party seeking dismissal for improper venue will be paid by the party that filed suit in the improper venue. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.03 shall be deemed effective service of process on such party.
(b)   EACH OF THE PARTNERSHIP AND THE PARTNERS HEREBY IRREVOCABLY DESIGNATES C T CORPORATION SYSTEM (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT C T CORPORATION SYSTEM, 40600 ANN ARBOR ROAD EAST, SUITE 201, PLYMOUTH, MICHIGAN 48170, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 11.03 OF THIS AGREEMENT.

EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY SHALL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES OF AMERICA.
Section 11.06   Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 11.07   Entire Agreement.   This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnitee-Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically relate to them with the right to enforce such provisions as if they were a party hereto.
Section 11.08   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.
Section 11.09   Amendment.
(a)   This Agreement can be amended at any time and from time to time by the General Partner; provided, in addition to the approval of the General Partner, no amendment to this Agreement may:
(i)   adversely affect or modify in any material aspects the rights or duties of any Partner set forth in this Agreement without the prior written consent of such Partner, provided that the foregoing clause shall not apply with respect to any amendments to the Partner Schedule to reflect any changes in the Partners, Units or Percentage Interest of the Partners; or
(ii)   adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Partners in any materially disproportionate manner to those then held by any other Partners without the prior written consent of a majority in interest of such disproportionately affected Partner or Partners.
(b)   For the avoidance of doubt, the General Partner, acting alone, may amend this Agreement, including the Partner Schedule, (x) to reflect the admission of new Partners or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement and (y) to issue additional Partnership Units or any new class of Units (whether or not pari passu with the Partnership Units) in accordance with the terms of this Agreement and to provide that the Partners being issued such new Units be entitled to the rights provided to the Partners with respect to all or a portion of the provisions applicable thereto hereunder and any other rights that do not diminish or eliminate any of the express rights of the Partners described in Section 11.09(a)(i).
(c)   No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 11.10   Confidentiality.
(a)   Each Partner shall, and shall direct those of its Affiliates and their respective directors, officers, members, stockholders, partners, employees, attorneys, accountants, consultants, trustees and other advisors (the “Partner Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information to any Person other than a Partner Party who agrees to keep such Confidential Information confidential in accordance with this Section 11.10, in each case without the express consent, in the case of Confidential Information acquired from the Partnership, of the General Partner or, in the case of Confidential Information acquired from another Partner, such other Partner, unless:
(i)   such disclosure is required by Applicable Law;
(ii)   such disclosure is reasonably required in connection with any tax audit involving the Partnership or any Partner or its Affiliates;
(iii)   such disclosure is reasonably required in connection with any litigation against or involving the Partnership or any Partner; or
(iv)   such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Partner’s Units in the Partnership; provided that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the General Partner so that it may require any proposed Transferee that is not a Partner to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 11.10 (excluding this clause (iv)) prior to the disclosure of such Confidential Information.
(b)   “Confidential Information” means any information related to the activities of the Partnership, the Partners and their respective Affiliates that an Partner may acquire from the Partnership or the Partners, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Partner), (ii) was available to a Partner on a non-confidential basis prior to its disclosure to such Partner by the Partnership, or (iii) becomes available to a Partner on a non-confidential basis from a third party, provided such third party is not known by such Partner, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Partnership. Such Confidential Information may include information that pertains or relates to the business and affairs of any other Partner or any other Partnership matters. Confidential Information may be used by a Partner and its Partner Parties only in connection with Partnership matters and in connection with the maintenance of its interest in the Partnership.
(c)   In the event that any Partner or any Partner Parties of such Partner is required to disclose any of the Confidential Information, such Partner shall use reasonable efforts to provide the Partnership with prompt written notice so that the Partnership may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement, and such Partner shall use reasonable efforts to cooperate with the Partnership in any effort any such Person undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Partnership waives compliance with the provisions of this Section 11.10, such Partner and its Partner Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.
(d)   Notwithstanding anything in this Agreement to the contrary, each Partner may disclose to any persons the U.S. federal income tax treatment and tax structure of the Partnership. For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the Partnership and does not include information relating to the identity of the Partnership or any Partner.
Section 11.11   Governing Law.   This Agreement will be governed by and construed in accordance with the internal laws of the State of Michigan without giving effect to choice of law principles that would require the application of the laws of another state.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.
ROCKET GP, LLC
By:

Name:
Title:
ROCKET LP, LLC
By:

Name:
Title:
[Signature Page to the Second Amended and Restated Limited Partnership Agreement of Rocket
Limited Partnership]

Annex G
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ROCKET COMPANIES, INC.
* * * *
Rocket Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST:   The present name of the corporation is Rocket Companies, Inc. (the “Corporation”). The Corporation was incorporated by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on February 26, 2020 and the date of filing of its Amended and Restated certificate of incorporation with the Secretary of State of the State of Delaware was August 5, 2020, as amended by such certificate of amendment, dated as of June 18, 2024 (the “Amended Certificate of Incorporation”).
SECOND:   This Second Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Incorporation”), which restates and integrates and also further amends the provisions of the Amended Certificate of Incorporation, has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.
THIRD:   The Amended Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:
ARTICLE I
Name
The name of the corporation is Rocket Companies, Inc. (the “Corporation”).
ARTICLE II
Address; Registered Office and Agent; Headquarters
A.   The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808; and the name of its registered agent at such address is Corporation Service Company.
B.   The principal executive offices of the Corporation are located at 1050 Woodward Avenue, Detroit, Michigan 48226. The principal executive offices of the Corporation may not be moved outside of Detroit, Michigan without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE III
Purposes
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The Corporation is to have perpetual existence.
ARTICLE IV
Capital Stock
A.   Definitions.   For purposes of this Certificate of Incorporation, reference to:
(1)   “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)   “Board” means the board of directors of the Corporation;
(3)   “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.
(4)   “Class D Paired Interest” means one Holding Unit together with one share of Class D Common Stock, subject to adjustment pursuant to Section 2.03(b) of the Exchange Agreement;
(5)   “Exchange Agreement” means the Exchange Agreement, dated as of August 5, 2020, by and among RHI, the Corporation and the holders of Holding Units and shares of Class D Common Stock, as the same may be amended, restated, supplemented or otherwise modified, from time to time;
(6)   “Family Member” means, with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse, and lineal descendants of siblings of such person or such person’s spouse. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority;
(7)   “Gilberts” means Daniel and Jennifer Gilbert.
(8)   “Permitted Transfer” means, with respect to Class L Common Stock, any Transfer to any Permitted Transferee;
(9)   “Holding Unit” means a non-voting common interest unit of RKT Holdings, LLC;
(10)   “Paired Interest” means one Class D Paired Interest;
(11)   “Permitted Transferees” means, with respect to any holder of Class D Common Stock or Class L Common Stock, (i) any Rock Equityholder, (ii) any Family Member of such holder or any Family Member of any Rock Equityholder, (iii) any trust, family-partnership or estate-planning vehicle so long as such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder are the sole economic beneficiaries thereof, (iv) any partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any of the persons listed in the foregoing clauses (i)-(iii), (v) any charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and controlled by such holder or any of the persons listed in the foregoing clauses (i)-(iv), (vi) an individual mandated under a qualified domestic relations order or (vii) a legal or personal representative of such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder in the event of the death or disability thereof;
(12)   “RHI 2” means RHI II, LLC.
(13)   “Rock Equityholder” means direct and indirect equityholders of Rock Holdings Inc. (“RHI”) immediately prior to the closing of the transactions contemplated by that certain Transaction Agreement, dated as of March 9, 2025, by and among the Corporation, RHI, Eclipse Sub, Inc., Rocket GP, LLC, Daniel Gilbert and RHI 2.
(14)   “Transfer” of a share of Class D Common Stock or Class L Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, lease, granting of an option with respect to, exchange, tender or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law, including by way of Constructive Disposition, or the agreement to do any of the foregoing actions; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (at such times as action by written consent of stockholders is permitted under this Certificate of Incorporation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation or its stockholders that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation and (y) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation that is approved by the Board, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares unless any pledged shares are transferred to or registered in the name of the pledgee; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or (v) the fact that the spouse of any holder of Class D Common Stock or Class L Common Stock possesses or obtains an interest in such holder’s shares of Class D Common Stock or Class L Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class D Common Stock or Class L Common Stock. The term “Transferred” shall have a corresponding meaning; and
(15)   “Triggering Event” means the first date on which the aggregate voting power of the Class D Common Stock and the Class L Common Stock is less than 79% of the total voting power of the outstanding shares of capital stock of the Corporation.
B.   The total number of shares of all classes of stock that the Corporation shall have authority to issue is 22,500,000,000 shares, consisting of: (i) 22,000,000,000 shares of common stock, divided into (a) 10,000,000,000 shares of Class A common stock, with the par value of $0.00001 per share (the “Class A Common Stock”), (b) 6,000,000,000 shares of Class D common stock, with the par value of $0.00001 per share (the “Class D Common Stock”) and (c) 6,000,000,000 shares of Class L common stock, with the par value of $0.00001 per share (the “Class L Common Stock” and together with the Class A Common Stock and the Class D Common Stock, the “Common Stock”), including (1) 3,000,000,000 shares of Class L Common Stock that are designated series L-1 Class L Common Stock, par value $0.00001 per share (the “Series L-1 Common Stock”) and (2) 3,000,000,000 shares of Class L Common Stock that are designated series L-2 Class L Common Stock, par value $0.00001 per share (the “Series L-2 Common Stock”); and (ii) 500,000,000 shares of preferred stock, with the par value of $0.00001 per share (the “Preferred Stock”).
C.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or series of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class or series of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class or series may not be decreased below the number of shares of such class or series then outstanding, plus:
(1)   in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the conversion of shares of Class L Common Stock issuable as described in Article IV.G and Article IV.H below and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;
(2)   in the case of Class D Common Stock, the number of shares of Class D Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class D Common Stock; and
(3)   in the case of Class L Common Stock, the number of shares of Class L Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class L Common Stock.

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:
D.   Common Stock.
(1)   Voting Rights.
(a)   Subject to Article IV.N, each holder of Class A Common Stock, as such, will be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class D Common Stock or Class L Common Stock, as such, will be entitled to one vote for each share of Class D Common Stock or Class L Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.
(b)   (i) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class D Common Stock or Class L Common Stock and (ii) the holders of the outstanding shares of Class D Common Stock and Class L Common Stock, voting together as a single class, shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed an amendment hereof if such merger, consolidation or other business combination would be permitted by Article IV.D(3).
(c)   Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).
(2)   Dividends; Stock Splits; Combinations.
(a)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock or the Class L Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock and the Class L Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine;
(b)   Dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class L Common Stock. Dividends of cash or property may not be declared or paid on the Class L Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class A Common Stock.
(c)   Except as provided in Article IV.D(2)(d) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Class D Common Stock.
(d)   In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.
(e)   Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class L Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class L Common Stock shall be in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class L Common Stock.
(3)   Except as expressly provided in this Article IV, the Class A Common Stock and the Class L Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class L Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same amount of consideration, if any, on a per share basis as the holders of the Class L Common Stock, and (ii) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class L Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class L Common Stock; provided that, for the purposes of the foregoing clauses (i) and (ii) and notwithstanding the first sentence of this Article IV.D(3), payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock shall not be considered part of the consideration payable in respect of any share of Common Stock.
(4)   Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock and Class L Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock and Class L Common Stock. Without limiting the rights of the holders of Class D Common Stock to exchange their shares of Class D Common Stock, together with the corresponding Holding Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Class A Common Stock in accordance with Section 2.01 of the Exchange Agreement (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), the holders of shares of Class D Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(5)   Prohibition on Reissuance.   Any shares of Class D Common Stock or Class L Common Stock that are repurchased, redeemed, surrendered to or otherwise acquired by the Corporation or any of its subsidiaries, including upon any exchange or conversion of any shares of Class D Common Stock or Class L Common Stock pursuant to Article IV.G and Article IV.H shall be retired and shall not be reissued, sold or transferred. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class D Common Stock or Class L Common Stock accordingly.
E.   Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares; provided, that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority to do so which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.
F.   Lockup and Conversion of Class L Common Stock.
(1)   No share of Class L Common Stock may be Transferred except (i) in a Permitted Transfer or (ii) pursuant to and in accordance with any written waiver of this Article IV.F(1) by the Corporation approved in advance by the Board; provided, however, the restrictions on Transfer set forth in this Article IV.F(1) shall expire as follows:
(a)   on [      ]1, the restrictions on Transfer set forth in Article IV.F(1) shall expire and all shares of Series L-1 Common Stock may be converted into the same number of shares of Class A Common Stock in accordance with Article IV.G; and
(b)   on [      ]2, the restrictions on Transfer set forth in Article IV.F(1) shall expire and all shares of Series L-2 Common Stock may be converted into the same number of shares of Class A Common Stock in accordance with Article IV.G.
(2)   The Board shall have the authority to cause any certificate or statement of share ownership representing shares of Class L Common Stock to bear a restrictive legend summarizing the restrictions on Transfer set forth in Article IV.F(1), or if such shares of Class L Common Stock are uncertificated, to cause a summary of such restrictions on Transfer to be included in the notice or notices required to be delivered to the holders thereof in accordance with Section 151(f) of the DGCL.
(3)   Any purported Transfer of Class L Common Stock not in accordance with Article IV.F(1) shall be void and shall not be recorded on the books of, or otherwise recognized by, the Corporation. In connection with any Transfer subject to Article IV.F(1), the transferor shall notify the Corporation and its

1
Note to Draft: To be the first year anniversary from the date of this Second Amended & Restated Certificate of Incorporation.

2
Note to Draft: To be the second year anniversary from the date of this Second Amended & Restated Certificate of Incorporation.

transfer agent, as applicable, as to which provision of Article IV.F(1) such Transfer is being effected in compliance with and shall furnish such documents or other evidence as the Corporation or its transfer agent may reasonably request to verify such compliance.
G.   Conversion and Exchange of Shares.
(1)   Subject to Article IV.F, each share of Class D Common Stock and Class L Common Stock may be converted into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder of such share of Class D Common Stock or Class L Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class D Common Stock or Class L Common Stock to be converted shall deliver to the Corporation written or electronic notice that the holder elects to convert shares of Class D Common Stock or Class L Common Stock, as applicable, to the extent specified in such notice and, if such shares are certificated, such holder shall present and surrender the certificate or certificates representing such shares during usual business hours at the principal executive offices of the Corporation or, if any agent for the registration or transfer of shares of Class D Common Stock or Class L Common Stock is then duly appointed and acting (the “Class D Transfer Agent” and the “Class L Transfer Agent,” respectively), at the office of the Class D Transfer Agent or the Class L Transfer Agent, as applicable. If required by the Corporation, any certificate for shares of Class D Common Stock or Class L Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation and the Class D Transfer Agent or the Class L Transfer Agent, as applicable, duly executed by the holder of such shares or such holder’s duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class D Common Stock or Class L Common Stock as aforesaid and in any event within three days of the receipt of such notice and certificates, if such shares are certificated, the Corporation shall issue and deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full shares of Class A Common Stock (if certificated) issuable upon the conversion of such shares. To the extent such shares of Class D Common Stock or Class L Common Stock as aforesaid are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class D Transfer Agent or the Class L Transfer Agent, the Corporation shall, upon such holder’s written order, issue and deliver the number of full shares of Class A Common Stock issuable upon the conversion of such shares through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class D Transfer Agent or the Class L Transfer Agent. Each conversion of shares of Class D Common Stock or Class L Common Stock shall be deemed to have been effected on (i) the date on which such notice shall have been received by the Corporation, the Class D Transfer Agent or the Class L Transfer Agent, as applicable (subject to receipt by the Corporation, the Class D Transfer Agent or the Class L Transfer Agent, as applicable, within five business days thereafter of any required instruments of transfer as aforesaid), or (ii) such later date specified in or pursuant to such notice, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion as aforesaid shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.
(2)   Notwithstanding anything in this Article IV.G to the contrary, any holder may withdraw or amend a notice of conversion, in whole or in part, prior to the effectiveness of the conversion, at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the date of the conversion (or any such later time as may be required by applicable law) by delivery of a written or electronic notice of withdrawal to the Corporation, the Class D Transfer Agent or the Class L Transfer Agent, as applicable, specifying (i) if applicable, the certificate numbers of the withdrawn shares of Class D Common Stock or Class L Common Stock, (ii) if any, the number of shares of Class D Common Stock or Class L Common Stock as to which the notice of conversion remains in effect and (iii) if the holder so determines, a new conversion date or any other new or revised information permitted in a notice of conversion. A notice of conversion may specify that the conversion is to be contingent (including as to timing) upon the consummation of a purchase by another person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of the Class A Common Stock into which the Class D Common Stock or Class L Common Stock, respectively, is convertible, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.

H.   Automatic Conversion of Class D Common Stock and Class L Common Stock.
(1)   Each outstanding share of Class D Common Stock or Class L Common Stock will, automatically and without further action on the part of the Corporation or any holder of Class D Common Stock or Class L Common Stock, convert into one fully paid and non-assessable share of Class A Common Stock (i) immediately prior to any Transfer of such Class D Common Stock or Class L Common Stock, as applicable, by the initial registered holder thereof, other than a Permitted Transfer, or, (ii) with respect to the Class D Common Stock, upon occurrence of the Triggering Event, and (iii) with respect to Class L Common Stock, upon the occurrence of the later of (x) [      ]3 and (y) the Triggering Event. Upon any conversion pursuant to this Article IV.H, the certificate or certificates that represented immediately prior thereto the shares of Class D Common Stock or Class L Common Stock that were so converted, automatically and without further action, shall represent the same number of shares of Class A Common Stock without the need for surrender or exchange thereof. As promptly as practicable following a conversion pursuant to this Article IV.H, the Corporation shall deliver or cause to be delivered to any holder whose shares of Class D Common Stock or Class L Common Stock have been converted as a result of such conversion the number of shares of Class A Common Stock deliverable upon such conversion registered in the name of such holder. To the extent such shares are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class D Transfer Agent or the Class L Transfer Agent, the Corporation will, upon the written instruction of such holder, deliver the shares of Class A Common Stock deliverable to such holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class D Transfer Agent or the Class L Transfer Agent. Each share of Class D Common Stock or Class L Common Stock that is converted pursuant to this Article IV.H shall thereupon be retired by the Corporation and shall not be available for reissuance.
(2)   The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class D Common Stock and the Class L Common Stock and the general administration of its multi-class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class D Common Stock or Class L Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class D Common Stock or Class L Common Stock, as applicable, and to confirm that a conversion to Class A Common Stock has not occurred.
I.   Unconverted Shares.   If less than all of the shares of Class D Common Stock or Class L Common Stock evidenced by a certificate or certificates surrendered to the Corporation are converted, the Corporation shall execute and deliver to, or upon the written order of, the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Common Stock which are not converted without charge to the holder.
J.   No Conversion Rights of Class A Common Stock.   The Class A Common Stock shall not have any conversion rights.
K.   Reservation of Shares of Class A Common Stock for Conversion Right.   The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of conversions of Class D Common Stock and Class L Common Stock, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding shares of Class D Common Stock and Class L Common Stock. The Corporation covenants that all the shares of Class A Common Stock that are issued upon conversion of such Class D Common Stock or such Class L Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.
L.   Distributions with Respect to Converted Shares.   No conversion pursuant to this Article IV shall impair the right of the converting stockholder to receive any dividends or other distributions payable on shares so converted in respect of a record date that occurs prior to the effective date for such conversion. For the avoidance of doubt, no converting stockholder shall be entitled to receive, in respect of a single record date, dividends or other distributions both on shares that are converted by such stockholder and on shares received by such stockholder in such conversion.

3
Note to Draft: To be the date when the lockup in Article IV.F.1(b) expires.

M.   Exchange of Class D Common Stock.   Shares of Class D Common Stock may be exchanged, together with the corresponding Holding Units constituting the remainder of any Class D Paired Interests in which such shares are included, as applicable, at any time and from time to time for shares of Class A Common Stock in accordance with Section 2.01 of the Exchange Agreement.
N.   Taxes.   The issuance of shares of Class A Common Stock upon the conversion of shares of Class D Common Stock or Class L Common Stock will be made without charge to the holders of the shares of Class D Common Stock or Class L Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class D Common Stock or Class L Common Stock being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder or the book entry facilities of the Class D Transfer Agent) or converted, then such holder or the person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.
O.   Voting Limitation.   Notwithstanding anything to the contrary in this Certificate of Incorporation, the number of votes per share of each share of Class D Common Stock and Class L Common Stock (each such share, the voting power of which is to be determined by this provision, the “Applicable Share”) at a time when, but for this provision, the aggregate voting power of the Class D Common Stock and Class L Common Stock would be equal to or greater than 79% of the total voting power of the outstanding shares of capital stock of the Corporation shall be equal to the following formula:
where
Y = the aggregate voting power of all outstanding shares of capital stock of the Corporation that are not Class D Common Stock or Class L Common Stock; and
Z = the number of shares of Class D Common Stock and Class L Common Stock.
ARTICLE V
Board of Directors
A.   Except as otherwise provided in this Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV.E relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of directors constituting the whole Board shall be determined from time to time exclusively by the Board.
B.   During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV.E (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.
C.   The Board (other than Preferred Stock Directors) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date, and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. Commencing with the first annual meeting of stockholders following the IPO Date, each director of the class to be elected at each annual meeting shall be elected for a three-year term. If the total number of such directors is changed, any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, disqualification or removal from office. The Board is authorized to assign members of the Board to their respective class.
D.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring on the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (even if less than a quorum), by a sole remaining director or by the stockholders; provided, however, that when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring on the Board shall be filled only by a majority of the directors then in office (even if less than a quorum), or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal.
E.   Except for Preferred Stock Directors, any or all of the directors may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VI
Limitation of Liability
To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.
ARTICLE VII
Amendments
A.   The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of applicable law or any other provision of this Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this Corporation required by applicable law or by this Certificate of Incorporation, from and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any amendment to Article II.B, Article V, Article VI, Article VIII, Article IX, Article X or this Article VII of this Certificate of Incorporation or repeal of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
B.   The Board shall have the power to adopt, amend or repeal the By-Laws. Any adoption, amendment or repeal of the By-Laws by the Board shall require the approval of a majority of the directors then in office (even if less than a quorum). The stockholders shall also have power to adopt, amend or repeal the By-Laws; provided, however, that, from and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any amendment to or repeal of the By-Laws (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VIII
Corporate Opportunities
A.   Neither the Corporation nor any RHI 2 Party shall have any duty to refrain from engaging, directly or indirectly, in the same or similar activities or lines of business as the other entity, doing business with any potential or actual customer or supplier of the other entity, or employing or engaging or soliciting for employment any director, officer or employee of the other entity, and no director or officer of the Corporation shall be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI 2 Party. “RHI 2” shall mean, for purposes of this Article VIII only, RHI II, LLC and its affiliates (excluding the Corporation and its subsidiaries). “RHI 2 Party” shall mean, for purposes of this Article VIII only, RHI 2 or any officer, director, member, partner or employee thereof.
B.   To the fullest extent permitted by applicable law:
(1)   The Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which any RHI 2 Party participates or desires or seeks to participate in, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so; and
(2)   Each such RHI 2 Party shall have no duty to communicate or offer such business opportunity to the Corporation and shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such RHI 2 Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; and shall be deemed to have fully satisfied and fulfilled such person’s duties to the Corporation and its stockholders with respect to such business opportunity and to have acted in accordance with the standard of care set forth in the DGCL, or any successor statute, or law that is otherwise applicable to such RHI 2 Parties under the Delaware law.
C.   Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or other matter that is offered to a RHI 2 Party who is a director or officer of the Corporation and who is offered such opportunity solely in his or her capacity as a director or officer of the Corporation, as reasonably determined by such RHI 2 Party.
D.   Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification.
E.   This Article VIII shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-Laws or applicable law.
ARTICLE IX
Section 203
A.   The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.
B.   Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
(1)   prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(2)   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3)   at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation that is not owned by the interested stockholder.
C.   For purposes of this Article IX, references to:
(1)   “associate” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(2)   “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(a)   (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Article IX.B is not applicable to the surviving entity;

(b)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(c)   any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(d)   any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(e)   any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(3)   “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(4)   “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) RHI 2 or any Rock Equityholder or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that in the case of clause (b), such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(5)   “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(a)   beneficially owns such stock, directly or indirectly; or
(b)   has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or
(c)   has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(6)   “person” means any individual, corporation, partnership, unincorporated association or other entity.
(7)   “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity.
(8)   “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.
ARTICLE X
Stockholder Matters
A.   Until such time as the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
B.   Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the chairman of the Board or the Chief Executive Officer of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

C.   Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the By-Laws.
D.   Any person purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Certificate of Incorporation.
ARTICLE XI
Exclusive Forums
A.   Unless the Corporation consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the exclusive forums for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be either the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another state court of the State of Delaware or, if no state court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). This Article XI.A shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.
B.   Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
* * * *
[Signature appears on next page]

IN WITNESS WHEREOF, the undersigned, being an authorized officer of the Corporation, has executed, signed and acknowledged this Certificate of Incorporation as of this [   ] day of [        ], 2025.
ROCKET COMPANIES, INC.
By:

Name:
Title:
[Signature Page to Certificate of Incorporation]

Annex H
RESTATED
CERTIFICATE OF INCORPORATION
OF
ROCKET COMPANIES, INC.
* * * *
Rocket Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST: The present name of the corporation is Rocket Companies, Inc. (the “Corporation”). The Corporation was incorporated under the name Rocket Companies, Inc. by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on February 26, 2020.
SECOND: This Restated Certificate of Incorporation of the Corporation (this “Certificate of Incorporation”) has been duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the DGCL.
THIRD: This Certificate of Incorporation only restates and integrates and does not further amend the provisions of the certificate of incorporation of the Corporation, and the Certificate of Incorporation shall read in its entirety as follows:
ARTICLE I
Name
The name of the corporation is Rocket Companies, Inc. (the “Corporation”).
ARTICLE II
Address; Registered Office and Agent; Headquarters
A.   The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808; and the name of its registered agent at such address is Corporation Service Company.
B.   The principal executive offices of the Corporation are located at 1050 Woodward Avenue, Detroit, Michigan 48226. The principal executive offices of the Corporation may not be moved outside of Detroit, Michigan without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE III
Purposes
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The Corporation is to have perpetual existence.
ARTICLE IV
Capital Stock
A.   Definitions.   For purposes of this Certificate of Incorporation, reference to:
(1)   “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)   “Board” means the board of directors of the Corporation;
(3)   “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.
(4)   “Family Member” means, with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse, and lineal descendants of siblings of such person or such person’s spouse. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority;
(5)   “Gilberts” means Daniel and Jennifer Gilbert.
(6)   “Permitted Transfer” means, with respect to Class L Common Stock, any Transfer to any Permitted Transferee;
(7)   “Permitted Transferees” means, with respect to any holder of Class L Common Stock, (i) any Rock Equityholder, (ii) any Family Member of such holder or any Family Member of any Rock Equityholder, (iii) any trust, family-partnership or estate-planning vehicle so long as such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder are the sole economic beneficiaries thereof, (iv) any partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any of the persons listed in the foregoing clauses (i)-(iii), (v) any charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and controlled by such holder or any of the persons listed in the foregoing clauses (i)-(iv), (vi) an individual mandated under a qualified domestic relations order or (vii) a legal or personal representative of such holder, any Family Member of such holder, any Rock Equityholder or any Family Member of a Rock Equityholder in the event of the death or disability thereof;
(8)   “RHI 2” means RHI II, LLC.
(9)   “Rock Equityholder” means direct and indirect equityholders of Rock Holdings Inc. (“RHI”) immediately prior to the closing of the transactions contemplated by that certain Transaction Agreement, dated as of March 9, 2025, by and among the Corporation, RHI, Eclipse Sub, Inc., Rocket GP, LLC, Daniel Gilbert and RHI 2.
(10)   “Transfer” of a share of Class L Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, lease, granting of an option with respect to, exchange, tender or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law, including by way of Constructive Disposition, or the agreement to do any of the foregoing actions; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (at such times as action by written consent of stockholders is permitted under this Certificate of Incorporation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation or its stockholders that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation and (y) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation that is approved by the Board, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares unless any pledged shares are transferred to or registered in the name of the pledgee; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or (v) the fact that the spouse of any holder of Class L Common Stock possesses or obtains an interest in such holder’s shares of Class L Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class L Common Stock. The term “Transferred” shall have a corresponding meaning; and
(11)   “Triggering Event” means the first date on which the aggregate voting power of the Class L Common Stock is less than 79% of the total voting power of the outstanding shares of capital stock of the Corporation.
B.   The total number of shares of all classes of stock that the Corporation shall have authority to issue is 16,500,000,000 shares, consisting of: (i) 16,000,000,000 shares of common stock, divided into (a) 10,000,000,000 shares of Class A common stock, with the par value of $0.00001 per share (the “Class A Common Stock”) and (b) 6,000,000,000 shares of Class L common stock, with the par value of $0.00001 per share (the “Class L Common Stock” and together with the Class A Common Stock, the “Common Stock”), including (1) 3,000,000,000 shares of Class L Common Stock that are designated series L-1 Class L Common Stock, par value $0.00001 per share (the “Series L-1 Common Stock”) and (2) 3,000,000,000 shares of Class L Common Stock that are designated series L-2 Class L Common Stock, par value $0.00001 per share (the “Series L-2 Common Stock”); and (ii) 500,000,000 shares of preferred stock, with the par value of $0.00001 per share (the “Preferred Stock”).
C.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or series of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class or series of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class or series may not be decreased below the number of shares of such class or series then outstanding, plus:
(1)   in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the conversion of shares of Class L Common Stock issuable as described in Article IV.G and Article IV.H below and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock; and
(2)   in the case of Class L Common Stock, the number of shares of Class L Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class L Common Stock.
A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:
D.   Common Stock.
(1)   Voting Rights.
(a)   Subject to Article IV.N, each holder of Class A Common Stock, as such, will be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class L Common Stock, as such, will be entitled to one vote for each share of Class L Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.
(b)   (i) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class L Common Stock and (ii) the holders of the outstanding shares of Class L Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed an amendment hereof if such merger, consolidation or other business combination would be permitted by Article IV.D(3).
(c)   Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).
(2)   Dividends; Stock Splits; Combinations.
(a)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock or the Class L Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock and the Class L Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine;
(b)   Dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class L Common Stock. Dividends of cash or property may not be declared or paid on the Class L Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class A Common Stock.
(c)   In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.
(d)   Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class L Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class L Common Stock shall be in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class L Common Stock.
(3)   Except as expressly provided in this Article IV, the Class A Common Stock and the Class L Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class L Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same amount of consideration, if any, on a per share basis as the holders of the Class L Common Stock, and (ii) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class L Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class L Common Stock; provided that, for the purposes of the foregoing clauses (i) and (ii) and notwithstanding the first sentence of this Article IV.D(3), payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock shall not be considered part of the consideration payable in respect of any share of Common Stock.
(4)   Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock and Class L Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock and Class L Common Stock.
(5)   Prohibition on Reissuance.   Any shares of Class L Common Stock that are repurchased, redeemed, surrendered to or otherwise acquired by the Corporation or any of its subsidiaries, including upon any exchange or conversion of any shares of Class L Common Stock pursuant to Article IV.G and Article IV.H, shall be retired and shall not be reissued, sold or transferred. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class L Common Stock accordingly.
E.   Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares; provided, that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority to do so which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

F.   Lockup and Conversion of Class L Common Stock.
(1)   No share of Class L Common Stock may be Transferred except (i) in a Permitted Transfer or (ii) pursuant to and in accordance with any written waiver of this Article IV.F(1) by the Corporation approved in advance by the Board; provided, however, the restrictions on Transfer set forth in this Article IV.F(1) shall expire as follows:
(a)   on [      ]1, the restrictions on Transfer set forth in Article IV.F(1) shall expire and all shares of Series L-1 Common Stock may be converted into the same number of shares of Class A Common Stock in accordance with Article IV.G; and
(b)   on [      ]2, the restrictions on Transfer set forth in Article IV.F(1) shall expire and all shares of Series L-2 Common Stock may be converted into the same number of shares of Class A Common Stock in accordance with Article IV.G.
(2)   The Board shall have the authority to cause any certificate or statement of share ownership representing shares of Class L Common Stock to bear a restrictive legend summarizing the restrictions on Transfer set forth in Article IV.F(1), or if such shares of Class L Common Stock are uncertificated, to cause a summary of such restrictions on Transfer to be included in the notice or notices required to be delivered to the holders thereof in accordance with Section 151(f) of the DGCL.
(3)   Any purported Transfer of Class L Common Stock not in accordance with Article IV.F(1) shall be void and shall not be recorded on the books of, or otherwise recognized by, the Corporation. In connection with any Transfer subject to Article IV.F(1), the transferor shall notify the Corporation and its transfer agent, as applicable, as to which provision of Article IV.F(1) such Transfer is being effected in compliance with and shall furnish such documents or other evidence as the Corporation or its transfer agent may reasonably request to verify such compliance.
G.   Conversion and Exchange of Shares.
(1)   Subject to Article IV.F, each share of Class L Common Stock may be converted into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder of such share of Class L Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class L Common Stock to be converted shall deliver to the Corporation written or electronic notice that the holder elects to convert shares of Class L Common Stock to the extent specified in such notice and, if such shares are certificated, such holder shall present and surrender the certificate or certificates representing such shares during usual business hours at the principal executive offices of the Corporation or, if any agent for the registration or transfer of shares of Class L Common Stock is then duly appointed and acting (the “Class L Transfer Agent”), at the office of the Class L Transfer Agent. If required by the Corporation, any certificate for shares of Class L Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation and the Class L Transfer Agent duly executed by the holder of such shares or such holder’s duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class L Common Stock as aforesaid and in any event within three days of the receipt of such notice and certificates, if such shares are certificated, the Corporation shall issue and deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full shares of Class A Common Stock (if certificated) issuable upon the conversion of such shares. To the extent such shares of Class L Common Stock as aforesaid are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class L Transfer Agent, the Corporation shall, upon such holder’s written order, issue and deliver the number of full shares of Class A Common Stock issuable upon the conversion of such shares through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class L Transfer Agent. Each conversion of shares of Class L

1
Note to Draft:   To be the first year anniversary from the date of this Restated Certificate of Incorporation.

2
Note to Draft:   To be the second year anniversary from the date of this Restated Certificate of Incorporation.

Common Stock shall be deemed to have been effected on (i) the date on which such notice shall have been received by the Corporation, the Class L Transfer Agent (subject to receipt by the Corporation or the Class L Transfer Agent, as applicable, within five business days thereafter of any required instruments of transfer as aforesaid), or (ii) such later date specified in or pursuant to such notice, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion as aforesaid shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.
(2)   Notwithstanding anything in this Article IV.G to the contrary, any holder may withdraw or amend a notice of conversion, in whole or in part, prior to the effectiveness of the conversion, at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the date of the conversion (or any such later time as may be required by applicable law) by delivery of a written or electronic notice of withdrawal to the Corporation, the Class L Transfer Agent specifying (i) if applicable, the certificate numbers of the withdrawn shares of Class L Common Stock, (ii) if any, the number of shares of Class L Common Stock as to which the notice of conversion remains in effect and (iii) if the holder so determines, a new conversion date or any other new or revised information permitted in a notice of conversion. A notice of conversion may specify that the conversion is to be contingent (including as to timing) upon the consummation of a purchase by another person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of the Class A Common Stock into which the Class L Common Stock is convertible, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.
H.   Automatic Conversion of Class L Common Stock.
(1)   Each outstanding share of Class L Common Stock will, automatically and without further action on the part of the Corporation or any holder of Class L Common Stock, convert into one fully paid and non-assessable share of Class A Common Stock (i) immediately prior to any Transfer of such Class L Common Stock by the initial registered holder thereof, other than a Permitted Transfer or (ii) upon the occurrence of the later of (x) [      ]3 and (y) the Triggering Event. Upon any conversion pursuant to this Article IV.H, the certificate or certificates that represented immediately prior thereto the shares of Class L Common Stock that were so converted, automatically and without further action, shall represent the same number of shares of Class A Common Stock without the need for surrender or exchange thereof. As promptly as practicable following a conversion pursuant to this Article IV.H, the Corporation shall deliver or cause to be delivered to any holder whose shares of Class L Common Stock have been converted as a result of such conversion the number of shares of Class A Common Stock deliverable upon such conversion registered in the name of such holder. To the extent such shares are settled through the facilities of The Depository Trust Company or through the book entry facilities of the Class L Transfer Agent, the Corporation will, upon the written instruction of such holder, deliver the shares of Class A Common Stock deliverable to such holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such holder or through the book entry facilities of the Class L Transfer Agent. Each share of Class L Common Stock that is converted pursuant to this Article IV.H shall thereupon be retired by the Corporation and shall not be available for reissuance.
(2)   The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class L Common Stock and the general administration of its multi-class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class L Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class L Common Stock and to confirm that a conversion to Class A Common Stock has not occurred.
I.   Unconverted Shares.   If less than all of the shares of Class L Common Stock evidenced by a certificate or certificates surrendered to the Corporation are converted, the Corporation shall execute and deliver to, or upon the written order of, the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Common Stock which are not converted without charge to the holder.

3
Note to Draft:   To be the date when the lockup in Article IV.F.1(b) expires.

J.   No Conversion Rights of Class A Common Stock.   The Class A Common Stock shall not have any conversion rights.
K.   Reservation of Shares of Class A Common Stock for Conversion Right.   The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of conversions of Class L Common Stock, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding shares of Class L Common Stock. The Corporation covenants that all the shares of Class A Common Stock that are issued upon conversion of such Class L Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.
L.   Distributions with Respect to Converted Shares.   No conversion pursuant to this Article IV shall impair the right of the converting stockholder to receive any dividends or other distributions payable on shares so converted in respect of a record date that occurs prior to the effective date for such conversion. For the avoidance of doubt, no converting stockholder shall be entitled to receive, in respect of a single record date, dividends or other distributions both on shares that are converted by such stockholder and on shares received by such stockholder in such conversion.
M.   Taxes.   The issuance of shares of Class A Common Stock upon the conversion of shares of Class L Common Stock will be made without charge to the holders of the shares of Class L Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class L Common Stock being converted, then such holder or the person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.
N.   Voting Limitation.   Notwithstanding anything to the contrary in this Certificate of Incorporation, the number of votes per share of each share of Class L Common Stock (each such share, the voting power of which is to be determined by this provision, the “Applicable Share”) at a time when, but for this provision, the aggregate voting power of the Class L Common Stock would be equal to or greater than 79% of the total voting power of the outstanding shares of capital stock of the Corporation shall be equal to the following formula:
where
Y = the aggregate voting power of all outstanding shares of capital stock of the Corporation that are not Class L Common Stock; and
Z = the number of shares of Class L Common Stock.

ARTICLE V
Board of Directors
A.   Except as otherwise provided in this Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV.E relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of directors constituting the whole Board shall be determined from time to time exclusively by the Board.
B.   During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV.E (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.
C.   The Board (other than Preferred Stock Directors) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date, and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. Commencing with the first annual meeting of stockholders following the IPO Date, each director of the class to be elected at each annual meeting shall be elected for a three-year term. If the total number of such directors is changed, any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, disqualification or removal from office. The Board is authorized to assign members of the Board to their respective class.
D.   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring on the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (even if less than a quorum), by a sole remaining director or by the stockholders; provided, however, that when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring on the Board shall be filled only by a majority of the directors then in office (even if less than a quorum), or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal.
E.   Except for Preferred Stock Directors, any or all of the directors may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VI
Limitation of Liability
To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.
ARTICLE VII
Amendments
A.   The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of applicable law or any other provision of this Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this Corporation required by applicable law or by this Certificate of Incorporation, from and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any amendment to Article II.B, Article V, Article VI, Article VIII, Article IX, Article X or this Article VII of this Certificate of Incorporation or repeal of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
B.   The Board shall have the power to adopt, amend or repeal the By-Laws. Any adoption, amendment or repeal of the By-Laws by the Board shall require the approval of a majority of the directors then in office (even if less than a quorum). The stockholders shall also have power to adopt, amend or repeal the By-Laws; provided, however, that, from and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any amendment to or repeal of the By-Laws (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VIII
Corporate Opportunities
A.   Neither the Corporation nor any RHI 2 Party shall have any duty to refrain from engaging, directly or indirectly, in the same or similar activities or lines of business as the other entity, doing business with any potential or actual customer or supplier of the other entity, or employing or engaging or soliciting for employment any director, officer or employee of the other entity, and no director or officer of the Corporation shall be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI 2 Party. “RHI 2” shall mean, for purposes of this Article VIII only, RHI II, LLC and its affiliates (excluding the Corporation and its subsidiaries). “RHI 2 Party” shall mean, for purposes of this Article VIII only, RHI 2 or any officer, director, member, partner or employee thereof.

B.   To the fullest extent permitted by applicable law:
(1)   The Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which any RHI 2 Party participates or desires or seeks to participate in, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so; and
(2)   Each such RHI 2 Party shall have no duty to communicate or offer such business opportunity to the Corporation and shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such RHI 2 Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; and shall be deemed to have fully satisfied and fulfilled such person’s duties to the Corporation and its stockholders with respect to such business opportunity and to have acted in accordance with the standard of care set forth in the DGCL, or any successor statute, or law that is otherwise applicable to such RHI 2 Parties under the Delaware law.
C.   Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or other matter that is offered to a RHI 2 Party who is a director or officer of the Corporation and who is offered such opportunity solely in his or her capacity as a director or officer of the Corporation, as reasonably determined by such RHI 2 Party.
D.   Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification.
E.   This Article VIII shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-Laws or applicable law.
ARTICLE IX
Section 203
A.   The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.
B.   Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
(1)   prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(2)   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3)   at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation that is not owned by the interested stockholder.
C.   For purposes of this Article IX, references to:
(1)   “associate” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(2)   “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(a)   (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Article IX.B is not applicable to the surviving entity;
(b)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(c)   any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(d)   any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(e)   any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(3)   “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(4)   “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) RHI 2 or any Rock Equityholder or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that in the case of clause (b), such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(5)   “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(a)   beneficially owns such stock, directly or indirectly; or
(b)   has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or
(c)   has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(6)   “person” means any individual, corporation, partnership, unincorporated association or other entity.
(7)   “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity.
(8)   “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

ARTICLE X
Stockholder Matters
A.   Until such time as the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the time when the Gilberts and their Permitted Transferees first cease to beneficially own, in the aggregate, more than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
B.   Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the chairman of the Board or the Chief Executive Officer of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.
C.   Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the By-Laws.
D.   Any person purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Certificate of Incorporation.
ARTICLE XI
Exclusive Forums
A.   Unless the Corporation consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the exclusive forums for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be either the Third Judicial Circuit, Wayne County, Michigan (or, if the Third Judicial Circuit, Wayne County, Michigan lacks jurisdiction over such action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan) or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another state court of the State of Delaware or, if no state court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). This Article XI.A shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.
B.   Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
* * * *
[Signature appears on next page]

IN WITNESS WHEREOF, the undersigned, being an authorized officer of the Corporation, has executed, signed and acknowledged this Certificate of Incorporation as of this [      ] day of [      ], 2025.
ROCKET COMPANIES, INC.
By:

Name:
Title:
[Signature Page to Certificate of Incorporation]

Annex I
Form of Joinder
This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of [•], 2025, by and among Rocket Companies, Inc., a Delaware corporation (the “Corporate Taxpayer”), and RHI II, LLC, a Michigan limited liability company (“Permitted Transferee”).
WHEREAS, on [•], 2025, Permitted Transferee acquired (the “Acquisition”) the right to receive any and all payments that may become due and payable under the Tax Receivable Agreement pursuant to the Contribution Agreement, dated as of [•], 2025, by and between Rock Holdings Inc., a Michigan corporation (“Transferor”) and Permitted Transferee, with respect to certain Common Units that were previously Exchanged and are described in greater detail in Annex A hereto (collectively, “Interests” and, together with all other interests hereinafter acquired by the Permitted Transferee from Transferor, the “Acquired Interests”) from Transferor; and
WHEREAS, Transferor, in connection with the Acquisition, has required Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.02(b) of the Tax Receivable Agreement, dated as of August 5, 2020, by and among the Corporate Taxpayer and each Member (as defined therein) (the “Tax Receivable Agreement”).
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
Section 1.01   Definitions.   To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.
Section 1.02   Joinder.   Permitted Transferee hereby acknowledges and agrees to become a “Member” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement. Permitted Transferee hereby acknowledges the terms of Section 7.02(b) of the Tax Receivable Agreement and agrees to be bound by Section 7.12 of the Tax Receivable Agreement.
Section 1.03   Notice.   Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to Permitted Transferee shall be delivered or sent to Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.01 of the Tax Receivable Agreement.
Section 1.04   Governing Law.   This Joinder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by Permitted Transferee as of the date first above written.
RHI II, LLC
By:

Name:
Title:
Address for notices:
Matthew Rizik
1074 Woodward Ave.
Detroit, MI 48226
Email: [***]
[Signature Page to Joinder]

Annex A
Exchange	Number of Common Units
August 6, 2020 Exchange	100,000,000
September 9, 2020 Exchange	15,000,000
March 31, 2021 Exchange	20,200,000

Annex J
ROCKET COMPANIES, INC.
[•], 2025
Re: Letter Agreement
Ladies and Gentlemen:
Reference is made to that certain Transaction Agreement, dated as of March 9, 2025 (as amended, modified, supplemented or restated from time to time, the “Transaction Agreement”), by and among Rocket Companies, Inc., a Delaware corporation (“Rocket”), Rock Holdings Inc., a Michigan corporation, Eclipse Sub, Inc., a Michigan corporation, Rocket GP, LLC, a Michigan limited liability company, Daniel Gilbert (“DG”) and RHI II, LLC, a Michigan limited liability company (“RHI 2”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Transaction Agreement; provided, that for purposes of this Letter Agreement, “Rocket Common Stock” shall include the Rocket Class L Common Stock.
In consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.   Books and Records; Access.   For so long as DG beneficially owns three percent (3%) or more of the outstanding shares of Rocket Common Stock, Rocket shall, and shall cause its Subsidiaries to, permit RHI 2 and its designated representatives, at reasonable times and upon reasonable prior notice to Rocket, to inspect, review and/or make copies and extracts from the books and records of Rocket or any of such Subsidiaries and to discuss the affairs, finances and condition of Rocket or any of such Subsidiaries with the officers of Rocket or any such Subsidiary. For so long as DG beneficially owns three percent (3%) or more of the outstanding shares of Rocket Common Stock, Rocket, upon the written request of RHI 2, shall, and shall cause its Subsidiaries to, provide to RHI 2, in addition to other information that might be reasonably requested by RHI 2 from time to time, (a) direct access to Rocket’s auditors and officers, (b) the ability to link RHI 2’s systems into Rocket’s general ledger and other systems in order to enable RHI 2 to retrieve data on a “real-time” basis, (c) quarter-end reports, in a format to be prescribed by RHI 2, to be provided within 30 days after the end of each quarter, (d) copies of all materials provided to the board of directors (or committee of the board of directors) at the same time as provided to the directors (or members of a committee of the board of directors) of Rocket, (e) access to appropriate officers and directors of Rocket and its Subsidiaries at such times as may be requested by RHI 2 for consultation with RHI 2 with respect to matters relating to the business and affairs of Rocket and its Subsidiaries, (f) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, stock redemptions or repurchases, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of Rocket or any of its Subsidiaries, and to provide RHI 2 with the right to consult with Rocket and its Subsidiaries with respect to such actions, (g) flash data, in a format to be prescribed by RHI 2, to be provided within 10 days after the end of each quarter and (h) to the extent otherwise prepared by Rocket, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of Rocket and its Subsidiaries (all such information so furnished pursuant to this Section 1, the “Information”). RHI 2 (and any party receiving Information from RHI 2) shall maintain the confidentiality of such Information, and Rocket shall not be required to disclose any privileged Information of Rocket so long as Rocket has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to RHI 2 without the loss of any such privilege.
2.   Sharing of Information.   Individuals associated with RHI 2 may from time to time serve on the board of directors of Rocket or the equivalent governing body of Rocket’s Subsidiaries. Rocket, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (a) will from time to time receive non-public information concerning Rocket and its Subsidiaries, and (b) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 1) share such information with RHI 2 and other individuals associated with RHI 2. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as directors of Rocket (or members of the governing body of any Subsidiary) and enabling DG, as an equityholder, to better evaluate Rocket’s performance and prospects. Rocket, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.
3.   RHI 2 Consent.   Rocket agrees that, for so long as any equityholder of RHI 2 holds any shares of Rocket Common Stock, Rocket shall not modify, supplement, edit or otherwise amend Article VIII of the Restated Certificate of Incorporation of Rocket, dated [•], 2025 (as may be amended from time to time), without the prior written consent of RHI 2.
4.   Termination.   This Letter Agreement may be terminated by mutual consent of the parties hereto in a written instrument.
5.   Governing Law.   The laws of the State of Michigan shall govern this Letter Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Letter Agreement.
6.   Jurisdiction; Specific Performance.
(a)   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Letter Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Letter Agreement and the rights and obligations arising hereunder, brought by another party hereto or its successors or assigns shall be brought and determined exclusively in state and federal courts sitting in Wayne County, Michigan, and any appellate courts therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the courts set forth in this paragraph and agrees that it will not bring any action relating to this Letter Agreement in any court other than such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Letter Agreement, (i) any claim that is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Letter Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 7; provided that nothing herein shall affect the right of any party to serve legal process in any other matter permitted by Law.
(b)   The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Letter Agreement were not performed, or were threatened not to be performed, in accordance with their specific terms or were otherwise breached, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Letter Agreement and to enforce specifically the terms and provisions of this Letter Agreement (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative). Any requirements for the securing or posting of any bond in connection with or as a condition to obtaining any such remedy are waived. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any person at law or in equity.
7.   Notice.   All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to the other parties hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended or (c) sent by email, provided that the transmission of the email is promptly confirmed:

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if to Rocket, to:
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
Attn:   Tina John, Executive Legal Counsel and Secretary
Email:   [***]
if to DG, to:
Matthew Rizik
1074 Woodward Ave.
Detroit, MI 48226
Email:   [***]
if to RHI 2, to:
Matthew Rizik
1074 Woodward Ave.
Detroit, MI 48226
Email:   [***]
Any party hereto may change its address for the purpose of this Section 7 by giving the other parties hereto written notice of its new address in the manner set forth above. Any notice, request, instruction or other communication or document given as provided above shall be deemed given to the receiving party (i) upon actual receipt, if delivered personally, (ii) on the first Business Day after deposit with an overnight courier, if sent by an overnight courier or (iii) upon confirmation of successful transmission if sent by email.
8.   Successors and Assigns. Binding Effect.   The provisions of this Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Letter Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
9.   Amendment.   This Letter Agreement can be amended at any time and from time to time by written instrument signed by Rocket and DG; provided that for so long as any equityholder of RHI 2 holds any Rocket Common Stock, Section 3 may not be amended without the prior written consent of RHI 2.
10.   Counterparts.   This Letter Agreement may be executed in counterparts, (including by facsimile, “.pdf” files or other electronic transmission) each of which shall be deemed an original, but all of which when taken together shall constitute the same instrument.
[Signature Page Follows]

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If the foregoing is consistent with your understanding, please so indicate by your signature below, which will constitute the agreement of the parties hereto.
ROCKET COMPANIES, INC.
By:

Name:

Title:

Accepted and Agreed:
Daniel Gilbert

RHI II, LLC
By:

Name:

Title:

[Signature Page to Letter Agreement]